================================================================================


                    STRUCTURED ASSET SECURITIES CORPORATION,
                                    DEPOSITOR



                          MIDLAND LOAN SERVICES, L.P.,
                                    SERVICER



                           J.E. ROBERT COMPANY, INC.,
                                SPECIAL SERVICER



                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT


                                       and


                             LASALLE NATIONAL BANK,
                                     TRUSTEE




                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 1996




                      Multiclass Pass-Through Certificates,

                                 Series 1996-CFL



================================================================================

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I          DEFINITIONS...............................................................3

   SECTION 1.01.      Defined Terms..........................................................3

   SECTION 1.02.      Certain Calculations..................................................57

ARTICLE II         CONVEYANCE OF MORTGAGE LOANS AND RIGHTS  UNDER LOAN SALE AGREEMENT;
                   ORIGINAL ISSUANCE OF CERTIFICATES........................................59

   SECTION 2.01.      Conveyance of Mortgage Loans..........................................59

   SECTION 2.02.      Acceptance by the Custodian and the Trustee...........................63

   SECTION 2.03.      Representations, Warranties and Covenants of the Depositor............64

   SECTION 2.04.      Representations, Warranties and Covenants of the Servicer.............68

   SECTION 2.05       Representations, Warranties and Covenants of the
                        Special Servicer....................................................70

   SECTION 2.06.      Execution and Delivery of Certificates................................73

   SECTION 2.07.      Miscellaneous REMIC Provisions........................................73

ARTICLE III        ADMINISTRATION AND SERVICING  OF THE
                   MORTGAGE LOANS...........................................................75

   SECTION 3.01.      Servicer to Act as Servicer; Special Servicer to Act as
                        Special Servicer; Administration of the Mortgage Loans..............75

   SECTION 3.02.      Liability of the Servicer and the Special Servicer....................80

   SECTION 3.03.      Collection of Certain Mortgage Loan Payments; P&I Advances; Servicing
                        Advances............................................................81

   SECTION 3.04.      Collection of Taxes, Assessments and Similar Items;
                        Escrow Accounts.....................................................85

   SECTION 3.05.      Collection Account and Distribution Accounts..........................88

   SECTION 3.06.      Permitted Withdrawals from the Collection Account.....................90

   SECTION 3.07.      Investment of Funds in the Collection Account and the
                        Distribution Accounts...............................................92

   SECTION 3.08.      Maintenance of Insurance Policies and Errors and Omissions and Fidelity
                        Coverage............................................................94

   SECTION 3.09.      Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption
                        Agreements; Rate Resets and Call Options............................99

   SECTION 3.10.      Realization Upon Specially Serviced Mortgage Loans...................102

   SECTION 3.11.      Trustee to Cooperate; Release of Mortgage Files......................106

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
                                                                                          PAGE
                                                                                          ----
   SECTION 3.12.      Servicing Compensation...............................................107

   SECTION 3.13.      Reports to the Trustee; Collection Account Statements................109

   SECTION 3.14.      Annual Statement as to Compliance....................................113

   SECTION 3.15.      Annual Independent Public Accountants' Servicing Report;
                        Financial Statements...............................................113

   SECTION 3.16.      Access to Certain Documentation......................................114

   SECTION 3.17.      Title and Management of REO Properties...............................115

   SECTION 3.18.      Sale of Defaulted Mortgage Loans and REO Properties..................119

   SECTION 3.19.      Inspections and Property Valuations..................................122

   SECTION 3.20.      Modifications, Waivers, Amendments and Consents......................123

   SECTION 3.21.      Transfer of Servicing Between Servicer and Special Servicer;
                        Record Keeping.....................................................127

   SECTION 3.22.      Duties of Operating Adviser and Extension Adviser....................129

   SECTION 3.23.      Operating Adviser; Extension Adviser; Elections......................132

   SECTION 3.24.      Limitation on Liability of Operating Adviser and
                        Extension Adviser..................................................134

ARTICLE IV         DISTRIBUTIONS TO CERTIFICATEHOLDERS.....................................135

   SECTION 4.01.      Distributions........................................................135

   SECTION 4.02.      Statements to Certificateholders; Reports by Trustee;
                        Other Information Available to the Holders and Others..............144

   SECTION 4.03.      Remittance Reports...................................................152

   SECTION 4.04.      Compliance with Withholding Requirements.............................155

   SECTION 4.05.      REMIC Compliance.....................................................155

   SECTION 4.06.      Imposition of Tax on either the Lower-Tier REMIC or
                        the Upper-Tier REMIC...............................................157

   SECTION 4.07.      Allocation of Realized Losses and Additional Expense Losses..........158

   SECTION 4.08.      Appraisal Reductions.................................................165

   SECTION 4.09.      Allocation of Excess Prepayment Interest Shortfalls..................166

   SECTION 4.10.      Certificate Deferred Interest........................................167

ARTICLE V          THE CERTIFICATES........................................................169

   SECTION 5.01.      The Certificates.....................................................169

   SECTION 5.02.      Certificate Registrar................................................171

                                                                                          PAGE
                                                                                          ----
   SECTION 5.03.      Registration of Transfer and Exchange of Certificates................171

   SECTION 5.04.      Mutilated, Destroyed, Lost or Stolen Certificates....................176

   SECTION 5.05.      Persons Deemed Owners................................................177

   SECTION 5.06.      Appointment of Paying Agent..........................................177

   SECTION 5.07.      Access to Certificateholders' Names and Addresses....................177

   SECTION 5.08.      Actions of Certificateholders........................................178

   SECTION 5.09.      Global Certificate Legend............................................178

   SECTION 5.10.      Offer, Sale, Pledge or Other Transfer of Restricted Certificates;
                        Rule 144A Information..............................................179

ARTICLE VI         THE SELLER, THE SERVICER  AND THE SPECIAL
                   SERVICER................................................................182

   SECTION 6.01.      Liability of the Depositor, the Servicer and the
                        Special Servicer...................................................182

   SECTION 6.02.      Merger or Consolidation of the Special Servicer or
                        the Servicer.......................................................182

   SECTION 6.03.      Limitation on Liability of the Depositor, the Servicer,
                        the Special Servicer and Others....................................183

   SECTION 6.04.      Limitation on Resignation of the Servicer and the Special
                        Servicer...........................................................187

   SECTION 6.05.      Rights of the Depositor and the Trustee in Respect of the
                        Servicer and the Special Servicer..................................189

ARTICLE VII        DEFAULT.................................................................190

   SECTION 7.01.      Events of Default; Servicer and Special Servicer
                        Termination........................................................190

   SECTION 7.02.      Trustee or Servicer to Act; Appointment of Successor.................194

   SECTION 7.03.      Notification to Certificateholders...................................196

   SECTION 7.04.      Other Remedies of Trustee............................................196

   SECTION 7.05.      Waiver of Past Events of Default; Termination........................197

   SECTION 7.06.      Fiscal Agent or Trustee as Maker of Advances.........................197

ARTICLE VIII       CONCERNING THE TRUSTEE AND THE FISCAL
                   AGENT...................................................................199

   SECTION 8.01.      Duties of Trustee....................................................199

   SECTION 8.02.      Certain Matters Affecting the Trustee................................200

                                                                                          PAGE
                                                                                          ----

   SECTION 8.03.      Trustee and Fiscal Agent Not Liable for Certificates
                        or Mortgage Loans..................................................202

   SECTION 8.04.      Trustee and Fiscal Agent May Own Certificates........................204

   SECTION 8.05.      Payment of Trustee's Fees and Expenses...............................204

   SECTION 8.06.      Eligibility Requirements for Trustee and Fiscal Agent................206

   SECTION 8.07       Resignation and Removal of the Trustee and the Fiscal Agent..........207

   SECTION 8.08.      Successor Trustee and Fiscal Agent...................................209

   SECTION 8.09.      Merger or Consolidation of Trustee or Fiscal Agent...................209

   SECTION 8.10.      Appointment of Co-Trustee or Separate Trustee........................210

   SECTION 8.11.      Fiscal Agent Appointed; Concerning the Fiscal Agent..................211

   SECTION 8.12.      Appointment of Custodians............................................212

   SECTION 8.13.      Representations and Warranties of the Trustee and the
                      Fiscal Agent.........................................................211


ARTICLE IX         TERMINATION.............................................................215

   SECTION 9.01.      Termination..........................................................215

ARTICLE X          MISCELLANEOUS PROVISIONS................................................217

   SECTION 10.01.     Counterparts.........................................................218

   SECTION 10.02.     Limitation on Rights of Certificateholders...........................218

   SECTION 10.03.     Governing Law........................................................219

   SECTION 10.04.     Notices..............................................................219

   SECTION 10.05.     Severability of Provisions...........................................221

   SECTION 10.06.     Notice to Rating Agencies............................................221

   SECTION 10.07.     Amendment............................................................223

                                    EXHIBITS

EXHIBIT A-1           Form of Class A-1A Certificate

EXHIBIT A-2           Form of Class A-1B Certificate

EXHIBIT A-3           Form of Class A-1C Certificate

EXHIBIT A-4           Form of Class A-2A Certificate

EXHIBIT A-5           Form of Class A-2B Certificate

EXHIBIT A-6           Form of Class B Certificate

EXHIBIT A-7           Form of Class C Certificate

EXHIBIT A-8           Form of Class D Certificate

EXHIBIT A-9           Form of Class E Certificate

EXHIBIT A-10          Form of Class F Certificate

EXHIBIT A-11          Form of Class G Certificate

EXHIBIT A-12          Form of Class H Certificate

EXHIBIT A-13          Form of Class I Certificate

EXHIBIT A-14          Form of Class J Certificate

EXHIBIT A-15          Form of Class X-1 Certificate

EXHIBIT A-16          Form of Class X-1A Certificate

EXHIBIT A-17          Form of Class X-2 Certificate

EXHIBIT A-18          Form of Class X-2A Certificate

EXHIBIT A-19          Form of Class R Certificate

EXHIBIT A-20          Form of Class LR Certificate

EXHIBIT A-21          Form of Class P Certificate

EXHIBIT B             Mortgage Loan Schedule

EXHIBIT C-1           Form of Transferee Affidavit for Residual Certificates

EXHIBIT C-2           Form of Transferor Letter

EXHIBIT D             Form of Investment Representation Letter

EXHIBIT E             Form of Comparative Financial Status Report

EXHIBIT F             Form of Delinquent Loan Status Report

EXHIBIT G             Form of Historical Loan Modification Report

EXHIBIT H             Form of Historical Loss Estimate Report

EXHIBIT I             Form of REO Status Report

EXHIBIT J             Form of Watch List

EXHIBIT K             Form of Operating Statement Analysis Report

EXHIBIT L             Form of NOI Adjustment Worksheet

EXHIBIT M             Form of Request for Release of Documents and Receipt

EXHIBIT N             Form of Lost Note Affidavit

EXHIBIT O             Environmental Report

                                    SCHEDULES

SCHEDULE 1            Computerized Database Information

SCHEDULE 2            Schedule of Mortgage Loans with Contingent Interests

               This Pooling and Servicing Agreement, dated and effective as of February 1, 1996, is among Structured Asset Securities Corporation, a Delaware corporation, as Depositor, Midland Loan Services, L.P., a Missouri limited partnership, as Servicer, J.E. Robert Company, Inc., a Virginia corporation, as Special Servicer, ABN AMRO Bank N.V., a Netherlands banking corporation, as Fiscal Agent, and LaSalle National Bank, a nationally chartered bank, as Trustee.

                             PRELIMINARY STATEMENT:

            (Terms used but not defined in this Preliminary Statement
                 shall have the meanings specified in Article I)

               The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will, or will cause the Agent acting on the Trustee's behalf, for purposes of Section 4.05, to elect that each of the Upper-Tier REMIC and the Lower-Tier REMIC be treated for federal income tax purposes as a real estate mortgage investment conduit.

               The following table sets forth the designation and, to the extent applicable, the aggregate initial Certificate Principal Amount or Notional Amount and the Pass-Through Rate for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder.

                                UPPER-TIER REMIC

                                 Initial Certificate
                                   Principal Amount
      Designation                 or Notional Amount               Pass-Through Rate
      -----------                -------------------               -----------------
      Class A-1A                      $149,769,093.00                     5.711%
      Class A-1B                      $196,000,000.00                     5.751%
      Class A-1C                      $441,000,000.00                     5.944%
      Class A-2A                      $171,097,717.00                     7.750%
      Class A-2B                      $175,000,000.00                     6.759%
      Class B                          $96,005,662.00                     6.303%
      Class C                         $134,407,927.00                     6.525%
      Class D                         $134,407,927.00                     7.034%
      Class E                          $96,005,662.00                     7.750%
      Class F                          $57,603,397.00                     7.750%
      Class G                          $96,005,662.00                     7.750%
      Class H                          $48,002,831.00                     7.750%
      Class I                          $67,203,963.00                     7.750%
      Class J                          $57,603,397.00                     7.750%
      Class X-1                     $1,574,015,521.85                   1.33568%(1)

                                UPPER-TIER REMIC

                                 Initial Certificate
                                   Principal Amount
      Designation                 or Notional Amount               Pass-Through Rate
      -----------                -------------------               -----------------
      Class X-1A                    $1,151,590,609.00                  1.64419%(1)
      Class X-2                       $346,097,717.57                  1.27420%(1)
      Class X-2A                      $346,097,717.00                  0.50109%(1)
      Class P                           $6,426,983.83                      NONE(2)
      Class R                                   NONE                       NONE(3)

-------------------------------------

(1) The Pass-Through Rates for the Class X Certificates reflect the approximate Pass-Through Rates for the first Distribution Date and initial Interest Accrual Period.

(2) No interest is payable with respect to the Class P Certificate.

(3) The Class R Certificates do not have a Certificate Principal Amount or Notional Amount, do not bear interest and will not be entitled to distribution of Prepayment Charges. Any Available Distribution Amount remaining after the Certificate Principal Amount of each Class of Certificates has been reduced to zero will be distributed to the holders of the Class R Certificates.


The following table sets forth the designation, initial Lower-Tier Principal Amount or Lower-Tier Notional Amount and the Lower-Tier Remittance Rate for each Lower-Tier Regular Interest:

                                   LOWER-TIER REMIC

                                  Initial Lower-Tier
                                   Principal Amount
      Designation                 or Notional Amount          Lower-Tier Remittance Rate
      -----------                 ------------------          --------------------------
      Class LA-1A                     $149,769,093.00                     7.750%
      Class LA-1B                     $196,000,000.00                     7.750%
      Class LA-1C                     $441,000,000.00                     7.750%
      Class LA-2A                     $171,097,717.00                     7.750%
      Class LA-2B                     $175,000,000.00                     7.750%
      Class LB                         $96,005,662.00                     7.750%
      Class LC                        $134,407,927.00                     7.750%
      Class LD                        $134,407,927.00                     7.750%
      Class LE                         $96,005,662.00                     7.750%
      Class LF                         $57,603,397.00                     7.750%
      Class LG                         $96,005,662.00                     7.750%
      Class LH                         $48,002,831.00                     7.750%
      Class LI                         $67,203,963.00                     7.750%

                                   LOWER-TIER REMIC

                                  Initial Lower-Tier
                                   Principal Amount
      Designation                 or Notional Amount          Lower-Tier Remittance Rate
      -----------                 ------------------          --------------------------
      Class LJ                         $57,603,397.00                     7.750%
      Class LX-1                    $1,574,015,521.85                   1.33568%(1)
      Class LX-2                      $346,097,717.57                   1.27420%(1)
      Class LP                          $6,426,983.83                       NONE(2)
      Class LR                        NONE                                  NONE(3)

-------------------------------------

(1) The Lower-Tier Remittance Rates with respect to the Class LX-1 and LX-2 Interests reflect the approximate Lower-Tier Remittance Rates, as applicable, for the first Distribution Date and initial Interest Accrual Period.

(2) No interest is payable with respect to the Class LP Interest.

(3) The Class LR Certificates do not have a Certificate Principal Amount or Notional Amount, do not bear interest and will not be entitled to distribution of Prepayment Charges. Any Available Distribution Amount remaining after the Lower-Tier Principal Amount with respect to each Class of Lower-Tier Regular Interests has been reduced to zero will be distributed to the holders of the Class LR Certificates.

               As of the Cut-Off Date, the Mortgage Loans have an aggregate Scheduled Principal Balance equal to approximately $1,926,540,223.25.

               In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS




SECTION 1.01.         Defined Terms.

               Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               "Accepted Servicing Practices":  As defined in Section 3.01(a).

               "Accrued Certificate Interest": With respect to each Distribution Date (i) for the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates, the amount of interest accrued for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class on the Certificate Principal

Amount of such Class as of the beginning of such Interest Accrual Period (or, in the case of the initial Distribution Date, the initial Certificate Principal Amount of such Class, as stated in the Preliminary Statement hereof); (ii) for the Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates, the amount of interest accrued for the related Interest Accrual Period at the Class X-1 Pass-Through Rate, the Class X-1A Pass-Through Rate, the Class X-2 Pass-Through Rate and the Class X-2A Pass-Through Rate, respectively, on the applicable Notional Amount as of the beginning of such Interest Accrual Period (or, in the case of the initial Distribution Date, the initial Notional Amount, as stated in the Preliminary Statement hereof); and (iii) for the Class P, LR and Class R Certificates, an amount equal to zero (0) at all times; provided, that for the purpose of any calculations of Accrued Certificate Interest, all distributions made on the immediately preceding Distribution Date in reduction of the Certificate Principal Amounts or Notional Amount of any Class of Certificates, any Certificate Deferred Interest added on such immediately preceding Distribution Date to the Certificate Principal Amounts of any Class of Certificates, and any reductions of Certificate Principal Amounts or Notional Amount in respect of Realized Losses of principal and Additional Expense Losses allocable to principal shall be deemed to have been made, allocated or added, as the case may be, as of the beginning of the related Interest Accrual Period for such Distribution Date rather than on such immediately preceding Distribution Date when it was actually so made, allocated or added.

               "Act": The Securities Act of 1933, as amended, and as it may be amended from time to time.

               "Additional Expense Loss": A loss realized upon payment by the Trust of an Additional Trust Fund Expense; provided that the payment of any Additional Trust Fund Expense will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of the portion of any Insurance Proceeds, Liquidation Proceeds or Repurchase Price paid in respect of the related Mortgage Loan or REO Property to cover the same.

               "Additional Trust Fund Expenses": Any of the following items: (i) Special Servicing Fees and Workout Fees payable to the Special Servicer in connection with a Mortgage Loan becoming a Specially Serviced Mortgage Loan or an REO Property; (ii) Advance Interest paid to the Servicer, the Trustee or the Fiscal Agent that cannot be reimbursed from collections on the related Mortgage Loan or REO Property; (iii) indemnification of the Trustee, the Fiscal Agent and certain related Persons pursuant to Section 8.05(c) or reimbursement of the Trustee and the Fiscal Agent for costs and expenses pursuant to Section 8.05(b);
(iv) indemnification of the Servicer and certain related Persons pursuant to this Agreement or reimbursement for certain costs and expenses to the extent provided for herein (other than costs and expenses reimbursable as Servicing Advances); (v) indemnification of the Special Servicer and certain related Persons pursuant to this Agreement or reimbursement for certain costs and expenses to the extent provided for herein; (vi) tax-related expenses paid out of the Collection Account pursuant to Section 4.06; (vii) to the extent not covered by another party hereto, any federal, state and local taxes imposed on either the Trust or its assets or transactions paid out of the Collection Account pursuant to Section 4.06; and (viii) to the extent not included in the calculation of a Realized Loss and not covered by indemnification from one of the parties hereto, any other cost, expense, liability or loss borne by the Trust for which there is no corresponding payment from a Borrower or corresponding proceeds from the liquidation or disposition of any Mortgage Loan or REO Property.

               "Administrative Cost Rate": With respect to any Distribution Date, the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Retained Servicing Interest Rate, which collectively will equal a per annum rate of 0.07325% on the Scheduled Principal Balance of each Mortgage Loan as of the first day of the Mortgage Loan Due Period related to such Distribution Date.

               "Advance" or "Advances": P&I Advances and Servicing Advances, collectively or individually, as the context requires.

               "Advance Interest": Interest payable to the Servicer, the Trustee or the Fiscal Agent on outstanding Advances at the Advance Rate pursuant to this Agreement; provided that Advance Interest shall accrue only on unpaid Advances, but not on any outstanding Advance Interest.

               "Advance Rate": A per annum rate equal to the "Prime Rate" published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

               "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

               "Agent":  As defined in Section 8.02(a)(vi).

               "Agent Member":  As defined in Section 5.03(k).

               "Aggregated Principal Distribution Amount": The aggregate of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount.

               "Agreement":   This  Pooling  and  Servicing  Agreement  and  all
amendments hereof and supplements hereto.

               "Anticipated Termination Date": The Distribution Date, occurring no more than 90 days after the date of the Notice of Termination, on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01.

               "Applicant":  As defined in Section 5.07(a).

               "Appraisal Reduction": With respect to any Mortgage Loan, an amount equal to the excess, if any, as of the beginning of the Due Period in which the Appraised Value is determined as provided in Section 4.08, of (a) the sum as of the beginning of such Due Period, of (i) the Scheduled Principal Balance (less the PO Percentage thereof in the case of a Discount Mortgage Loan) of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, as of the beginning of the Mortgage Loan Due Period that ends in such Due Period (in the case of REO Property assuming the related Mortgage Loan had remained outstanding), (ii) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan at a per annum rate equal to the related Mortgage Interest Rate, (iii) all unreimbursed Advances with respect to such Mortgage Loan and interest thereon at the Advance Rate, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) an amount equal to 90% of the Appraised Value of the Mortgaged Property securing such Mortgage Loan or REO Property securing such REO Mortgage Loan as provided in Section 4.08. For any Mortgage Loan with a Scheduled Principal Balance less than or equal to $1,000,000, the Appraisal Reduction will be equal to the greater of (a) the amount calculated in the immediately preceding sentence, and
(b) 30% of such Scheduled Principal Balance of such Mortgage Loan (less the PO Percentage thereof in the case of a Discount Mortgage Loan). With respect to any Mortgage Loan or the related REO Property, if the appraisal on the related Mortgaged Property or REO Property, as the case may be, has not been received within 60 days of ordering such appraisal, the Appraisal Reduction shall be equal to 30% of such Scheduled Principal Balance of such Mortgage Loan (less the PO Percentage thereof in the case of a Discount Mortgage Loan); provided, however, that upon receipt of such appraisal, the Appraisal Reduction will be recalculated. The aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date such Mortgage Loan (i) is paid in full, liquidated, repurchased or otherwise disposed of, or
(ii) in the case of a Specially Serviced Mortgage Loan, becomes a Rehabilitated Mortgage Loan; provided that this exception does not apply in the case of a Mortgage Loan that has been modified and the payment terms of which have been modified more than once since the Cut-Off Date.

               "Appraisal Reduction Amount": With respect to each of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates for any Distribution Date, an amount equal to the amount of interest that accrued for the related Interest Accrual Period at the Pass-Through Rate for such Class of Certificates, on the portion, if any, of the related Certificate Principal Amount equal to the Appraisal Reduction allocated to such Class for such Distribution Date pursuant to Section 4.08(c); and with respect to each Corresponding Lower-Tier Class, the corresponding amount allocated pursuant to Section 4.08(d).

               "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an MAI appraisal of the Mortgaged
Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or the Special Servicer, as applicable (if the Scheduled Principal Balance of such Mortgage Loan as of the appropriate date of determination exceeds $1,000,000) or an internal Property Valuation conducted by the Servicer or Special Servicer, as applicable, (if such Scheduled Principal Balance of such Mortgage Loan is less than or equal to $1,000,000).

               "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property.

               "Assignment of Mortgage": An assignment of Mortgage in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same county, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian, the Servicer or the Special Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

               "Assumed Final Distribution Date": The following table sets forth the designation and the Assumed Final Distribution Date for each Class of
Certificates:

       Designation                                        Assumed Final Distribution Date
       -----------                                        -------------------------------
       Class A-1A                                         December 25, 1997
       Class A-1B                                         January 25, 1999
       Class A-1C                                         January 25, 2001
       Class A-2A                                         November 25, 1998
       Class A-2B                                         February 25, 2001
       Class B                                            July 25, 2001
       Class C                                            December 25, 2001
       Class D                                            August 25, 2003
       Class E                                            September 25, 2004
       Class F                                            March 25, 2006
       Class G                                            February 25, 2009
       Class H                                            November 25, 2010
       Class I                                            April 25, 2013
       Class J                                            May 25, 2021
       Class P                                            May 25, 2009
       Class X-1                                          May 25, 2021
       Class X-1A                                         August 25, 2003
       Class X-2                                          March 25, 2002
       Class X-2A                                         February 25, 2001



               "Assumed Scheduled  Payment":  An amount deemed due in respect of
(i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the end of the Mortgage Loan Due Period in which its maturity date occurred (but not including any period following the modification, forbearance or extension of such Balloon Mortgage Loan and prior to its modified maturity date) and (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property with respect to any Mortgage Loan Due Period, which shall be equal to the Scheduled Payment that would have been due on the Mortgage Loan in accordance with the terms of the Note for such Mortgage Loan Due Period if (a) the maturity date for such Mortgage Loan had not occurred, (b) the related Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred, (c) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on the same amortization schedule, and (d) in the case of any Mortgage Loan that does not provide for amortization of principal prior to its maturity date, no principal is amortized with respect to such Mortgage Loan.

               "Assumption Fee": A fee, as specified below, payable to the Servicer as compensation for performing the services necessary in connection with the assumption of a Mortgage Loan permitted pursuant to Section 3.09 and, in each case, provided that such fee is not an obligation of the Trust. Subject to the related Mortgage Documents and applicable law, the Assumption Fee payable to the Servicer in respect of any Mortgage Loan shall be an amount not in excess of the lesser of (i) an amount equal to the sum of (a) 1.0% of the portion of the outstanding principal balance of such Mortgage Loan that is less than $2,000,000, and (b) 0.50% of the portion of the outstanding principal balance of such Mortgage Loan that is greater than or equal to $2,000,000, or (ii) $50,000.

               "Available Distribution Amount": With respect to the Mortgage Loans on any Distribution Date, the sum of the Interest Distribution Amount for such Distribution Date and the Principal Distribution Amount with respect to each Mortgage Loan Group or the Aggregated Principal Distribution Amount, as the case may be, for such Distribution Date.

               "Balloon Mortgage Loan": Any Mortgage Loan that provides for Scheduled Payments based on an amortization schedule longer than its term to maturity or a Mortgage Loan with no scheduled amortization.

               "Balloon Payment": With respect to any Balloon Mortgage Loan, the Scheduled Payment of principal and interest due on the maturity date of such Balloon Mortgage Loan.

               "Bankruptcy Code": The Bankruptcy Code, 11 U.S.C. ss. 101 et seq., as amended from time to time and any successor statute thereto.

               "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as an Agent Member or indirectly through an Agent Member, in accordance with the rules of such Depository). Each of the Trustee, the Servicer and the Special Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this

Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

               "Borrower": Any obligor on a Note and also, as the context may require, any owner of an interest in a Mortgaged Property (other than the Trust
Fund).

               "Business  Day":  Any day other than (1) a Saturday  or a Sunday,
(2) a legal holiday in New York, New York, or in the city and state of the principal place of business of the Trustee, the Servicer or the Special Servicer, or (3) a day on which banking institutions in New York, New York, or in the city and state of the principal place of business of the Trustee, the Servicer or the Special Servicer is authorized or obligated by law or executive order to be closed.

               "Capital Improvements": Any construction or capital improvement to an REO Property described in Section 856(e) of the Code. For purposes of this definition, the activities described in Treasury Regulation Section 1.856-6(e)(5) shall not constitute "Capital Improvements."

               "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C., Section 9601 et seq., as amended from time to time.

               "Certificate": Any Class A Certificate, Class B Certificate, Class C Certificate, Class D Certificate, Class E Certificate, Class F Certificate, Class G Certificate, Class H Certificate, Class I Certificate, Class J Certificate, Class P Certificate, Class X Certificate, Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

               "Certificate-Based Minimum":  As defined in Section 9.01(c).

               "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.10(a).

               "Certificate Principal Amount": With respect to any Class of Certificates (other than the Class R, Class LR, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates), (i) on or prior to the first Distribution Date, an amount equal to the initial Certificate Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(vi)).

               "Certificate Rating": With respect to the long-term unsecured debt of any institution, a long-term debt obligation rating by each Rating Agency not lower than the highest rating by such Rating Agency of any Class of Certificates then outstanding, provided, however, that the Certificate Rating will not be lower than investment grade by such Rating Agency.

               "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.03 and Section 5.02, respectively.

               "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register.

               "Class":   With  respect  to  any   Certificates   or  Lower-Tier
Interests, all of the Certificates or Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) class designation.

               "Class A Certificate": Any Class A-1A, Class A-1B, Class A-1C, Class A-2A or Class A-2B Certificate.

               "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-1 hereto.

               "Class A-1A Fraction": A fraction, expressed as a percentage, the numerator of which is the Class A-1A Pass-Through Rate and the denominator of which is 7.750%.

               "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 5.711%.

               "Class A-1B Certificate": A Certificate designated as "Class A-1B" on the face thereof, in the form of Exhibit A-2 hereto.

               "Class A-1B Fraction": A fraction, expressed as a percentage, the numerator of which is the Class A-1B Pass-Through Rate and the denominator of which is 7.750%.

               "Class A-1B Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 5.751%.

               "Class A-1C Certificate": A Certificate designated as "Class A-1C" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class A-1C Fraction": A fraction, expressed as a percentage, the numerator of which is the Class A-1C Pass-Through Rate and the denominator of which is 7.750%.

               "Class A-1C Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 5.944%.

               "Class A-2A Certificate": A Certificate designated as "Class A-2A" on the face thereof, in the form of Exhibit A-4 hereto.

               "Class A-2A Fraction": A fraction, expressed as a percentage, the numerator of which is the Class A-2A Pass-Through Rate and the denominator of which is 7.750%.

               "Class A-2A Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class A-2B Certificate": A Certificate designated as "Class A-2B" on the face thereof, in the form of Exhibit A-5 hereto.

               "Class A-2B Fraction": A fraction, expressed as a percentage, the numerator of which is the Class A-2B Pass-Through Rate and the denominator of which is 7.750%.

               "Class A-2B Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.759%.

               "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-6 hereto.

               "Class B Fraction": A fraction, expressed as a percentage, the numerator of which is the Class B Pass-Through Rate and the denominator of which is 7.750%.

               "Class B Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.303%.

               "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-7 hereto.

               "Class C Fraction": A fraction, expressed as a percentage, the numerator of which is the Class C Pass-Through Rate and the denominator of which is 7.750%.

               "Class C Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 6.525%.

               "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-8 hereto.

               "Class D Fraction": A fraction, expressed as a percentage, the numerator of which is the Class D Pass-Through Rate and the denominator of which is 7.750%.

               "Class D Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.034%.

               "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-9 hereto.

               "Class E Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-10 hereto.

               "Class F Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-11 hereto.

               "Class G Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-12 hereto.

               "Class H Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-13 hereto.

               "Class I Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-14 hereto.

               "Class J Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 7.750%.

               "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-20 hereto.

               "Class LA-1A Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LA-1B Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LA-1C Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LA-2A Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to
Section 4.01.

               "Class LA-2B Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LB Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LC Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LD Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LE Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LF Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LG Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LH Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LI Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and

Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to
Section 4.01.

               "Class LJ Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to Section 4.01.

               "Class LP Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Principal Amount set forth in the Preliminary Statement hereto, and which is entitled to the monthly distributions payable thereto pursuant to
Section 4.01.

               "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-20 hereto.

               "Class LR Distribution Amount": With respect to any Distribution Date, an amount equal to the funds to be distributed to the Holders of the Class LR Certificates on such Distribution Date pursuant to Section 4.01.

               "Class LX-1 Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Notional Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the distributions payable thereto pursuant to Section 4.01.

               "Class LX-1 Notional Amount": With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans (other than Discount Mortgage Loans) as of the first day of the Due Period related to such Distribution Date.

               "Class LX-2 Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the initial Lower-Tier Notional Amount and Lower-Tier Remittance Rate set forth in the Preliminary Statement hereto, and which is entitled to the distributions payable thereto pursuant to Section 4.01.

               "Class LX-2 Notional Amount": With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans (other than Discount Mortgage Loans) as of the first day of the Due Period related to such Distribution Date.

               "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-21 hereto.

               "Class P Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the product of (x) the PO Percentage, and (y) the sum of the following amounts for such Discount Mortgage Loans: (i) the principal portion of all Scheduled

Payments due during the Related Due Period and Assumed Scheduled Payments deemed to be due during the Related Due Period, to the extent collected or advanced,
(ii) the principal portion of all Principal Prepayments (including Net Liquidation Proceeds, Net REO Proceeds, and Insurance Proceeds), to the extent received, and (iii) the principal portion of the proceeds of all repurchases of Discount Mortgage Loans repurchased by the Seller (or its successors in interest) during the Related Prepayment Period, provided, however, that in no event shall the Class P Distribution Amount include any portion of any principal payments received in respect of Mortgage Deferred Interest.

               "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-19 hereto.

               "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates (other than the Class P Certificates and the Residual Certificates) and Lower-Tier Regular Interests (other than the Class LP Interest), the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest or Uncertificated Distributable Interest, as applicable, in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class or Interest on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

               "Class X Certificates": Any of the Class X-1, Class X-1A, Class X-2 or Class X-2A Certificates.

               "Class X-1 Certificate": A Certificate designated as "Class X-1" on the face thereof, in the form of Exhibit A-15 hereto.

               "Class X-1 Notional Amount": With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans (other than the PO Percentage of the Scheduled Principal Balance of the Discount Mortgage Loans in Group 1) as of the first day of the Mortgage Loan Due Period related to such Distribution Date.

               "Class X-1 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the excess, if any, of the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans (or in the case of any Discount Mortgage Loan, the then-current Net Mortgage Interest Rate multiplied by a fraction, the numerator of which is 7.750% and the denominator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan as of the Cut-Off Date) as of the first day of the Mortgage Loan Due Period (after giving effect to principal payments due on such day) related to such Distribution Date over 7.750%.

               "Class X-1A Certificate": A Certificate designated as "Class X-1A" on the face thereof, in the form of Exhibit A-16 hereto.

               "Class X-1A Component": Any of the Component A-1A, Component A-1B, Component A-1C, Component B, Component C or Component D.

               "Class X-1A Notional Amount": With respect to any Distribution Date, an amount equal to the sum of the aggregate Certificate Principal Amounts of the Class A-1A, Class A-1B, Class A-1C, Class B, Class C and Class D Certificates outstanding immediately prior to such Distribution Date.

               "Class X-1A Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the excess, if any, of 7.750% over the weighted average of the Pass-Through Rates for the Class A-1A, Class A-1B, Class A-1C, Class B, Class C and Class D Certificates, weighted by their respective aggregate Certificate Principal Amounts immediately prior to such Distribution Date.

               "Class X-2 Certificate": A Certificate designated as "Class X-2" on the face thereof, in the form of Exhibit A-17 hereto.

               "Class X-2 Notional Amount": With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans (other than the PO Percentage of the Scheduled Principal Balance of the Discount Mortgage Loans in Group 2) as of the first day of the Mortgage Loan Due Period related to such Distribution Date.

               "Class X-2 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the excess, if any, of the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (or 7.750%, in the case of Discount Mortgage Loans) as of the first day of the Mortgage Loan Due Period (after giving effect to principal payments due on such day) related to such Distribution Date over 7.750%.

               "Class X-2A Certificate": A Certificate designated as "Class X-2A" on the face thereof, in the form of Exhibit A-18 hereto.

               "Class X-2A Component": Either of the Component A-2A or Component A-2B.

               "Class X-2A Notional Amount": With respect to any Distribution Date, an amount equal to the sum of the aggregate Certificate Principal Amounts of the Class A-2A and Class A-2B Certificates outstanding immediately prior to such Distribution Date.

               "Class X-2A Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the excess, if any, of 7.750% over the weighted average of the Pass-Through Rates for the Class A-2A and Class A-2B Certificates, weighted by their respective aggregate Certificate Principal Amounts immediately prior to such Distribution Date.

               "Closing Date":  February 15, 1996.

               "Code": The Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto.

               "Collection Account": The separate trust account or accounts established and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "LaSalle National Bank as Trustee, in trust for the Holders of Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, Collection Account," and which shall be an Eligible Account.

               "Commission":  The Securities and Exchange Commission.

               "Comparative Financial Status Report": A report substantially containing the content described in Exhibit E attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan as of the Determination Date immediately preceding the preparation of such report for each of three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Seller.

               "Component": Any of the Class X-1A or Class X-2A Components, as applicable.

               "Component A-1A": With respect to the Class X-1A Certificates, at any date of determination, that portion of the Class X-1A Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A Interest outstanding immediately prior to such date.

               "Component A-1A Fraction": A fraction, expressed as a percentage, the numerator of which is the Component A-1A Rate and the denominator of which is 7.750%.

               "Component A-1A Rate": With respect to any Distribution Date, a rate per annum equal to 2.039%.

               "Component A-1B": With respect to the Class X-1A Certificates, at any date of determination, that portion of the Class X-1A Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1B Interest outstanding immediately prior to such date.

               "Component A-1B Fraction": A fraction, expressed as a percentage, the numerator of which is the Component A-1B Rate and the denominator of which is 7.750%.

               "Component A-1B Rate": With respect to any Distribution Date, a rate per annum equal to 1.999%.

               "Component A-1C": With respect to the Class X-1A Certificates, at any date of determination, that portion of the Class X-1A Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1C Interest outstanding immediately prior to such date.

               "Component A-1C Fraction": A fraction, expressed as a percentage, the numerator of which is the Component A-1C Rate and the denominator of which is 7.750%.

               "Component A-1C Rate": With respect to any Distribution Date, a rate per annum equal to 1.806%.

               "Component A-2A": With respect to the Class X-2A Certificates, at any date of determination, that portion of the Class X-2A Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2A Interest outstanding immediately prior to such date.

               "Component A-2A Fraction": A fraction, expressed as a percentage, the numerator of which is the Component A-2A Rate and the denominator of which is 7.750%.

               "Component A-2A Rate": With respect to any Distribution Date, a rate per annum equal to 0%.

               "Component A-2B": With respect to the Class X-2A Certificates, at any date of determination, that portion of the Class X-2A Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2B Interest outstanding immediately prior to such date.

               "Component A-2B Fraction": A fraction, expressed as a percentage, the numerator of which is the Component A-2B Rate and the denominator of which is 7.750%.

               "Component A-2B Rate": With respect to any Distribution Date, a rate per annum equal to 0.991%.

               "Component B": With respect to the Class X-1A Certificates, at any date of determination, that portion of the Class X-1A Notional Amount equal to the Lower-Tier Principal Amount of the Class LB Interest outstanding immediately prior to such date.

               "Component B Fraction": A fraction, expressed as a percentage, the numerator of which is the Component B Rate and the denominator of which is 7.750%.

               "Component B Rate": With respect to any Distribution Date, a rate per annum equal to 1.447%.

               "Component C": With respect to the Class X-1A Certificates, at any date of determination, that portion of the Class X-1A Notional Amount equal to the Lower-Tier Principal Amount of the Class LC Interest outstanding immediately prior to such date.

               "Component C Fraction": A fraction, expressed as a percentage, the numerator of which is the Component C Rate and the denominator of which is 7.750%.

               "Component C Rate": With respect to any Distribution Date, a rate per annum equal to 1.225%.

               "Component D": With respect to the Class X-1A Certificates, at any date of determination, that portion of the Class X-1A Notional Amount equal to the Lower-Tier Principal Amount of the Class LD Interest outstanding immediately prior to such date.

               "Component D Fraction": A fraction, expressed as a percentage, the numerator of which is the Component D Rate and the denominator of which is 7.750%.

               "Component D Rate": With respect to any Distribution Date, a rate per annum equal to 0.716%.

               "Component Rate": Any or all of the Component A-1A, Component A-1B, Component A-1C, Component B, Component C, Component D, Component A-2A and Component A-2B Rates, as applicable.

               "Condemnation Proceeds": With respect to a Mortgaged Property (or REO Property), any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof by or to any governmental or quasi-governmental authority, other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property (or REO Property) or released to the related Borrower in accordance with the terms of the related Mortgage Loan.

               "Contingent Interest": With respect to the Mortgage Loans identified on Schedule 2, an entitlement or right of the Retained Interest Holder under the related Note to receive payment based upon an equity participation in, or a percentage of, the net cash flow from or, the net proceeds realized upon the sale or refinancing of, the related Mortgaged Property securing such Mortgage Loan.

               "Controlling Class": As of any date of determination, the Class of Regular Certificates (other than the Class P and Class X Certificates) with the latest alphabetical Class designation that has a then aggregate Certificate Principal Amount (net of any Appraisal Reduction Amount) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Principal Amount of such Class of Regular Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Principal Amount (net of any Appraisal Reduction Amount) of all the Regular Certificates (other that the Class P and Class X Certificates) as of such date of determination. As of the Closing Date, the Controlling Class will be the Class J Certificates.

               "Corporate Trust Office": The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business is administered, which office at the date hereof is located at LaSalle National Bank, 135 South LaSalle Street, Suite 200, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services SASCO 96-CFL (telecopy number 312-904-2084).

               "Corresponding Lower-Tier Class" or "Corresponding Upper-Tier Class": With respect to any Class of Regular Certificates or Lower-Tier Regular Interests, the Class of Lower-Tier Regular Interests or Class of Regular Certificates, as applicable, appearing opposite such Class of Regular Certificates or Lower-Tier Regular Interests, as the case may be, in the following table:

Class of Regular                    Class of Lower-Tier
Certificates                        Regular Interests
----------------                    ---------------------
Class A-1A Certificate              Class LA-1A Interest
Class A-1B Certificate              Class LA-1B Interest
Class A-1C Certificate              Class LA-1C Interest
Class A-2A Certificate              Class LA-2A Interest
Class A-2B Certificate              Class LA-2B Interest
Class B Certificate                 Class LB Interest
Class C Certificate                 Class LC Interest
Class D Certificate                 Class LD Interest
Class E Certificate                 Class LE Interest
Class F Certificate                 Class LF Interest
Class G Certificate                 Class LG Interest
Class H Certificate                 Class LH Interest
Class I Certificate                 Class LI Interest
Class J Certificate                 Class LJ Interest
Class P Certificate                 Class LP Interest
Class X-1 Certificate               Class LX-1 Interest
Class X-2 Certificate               Class LX-2 Interest

               "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian, the Servicer, the Special Servicer and the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof.

               "Custodian": Any Custodian appointed pursuant to Section 8.12 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or any Affiliate of the Trustee, but may not be the Depositor, the Seller or any Affiliate of the Depositor or the Seller.

               "Cut-Off Date":  February 1, 1996.

               "Debt Service Coverage Ratio": With respect to any Mortgage Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan or any other mortgage loans secured by such Mortgaged Property and "normalized" by the Servicer pursuant to Section 3.13, by the annual debt service required by such Mortgage Loan and any other senior mortgage loans on such Mortgaged Property or Mortgaged Properties, as the case may be. Annual debt service shall be calculated by multiplying the Scheduled Payment in effect on such date of determination for such Mortgage Loan and any senior mortgage loans secured by such Mortgaged Property by 12.

               "Default Interest": With respect to any defaulted Mortgage Loan (or any successor REO Mortgage Loan) for any Mortgage Loan Due Period, all interest accrued in respect of such Mortgage Loan (or such REO Mortgage Loan) during such Mortgage Loan Due Period as a result of the related default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Interest Rate accrued on the unpaid principal balance of such Mortgage Loan (or REO Mortgage Loan) outstanding from time to time during such Mortgage Loan Due Period.

               "Deficient Valuation": With respect to any Mortgage Loan, the excess of (a) the then outstanding indebtedness of the Mortgage Loan over (b) the outstanding indebtedness of such Mortgage Loan after a reduction in the amount due on such Mortgage Loan to an amount less than the then outstanding principal balance of and accrued interest on the Mortgage Loan, which reduction results from a proceeding initiated under the Bankruptcy Code.

               "Definitive Registered Certificates": As defined in Section 5.01.

               "Delinquent": Any Scheduled Payment or Balloon Payment due under any Mortgage Loan during the Related Due Period for any Distribution Date which has not been received on behalf of the Trust Fund as of the close of business on the Determination Date immediately preceding such Distribution Date (without regard to whether any applicable grace period has expired under the related Note or other Mortgage Documents).

               "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit F attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or were in foreclosure but were not REO Property.

               "Depositor": Structured Asset Securities Corporation, a Delaware corporation, and its successors in interest.

               "Depository": The Depository Trust Company, or its successor as depository with respect to the Global Certificates.

               "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a Business Day, the immediately preceding Business Day.

               "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction or work thereon, or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee on behalf of the Trust (or the Special Servicer on behalf of the Trust) shall not be considered to Directly Operate an REO Property solely because the Trustee on behalf of the Trust (or the Special Servicer on behalf of the Trust) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

               "Discount Mortgage Loan": A Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-Off Date of less than 7.750%.

               "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Residual Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Trustee based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

               "Distributable Certificate Interest": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by any allocations pursuant to this Agreement to such Class of Certificates of (i) any Realized Losses of interest, (ii) Excess Prepayment Interest Shortfalls, (iii) Additional Expense Losses (to the extent allocated to reduce interest distributions to such Class pursuant to Section 4.07), (iv) Certificate Deferred Interest, and (v) Appraisal Reduction Amounts added to the Certificate Principal Amount of such Class for such Distribution Date.

               "Distribution Accounts": Each of the Upper-Tier Distribution Account and Lower-Tier Distribution Account.

               "Distribution   Date":  The  25th  day  of  each  calendar  month
commencing on March 25, 1996, or if any such 25th day is not a Business Day, the Business Day immediately following such 25th day.

               "Distribution Date Statement":  As defined in Section 4.02(a).

               "Due Date": With respect to any Mortgage Loan, including, without limitation, a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, and with respect to any successor REO Mortgage Loan, the day each month set forth in the related Note on which a Scheduled Payment is due and payable or an Assumed Scheduled Payment is deemed due and payable, as the case may be.

               "Due Period": With respect to any Distribution Date, the period commencing on (and including) the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on (and including) the first day of the calendar month in which such Distribution Date occurs. In the case of the first Distribution Date, the Due Period shall be February 2, 1996 through March 1, 1996.

               "Early Termination Determination Date": The last day of the calendar month preceding the calendar month in which the Anticipated Termination Date is expected to occur.

               "Early Termination Notice Date": Any date as of which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the initial aggregate Certificate Principal Amount of all the Classes of Certificates.

               "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term unsecured debt obligations of which are rated at least "AA-" by S&P and Fitch (if rated by Fitch) if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "A-1" from S&P and "F-1+" from Fitch (if rated by Fitch) if the deposits are to be held in such account for less than 30 days, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity; provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 CFR ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

               "Eligible Investments": Any one or more of the following obligations or securities, regardless of whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if, at the time of investment, such investment will be acceptable to each of the Rating Agencies as evidenced in writing;

                (ii) demand and time deposits, certificates of deposit, or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as that at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A-1+" by S&P and "F-1+" by Fitch or are otherwise acceptable to each of the Rating Agencies or the long-term debt obligations of such depository institution or trust company have the Certificate Rating;

                (iii) any demand or time deposit or certificate of deposit that is fully insured by FDIC;

                (iv) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                (v) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have ratings from S&P and Fitch, at the time of investment or the contractual commitment providing for such investment, at least equal to the highest long-term credit ratings assigned by S&P and Fitch, unless otherwise specified in writing by each of the Rating Agencies; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Eligible Investments in such accounts;

                (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated at least "A-1+" by S&P and "F-l+" by Fitch (if rated by Fitch);

                (vii) units of investment funds, including money market funds, rated in the highest category by S&P and by Fitch (if rated by Fitch), or if not rated by Fitch, Fitch has confirmed in writing that such investments will not lead to the downgrading, withdrawal or qualification of any rating then assigned by the Rating Agencies to any Certificate;

                (viii) a Qualified GIC;

                (ix) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (i) above and the Rating Agencies have confirmed in writing that such investments will not lead to the downgrading, withdrawal or qualification of any rating then assigned by the Rating Agencies to any Certificate; and

                (x) any other demand, money market or time deposit, obligation, security or investment, (A) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (B) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided that, in each case, if the investment is rated by S&P, (A) it shall not have an "r" highlighter affixed to its rating from S&P, (B) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (C) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any; provided that no such instrument shall be an Eligible
Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations or (B) if it may be redeemed at a price below the purchase price; and provided, further, that no amount beneficially owned by either REMIC Pool (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either REMIC Pool as a REMIC under the Code or result in imposition of a tax on any such REMIC Pool. Eligible Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

               "EMG":  Environmental Management Group, Inc.

               "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the standards of (i) FNMA, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property, or Accepted

Servicing Practices, in the case of any other Specially Serviced Mortgage Loans, and (ii) the American Society for Testing and Materials.

               "Environmental Condition": With respect to any Mortgaged Property, any Environmental Matter on or relating to a Mortgaged Property that is reasonably likely (i) to cause an imminent and substantial endangerment to the environment or public; (ii) to create an obligation under any Environmental Laws to conduct or take any assessment, investigation, removal, remediation or other action; or (iii) to constitute a violation of, or noncompliance with, any Environmental Laws or to give rise to a fine, charge, penalty, liability, lien, or other claim or demand under any Environmental Laws.

               "Environmental Laws": Without limitation, CERCLA, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., as any of the above statutes may have been amended, all rules, regulations, orders, decrees or judgments promulgated or issued pursuant to any of the above statutes, and any other federal, state or local law, statute, rule, regulation, order, decree or judgment governing Environmental Matters.

               "Environmental  Matters": Any matter arising out of, relating to, or resulting from (i) pollution, (ii) contamination, (iii) protection of human health or the environment, (iv) the emissions, discharges, disseminations, releases or threatened releases, of Hazardous Materials into, onto, at, on or from, the air, surface water, groundwater, soil, land surface, or subsurface, building or facility or (v) the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport, or any other handling of Hazardous Materials.

               "Environmental Report": The Environmental Issues Statement & Resolution Report dated December 15, 1995, and Addendum dated January 19, 1996, prepared by EMG for the Seller and Lehman Brothers Inc., a copy of which is attached hereto as Exhibit O. For all purposes herein, the Environmental Report shall be deemed to refer only to those Mortgaged Properties related to the Mortgage Loans.

               "ERISA": The Employee Retirement Income Security Act of 1974, amended from time to time.

               "Escrow Account":  As defined in Section 3.04(a).

               "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Borrower pursuant to the terms of any Mortgage Loan for application toward the payment of taxes, insurance premiums, assessments, tenant improvements, leasing commissions and similar items in respect of the related Mortgaged Property or for purposes of providing additional collateral for such Mortgage Loan.

               "Event of Default":  As defined in Section 7.01(a).

               "Excess Prepayment Interest": For any Distribution Date, with respect to any Mortgage Loan as to which a full or partial Principal Prepayment or Balloon Payment was made (i) in the case of Principal Prepayments, during the Related Prepayment Period and on or after the Due Date in the Related Due Period, or (ii) in the case of Balloon Payments, where the Balloon Payment has a Due Date in the Related Due Period and such Due Date occurs in the same Due Period as that in which the preceding Due Date for such Mortgage Loan occurs, to the extent collected, the aggregate amount of interest accrued at the related Mortgage Interest Rate for such Mortgage Loan on such Principal Prepayment or the principal portion of the Balloon Payment from the first Due Date that occurs in the Related Due Period to the date such Principal Prepayment is made or the date such Balloon Payment is due, as the case may be.

               "Excess Prepayment Interest Shortfall": With respect to any Mortgage Loan Group, the excess, if greater than zero, of any Net Prepayment Interest Shortfall with respect to such Mortgage Loan Group over the Servicing Fee with respect to such Mortgage Loan Group.

               "Exchange Act": The Securities and Exchange Act of 1934, as amended from time to time.

               "Extension":  As defined in Section 3.18(b).

               "Extension Adviser": As defined in Section 3.23(b). The initial Extension Adviser will be the Seller.

               "FDIC": The Federal Deposit Insurance Corporation, and its successors in interest.

               "FHLMC": The Federal Home Loan Mortgage Corporation, and its successors in interest.

               "Fidelity Bond": Either a Servicer Fidelity Bond or a Special Servicer Fidelity Bond.

               "Final Recovery Determination": A determination with respect to any Specially Serviced Mortgage Loan by the Special Servicer exercising reasonable business judgment, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Special Servicer, expects to be finally recoverable on such Specially Serviced Mortgage Loan, without regard to any obligation of the Servicer or the Special Servicer, as the case may be, to make payments from its own funds pursuant to Section 3.08(a), have been recovered and without regard to any amounts that might be collected pursuant to deficiency judgments. The Special Servicer shall notify the Operating Adviser, the Trustee and the Servicer in writing after making any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan.

               "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, in its capacity as fiscal agent hereunder, and its successors in interest, or any successor Fiscal Agent appointed hereunder.

               "Fitch": Fitch Investors Service, L.P., and its successors in interest.

               "FNMA": The Federal National Mortgage Association, and its successors in interest.

               "GAAP": Generally accepted accounting principles, consistently applied.

               "Global Certificate": Any of the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates.

               "Group 1":  Of or pertaining to all Group 1 Mortgage Loans.

               "Group 1 Certificates": Collectively, the Class A-1A, Class A-1B, Class A-1C, Class X-1, Class X-1A, and the Subordinate Certificates.

               "Group 1 Mortgage Loan": Those Mortgage Loans so indicated on the Mortgage Loan Schedule.

               "Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the Principal Distribution Amount with respect to the Group 1 Mortgage Loans for such Distribution Date.

               "Group 2":  Of or pertaining to all Group 2 Mortgage Loans.

               "Group 2 Certificates": Collectively, the Class A-2A, Class A-2B, Class X-2 and Class X-2A Certificates.

               "Group 2 Mortgage Loan": Those Mortgage Loans so indicated on the Mortgage Loan Schedule.

               "Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the Principal Distribution Amount with respect to the Group 2 Mortgage Loans for such Distribution Date.

               "Hazardous Materials": Such chemicals, elements, explosives, radioactive materials, polychlorinated biphenyls, compounds asbestos, any material containing asbestos and wastes of any nature and composition, as are defined as hazardous wastes, hazardous substances, regulated substances, pollutants or contaminants, toxic wastes or toxic substances by (or that form the basis of liability under) CERCLA; the Superfund Amendment and Reauthorization Act of 1976, as amended; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Asbestos Emergency Response Act, as amended; or any other Environmental Laws; and petroleum, petroleum products and their constituents.

               "Historical Loan Modification Report": A report substantially containing the content described in Exhibit G attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the Related Prepayment Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

               "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit H attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the Related Prepayment Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

               "Holder":  A Certificateholder.

               "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Seller, the Servicer, the Special Servicer, or any Affiliate of any thereof, (ii) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Seller, the Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Seller, the Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Seller, the Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Seller, the Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

               "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Code
Section 856(d)(3) if the Trust were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust does not receive or derive any income from such Person and the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

               "Insurance Policy": Any hazard insurance and other insurance policies required to be maintained with respect to any Mortgage Loans.

               "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with Accepted Servicing Practices.

               "Interest Accrual Period": With respect to any Class of Certificates or Lower-Tier Interests (other than the Class P Certificates and the Residual Certificates) and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month in which such Distribution Date occurs.

               "Interest Distribution Amount": With respect to the Mortgage Loans for any Distribution Date, the sum of (without duplication):

               (i) the interest portion of all Scheduled Payments due during the Related Due Period and Assumed Scheduled Payments deemed to be due during the Related Due Period, to the extent collected or advanced by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date with respect to the Mortgage Loans;

               (ii) the interest portion of all Net Liquidation Proceeds, Insurance Proceeds and Net REO Proceeds to the extent identified as having been received on the Mortgage Loans or REO Properties during the Related Prepayment Period;

               (iii) any amounts attributable to reductions of the Servicing Fee payable with respect to such Distribution Date as a result of Net Prepayment Interest Shortfalls on the Mortgage Loans;

               (iv) the interest portion of the proceeds of all repurchases of Mortgage Loans repurchased by the Seller during the Related Prepayment Period; and

               (v) all other collections or proceeds received during the Related Prepayment Period, other than collections allocable to principal, with respect to the Mortgage Loans including, but not limited to, any late fees, not otherwise payable to the Servicer, the Trustee or the Fiscal Agent, and any Net REO Proceeds (not otherwise included in the Principal Distribution Amount for such Distribution Date or in clause (ii) above);

               less (without duplication):

               (a) the interest portion of all Scheduled Payments collected on or prior to the related Determination Date but due on a Due Date subsequent to the end of the Related Due Period with respect to the Mortgage Loans;

               (b) the interest portion of any Net Liquidation Proceeds, Insurance Proceeds and Net REO Proceeds on the Mortgage Loans received after the end of the Related Prepayment Period;

               (c)    all   amounts  (other  than  any  Additional   Trust  Fund
Expenses) that are currently due or reimbursable to the Servicer, the Special Servicer, the Trustee, or the Fiscal Agent (including the Servicing Fee and the Trustee Fee), including, but not limited to, Advance Interest;

               (d) all Prepayment Charges collected with respect to the Mortgage Loans during the Related Prepayment Period;

               (e) any Additional Expense Losses incurred on the Mortgage Loans which have not previously been allocated as of the related Determination Date and are allocated to reduce interest distributions as set forth in Section 4.07;

               (f) all Appraisal Reduction Amounts for such Distribution Date to the extent available for distribution from interest otherwise distributable on the Subordinate Certificates to which the related Appraisal Reduction is allocated pursuant to Section 4.08 (after reduction of the Distributable Certificate Interest for such Certificates for Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions to such Subordinated Certificates as set forth in Section 4.07), Certificate Deferred Interest and Excess Prepayment Interest Shortfalls, but not for Appraisal Reduction Amounts); and

               (g)    all   amounts   collected   in  respect  of  any  Retained
Interests, and all amounts deposited in the Collection Account or Distribution Accounts in error.

               "Interest Payment Adjustment": In respect of each Class of Regular Certificates (other than the Class X and Class P Certificates) in connection with a Principal Prepayment of a Mortgage Loan during any Prepayment Period, an amount equal to one-twelfth of the product of (a) the amount, if any, by which the Pass-Through Rate for such Class of Certificates for the related
Distribution Date exceeds the applicable Reinvestment Yield (expressed on a mortgage equivalent basis), multiplied by (b) the amount of such Principal Prepayment (exclusive of the PO Percentage of such Principal Prepayment in the case of a Discount Mortgage Loan), multiplied by (c) a fraction, the numerator of which is the portion of the applicable Principal Distribution Amount for such Distribution Date payable in reduction of the aggregate Certificate Principal Amount of such Class of Certificates, and the denominator of which is the Principal Distribution Amount for the related Mortgage Loan Group for such Distribution Date. In respect of any Component of the aggregate Class X-1A Notional Amount of the Class X-1A Certificates in connection with a Principal Prepayment of a Mortgage Loan during any Prepayment Period, an amount equal to one-twelfth of the product of (x) the related Component Rate (that is, the Component Rate with the same letter designation as such Component) for the related Distribution Date, multiplied by
(y) the amount of such Principal Prepayment (exclusive of the PO Percentage of such Principal Prepayment in the case of a Discount Mortgage Loan), multiplied by (z) a fraction, the numerator of which is the portion of either (i) the Group 1 Principal Distribution Amount for such Distribution Date or (ii) on and after the Principal Aggregation Date resulting from the Certificate Principal Amount of the Class A-2B Certificates being reduced to zero, the Aggregated Principal Distribution Amount for such Distribution Date, deemed payable in reduction of the amount of such Component, and the denominator of which is the Group 1 Principal Distribution Amount or the Aggregated Principal Distribution Amount, as applicable, for such Distribution Date. In respect of any Component of the aggregate Class X-2A Notional Amount of the Class X-2A Certificates in connection with a Principal Prepayment of a Mortgage Loan during any Prepayment Period, an amount equal to one-twelfth of the product of (x) the related Component Rate (that is, the Component Rate with the same letter designation as such Component) for the related Distribution Date, multiplied to (y) the amount of such Principal Prepayment (exclusive of the PO Percentage of such Principal Prepayment, in the case of a Discount Mortgage Loan), multiplied by (z) a fraction, the numerator of which is the portion of either (i) the Group 2 Principal Distribution Amount for such Distribution Date or (ii) on and after the Principal Aggregation Date resulting from the Certificate Principal Amount of the Class A-1C Certificate being reduced to zero, the Aggregated Principal Distribution Amount for such Distribution Date, deemed payable in reduction of the amount of such Component, and the denominator of which is the Group 2 Principal Distribution Amount or the Aggregated Principal Distribution Amount, as applicable, for such Distribution Date.

               "Interested Person": As of any date of determination, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17(e) or any Person that, to the actual knowledge of a Responsible Officer of the Trustee is an Affiliate of any of them.

               "Investment Account":  As defined in Section 3.07(a).

               "Investment Representation Letter":  As defined in Section 5.10.

               "IO Interest Payment Adjustment": In respect of the Class X-1 and Class X-2 Certificates in connection with a Principal Prepayment of a Mortgage Loan during any Prepayment Period, an amount equal to one-twelfth of the product of the excess of the Net Mortgage Interest Rate of the related Mortgage Loan over 7.750%, multiplied by the amount of such Principal Prepayment (exclusive of the PO Percentage of such Principal Prepayment, in the case of a Discount Mortgage Loan).

               "IO Reinvestment Yield": With respect to any of the Class X-1 and Class X-2 Certificates, an amount equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the stated maturity date of the Mortgage Loan on which a Principal Prepayment is received.

               "Liquidated Loan": A Specially Serviced Mortgage Loan as to which the Special Servicer has made a Final Recovery Determination.

               "Liquidation Expenses": Expenses incurred by the Servicer, Trustee or Special Servicer in accordance with Accepted Servicing Practices in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property (including, without limitation, legal fees and expenses, committee or referee fees, appraisal fees, environmental evaluation fees, property inspection costs incurred by the Special Servicer, reasonable litigation related travel expenses and, if applicable, brokerage commissions and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such REO Property not previously reimbursed from collections or other proceeds therefrom.

               "Liquidation Proceeds": Any of the following (i) Condemnation Proceeds, (ii) the amount of cash (other than the Insurance Proceeds) received in connection with the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) the amount of cash (other than the Insurance Proceeds) received in connection with a purchase or sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or
Section 9.01.

               "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Seller, as set forth in the Mortgage Loan Schedule (or, after the Closing Date, the loan number by which such Mortgage Loan is identified on the books and records of the Servicer or the Special Servicer, which number shall be given to the Trustee in writing and by magnetic tape in a format mutually agreed upon between the Servicer and the Trustee); provided that for the purposes of providing reports required pursuant to Article IV, Loan Number shall refer to the Prospectus I.D. number as set forth in the Mortgage Loan Schedule.

               "Lower-Tier Available Transfer Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the Available Distribution Amount for such Distribution Date and (ii) the aggregate amount of Prepayment Charges collected during the Related Prepayment Period, minus (b) the Class LR Distribution Amount for such Distribution Date.

               "Lower-Tier Distribution Account": The account or accounts created and maintained by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, Lower-Tier Distribution Account," and which shall be an Eligible Account.

               "Lower-Tier Interests": Any of the Lower-Tier Regular Interests and the Class LR Certificate issued pursuant to this Agreement.

               "Lower-Tier Notional Amount": Either the Class LX-1 Notional Amount or the Class LX-2 Notional Amount.

               "Lower-Tier Principal Amount": With respect to any Class of Lower-Tier Regular Interests (other than the Class LX-1 and Class LX-2 Lower-Tier Regular Interests), (i) on or prior to the first Distribution Date, an amount equal to the initial principal amount of

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

such Class as specified in the Lower-Tier REMIC table in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Determination Date, the Lower-Tier Principal Amount of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(vi).

               "Lower-Tier Regular Interests": Any of the Class LA-1A, Class LA-1B, Class LA-1C, Class LX-1, Class LA-2A, Class LA-2B, Class LX-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ and Class LP Interests issued pursuant to this Agreement.

               "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (other than any Retained Interest with respect to any Mortgage Loans), any REO Property with respect thereto, such amounts as shall from time to time be held in the Collection Account (other than with respect to the Retained Interests), any REO Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

               "Lower-Tier Remittance Rate": With respect to any Lower-Tier Regular Interest (other than the Class LX-1 and Class LX-2 Lower-Tier Regular Interests), for any Distribution Date, a per annum rate of 7.750%, and with respect to the Class LX-1 and Class LX-2 Interests, the Class X-1 Pass-Through Rate and the Class X-2 Pass-Through Rate, respectively.

               "MAI":  Member of the Appraisal Institute.

               "Minimum Bid Price": With respect to the sale of an REO Property or Mortgage Loan pursuant to Section 3.18, a price equal to the lesser of (i) the Repurchase Price for such REO Property, and (ii) the greater of (A) the value of such REO Property as determined by an appraisal of such REO Property performed by an Independent appraiser in accordance with MAI standards and methodologies within the past twelve months, and (B) a price such that any Realized Loss resulting from the sale of such REO Property at such price, when combined with all other Realized Losses not yet allocated to the Certificates as of such date of sale, would (other than the PO Percentage of any such Realized Losses) be allocable only to the most subordinated Class of Regular Certificates (other than the Class X Certificates) then outstanding, to the Controlling Class and Classes of Regular Certificates (other than the Class X and Class P Certificates) senior to the Controlling Class that are wholly-owned by the purchaser of such REO Property or Mortgage Loan or any Affiliate thereof.

               "Minimum Termination Price":  As defined in Section 9.01(c).

               "Modified Servicing Fee Rate":  As defined in Section 7.02.

               "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on a Mortgaged Property securing a Note, together with any rider, addendum or amendment thereto, as amended from time to time.

               "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Interest Rate, the excess, if any, of (a) interest accrued on the Scheduled Principal Balance thereof during the one-month interest accrual period set forth in the related Note at the related Mortgage Interest Rate over (b) the interest portion of the related Scheduled Payment or, if applicable, Assumed Scheduled Payment due on such Due Date.

               "Mortgage Documents": With respect to any Mortgage Loan, the documents listed in clauses (i) (other than the endorsement to the Trustee thereon), (ii), (iv), (v), (vi), (viii), (ix) (other than the Re-assignment of Assignment of Leases, Rents and Profits referred to therein) and (x) of Section 2.01(a).

               "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(a)(i) through (x) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to this Agreement.

               "Mortgage Interest Rate": With respect to any Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan) on or prior to its maturity date, the per annum rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan (not including any Contingent Interest) from time to time in accordance with the terms of the related Note (as such may be modified at any time following the Closing Date) and applicable law. With respect to any Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan) after its maturity date, the per annum rate described in the preceding sentence determined without regard to the passage of such maturity date. With respect to any REO Mortgage Loan, the per annum rate described in the two preceding sentences, as applicable, determined as if the related Mortgage Loan had remained outstanding.

               "Mortgage Loan": Each mortgage loan identified on the Mortgage Loan Schedule.

               "Mortgage Loan Due Period": With respect to each Mortgage Loan and any Distribution Date, the period ending on the day prior to the Due Date occurring in the Related Due Period and beginning on the preceding Due Date, or, in the case of an REO Mortgage Loan, each period that would have been a Mortgage Loan Due Period if the related Mortgage Loan were still outstanding.

               "Mortgage Loan Group": Each of the Group 1 Mortgage Loans or the Group 2 Mortgage Loans.

               "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Exchange Agreement, dated as of February 1, 1996, between the Seller and the Depositor pursuant to which the Mortgage Loans are conveyed to the Depositor.

               "Mortgage Loan Schedule": As of any date, the list of mortgage loans included in the Trust Fund on such date, such list as of the Closing Date being attached hereto as

Exhibit B. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement.

               "Mortgaged Property": The underlying property (including any REO Property) that secures the indebtedness of the Borrower under the related Mortgage Loan together with improvements thereto and with any personal property, fixtures, leases and other property or rights pertaining thereto and the Borrower's interest therein.

               "Net  Collections":   With  respect  to  any  Specially  Serviced
Mortgage Loan (or a Mortgage Loan that previously was a Specially Serviced Mortgage Loan) or any REO Property, an amount equal to (i) any payment of principal or interest, net of related expenses, including, but not limited to, the Special Servicing Fee and expenses of enforcing the terms of the Specially Serviced Mortgage Loan (but excluding amounts set forth in the following clause
(iii) which are applied to any payment described in this clause (i)), (ii) in the case of an REO Property, Net Income, (iii) Liquidation Proceeds and
Insurance Proceeds (net of any Liquidation Expenses, outstanding Servicing Advances, accrued but unpaid Advance Interest, the Servicing Fee and Special Servicing Fee payable for such Mortgage Loan or REO Property), and (iv) any Prepayment Charges.

               "Net Excess Prepayment Interest": With respect to any Distribution Date, the amount by which the Excess Prepayment Interest for all Mortgage Loans exceeds the Prepayment Interest Shortfalls for all Mortgage Loans as of such Distribution Date.

               "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

               "Net Liquidation Proceeds": The excess of Liquidation Proceeds received with respect to any Mortgage Loan or REO Property over the amount of Liquidation Expenses incurred with respect thereto.

               "Net Mortgage Interest Rate": With respect to any Mortgage Loan (including any successor REO Mortgage Loan) as of the related Mortgage Loan Due Period, the Mortgage Interest Rate during such Mortgage Loan Due Period, less the Administrative Cost Rate (expressed as a per annum rate on the Scheduled Principal Balance of the Mortgage Loans).

               "Net Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan Group, the excess, if any, of (i) the aggregate amount of the Prepayment Interest Shortfall for all Mortgage Loans in such Mortgage Loan Group for such Distribution Date over (ii) the aggregate amount of the Excess Prepayment Interest for all Mortgage Loans in such Mortgage Loan Group for such Distribution Date.

               "Net REO Proceeds": Subject to Section 1.02(v), with respect to each REO Property and any Prepayment Period, any amount withdrawn from the related REO Account and deposited into the Collection Account pursuant to
Section 3.17(f) with respect to such REO Property and such Prepayment Period.

               "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed, modified or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

               "NOI Adjustment Worksheet": A report prepared by the Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit L attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit L to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(c)(iii).

               "Non-PO Percentage": With respect to any Discount Mortgage Loan, an amount expressed as a percentage equal to the Net Mortgage Interest Rate as of the Cut-Off Date of such Discount Mortgage Loan, divided by 7.750%.

               "Nonrecoverability Determination Notice": With respect to any determination by the Servicer, the Trustee or the Fiscal Agent, as applicable, that an Advance would be a Nonrecoverable Advance, an Officers' Certificate of the Servicer, the Trustee or the Fiscal Agent, as applicable, delivered to the Special Servicer (but only with respect to Specially Serviced Mortgage Loans), the Trustee and the Depositor, setting forth such determination of nonrecoverability and the procedure and considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which may include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer, Trustee, Fiscal Agent or Special Servicer inquiries, and shall include an internal or external appraisal performed in accordance with MAI standards and methodologies on the related Mortgage Loan or Mortgaged Property, and which may include, without limitation, considerations relating to Environmental Conditions with respect to the related Mortgaged Property or REO Property and any related costs of any environmental remediation).

               "Nonrecoverable Advance":  As defined in Section 3.03(c)(iv).

               "Non-U.S. Person": A Person that is not considered under the Code
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its source.

               "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a

Borrower, or to which the Borrower's interest in Mortgaged Property is subject, under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

               "Notice of Termination": Any of the Purchase Notices given to the Trustee by a Possible Purchaser pursuant to Section 9.01(c).

               "Notional Amount": Any of the Class X-1 Notional Amount, the Class X-1A Notional Amount, the Class X-2 Notional Amount and the Class X-2A Notional Amount.

               "OA Extension": An extension of the maturity date of a Mortgage Loan, where but for the direction of the Operating Adviser, the Special Servicer would not have agreed to such extension.

               "OA Extension Period": The three-year period of time from and after the date of an OA Extension.

               "Offered Certificates": Class A, Class B, Class C, Class D, Class E and Class X Certificates.

               "Officers' Certificate": A certificate signed on behalf of the applicable entity by the Chairman of the Board, the Vice Chairman of the Board, the President, any Senior Vice President or Vice President or Managing Director or an Assistant Vice President (each, however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Servicer or its general partner, the Depositor, the Special Servicer, the Fiscal Agent or the Corporate Trust Office of the Trustee, or any person authorized to act for the Seller with respect to the particular matter, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Servicer and/or the Special Servicer, as the case may be.

               "Operating Adviser":  As defined in Section 3.23(a).

               "Operating Income": All income derived from a Mortgaged Property or an REO Property other than Insurance Proceeds, any Repurchase Price or Liquidation Proceeds and other funds required to be held in trust by the Borrower (i.e., security deposits) for the benefit of a third party, until such amounts are released to the Borrower.

               "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgage Property, a report substantially containing the content described in Exhibit K attached hereto.

               "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be employees of, or other counsel for, the Depositor, the Seller, the Servicer or the

Special Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Servicer or the Special Servicer pursuant to Section 6.04 must be, in each of the cases described in clause (a),
(b) and (c) hereof, an opinion of counsel who is Independent of the Depositor, the Servicer and the Special Servicer (without giving effect to the proviso to the definition of the term "Independent").

               "OTS":  Office of Thrift Supervision, or any successor thereto.

               "Outstanding": Means as of any time of determination, such Certificates which have not then been retired.

               "Ownership Interest": Any record or beneficial interest in a Residual Certificate.

               "P&I Advance":  As defined in Section 3.03(c)(i).

               "Pass-Through Rate" or "Pass-Through Rates": Any or all of the Class A-1A Pass-Through Rate, the Class A-1B Pass-Through Rate, the Class A-1C Pass-Through Rate, the Class A-2A Pass-Through Rate, the Class A-2B Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class I Pass-Through Rate, the Class J Pass-Through Rate, the Class X-1 Pass-Through Rate, the Class X-1A Pass-Through Rate, the Class X-2 Pass-Through Rate and the Class X-2A Pass-Through Rate.

               "Paying Agent": As defined in Section 5.06.

               "Percentage Interest": With respect to each Certificate of any Class at any time except as set forth in the last sentence of the definition hereof, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places, if necessary), the numerator of which is the Certificate Principal Amount (or the Notional Amount, in the case of the Class X Certificates) represented by such Certificate determined as of the Distribution Date immediately preceding such time and the denominator of which is the aggregate Certificate Principal Amount (or Notional Amount, in the case of the Class X Certificates) of all of the Certificates of such Class determined as of the Distribution Date immediately preceding such time. With respect to each Residual Certificate, the percentage interest is set forth on the face thereof.

               "Permitted Transferee": With respect to a Residual Certificate, any Person or agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Trustee based upon an Opinion of Counsel to the effect that the Transfer of an Ownership Interest in any Residual
Certificate  to  such  Person   may   cause   either  the  Lower-Tier  REMIC  or
the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, and (c) a Person that is a Non-U.S. Person (other than (i) a Non-U.S. Person in whose hands the income from such Residual Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or other prescribed form or (ii) a Non-U.S. Person, if in connection with the proposed transfer of such Residual Certificate, the transferor provides an Opinion of Counsel to the Trustee to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulation ss. 1.860G-3).

               "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

               "Plan":  As defined in Section 5.03(b).

               "PO Percentage": With respect to any Discount Mortgage Loan, an amount expressed as a percentage equal to the excess of (a) 100% over (b) the Non-PO Percentage for such Discount Mortgage Loan.

               "Possible Purchaser":  As defined in Section 9.01(c).

               "Prepayment Charges": With respect to any Mortgage Loan, any premium or yield maintenance amount paid by the related Borrower in connection with (i) any Principal Prepayment on such Mortgage Loan pursuant to any provision in the related Mortgage or Note which provides for the payment of such premium or (ii) any provision in the related Mortgage or Note for such Mortgage Loan which provides for the payment of such premium in the event of an acceleration of the principal balance of such Mortgage Loan upon a default.

               "Prepayment Interest Shortfall": For any Distribution Date, with respect to each Mortgage Loan as to which a full or partial Principal Prepayment (other than a Principal Prepayment in full due to a default, casualty, condemnation or liquidation) or Balloon Payment is made (i) in the case of Principal Prepayments, during the Related Prepayment Period and prior to the Due Date in the Related Due Period or (ii) in the case of Balloon Payments, where the Balloon Payment has a Due Date in the Related Due Period and such Due Date occurs less than one full month after the preceding Due Date for such Mortgage Loan, an amount equal to the excess of (a) the aggregate amount of interest which would have accrued at the related Mortgage Interest Rate on the Scheduled Principal Balance of such Mortgage Loan for the one-month period commencing on the Due Date preceding the date such Principal Prepayment is made or such Balloon Payment is due, as the case may be, over (b) the aggregate amount of interest that did accrue on such Scheduled Principal Balance at the related Mortgage Interest Rate for the period commencing on such preceding Due Date and ending on the date such Principal Prepayment is made or such Balloon Payment is due, as the case may be.

               "Prepayment Period": With respect to any Distribution Date, the period from (and including) the first day after the Determination Date occurring in the calendar month preceding such Distribution Date (or the day after the Cut-Off Date, in the case of the first Distribution Date) to (and including) the Determination Date in the calendar month in which such Distribution Date occurs.

               "Principal Aggregation Date": The first Distribution Date on which the Certificate Principal Amount of either the Class A-1C or the Class A-2B Certificates has been reduced to zero.

               "Principal Distribution Amount": With respect to each Mortgage Loan Group for any Distribution Date, the sum of (without duplication):

               (i) the principal portion of all Scheduled Payments, including Balloon Payments, due during the Related Due Period and Assumed Scheduled Payments deemed to be due during the Related Due Period, to the extent collected or advanced by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date with respect to the Mortgage Loans in such Mortgage Loan Group;

               (ii)   the  principal  portion  of  all  Principal   Prepayments,
including Net Liquidation Proceeds, Net REO Proceeds and Insurance Proceeds to the extent received on the Mortgage Loans or REO Properties in such Mortgage Loan Group during the Related Prepayment Period;

               (iii) the principal portion of the proceeds of all repurchases of Mortgage Loans in such Mortgage Loan Group repurchased by the Seller during the Related Prepayment Period;

               (iv) any Appraisal Reduction Amount for such Distribution Date relating to any Mortgage Loans in such Mortgage Loan Group, but only to the extent available for distribution from interest otherwise distributable on the Subordinate Certificates to which the related Appraisal Reduction is allocated (after reduction of the Distributable Certificate Interest for such Certificates for Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions to such Subordinate Certificates pursuant to Section 4.07), Certificate Deferred Interest and Excess Prepayment Interest Shortfalls, but not for Appraisal Reduction Amounts); and

               (v) all other collections or proceeds allocable to principal with respect to the Mortgage Loans which are received during the related Prepayment Period;

               less (without duplication):

               (a) the principal portion of all Scheduled Payments collected on or prior to the Related Determination Date but due on a Due Date subsequent to the end of the Related Due Period with respect to the Mortgage Loans in such Mortgage Loan Group;

               (b) all Principal Prepayments, including the principal portion of all Net Liquidation Proceeds, Net REO Proceeds and Insurance Proceeds with respect to Mortgage

Loans or REO Properties in such Mortgage Loan Group received after the end of the Related Prepayment Period;

               (c) any Additional Expense Losses incurred on Mortgage Loans in such Mortgage Loan Group which have not previously been allocated as of the related Determination Date and are allocated to reduce principal distributions pursuant to Section 4.07; and

               (d) the PO Percentage of any principal payment (including any Principal Prepayment) made on any Discount Mortgage Loan in such Mortgage Loan Group for such Distribution Date and included in clauses (i), (ii), (iii) or (v) above.

               "Principal Prepayment": (i) Any payment in respect of principal (other than a Scheduled Payment) on a Mortgage Loan or any related REO Property which is received in advance of its scheduled due date, including, without limitation, the principal component (determined pursuant to Section 1.02(ii), if applicable) of any Net REO Proceeds in excess of the principal portion of any Assumed Scheduled Payment, Insurance Proceeds and Net Liquidation Proceeds received with respect to a Mortgage Loan whether or not a Final Recovery
Determination has been made with respect thereto and (ii) the principal component of the Repurchase Price of any Mortgage Loan that is purchased or repurchased pursuant to Section 2.03(b), 3.17(a) or 3.18.

               "Property Protection Expenses": Any costs and expenses for which the Servicer is required to make a Servicing Advance, including pursuant to Sections 3.03(c)(iii), 3.04(b), 3.08(a), 3.08(b), 3.10(a), 3.10(c), 3.10(d),
3.17(c), 3.17(e), 3.17(g), 3.19(a), 3.19(b) and 6.03(a).

               "Property Valuation":  As defined in Section 3.19(b).

               "Prospectus": The Depositor's Prospectus dated January 29, 1996 and the Prospectus Supplement relating to the Offered Certificates.

               "Prospectus   Supplement":   The  Prospectus  Supplement,   dated
February 9, 1996 relating to the Offered Certificates.

               "Purchase Date":  As defined in Section 3.17(a).

               "Purchase Notice":  As defined in Section 9.01(c).

               "PV Yield Loss Amount": With respect to each Class of Regular Certificates (other than the Class X and Class P Certificates), as calculated on any Distribution Date in respect of any Principal Prepayment received during the Related Prepayment Period, an amount equal to the present value of a series of monthly payments each equal to the Interest Payment Adjustment for such Class of Certificates in connection with such Principal Prepayment and payable on each subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates, and (b) the stated maturity date for such Mortgage Loan, discounted at the applicable Reinvestment Yield (expressed on a mortgage equivalent basis) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates, and (b) the stated maturity date for such Mortgage Loan. With respect to the Class X-1 and Class X-2 Certificates, as calculated on any Distribution Date in respect of any Principal Prepayment of a Mortgage Loan received during the Related Prepayment Period, an amount equal to the present value of a series of monthly payments each equal to the IO Interest Payment Adjustment for such Class of Certificates in connection with such Principal Prepayment and payable on each subsequent Distribution Date to and including the stated maturity for such Mortgage Loan, discounted at the applicable IO Reinvestment Yield (expressed on a mortgage equivalent basis) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the stated maturity date for such Mortgage Loan; provided, however, the Class X-1 or Class X-2 Certificates may only incur a PV Yield Loss Amount with respect to a Principal Prepayment of a Mortgage Loan if such Mortgage Loan is used to calculate the Notional Amount of such Class of Certificates. With respect to each Component of the Class X-1A Notional Amount of the Class X-1A Certificates, as calculated on any Distribution Date in respect of any Principal Prepayment received during the Related Prepayment Period, an amount equal to the aggregate of the present values of a series of monthly payments each equal to the Interest Payment Adjustment for such Component in connection with such Principal Prepayment and payable on each subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates, and (b) the stated maturity date for such Mortgage Loan, for the Class A-1A Certificates in the case of Component A-1A, the Class A-1B Certificates in the case of Component A-1B, the Class A-1C Certificates in the case of Component A-1C, the Class B Certificates in the case of Component B, the Class C Certificates in the case of Component C, and the Class D Certificates in the case of Component D, discounted at the applicable Reinvestment Yield (expressed on a mortgage equivalent basis) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates related to such Component, and (b) the stated maturity date for such Mortgage Loan. With respect to each Component of the Class X-2A Notional Amount of the Class X-2A Certificates, as calculated on any Distribution Date in respect of any Principal Prepayment of a Mortgage Loan received during the Related Prepayment Period, an amount equal to the aggregate of the present values of a series of monthly payments, each equal to the Interest Payment Adjustment for such Component in connection with such Principal Prepayment and payable on each subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates related to such Component, and (b) the stated maturity date for such Mortgage Loan, for the Class A-2A Certificates in the case of Component A-2A and the Class A-2B Certificates in the case of Component A-2B, discounted at the applicable Reinvestment Yield (expressed on a mortgage equivalent basis) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates related to such Component, and (b) the stated maturity date for such Mortgage Loan.

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

               "Qualified GIC": A guaranteed investment contract or surety bond providing for the investment of funds in the accounts established pursuant to this Agreement and insuring a minimum or fixed rate of return on investments of such funds, which contract or surety bond shall:

               (a)    be  an  obligation  of  an  insurance   company  or  other
corporation whose long-term debt rating has the Certificate Rating;

               (b) provide that the Servicer or the Special Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

               (c) provide that, if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract or funds would result in a downgrading, qualification or withdrawal of the then current rating on the Certificates by any of the Rating Agencies, the Servicer or the Special Servicer may terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Servicer or Special Servicer, as applicable;

               (d) provide that the Servicer's or the Special Servicer's interest therein shall be transferable to any successor or assignee of the Servicer or Special Servicer, as the case may be, hereunder;

               (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the applicable account not later than the Business Day prior to the next date upon which, as described in this Agreement, such amounts are necessary to be withdrawn from the applicable account; and

               (f) not result in a downgrading, qualification or withdrawal of the rating then assigned to any of the Certificates by the Rating Agencies as confirmed in writing by each Rating Agency.

               "Qualified Institutional Buyer": Investors in the Certificates who are qualified institutional buyers within the meaning of Rule 144A.

               "Qualified Insurer": With respect to any Mortgage Loan, REO Property or REO Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property or REO Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided, and that has a claim paying ability rated at least "A IX" by A.M. Best and at least "A" by S&P and Fitch (if rated by Fitch), or such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency, and (ii) with respect to the Servicer Errors and Omissions

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

Insurance Policy or the Servicer Fidelity Bond, and the Special Servicer Errors and Omissions Insurance Policy or the Special Servicer Fidelity Bond, an insurance company that has a claim paying ability rated at least "A IX" by A.M. Best and at least "A" by S&P and Fitch (if rated by Fitch), or such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency.

               "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) and applicable proposed Treasury Regulations promulgated pursuant thereto (but without regard to the rule in Treasury Regulation ss. 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

               "Rated Final Distribution Date": February 25, 2028, the first Distribution Date after the 24th month that follows the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

               "Rating Agency": Each of Fitch and S&P. If such agencies or successors thereto are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency or other comparable Person designated by the Trustee, notice of which designation shall be given to the Depositor, the Servicer and the Special Servicer. References herein to the highest rating category of a Rating Agency shall mean "AAA" in the case of Fitch and "AAA" in the case of S&P, and in the case of any other Rating Agency shall mean such highest rating category or better without regard to any plus or minus or any numerical qualifier.

               "Realized Loss": Losses arising from the inability to collect all amounts due and owing under any Mortgage Loan (including any REO Mortgage Loan), including by reason of fraud or bankruptcy of the related Borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance which shall be, in respect of a Liquidated Loan (or related REO Property), an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Liquidated Loan (or deemed principal balance in the case of an REO Property) as of the date of final liquidation, together with (i) all accrued and unpaid interest thereon (or interest deemed to have accrued in the case of an REO Property) at the related Mortgage Interest Rate to but not including the Due Date in the Due Period in which the liquidation occurred, (ii) all unreimbursed Servicing Advances with respect to such Mortgage Loans, and (iii) accrued and unpaid interest on unreimbursed Advances, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of Liquidation Expenses). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven also will be treated as a Realized Loss of principal or interest, as applicable. Realized Losses on a

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

Mortgage Loan will be allocated first to the principal balance of that Mortgage Loan, and then to interest.

               "Re-assignment of Assignment of Leases, Rents and Profits": As defined in Section 2.01(ix).

               "Record Date": With respect to each Distribution Date, the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

               "Regular Certificate": Any one of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class P, and Class X Certificates issued, authenticated and delivered hereunder.

               "Rehabilitated Mortgage Loan": Any Specially Serviced Mortgage Loan with respect to which (A), in the case of Specially Serviced Mortgage Loans as to which a Servicing Transfer Event specified in clauses (i), (ii) or (iii) of the definition of Servicing Transfer Event has occurred, the Servicer has notified the Special Servicer that three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), and all prior payment defaults have been cured, or (B) in the case of Specially Serviced Mortgage Loans as to which a Servicing Transfer Event specified in clause (iv), (v), (vi), (vii) or (viii) of such definition has occurred, the Special Servicer has notified the Servicer that the event giving rise to such Servicing Transfer Event has been remedied, cured or otherwise satisfactorily resolved.

               "Reinvestment Yield": With respect to any of the Regular Certificates (and Components A-1A, A-1B, A-1C, B, C and D of the Class X-1A Notional Amount and Components A-2A and A-2B of the Class X-2A Notional Amount), other than the Class P, Class X-1 and Class X-2 Certificates, an amount equal to the yield (expressed on a mortgage equivalent basis) on the U.S. Treasury issue (primary issue) with a maturity date closest to the Assumed Final Distribution Date for such Class of Certificates.

               "Related Due Period": With respect to any Distribution Date and the Prepayment Period immediately preceding such Distribution Date, the Due Period ending in the calendar month in which such Distribution Date occurs.

               "Related Prepayment Period": With respect to any Distribution Date and the Due Period immediately preceding such Distribution Date, the Prepayment Period ending in the calendar month in which such Distribution Date occurs.

               "REMIC": A "real estate mortgage investment conduit" within the meaning of Code Section 860D (or any successor thereto).

               "REMIC Pool": Each segregated pool of assets designated as a REMIC pursuant to this Agreement.

               "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which presently appear at Code Sections 860A through 860G and related provisions, Treasury Regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

               "Remittance Report": A report prepared by the Servicer pursuant to Section 4.03(a) in writing and on computer readable magnetic medium, in form reasonably acceptable to the Trustee, containing such information as is set forth in Section 4.03 regarding the Mortgage Loans and such other information as will permit the Trustee to calculate the amounts to be distributed pursuant to
Section 4.01 and to furnish statements to Certificateholders pursuant to Section
4.02 and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

               "Rents from Real Property": With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Code Section in its present form, does not include:

                      (i) except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                      (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust owns directly or indirectly (including by attribution or otherwise) a 10 percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);

                      (iii)  any  amount   received  or  accrued,   directly  or
        indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                      (iv) any amount charged for services (whether or not such charges are separately stated) that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property, within the meaning of Treasury Regulation Section 1.856-4(b)(1); and

                      (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

               "REO Account":  As defined in Section 3.17(b).

               "REO Mortgage Loan": A Mortgage Loan as to which the related Mortgaged Property is an REO Property, notwithstanding any release, reduction or extinguishment of the

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


indebtedness evidenced by such Mortgage Loan (as described in and subject to Section 1.02(iv) and Section 3.10(a)).

               "REO Property": A Mortgaged Property which has been acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (excluding circumstances where the Trust cannot receive any profit or sustain any loss with respect to such Mortgaged Property except as a creditor of the related Borrower) or a Mortgaged Property that the Trustee has acquired possession of or is operating pursuant to the related Mortgage Loan or that has been abandoned by the Borrower.

               "REO Status Report": A report substantially containing the content described in Exhibit I attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the Related Prepayment Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

               "Repurchase Price": With respect to any Mortgage Loan or REO Property, an amount, calculated by the Servicer or the Special Servicer, as applicable, equal to:

                (i) the unpaid principal balance of such Mortgage Loan (or, in the case of any REO Property, the related REO Mortgage Loan) as of the date as to which a payment was last made by the related Borrower; plus

                (ii) unpaid interest accrued on such Mortgage Loan at the Mortgage Interest Rate to, but not including, the Due Date in the Due Period in which the repurchase or sale is to occur; plus

                (iii) any unreimbursed Servicing Advances allocable to such Mortgage Loan; plus

                (iv)  accrued  and  unpaid  Advance   Interest  on  unreimbursed
        Advances; plus

                (v) the amount of any other Additional Trust Fund Expenses directly related to such Mortgage Loan which have been previously paid or reimbursed to, or remain payable or reimbursable to, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer or any other Person.

               "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

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

               "Responsible Officer": Any officer of the Trustee assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any officer of the Trustee employed within the Corporate Trust Office, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name appears on a list of corporate trust officers furnished to the Depositor, the Operating Adviser, the Fiscal Agent, the Servicer and the Special Servicer by the Trustee, as such list may from time to time be amended.

               "Restricted Certificate":  As defined in Section 5.10.

               "Retained Interest": Either a Contingent Interest or a Retained Servicing Interest.

               "Retained Interest Holder": The Seller and its successors in interest and assigns with respect to the Retained Interests.

               "Retained Interest Payment": With respect to any Mortgage Loan, any payment made in connection with a Retained Interest.

               "Retained Servicing Interest": With respect to each Mortgage Loan and each related Mortgage Loan Due Period, an amount, payable on the Servicer Remittance Date solely from interest actually collected on such Mortgage Loan, equal to the sum of (a) the product of the Retained Servicing Interest Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of such Mortgage Loan Due Period, and (b) any Retained Servicing Interest due on a prior Servicer Remittance Date but remaining unpaid.

               "Retained Servicing Interest Rate": A rate per annum equal to 0.037%, or, solely for purposes of allocating the portion of the Retained Servicing Interest to be remitted to the Retained Interest Holder in the event a portion thereof is used to pay a successor servicer pursuant to Section 7.02(b), such lower rate as is established pursuant to Section 7.02(b).

               "Rule 144A": Rule 144A promulgated by the Securities and Exchange Commission, as the same may be amended from time to time.

               "S&P": Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., and its successors in interest.

               "Scheduled Payment": With respect to a Mortgage Loan, each scheduled payment of principal and interest (including any Balloon Payment) on such Mortgage Loan required to be paid on a Due Date by the Borrower in accordance with the terms of the related Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received), giving effect to any modifications thereof and reduction of the Scheduled Payment which a Borrower is obligated to pay as a result of any proceeding under bankruptcy law or any similar proceedings.

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

               "Scheduled Principal Balance": With respect to any Mortgage Loan, as of any Determination Date, the principal balance of such Mortgage Loan as of the Cut-Off Date (a) reduced by (i) any Principal Prepayments received on or prior to such Determination Date, (ii) the principal portion of any Scheduled Payment due on or before the end of the immediately preceding Due Period (or, if applicable, the principal portion of any Assumed Scheduled Payment in respect of the related delinquent Balloon Mortgage Loan), irrespective of any delinquency in payment by the Borrower (but after giving effect to any previous modification in the terms of such Mortgage Loan), and (iii) any adjustment thereto in the amount of a Deficient Valuation or modification reducing the principal amount due on such Mortgage Loan, and (b) increased by the amount of the Mortgage Deferred Interest, if any, added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period; provided, however that after the Special Servicer has made a Final Recovery Determination with respect to any Specially Serviced Mortgage Loan, the Scheduled Principal Balance of such Specially Serviced Mortgage Loan shall be zero.

               "Seller":   Confederation   Life  Insurance   Company  (U.S.)  In
Rehabilitation, the estate of the United States branch of Confederation Life Insurance Company, a Canadian mutual life insurance company in liquidation. References herein to the Seller include the Insurance Commissioner of the State of Michigan, solely in his capacity as rehabilitator of the Seller and/or persons acting pursuant to his delegated authority in dealing with the applicable assets (including the Mortgage Loans) and liabilities of the Seller, and any Person considered to be a "successor in interest" to the Seller under the Mortgage Loan Purchase Agreement.

               "Senior Certificates": Collectively, the Class A and Class X Certificates.

               "Servicer": Midland Loan Services, L.P., a Missouri limited partnership, and its successors in interest, or any successor Servicer appointed as herein provided.

               "Servicer   Advance   Limitation":    As   defined   in   Section
3.03(c)(vii).

               "Servicer Errors and Omissions Insurance Policy": An errors and omissions insurance policy maintained by the Servicer with a Qualified Insurer which names the Trustee as loss payee.

               "Servicer Fidelity Bond": A bond or insurance policy with a Qualified Insurer under which the insurer (i) agrees to indemnify the Servicer (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Servicer's directors, officers or employees, (ii) provides for limits of liability under such bond for each director, officer or employee of not less than an amount required for the Servicer by FNMA or FHLMC with respect to multifamily mortgage loans and as is customary with respect to servicers of commercial loans, and (iii) names the Trustee as loss payee.

               "Servicer Modification Fee": A fee of $5,000, payable to the Servicer (a) with respect to any Balloon Mortgage Loan (that is not either a Specially Serviced Mortgage Loan or an REO Mortgage Loan) as compensation for performing the services necessary to extend

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


the maturity of such Balloon Mortgage Loan with the consent of the Special Servicer pursuant to Section 3.20(a), and (b) with respect to any Mortgage Loan, as compensation for performing the services necessary to modify such Mortgage Loan as permitted pursuant to Section 3.20(f), in each case, to the extent not prohibited under the Mortgage Loan and collected by the Servicer from the related Borrower.

               "Servicer Remittance Date": The 24th day of each calendar month, or if such 24th day is not a Business Day, the immediately preceding Business Day.

               "Servicing Advance":  As defined in Section 3.03(c)(iii).

               "Servicing Fee": With respect to any Mortgage Loan (including REO Mortgage Loans) and any Distribution Date, an amount equal to the product of (i) 1/12th of the Servicing Fee Rate times (ii) the Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Mortgage Loan Due Period.

               "Servicing Fee Rate": A rate per annum equal to 0.023%, or, if applicable, the Modified Servicing Fee Rate.

               "Servicing Officer": Any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers or employees of the Servicer furnished to the Depositor, the Trustee and the Special Servicer on the Closing Date by the Servicer, as such list may from time to time be amended by the Servicer.

               "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following: (i) if such Mortgage Loan is a Balloon Mortgage Loan, a payment default shall have occurred on such Mortgage Loan at its original maturity date and the Servicer shall not have extended the maturity of such Mortgage Loan within 31 days following its original maturity date as permitted by Section 3.20(a) or a payment default occurs on such Mortgage Loan at its extended maturity date; (ii) any Scheduled Payment (other than a Balloon Payment) is more than 60 days delinquent; (iii) a payment default, in the judgment of the Servicer, is imminent and is not likely to be cured by the related Borrower within 60 days of such occurrence (and in the case of a Balloon Payment, the maturity of such Mortgage Loan is not likely to be extended by the Servicer within 31 days following such Mortgage Loan's original maturity date);
(iv) any other default occurs that, in the good faith reasonable judgment of the Servicer, materially impairs, or could materially impair, the use or marketability of any related Mortgaged Property or the value thereof as security for such Mortgage Loan; (v) the Servicer receives notice that the related Borrower has entered into or consented to bankruptcy, the appointment of a receiver or conservator, or a similar insolvency or similar proceeding, or the Borrower has become the subject of a decree or order for such a proceeding that shall have remained in full force undischarged or unstayed for a period of 60 days; (vi) the Servicer shall have received notice of the foreclosure or proposed foreclosure of any lien on any Mortgaged Property; (vii) the Servicer receives notice that the related Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or (viii) the Servicer receives notice that the related Borrower has violated any "due-on-sale" or "due-on-encumbrance" clause in the related Mortgage.

               "Special  Servicer":   J.E.  Robert  Company,  Inc.,  a  Virginia
corporation, and its successors in interest, or any successor special servicer as herein provided.

               "Special Servicer Determination Date": With respect to any Distribution Date, the second Business Day preceding the related Determination Date.

               "Special Servicer Errors and Omissions Insurance Policy": An errors and omissions insurance policy maintained by the Special Servicer with a Qualified Insurer which names the Trustee as loss payee.

               "Special Servicer Extension Fee": A fee of $1,000, payable to the Special Servicer with respect to any Balloon Mortgage Loan (that is not either a Specially Serviced Mortgage Loan or an REO Mortgage Loan), that has had its maturity date extended by the Servicer with the consent of the Special Servicer pursuant to Section 3.20(a) and to the extent permitted under the Mortgage Loan and collected by the Servicer from the related Borrower.

               "Special Servicer Fidelity Bond": A bond or insurance policy with a Qualified Insurer under which the insurer (i) agrees to indemnify the Special Servicer (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Special Servicer's directors, officers or employees, (ii) provides for limits of liability under such bond for each director, officer or employee of not less than an amount required for the Special Servicer by FNMA or FHLMC with respect to multifamily mortgage loans and as is customary with respect to servicers of commercial loans, and (iii) names the Trustee as loss payee.

               "Special   Servicer   Remittance   Date":  With  respect  to  any
Distribution Date, the second Business Day preceding such Distribution Date.

               "Special Servicing Fee":  As defined in Section 3.12(b)(i).

               "Special Servicing Fee Rate": A rate per annum equal to 0.25% with respect to each Specially Serviced Mortgage Loan.

               "Special Servicing Officer": Any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans and REO Properties whose name and specimen signature appears on a list of officers and employees of the Special Servicer furnished to the Depositor, the Trustee and the Servicer by the Special Servicer on the Closing Date, as such list may from time to time be amended.

               "Specially   Serviced  Mortgage  Loan":  As  defined  in  Section
3.01(a).

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               "Startup  Day":  The day  designated  as such pursuant to Section
2.07(a).

               "Subordinate Certificates": Collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, and Class J Certificates.

               "Termination Date": The Distribution Date, occurring no more than 90 days after the date of the first Notice of Termination delivered to the Trustee pursuant to Section 9.01(c), on which the Trust Fund is terminated pursuant to Section 9.01.

               "Termination Fee": An amount equal to $15,000 payable to the Special Servicer by the Holders of the Controlling Class in the event the Special Servicer is terminated without cause pursuant to Section 7.01(c) at any time prior to the second anniversary date of the Closing Date.

               "Top 100 Comparative Financial Status Report": A report substantially containing the content described in Exhibit E attached hereto, setting forth, to the extent such information is provided by the related Borrowers, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for the 100 Mortgage Loans with the greatest outstanding principal balance as of the Determination Date immediately preceding the preparation of such report for each of three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Seller.

               "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest.

               "Transfer Affidavit":  As defined in Section 5.03(c)(ii).

               "Transferor Letter":  As defined in Section 5.03(c)(ii).

               "Treasury Regulations": Temporary, proposed or final regulations of the United States Department of the Treasury.

               "Trust":  The trust created hereby.

               "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, other than the Retained Interest with respect to any Mortgage Loan;
(ii) all payments (other than (i) principal prepayments received on or before the Cut-Off Date which have been given effect in the principal balances shown on the Mortgage Loans as of the Cut-Off Date, and (ii) payments of fees and expenses payable to the Depositor under the Mortgage Loans on or before the Cut-Off Date) on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO

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Property;  (iv) all revenues  received in respect of any REO  Property;  (v) the
Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement; (vi) any Assignments of Leases, Rents and Profits; (vii) any guaranties, Escrow Accounts or other collateral given as additional security for any Mortgage Loans; (viii) all assets deposited in the Collection Account, the Distribution Account and the REO Accounts; and (ix) the proceeds of any of the foregoing, except to the extent expressly set forth herein.

               "Trustee": LaSalle National Bank, a nationally chartered bank in its capacity as trustee, and its successors in interest, or any successor trustee appointed as herein provided.

               "Trustee Fee": With respect to any Mortgage Loan (including REO Mortgage Loans) and any Distribution Date, an amount equal to the product of (i) 1/12th of the Trustee Fee Rate times (ii) the Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Mortgage Loan Due Period.

               "Trustee Fee Rate":  A per annum rate equal to 0.01325%.

               "Trustee's Exception Report":  As defined in Section 2.02(a).

               "UCC": The Uniform Commercial Code, as enacted in each applicable state.

               "Uncertificated Accrued Interest": With respect to each Distribution Date (i) for any Class of Lower-Tier Regular Interest (other than the Class LP Interest, the Class LX-1 Interest and the Class LX-2 Interest), the amount of interest accrued for the related Interest Accrual Period at the Lower-Tier Remittance Rate on the Lower-Tier Principal Amount of such Class of Lower-Tier Regular Interests as of the beginning of such Interest Accrual Period, and (ii) for the Class LX-1 and LX-2 Interests, the amount of interest accrued for the related Interest Accrual Period at the Class X-1 and Class X-2 Pass-Through Rates, respectively, on the related Lower-Tier Notional Amounts of such Lower-Tier Regular Interests.

               "Uncertificated Distributable Interest": With respect to any Lower-Tier Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such Lower-Tier Regular Interest for such Distribution Date, reduced (to not less than zero) by the portion of any Realized Losses of interest, Excess Prepayment Interest Shortfalls, Additional Expense Losses to the extent allocable to interest, Certificate Deferred Interest and Appraisal Reduction Amounts for such Distribution Date allocated to such Lower-Tier Regular Interest.

               "Underwriters":  Lehman Brothers Inc. and Goldman Sachs & Co.

               "Upper-Tier Available Transfer Amount": With respect to any Distribution Date, all amounts paid on the Lower-Tier Regular Interests for such Distribution Date.

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

               "Upper-Tier Distribution Account": The separate trust account or accounts established and maintained by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee in trust for the Holders of Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, Upper-Tier Distribution Account," and which shall be an Eligible Account.

               "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower-Tier Regular Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

               "U.S. Branch": The United States businesses and operations of Confederation Life Insurance Company.

               "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, except where otherwise expressly provided herein, the percentage of the Voting Rights assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 2.0% in the case of the Class X-1 Certificates; (c) 1.5% in the case of the Class X-1A Certificates; (d) 1.0% in the case of the Class X-2 Certificates; (e) 0.5% in the case of the Class X-2A Certificates; and (f) in the case of any other Class of Certificates, a percentage equal to the product of 95% and a fraction, the numerator of which is equal to the aggregate Certificate Principal Amount of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Principal Amount of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such time. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests.

               "Watch List": A report substantially containing the content described in Exhibit J attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

               "Workout Fee": An amount, payable from the Collection Account, equal to the product of the Workout Fee Rate and the amount of Net Collections received with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan; provided, however, the Workout Fee payable in connection with the Final Recovery Determination on an REO Property or any Specially Serviced Mortgage Loan will equal the product of (i) the applicable Workout Fee Rate, and (ii) a fraction, the numerator of which is equal to the related Net Collections received during the Prepayment Period in which the related sale or liquidation of such Specially Serviced Mortgage Loan or the related REO Property occurs, and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan plus accrued and unpaid interest thereon calculated at the Mortgage Interest Rate, and (iii) the related Net Collections received during the Prepayment Period in which the related sale or liquidation occurs. If a Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan and then again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such

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


Mortgage Loan earned in connection with the initial rehabilitation thereof shall terminate and a new Workout Fee for such Specially Serviced Mortgage Loan shall be calculated upon resolution of the subsequent Servicing Transfer Event or the sale or liquidation of such Specially Serviced Mortgage Loan or related REO Property. Under no circumstances may any one Mortgage Loan be subject to more than one Workout Fee at any one time, even if such Mortgage Loan becomes a Specially Serviced Mortgage Loan on more than one occasion.

               "Workout Fee Rate": With respect to a Specially Serviced Mortgage Loan (or a Mortgage Loan that previously was a Specially Serviced Mortgage
Loan), one of the following percentages:

               (a) If the Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property is sold or liquidated, in each case, within 18 months after the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan or REO Mortgage Loan, one of the following amounts:

                      (1) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was less than $1,000,000, 0.95%;

                      (2) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $1,000,000 but less than $5,000,000, 0.70%;

                      (3) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $5,000,000 but less than $10,000,000, 0.55%; and

                      (4) if the Scheduled Principal Balance of such Mortgage Loan is equal to or greater than $10,000,000, 0.40%.

               (b) If the Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property is sold or liquidated, in each case, on a date that is later than 18 months after the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan or REO Mortgage Loan, one of the following amounts:

                      (1) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was less than $1,000,000, 0.81%;

                      (2) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $1,000,000 but less than $5,000,000, 0.60%;

                      (3) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $5,000,000 but less than $10,000,000, 0.47%; and

                      (4) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $10,000,000, 0.34%.




SECTION 1.02.         Certain Calculations.

                      Unless   otherwise   specified   herein,   the   following
provisions shall apply:

                      (i) All calculations of interest provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                      (ii) The portion of any Net REO Proceeds, Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan allocable to principal shall equal the total amount of such proceeds minus (a) any portion thereof payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the provisions of this Agreement (other than any amount already accounted for in computing Net REO Proceeds) and (b) a portion thereof equal to the interest component of the Scheduled Payments or Assumed Scheduled Payments, as the case may be, at the related Net Mortgage Interest Rate from the date as to which interest was last paid on such Mortgage Loan up to but not including the Due Date in the Due Period for the Determination Date related to the Prepayment Period in which such proceeds are received.

                      (iii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Accepted Servicing Practices consistent with the terms of the related Note and Mortgage or, if applicable, Section 3.01(b), to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                      (iv) Notwithstanding any acquisition of title by or on behalf of the Trust Fund to any REO Property and cancellation of the related Mortgage Loan, such Mortgage Loan shall (for all purposes hereunder, including without limitation the calculation of the Servicing Fee and the Special Servicing Fee except for purposes of Section 9.01) be considered to be a Mortgage Loan held in the Trust Fund as more fully described in Section 3.10(a).

                      (v) In calculating Net REO Proceeds with respect to any REO Property for any Prepayment Period, the aggregate amount of expenses not allocable to

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


        particular REO Properties charged against amounts on deposit in the related REO Accounts by the Special Servicer, as permitted by the provisions of this Agreement, since the last date on which amounts were remitted from the REO Accounts to the Collection Account shall be allocated to reduce the proceeds and collections received in respect of particular REO Properties on a pro rata basis based upon the respective Scheduled Payments or Assumed Scheduled Payments of the related REO Mortgage Loans.

                      (vi) Any reference to the Certificate Principal Amount of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Principal Amount of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(e), (b) the Realized Losses and Additional Expense Losses allocated to such Class on such Distribution Date pursuant to Section 4.07, (c) the addition of any Appraisal Reduction Amounts allocated to such Class pursuant to Section 4.08, and (d) any Certificate Deferred Interest allocated to such Class pursuant to Section 4.10. Any reference to the Lower-Tier Principal Amount of any Class of Lower-Tier Interests on or as of a Distribution Date shall refer to the Lower-Tier Principal Amount of such Class of Lower-Tier Interests on such Distribution Date after giving effect to
        (a) any distributions made on such Distribution Date pursuant to Section 4.01(b), (b) the Realized Losses and Additional Expense Losses allocated to such Class on such Distribution Date pursuant to Section 4.07, (c) the addition of any Appraisal Reduction Amounts allocated to such Class pursuant to Section 4.08, and (d) any Certificate Deferred Interest allocated to such Class pursuant to Section 4.10.

                               [End of Article I]

                                   ARTICLE II

                     CONVEYANCE OF MORTGAGE LOANS AND RIGHTS
                           UNDER LOAN SALE AGREEMENT;
                        ORIGINAL ISSUANCE OF CERTIFICATES




SECTION 2.01.         Conveyance of Mortgage Loans.

               (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse (except to the extent herein provided), in trust, all the right, title and interest of the Depositor, whether now owned or hereafter acquired, in and to each of the Mortgage Loans acquired by the Depositor pursuant to the Mortgage Loan Purchase Agreement and identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, except as set forth below, any related escrow accounts and any security interest under such Mortgage Loans (whether in real or personal property and whether tangible or intangible) for the benefit of the Depositor, and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes the right to any and all payments made or required to be made by any of the Borrowers or any third party under the Mortgage Documents and all interest and principal received or receivable on or with respect to the Mortgage Loans, other than (i) any portion of such right, title and interest representing any Retained Interest, (ii) payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date,
(iii) Principal Prepayments received on or before the Cut-Off Date which have been incorporated in the principal balances shown on the Mortgage Loan Schedule as of the Cut-Off Date, and (iv) payments of fees and expenses payable under the Mortgage Loans on or before the Cut-Off Date.

               In connection with such transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered by the Seller to be deposited with, the Trustee, or the Custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (except as provided in clause (x) below) so transferred and assigned:

                (i) the original of the Note, endorsed on its face or by allonge attached thereto without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Trustee for the benefit of the Holders of the Structured Asset Securities Corporation Multiclass Pass-Through Certificates Series 1996-CFL, under that certain Pooling and Servicing Agreement, dated as of February 1, 1996, without recourse, representation or warranty, express or implied", and showing a complete chain of endorsement from the originator to the Trustee; provided, that with respect to the Mortgage Loans with Loan Numbers 937575, 930581, 942406, 942739 and 942868, the Depositor shall deliver, in lieu of the original Note, a lost note affidavit in the form attached hereto as Exhibit N, signed by the Seller, together with a copy of the Note;

                (ii) the original recorded Mortgage or a copy thereof showing the applicable recording information in the applicable public recording office and showing the Seller or the U.S. Branch as mortgagee, or accompanied by original recorded assignments (or copies thereof) showing a complete chain of title to the Seller or the U.S. Branch;

                (iii) an  Assignment  of  Mortgage  from the  Seller to  LaSalle
        National Bank, as Trustee for the Holders of the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, and for each Mortgage Loan as to which the Seller or the U.S. Branch is not the named mortgagee, originals or copies of any intervening assignments thereof to the Seller or the U.S. Branch;

                (iv) if a security agreement is in the possession of the Seller and is a document separate from the related Mortgage, the original or a copy thereof and originals or copies of any intervening assignments thereof together with an executed assignment of such agreement from the Seller to the Trustee (unless the substance of such assignment is included in the applicable Assignment of Mortgage);

                (v) if such documents are in the possession of the Seller, a copy of the UCC-1 financing statement or statements and related continuation statements, if any, relating to the originator's security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

                      (vi) originals or copies of all assumption, modification, consolidation, extension and substitution agreements in those instances where the terms or provisions of the Mortgage or Note have been modified or the Mortgage Loan has been assumed;

                      (vii) an original lender's title insurance policy (or a copy thereof), together with any endorsements thereto or, with respect to each Mortgage Loan not covered by a title insurance policy, an original or a copy of an attorney's opinion of title;

                (viii) if such documents are in the Seller's possession, the original or a copy of any guaranty relating to the Mortgage Loan;

                (ix) if any related Assignment of Leases, Rents and Profits is in the possession of the Seller and is a document separate from the related Mortgage, the original or a copy thereof and originals or copies of any intervening assignments thereof together with an executed re-assignment of such instrument (a "Re-assignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located from the Seller to the Trustee (which re-assignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument);

                (x) solely with respect to the Mortgage Loans with Loan Numbers 937836, 938427, 939353, 940367, 941670, 942091 and 942224, the original or a copy
        of any subordination and intercreditor agreement relating to each such Mortgage Loan; and

                (xi) if such documents are in the Seller's possession, any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

provided, however, that in the case of any Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the date of the execution of this Agreement, the Depositor, in lieu of delivering the above documents, shall deliver to the Trustee herewith an Officers' Certificate from the Seller which shall include a statement to the effect that all amounts received by the Seller in connection with any such prepayment in full (other than any amounts to which the Depositor is entitled under the first paragraph of this Section 2.01) were remitted to the Servicer for deposit in the Collection Account pursuant to
Section 3.05.

               The Trustee, at the Seller's expense, shall submit, or cause to be submitted, for recording or filing (as the case may be) promptly after receipt, but in no event later than sixty Business Days following the Closing Date (a) each original Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording, (b) each Re-assignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(ix) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation, and (c) each assignment of any UCC-1 financing statement referred to in Section 2.01(a)(v), as continued pursuant to any related continuation statements, to the extent it has not yet expired, and which has not yet been submitted for recording or filing (as the case may be).

               All documents relating to the Mortgage Loans which are not delivered to the Trustee or the Custodian acting on the Trustee's behalf, are and shall be held by the Depositor, the Servicer or the Special Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such document is required pursuant to the terms of this Section 2.01 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee.

               Although it is intended that the conveyance of the Depositor's rights, title and interest in and to the Mortgage Loans (other than any portion of such interest representing the Retained Interests) and other rights and interests conveyed pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's rights, title and interest in, to and under the Mortgage Loans and such other rights and interests, all payments of principal of or interest on such Mortgage Loans, and all proceeds of any thereof, and this Agreement shall constitute a security agreement under applicable law.

               (b) The Depositor does hereby assign, transfer, convey and set over to the Trustee all of the Depositor's rights, claims and interests in and to (i) the Mortgage Loan Purchase Agreement insofar as the Mortgage Loan Purchase Agreement relates to


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representations,  warranties,  covenants  and  agreements  made by the Seller in respect of the Mortgage Loans and any remedies provided thereunder for any breach of such representations, warranties, covenants and agreements, which remedies may be enforced against the Seller directly by the Trustee on behalf of
the  Certificateholders,   specifically  reserving  to  the  Depositor  and  not
assigning and conveying to the Trustee hereby all rights which the Depositor may have to indemnification by the Seller under the Mortgage Loan Purchase Agreement, and (ii) any subordination and intercreditor agreements relating to the Mortgage Loans identified in Section 2.01(a)(x). The Trustee hereby accepts the foregoing assignments from the Depositor. Notwithstanding anything contained herein to the contrary, the Depositor agrees for the benefit of the parties to the Mortgage Loan Purchase Agreement, their respective successors and assigns and the Trust that: (i) the Depositor shall at all times remain liable to each party to the Mortgage Loan Purchase Agreement to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Trust of any of the rights assigned hereunder shall not release the Depositor from any of its duties or obligations to the parties under the Mortgage Loan Purchase Agreement except to the extent that such exercise by the Trust shall constitute performance of such duties and obligations and (iii) the Trust shall not have any obligation or liability under the Mortgage Loan Purchase Agreement by reason of, or arising out of, this Agreement or be obligated to perform any of the obligations or duties of the Depositor under the Mortgage Loan Purchase Agreement or to make any payment or to make any inquiry as to the sufficiency of any payment received by any of them or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder. Nothing in this Agreement shall limit, restrict, change or affect any representations, warranties, liabilities, indemnities, or other covenants or agreements of any party under the Mortgage Loan Purchase Agreement. The Depositor shall cooperate with the Trustee, the Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans) and take such action as the Trustee, the Servicer or the Special Servicer reasonably deems necessary to enable the Trustee to enforce the rights, claims and interests assigned hereby. The Depositor agrees that at any time and from time to time, upon written request from the Trustee, the Servicer or the Special Servicer, the Depositor will promptly and duly execute and deliver any and all such further documents and take such further action as the Trustee, the Servicer or the Special Servicer may reasonably request in order to obtain the full benefits of the assignment hereunder and of the rights and powers herein granted. The Trustee, the Servicer, the Depositor and the Special Servicer each further agree that at any time and from time to time upon the written request of the Depositor or the Retained Interest Holder, such party shall promptly and duly execute and deliver any and all such further routine assurances, instruments and documents and take all such further routine action as the Depositor or Retained Interest Holder, as the case may be, may reasonably request in order to obtain the full benefits of the Depositor's, the Trustee's, the Servicer's and the Special Servicer's agreements set forth in this Agreement; provided that delivering such assurances, instruments or documents or taking such actions as are required pursuant to this sentence shall not adversely affect the interests of the Certificateholders hereunder.


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SECTION 2.02.         Acceptance by the Custodian and the Trustee.

               (a) The Mortgage Loan Purchase Agreement shall provide that if the Seller cannot deliver any original or copy, as the case may be, of any document described in Section 2.01(a) on the Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 90 days from the Closing Date, deliver such document to the Trustee or the Custodian (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, in which case it will be required to notify the Trustee in writing of such delay and shall deliver such documents to the Trustee promptly upon the Seller's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans (exclusive of any Retained Interest) in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to the Custodian constituting the Mortgage File for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of the Certificateholders, to review, or cause to be reviewed, each Mortgage File within 60 days after its execution and delivery of this Agreement, to ascertain that all documents referred to in Section 2.01(a) above (provided that in the case of the documents referred to in Section 2.01(a)(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii),
(ix) and (x), the Trustee may assume that the only such documents required to be included in any Mortgage File are those determined by the Trustee to be contained therein) and any original recorded documents referred to in the first sentence of this Section 2.02 included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds that any document or documents constituting a part of a Mortgage File have not been executed or received, do not conform to the requirements set forth in the definition of Mortgage File, are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall so notify the Depositor and the Seller immediately (and in no event later than 60 days after the Closing Date), with a copy to the Servicer and the Special Servicer, by providing a written report (the "Trustee's Exception Report"), setting forth for each affected Mortgage Loan, with particularity, the nature of such defect. The provisions of Section 2.03(b) shall apply to each document so identified. The Trustee shall not be responsible for any loss, cost, damage or expense to the Trust resulting from any failure to receive any document constituting a portion of a Mortgage File noted on a Trustee's Exception Report or for any failure by the Seller to use its best efforts to deliver any such document.

               (b) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided above. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to subsection
(a) of this Section 2.02, the Trustee shall have no responsibility for determining whether any document or opinion is legal,


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valid,  binding or  enforceable,  whether  the text of any deed,  assignment  or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the grantee, assignee or endorsee), whether any document has
been  recorded  in  accordance   with  the   requirements   of  any   applicable
jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine. For purposes of any review as provided in this Section 2.02, if the Trustee receives an opinion of title with respect to any Mortgage Loan pursuant to Section 2.01(a)(vii), it may conclusively presume (and shall have no liability for so presuming) that such Mortgage Loan is not covered by a title insurance policy.

               (c) The Trustee shall directly hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois, and, except as otherwise specifically provided in this Agreement (including with respect to releases to the Servicer or Special Servicer), shall not remove such instruments from Illinois unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.


SECTION 2.03.         Representations, Warranties and Covenants of the
                      Depositor.

               (a)    The Depositor hereby represents and warrants that:

                      (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                      (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                      (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any


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        provision of any law or regulation to which the Depositor is subject, or conflict  with,  result in a breach of or constitute a default under any
        of  the  terms,   conditions  or  provisions  of  the   certificate   of
        incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                      (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

                      (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust.

               (b) In the event that the Depositor, the Custodian, the Servicer, the Special Servicer or the Trustee discovers a material breach of any of the representations, warranties or covenants made with respect to a Mortgage Loan by the Seller pursuant to the Mortgage Loan Purchase Agreement, which breach or defect is such that, unless cured, the Seller would be required to repurchase the related Mortgage Loan under the terms of the Mortgage Loan Purchase Agreement, then the party discovering such breach or defect shall give prompt written notice to the other parties hereto, the Rating Agencies and the Seller; it being understood that none of such Persons has an obligation to conduct an investigation with respect to such matters absent notice of a breach, and in no event shall any Rating Agency have any such obligation. The Servicer and Special Servicer (with respect to Specially Serviced Mortgage Loans) shall each use its reasonable best efforts to enforce (at the expense of the Trust) any obligation of the responsible party to cure such breach or defect or repurchase the related Mortgage Loan within the requisite period provided in the Mortgage Loan Purchase Agreement. Any obligation of the Servicer or the Special Servicer, as the case may be, hereunder to enforce any obligation of any party under the Mortgage Loan Purchase Agreement shall be undertaken by the Servicer or the Special Servicer, as the case may be, in its capacity as agent of the Trustee and the Trust (as assignee of rights under such agreements) and such enforcement rights shall be limited by the terms of the Mortgage Loan Purchase Agreement.

               With respect to any document which is defective or missing from any Mortgage File as set forth in the Trustee's Exception Report, and such omission or defect could materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Purchase Agreement provides that the Seller shall deliver the document or cure the defect in all material respects within a period of 90 days following the


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earlier of its  discovery  of such  omission  or defect or its receipt of notice from the Depositor or its designee. If the Seller cannot deliver such missing documents or cure such defaults within such 90-day period, it shall be required pursuant to the Mortgage Loan Purchase Agreement to repurchase the affected Mortgage Loan from the Trustee within such 90-day period at the Repurchase Price.

               With respect to a breach of any material representation or warranty with respect to any Mortgage Loan, pursuant to the Mortgage Loan
Purchase Agreement, the Seller shall be required thereunder, within 90 days after the earlier of its discovery thereof or receipt of notice thereunder, to cure such breach in all material respects. If a breach under the Mortgage Loan Purchase Agreement is not so cured by the Seller within such 90-day period, then the Seller is required pursuant to the Mortgage Loan Purchase Agreement to repurchase the affected Mortgage Loan from the Trustee at the Repurchase Price, provided that, if the Seller certifies to the Depositor and the Trustee that (i) such breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (ii) such breach and the proposed cure thereof does not and will not cause the related Mortgage Loan to fail to be a Qualified Mortgage, (iii) the Seller is diligently pursuing the correction or cure of such breach, and
(iv) the Servicer has not determined in writing that any P&I Advance for such Mortgage Loan during such additional 90-day period would be a Nonrecoverable Advance, then the Seller shall have an additional period of 90 days in which to correct or cure such breach, or failing such correction or cure, to repurchase such Mortgage Loan within such 90-day period. After such 90-day period expires with respect to any such breach, the Servicer or the Special Servicer, as the case may be, shall use its reasonable best efforts to enforce, on behalf of the Trust (at the expense of the Trust to the extent such expenses are not recovered from the Seller), any obligation of the Seller to repurchase the affected
Mortgage Loan in accordance with the terms of the Mortgage Loan Purchase Agreement.

               The Servicer (or, with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans, the Special Servicer) on behalf of the Trust shall enforce the relevant provisions of the Mortgage Loan Purchase Agreement relating to the representations, warranties, covenants and agreements of the Seller with respect to the Mortgage Loans, in accordance with and to the extent provided in this Agreement. The Depositor shall have no responsibility for and makes no representation with respect to the origination of the Mortgage Loans, the management of the Mortgaged Properties, the validity or enforceability or sufficiency of the security arrangements with respect to the Mortgage Loans, the status or sufficiency of the Note, the Mortgage or any other documents or instruments included in the Mortgage Files, the collectability of amounts due under the Mortgage Loans, or the validity or enforceability of the representations, warranties, covenants or agreements made by the Seller with respect to the Mortgage Loans or of any remedies provided in the Mortgage Loan Purchase Agreement. In addition, the Depositor shall not have any liability for a defect or omission in the Mortgage File for a Mortgage Loan or breach of any material representation, warranty or covenant in the Mortgage Loan Purchase Agreement and shall not have any obligation to cure such defect, omission or breach or to repurchase a Mortgage Loan as a result thereof, it being understood and agreed that the Seller shall be solely responsible for


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such liability and obligation  pursuant to the Mortgage Loan Purchase  Agreement and the remedies provided therefore.

               The Servicer or the Special Servicer, as applicable, shall cause the Repurchase Price for any Mortgage Loan repurchased by the Seller to be remitted by the Seller to the Servicer and the Servicer shall deposit such Repurchase Price in the Collection Account pursuant to Section 3.05(a)(x). Upon receipt by the Trustee of an Officer's Certificate of the Servicer as to the deposit of the Repurchase Price for a Mortgage Loan in its entirety and setting forth the calculation of such price and identifying the Mortgage Loan that has been repurchased, the Trustee shall release to the Seller or its designee the related Mortgage File. Upon such release, ownership of such Mortgage Loan and all rights of the Trust with respect to such Mortgage Loan under the Mortgage Loan Purchase Agreement (including, without limitation, the benefit of any representations, warranties and covenants contained therein) shall be fully vested in the Seller on a servicing released basis. The Servicer or the Special Servicer, as applicable, shall prepare any instruments of transfer or assignment at the Seller's expense that are requested by the Seller or its designee as may otherwise be necessary to vest the Mortgage Loan and all such related rights released pursuant hereto in the Seller and shall deliver such instruments to the Trustee. The Trustee shall execute such instruments, in each case without recourse, representation or warranty, except that, upon request, the Trustee shall represent to the purchasing party that all documents contained in any Mortgage File being delivered to the Seller are as they were delivered to the Trustee or the Custodian pursuant to Section 2.01(a) and that the Trustee or the Custodian has not by any action by its part, waived, forfeited or otherwise impaired such related rights. The Trustee shall cause the release of the related Mortgage File to the Seller or its designee.

               (c) Anything to the contrary appearing in this Agreement notwithstanding, no exercise of any rights or remedies by the Trustee, the Servicer or the Special Servicer, and no provision hereof, shall be construed to waive or otherwise impair the Trustee's rights or its exercise of remedies under the Mortgage Loan Purchase Agreement; provided, however, that amounts received by the Trustee, the Servicer and the Special Servicer under such agreement shall be credited to the corresponding obligations of the Seller hereunder or under the Mortgage Loan Purchase Agreement. Subject to the last paragraph of Section 8.01, in the event the Seller fails to fulfill any of its obligations set forth under Section 2.03(b), the Trustee shall enforce its rights under the Mortgage Loan Purchase Agreement.

               (d) The Mortgage Loan Purchase Agreement shall require that, promptly after the Closing Date, but in all events within five Business Days after the Closing Date, the Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Seller or any other name to be transferred to the Servicer for deposit into Escrow Accounts. The Servicer shall enforce such obligations on behalf of the Trust.

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SECTION 2.04.         Representations, Warranties and Covenants of the
                      Servicer.

               (a) The Servicer hereby represents, warrants and covenants that as of the Closing Date:

                      (i) the Servicer is (1) duly organized, validly existing and in good standing as a limited partnership under the laws of Missouri, and (2) shall be and thereafter remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                      (ii) the Servicer has the full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to enter into and consummate all transactions of the Servicer contemplated by this Agreement. The Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; this Agreement evidences the valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to the effect of applicable bankruptcy, reorganization, insolvency, receivership, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                      (iii) none of the Servicer's execution and delivery of this Agreement, the consummation of the transactions of the Servicer contemplated hereby, or the Servicer's fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of limited partnership and agreement of limited partnership or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject which, in any of the above cases, would materially and adversely affect the Servicer's ability to perform its obligations under this Agreement;

                      (iv) the Servicer holds all material licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted to the extent necessary to perform its obligations under this Agreement; and the Servicer shall take all steps necessary to remain subject to supervision and examination by any state or federal authorities and shall take all steps necessary to do business in each state in which any Mortgaged Property is located, in either case, to the extent necessary to perform its obligations under this Agreement;

                      (v) the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant and obligation contained in this Agreement applicable to the Servicer;

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                      (vi) there is no action,  suit, or proceeding  pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform its obligations under the terms of this Agreement;

                      (vii) the Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its ability to perform its obligations hereunder;

                      (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions of the Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a material adverse affect on the ability of the Servicer to perform its obligations hereunder;

                      (ix) the Servicer has not filed for bankruptcy relief and is not insolvent and the Servicer does not have any reason or cause to expect that, with the passage of time, it will file for bankruptcy relief or become insolvent;

                      (x) the consummation of the transactions of the Servicer contemplated by the Agreement are, and throughout the term of the Agreement shall be, in the ordinary course of business of the Servicer;

                      (xi) the Servicer will require each designated sub-servicer and the terms of each sub-servicing agreement to which it is a party to comply with the provisions of Section 3.01(c); and the terms of any such sub-servicing agreement will not be inconsistent with any of the provisions of this Agreement; and

                      (xii) each officer, director or employee of the Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08.

               (b)    The  representations and warranties set forth in paragraph
(a) above shall  survive  the  execution  and  delivery  of the  Agreement.  The
Servicer shall indemnify the Trustee and the Trust and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a breach of the Servicer's representations and warranties contained in paragraph (a). Such


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indemnification  shall survive any  termination  or resignation of the Servicer, and any termination of the Agreement.

               Upon discovery by the Depositor, the Servicer, the Fiscal Agent, the Special Servicer, the Operating Adviser or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties of the Servicer set forth in subsection (a) of this Section 2.04 which could materially and adversely affect the interests of the Holders of any Class of Certificates, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the Servicer's discovery or the Servicer's receipt of written notice of such a breach of the representations and warranties contained in this Section 2.04, the Servicer shall cure such breach in all material respects; provided, however, that if (i) the Servicer is in good faith attempting to remedy such breach, (ii) the Certificateholders will not be materially and adversely affected thereby and (iii) the Servicer delivers an Officer's Certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Servicer to remedy such breach and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended by the Trustee for an additional period not to exceed 90 days, provided that such extension will not result in a downgrading, qualification or withdrawal of the rating then assigned to any Class of the Certificates by the Rating Agencies, as confirmed in writing by each Rating Agency. Any failure by the Servicer to cure a breach as provided in this Section 2.04(b) shall constitute an Event of Default under Section 7.01.



SECTION 2.05          Representations, Warranties and Covenants of the
                      Special Servicer.

               (a)  The  Special  Servicer  hereby   represents,   warrants  and
covenants that as of the Closing Date:

                      (i) the Special Servicer (1) is duly organized, validly existing and in good standing as a corporation under the laws of Virginia, and (2) is and shall remain, in compliance with the laws of each state in which any Mortgaged Property relating to a Specially
        Serviced Mortgage Loan or REO Property is located to the extent necessary to perform its obligations under this Agreement;

                      (ii) the Special Servicer has the full power and authority to execute, deliver, perform and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement; this Agreement evidences the valid and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

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                      (iii)   neither  the   execution   and  delivery  of  this
        Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Special Servicer's certificate of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Special Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in any of the above cases, would materially and adversely affect the Special Servicer's ability to perform its obligations under this Agreement;

                      (iv) the Special Servicer holds all material licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. The Special Servicer is and will take all steps necessary to remain subject to supervision and examination by any state or federal authorities as may be applicable and, to the extent necessary to perform its duties hereunder, will take all steps necessary to be permitted to do business in each state in which the Mortgaged Properties (including the REO Properties) are located;

                      (v) the Special Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant and obligation contained in this Agreement applicable to the Special Servicer;

                      (vi) there is no action, suit, proceeding or investigation pending or threatened, to the best of the Special Servicer's knowledge, against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement;

                      (vii) the Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its performance under this Agreement;

                      (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

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                       (ix)  the  performance  of the  services  by the  Special
        Servicer contemplated by this Agreement are in the ordinary course of business of the Special Servicer;

                      (x) the Special Servicer has not filed for bankruptcy relief and is not insolvent and does not have reason or cause to expect that, with the passage of time, it will file for such bankruptcy relief or become insolvent; and

                      (xi) each officer, director, or employee of the Special Servicer with responsibilities concerning the servicing and administration of Specially Serviced Mortgage Loans and the related REO Properties is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c).

               (b)    The  representations and warranties set forth in paragraph
(a) above will survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee and the Trust and hold them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a). Such indemnification shall survive any termination of the Special Servicer, and any termination of the Agreement.

               Upon discovery by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Operating Adviser or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties of the Special Servicer set forth in subsection (a) of this Section 2.05 which could materially and adversely affect the interests of the Holders of any Class of Certificates, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the Special Servicer's discovery or the Special Servicer's receipt of notice of such a breach of the representations and warranties contained in this Section 2.05, the Special Servicer shall cure such breach in all material respects; provided, however, that if (i) the Special Servicer is in good faith attempting to remedy such breach, (ii) the Certificateholders will not be materially and adversely affected thereby and
(iii) the Special Servicer delivers an Officer's Certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Special Servicer to remedy such failure and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended by the Trustee for an additional period not to exceed 90 days, provided that such extension will not result in a downgrading, qualification or withdrawal of the rating then assigned to any Class of the Certificates by the Rating Agencies, as confirmed in writing by each Rating Agency. Any failure by the Special Servicer to cure a breach as provided in this
Section 2.05(b) shall constitute an Event of Default under Section 7.01.


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SECTION 2.06.         Execution and Delivery of Certificates.

               The Trustee acknowledges the assignment to it of the Mortgage Loans (exclusive of any Retained Interest) and the delivery of the Mortgage Files to the Trustee, subject to the provisions of Section 2.01 and Section 2.02, and, (i) concurrently with such delivery, the Trustee acknowledges the issuance of the Lower-Tier Regular Interests to the Depositor and the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and, (ii) immediately thereafter, the Trustee acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, in exchange for the Lower-Tier Regular Interests, the Regular Certificates and the Class R Certificates in authorized denominations registered in the names set forth in such order and duly authenticated by the Trustee evidencing ownership of the entire Upper-Tier REMIC.




SECTION 2.07.         Miscellaneous REMIC Provisions.

               (a) The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class P and Class X Certificates are hereby designated "regular interests" in the Upper-Tier REMIC and the Lower-Tier Regular Interests are hereby designated "regular interests" in the Lower-Tier REMIC, each within the meaning of Code Section 860G(a)(1). The Class R Certificates are hereby designated the single class of "residual interests" in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2) and the interest represented by the Class LR Certificates are hereby designated as the single class of "residual interests" in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2). The Closing Date is hereby designated as the "Startup Day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in each of the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii) is the Assumed Final Distribution Date.

               (b) The Trustee, or the Agent appointed to act on its behalf for purposes of Section 4.05, shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis.

               (c) None of the Trustee, the Fiscal Agent, the Special Servicer or the Servicer shall enter into any arrangement under which the Lower-Tier REMIC or the Upper-Tier REMIC would receive a fee or other compensation for services other than as specifically contemplated herein or from third parties for services performed on behalf of the Lower-Tier REMIC or the Upper-Tier REMIC.

               (d) The prepayment assumption to be used by the Trustee in complying with its original issue discount reporting obligations pursuant to Sections 4.02(c) and 4.05 shall be based on a 0% constant prepayment rate with an assumed extension of the maturity date of each Balloon Mortgage Loan in Group 1 of one year beyond its stated maturity date and an


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assumed  prepayment  of each  Group 2  Mortgage  Loan  on its  respective  first interest rate reset date.

                               [End of Article II]



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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS


SECTION 3.01.    Servicer to Act as Servicer; Special Servicer to
                 Act as Special Servicer; Administration of the
                 Mortgage Loans.

               (a) The Servicer shall service and administer the Mortgage Loans for and on behalf of the Trustee solely in the best interests of and for the benefit of all of the Certificateholders and in accordance with the terms hereof and the Mortgage Loans and to the extent consistent with such terms, in accordance with Accepted Servicing Practices.

               With respect to the Servicer, "Accepted Servicing Practices" means the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer services and administers mortgage loans owned by the Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement, the respective Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and the best interests of the Trust and the Certificateholders, as determined by the Servicer in its reasonable judgment, but without regard to: (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Borrower, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer; (iii) the ownership by the Servicer or any Affiliate of the Servicer of any indebtedness secured by a junior lien on the Mortgaged Property securing any Mortgage Loan;
(iv) the ownership by the Servicer or any Affiliate of the Servicer of any subordinate participation interest in any Mortgage Loan; (v) the Servicer's obligation to make Advances as specified in this Agreement; (vi) the Servicer's right to receive compensation for its services under this Agreement or with respect to any particular transaction; (vii) the servicing of Specially Serviced Mortgage Loans by the Special Servicer; and (viii) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

               The Special Servicer shall service the Specially Serviced Mortgage Loans and manage the REO Properties for and on behalf of the Trustee solely in the best interests of and for the benefit of all of the Certificateholders and in accordance with the terms hereof and the Mortgage Loans and to the extent consistent with such terms, in accordance with Accepted Servicing Practices.

               With  respect  to  the  Special  Servicer,   "Accepted  Servicing
Practices" means, the higher of the following standards of care: (1) the same manner in which, and with the same care,


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skill,  prudence  and  diligence  with which the Special  Servicer  services and administers similar mortgage loans and manages similar REO properties for other third-party portfolios, giving due consideration to the customary and usual servicing standards and practices and asset management standards and practices for performing and nonperforming commercial and multifamily mortgage loans (and their related mortgaged properties) and REO properties, as the case may be, that are customarily employed by prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and prudent institutional asset managers managing their own REO properties, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers mortgage loans and manages REO properties owned by the Special Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement, the respective Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and REO Properties and the best interests of the Trust and the Certificateholders, but without regard to: (i) any relationship that the Special Servicer or any Affiliate of the Special Servicer may have with the related Borrower, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Special Servicer or any Affiliate of the Special Servicer; (iii) the ownership by the Special Servicer or any Affiliate of the Special Servicer of any indebtedness secured by a junior lien on the Mortgaged Property securing any Mortgage Loan; (iv) the ownership by the Special
Servicer  or  any  Affiliate  of  the  Special   Servicer  of  any   subordinate
participation interest in a Mortgage Loan; (v) the Special Servicer's right to receive compensation for its services under this Agreement or with respect to any particular transaction; (vi) the servicing by the Servicer of the Mortgage Loans that are not Specially Serviced Mortgaged Loans; and (vii) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

               The Trust (and the Trustee, the Servicer and the Special Servicer on its behalf) shall have the sole right to exercise any rights granted to the holder of the related Mortgage Loan or any Retained Interest under the terms of the related Mortgage Documents, and shall have the right to agree to any amendment, waiver, compromise, modification or release of such Mortgage Loan or any Contingent Interest, and the Retained Interest Holder has, pursuant to the Mortgage Loan Purchase Agreement, granted its full authority with respect to the exercise of such rights to the Trust (or the Trustee, the Servicer or the Special Servicer on behalf of the Trust). Any Person shall be entitled to rely upon the authority of the Trustee, Servicer or Special Servicer with respect to such Retained Interests without further inquiry or consent of the Retained Interest Holder. In the event that any Mortgage Loan becomes an REO Mortgage Loan or is sold pursuant to the terms of this Agreement after it becomes a defaulted Mortgage Loan, the Retained Interest Holder shall have no further rights, including rights with respect to payment, with respect to the related Contingent Interest, if any.

               In the event that the Servicer believes that it, or any sub-servicer for it, is unable to comply with the requirements of this Section 3.01(a) with respect to any particular Mortgage Loan or REO Property as a result of one or more of the factors described in clause (i) through (viii) of the definition of Accepted Servicing Practices with respect to the Servicer, it may enter into a sub-servicing agreement with a sub-servicer or a substitute sub-servicer pursuant to Section 3.01(c), pursuant to which such sub-servicer or such substitute sub-


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servicer,  as the case may be,  shall  perform its duties  with  respect to such
Mortgage Loan. In such event, so long as such sub-servicer or such substitute sub-servicer, as the case may be, performs such duties on behalf of the Servicer in accordance with the requirements of this Section 3.01(a), then the Servicer shall be deemed to be in compliance therewith.

               Except as expressly provided herein, the Special Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate or assign to or subcontract with or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Special Servicer hereunder; provided that the Special Servicer shall have the right without the prior written consent of the Trustee to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Special Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder. In no case, however, shall any such delegation, assignment or subcontracting to an Affiliate of the Special Servicer relieve the Special Servicer of any liability hereunder and in no event shall the Special Servicer engage any sub-servicer. Notice of such permitted delegation, assignment or subcontracting shall be given promptly by the Special Servicer to the Servicer, the Operating Adviser and the Trustee, and any cost thereof shall be borne by the Special Servicer.

               With respect to any Mortgaged Property for which EMG has provided recommendations for the remediation of an Environmental Condition in the Environmental Report, the Servicer or the Special Servicer, as applicable, shall use its good faith best efforts to cause the related Borrower to implement such recommendations, and the Servicer or the Special Servicer, as applicable, shall monitor the progress of such implementation. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall be required to cause the related Borrower to implement any file review, subsurface or "Phase II Assessment" recommendations contained in the Environmental Report, unless implementing such recommendations would otherwise be in accordance with Accepted Servicing Practices.

               Without  limiting the  foregoing,  subject to Section  3.21,  the
Special Servicer shall only be obligated to service Mortgage Loans and REO Mortgage Loans as to which a Servicing Transfer Event has occurred (collectively, the "Specially Serviced Mortgage Loans"), including any REO Properties related thereto. The Servicer shall be required to continue to receive payments on each Specially Serviced Mortgage Loans (including amounts collected by the Special Servicer), to make all calculations, to make remittances to the Trustee and to prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (to the extent not otherwise required to be done by the Special Servicer hereunder) and to make Advances and/or to reimburse the Special Servicer for any reimbursable property or lien priority protection and servicing expenses incurred thereby with respect to such Specially Serviced Mortgage Loans to the extent provided herein as if no Servicing Transfer Event had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans as are specifically provided for herein. Subject to Section 3.21, each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until it becomes a Rehabilitated Mortgage Loan whereupon, the Special Servicer shall transfer back all servicing responsibilities therefor to the Servicer, and the Servicer shall resume the


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servicing of such  Mortgage Loan  pursuant to the terms of this  Agreement.  The
Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any
pre-foreclosure   procedures   (including,   without  limitation,   ordering  an
Environmental Assessment with respect to any Mortgage Loan). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and the Special Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Mortgage Loans. Subject only to Accepted Servicing Practices, the REMIC Provisions and the terms of this Agreement (including, without limitation, Section 3.22) and of the respective Mortgage Loans, the Servicer and the Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer and the Special Servicer shall, and each is hereby authorized and empowered by the Trustee to, with respect to each Mortgage Loan it is obligated to service pursuant to this Agreement, prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (1) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (2) subject to Section 3.20, any and all modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; (3) any and all subordination, non-disturbance and attornment agreements and instruments of satisfaction or cancellation, or of partial or full release or discharge; (4) all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties and (5) pleadings to initiate or defend legal proceedings, including judicial and non-judicial foreclosures and actions to capture rents, if, in any of the cases described in subclauses (1) through (5) hereof, in its reasonable judgment such action is in accordance with, or is required by, this Agreement. In order to assist the Servicer or the Special Servicer in satisfying the requirements of title companies, courts and other Persons with a need to be satisfied as to the authority of the Servicer or the Special Servicer to act on behalf of the Trustee in accordance with the terms of this Agreement, the Trustee shall from time to time provide executed, recordable powers of attorney to the Special Servicer or Servicer as may be reasonably requested by the Special Servicer or
Servicer. Each of the Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service pursuant to this Agreement in accordance with the terms of this Agreement and applicable law and shall provide to the Borrowers any reports required to be provided to them under the related Mortgage Documents. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer or a Special Servicer Officer, execute and deliver to the Servicer or the Special Servicer any powers of attorney and other documents prepared by the Servicer or the Special Servicer and necessary or appropriate (as certified in such written request) to enable
the  Servicer  or  the  Special   Servicer  to  carry  out  its   servicing  and
administrative duties hereunder, and the Trustee shall not be held liable for any actions by the Servicer or Special Servicer, as applicable, in its exercise of authority exceeding that granted by the power of attorney.

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               (b)    Subject to Section 3.20(a),  unless otherwise  provided in the Note (or, to the extent not provided in the Note, unless otherwise specified in written instructions from the related Borrower), the Servicer and the Special Servicer, whichever is then servicing the related Mortgage Loan, shall use reasonable efforts to schedule partial Principal Prepayments on any Mortgage Loan, and to apply partial Principal Prepayments to the principal amount of any Mortgage Loan, only on a Due Date.

               (c) (i) After the Closing Date, the Servicer may enter into sub-servicing agreements with third parties with respect to any of its obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no such sub-servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer, as applicable.

                      (ii) Any sub-servicing agreement entered into by the Servicer with third parties shall provide (1) that it may be assumed or terminated by the Trustee if the Trustee has assumed the duties of the Servicer or any successor Servicer, as the case may be, pursuant to
        Section 7.02, without cost or obligation to the assuming or terminating party or the Trust Fund, (2) that it shall terminate with respect to any Mortgage Loans serviced thereunder for so long as such Mortgage Loans are Specially Serviced Mortgage Loans (except to the extent the Servicer is obligated to continue to make calculations, prepare reports, make any Advances and render incidental services with respect to such Specially Serviced Mortgage Loans pursuant to Section 3.01(a)), and (3) that the subservicer shall perform the delegated duties in a manner consistent with this Agreement.

                      (iii) Notwithstanding anything herein to the contrary, the Servicer shall be responsible for the performance of its obligations hereunder even if such obligations are performed by a sub-servicer under a sub-servicing agreement. Without limiting the generality of the immediately preceding sentence or Section 3.02, any sub-servicing agreement and any other transactions or services relating to the Mortgage Loans involving a sub-servicer shall be deemed to be between the Servicer and such sub-servicer alone, and the Trustee, the Fiscal Agent, the Depositor and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer.

                      (iv) Except as otherwise provided in Section 6.04(a), the Special Servicer may not enter into subservicing agreements with respect to its duties and obligations hereunder.

               (d) If the Trustee or any successor Servicer assumes the obligations of the Servicer in accordance with Section 7.02, the Trustee or such successor, to the extent necessary to permit the Trustee or such successor to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, succeed to all of the rights and obligations of the Servicer under any sub-servicing agreement entered into pursuant to
Section 3.01(c). In such event, the Trustee or the successor Servicer, as the case may be,


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shall be deemed to have assumed all of the  Servicer's  interest  therein and to have replaced the Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Servicer, except that the predecessor Servicer shall not have any liability or obligation under such sub-servicing agreement in respect of events that occur after such succession unless so provided in such sub-servicing agreement or unless such events arise out of actions or events that occurred prior to such succession, and the Trustee or such successor, as applicable, shall not have any obligation under such sub-servicing agreement in respect of acts, omissions and events that occur before such succession.

               In the event that the Trustee or any successor Servicer assumes the servicing obligations of the predecessor Servicer, upon request of the Trustee or such successor Servicer, the predecessor Servicer shall at its own expense deliver to the Trustee or such successor Servicer, as the case may be, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Servicer, as applicable.

               (e) The relationship of the Servicer and the Special Servicer (and of any successor to the Servicer or the Special Servicer under this Agreement) to the Trustee and to each other under this Agreement is intended by the parties to be that of independent contractors and not that of joint venturers, partners or agents of the Trustee or of each other.

               (f) Notwithstanding anything herein to the contrary, the Trust shall not make any payment to any Affiliate of the Servicer, the Special Servicer, the Operating Adviser or to the Holder of any Certificates of the Controlling Class, or any Affiliate of any such Certificateholder in connection with the servicing or administration of the Mortgage Loans or any related Mortgaged Property (except, in the case of any such Affiliate that is serving as Special Servicer or Servicer hereunder, payments expressly contemplated hereunder to be made to the Servicer or Special Servicer).




SECTION 3.02.         Liability of the Servicer and the Special
                      Servicer.

               Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or the Special Servicer, as applicable, and any person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any person acting as sub-servicer or otherwise, the Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans it is obligated to service and administer pursuant to this Agreement in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements, or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as applicable, alone was


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servicing and  administering  such Mortgage Loans.  The Servicer and the Special
Servicer shall each be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement. The Servicer shall have no responsibility for the performance by the Special Servicer of its
duties  under  this   Agreement,   and  the  Special   Servicer  shall  have  no
responsibility for the performance by the Servicer of its duties under this Agreement.


SECTION 3.03. Collection of Certain Mortgage Loan Payments; P&I Advances; Servicing Advances.

               (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it is obligated to service hereunder, and shall follow such collection procedures as are consistent with Accepted Servicing Practices, including using best efforts to collect income statements and rent rolls and Borrower and related guarantor financial statements from Borrowers or related guarantors. Consistent with the foregoing and in accordance with Accepted Servicing Practices, the Servicer or the Special Servicer, as applicable, may waive any late payment fee or charge, any assumption or modification fee or charge or Default Interest in connection with any Delinquent Scheduled Payment or Delinquent Balloon Payment with respect to any Mortgage Loan. Anything to the contrary appearing herein notwithstanding, each of the Servicer and the Special Servicer shall cause each Borrower under any Mortgage Loans serviced by such Servicer or Special Servicer, as applicable, to remit all payments respecting such Mortgage Loan to the Servicer, unless otherwise directed by the Servicer with respect to any Mortgage Loan; provided that any such amount shall immediately be remitted by the Special Servicer to the Servicer. All amounts collected by the Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Property) will be deposited in the Collection Account in accordance with Section
3.05. The Servicer will, upon receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special
Servicer will, within two Business Days thereafter, instruct the Servicer in writing of how to apply such payment. If the Special Servicer should receive any payments with respect to any Mortgage Loan (other than with respect to REO Property), it shall, within one Business Day of receipt from the Borrower or otherwise of any amounts attributable to payments with respect to, or the sale of, any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including amounts attributable to any REO Property, which shall be deposited in the applicable REO Account as provided in Section 3.17(b)), remit such payment (endorsed without recourse, if applicable, to the order of the Servicer) to the Servicer for deposit into the Collection Account. The Special Servicer shall notify the Servicer of each such amount received on the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Borrower.

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               (b)    On  the  date  occurring  180  days  prior  to the  stated
maturity date (or, if the stated maturity date is less than 180 days after the Closing Date, as soon as practicable after the Closing Date) of each Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan, the Servicer shall send a notice to the related Borrower advising of such stated maturity date and the Servicer shall request confirmation that the Balloon Payment will be paid by such date; provided, that such Balloon Mortgage Loan shall not become a Specially Serviced Mortgage Loan until such time as a Servicing Transfer Event occurs with respect to such Balloon Mortgage Loan.

               (c) (i) Subject to the terms and conditions of this Section 3.03(c), in respect of any Distribution Date, the Servicer, as required below, shall make a cash advance (each such advance, a "P&I Advance") on the Servicer Remittance Date to the Collection Account, equal to the aggregate of: (I) with respect to each Mortgage Loan (other than a Mortgage Loan with respect to which Assumed Scheduled Payments are required to be made pursuant to the definition of that term), all Scheduled Payments other than Balloon Payments, due (without regard to any acceleration of principal under the related Note and Mortgage) during the Related Due Period and for which no previous P&I Advance was made, which Scheduled Payments were Delinquent (after giving effect, in the case of any modified Mortgage Loan, to any modification in the Scheduled Payment thereof), and (II) in the case of each Mortgage Loan with respect to which Assumed Scheduled Payments are required to be made pursuant to the definition of that term, the excess, if any, of (A) the Assumed Scheduled Payment in respect of such Mortgage Loan for the Due Date during the Related Due Period, over (B) any amounts received as of the related Determination Date (and not previously distributed to Certificateholders) that were paid by the related Borrower or were otherwise received in respect of such Mortgage Loan, in each case to the extent applied as previously unpaid interest on or principal of such Mortgage Loan (exclusive of any portion thereof representing reimbursements to the Servicer for prior P&I Advances and Advance Interest thereon).

                      Notwithstanding any other provision of this Agreement other than Section 3.03(c)(iv) and subject to the Servicer Advance Limitation, the obligation of the Servicer to make P&I Advances is mandatory, and shall continue with respect to any Mortgage Loan through any court appointed stay period or similar payment delay resulting from any insolvency of the Borrower or related bankruptcy until the earliest of (i) the Special Servicer's making of a Final Recovery Determination or a Nonrecoverable Advance determination with respect to such Mortgage Loan, or (ii) the termination of this Agreement.

                      (ii) The Servicer shall make a P&I Advance in accordance with this Section 3.03(c), on or before 12:00 noon, Central Time, on the Servicer Remittance Date and deposit in the Collection Account the amount of any such P&I Advance. The Servicer shall notify the Trustee and the Fiscal Agent, by a certificate of the Servicing Officer, of (i) the aggregate amount of P&I Advances for a Distribution Date, (ii) the amount of any Nonrecoverable Advances for such Distribution Date, and
        (iii) the

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        extent  to  which  the  Servicer  Advance  Limitation  has been met with respect to such Distribution Date, on or before three Business Days prior to such Distribution Date. With respect to each Distribution Date, the Trustee shall notify the Fiscal Agent, by Officers' Certificate, of its determination of the amount of Nonrecoverable Advances for such Distribution Date on or before two Business Days prior to such Distribution Date. Any such P&I Advances shall be included with the distribution to the Certificateholders on the related Distribution Date pursuant to Section 4.01. Except as provided in clause (c)(vii), if the Servicer fails to make a P&I Advance by 12:00 noon (Central Time) on any Servicer Remittance Date, an Event of Default as set forth in clause
        (a)(ii) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.06(a).

                      (iii) The Servicer shall make a cash advance (each such advance, a "Servicing Advance") with respect to any Mortgage Loan (or related Mortgaged Property) in an amount equal to all such funds as are necessary for the purpose of effecting the payment of Property Protection Expenses, except as otherwise provided herein, to protect and preserve the lien of any Mortgage Loan and to pay other costs and expenses to the extent so required by this Agreement. The Special Servicer shall give the Servicer not less than five Business Days' notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan; provided, however, that two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer, the Trustee or the Fiscal Agent, as applicable, with such information in its possession as the Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Except as otherwise provided in clause (c)(vii) below, the failure by the Servicer to make any Servicing Advance as and when due shall constitute an Event of Default under Section 7.01(a)(ii) and the Trustee shall make such Servicing Advance pursuant to Section 7.06(a). In the event that the Servicer has received a request to make a Servicing Advance and the Servicer will not be required to make all or a portion of such Servicing Advance due to the Servicer Advance Limitation being exceeded, the Servicer shall notify the Trustee and the Fiscal Agent, by a certificate of a Servicing Officer, that the Servicer Advance Limitation has been, or will be, exceeded, and the amount of the Servicing Advance that the Trustee will be required to make under
        Section 7.06. The Servicer shall deliver such certificate of the Servicing Officer to the Trustee and the Fiscal Agent not less than four Business Days prior to the date that the Servicer would otherwise be required to make such Servicing Advance in the absence of the Servicer Advance Limitation; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis.

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                      (iv)   Notwithstanding   any  other   provision   of  this
        Agreement,   the  Servicer,   the  Trustee  and  the  Fiscal  Agent,  as
        applicable, shall not be obligated to make any Advance in respect of any Mortgage Loan to the extent that such Advance (together with interest thereon at the Advance Rate) will not, at the time when made, in the reasonable business judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, be ultimately recoverable pursuant to the terms of this Agreement from (A) future payments and collections on such Mortgage Loan (or the related Mortgaged Property or REO Property), (B) amounts paid from Insurance Proceeds from all related Insurance Policies (or the related Mortgaged Property or REO Property), (C) Liquidation Proceeds from such Mortgage Loan (or the related Mortgaged Property or REO Property), or (D) Net Income, if any, received with respect to such related Mortgaged Property and REO Property (any such Advance being referred to herein as a "Nonrecoverable Advance"). The determination by the Servicer, the Trustee or the Fiscal Agent, as applicable, that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be (i) evidenced by a Nonrecoverability Determination Notice delivered no later than the Business Day following such determination and (ii) supported by analysis by the Servicer, the Trustee or the Fiscal Agent, as applicable, of the possibility for repayment of such
        Advance   (together   with  accrued   Advance   Interest)   giving  full
        consideration to the cash flow generated by and the value of the related Mortgaged Property. The Servicer, the Trustee and the Fiscal Agent, as
        applicable,   shall  have  no   liability   to  the  Trust   Fund,   the
        Certificateholders or any other Person if its determination that a proposed Advance constitutes a Nonrecoverable Advance proves wrong or incorrect, so long as such determination and the related analysis were made in good faith by the Servicer, the Trustee and the Fiscal Agent, as applicable.

                      (v) All Advances made by the Servicer, the Trustee and the Fiscal Agent pursuant to this Agreement shall bear interest under this Agreement at the Advance Rate for the period from and including the date such Advance was made to, but not including, the date the Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed for such Advance. Any reimbursement of such Advances shall be first applied to accrued and unpaid Advance Interest and then to the principal amount of the funds so advanced, with the principal amount of the most recent Advances repaid first. The Servicer shall retain late fees (other than Default Interest) paid by any Borrower with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which it shall not retain late fees) only to the extent that the sum of the interest collected from the Borrower (including Default Interest actually collected) on amounts with respect to which there is an outstanding Advance, plus late fees, exceeds the amount of accrued Advance Interest with respect to any such Advances.

                      (vi) Any Advance made by any Servicer, the Trustee or the Fiscal Agent pursuant to this Agreement in respect of any Mortgage Loan shall be reimbursed (together with all accrued and unpaid Advance
        Interest thereon), first, from all cash collected (including, without limitation, Principal Prepayments) in the Collection Account in respect of such Mortgage Loan (and the related Mortgaged Property or REO Property). In the event an outstanding Advance is deemed to be a


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        Nonrecoverable  Advance,  such Advance shall be reimbursed from all cash collected in the Collection Account from any Mortgage Loan (other than any Retained Interest Payment) prior to any payments made pursuant to
        Section 4.01, until such Advance (including all accrued and unpaid Advance Interest thereon) is reimbursed in full; provided that, in any case, Advance Interest shall be payable first out of late payment charges and Default Interest, if any, collected in respect of the related Mortgage Loan or, if such amounts are or will be insufficient, out of any amounts on deposit in the Collection Account at the time such Advance is reimbursed. To the extent that a Borrower is not obligated under the related Mortgage Documents to pay or reimburse any portion of any Advances and/or Advance Interest thereon that are outstanding with respect to the related Mortgage Loan as a result of a modification or workout of such Mortgage Loan which forgives unreimbursed amounts for which the Servicer, the Trustee or the Fiscal Agent had previously made such Advances, such Advances and/or Advance Interest thereon shall be deemed to be a Nonrecoverable Advance and shall be treated as a Realized Loss hereunder. Notwithstanding the foregoing, if the Trustee or the Fiscal Agent, as the case may be, is required to make an Advance with respect to a Mortgage Loan due to the Servicer Advance Limitation being met and collections on such Mortgage Loan during the Mortgage Loan Due Period immediately following such Advance are insufficient to reimburse the Trustee or the Fiscal Agent, as applicable, for such Advance (including Advance Interest accrued thereon), the Trustee or Fiscal Agent, as the case may be, may be reimbursed prior to the Servicer from all amounts available to reimburse Advances and Advance Interest on any Mortgage Loan.

                      (vii) Notwithstanding anything to the contrary, the aggregate principal amount of unreimbursed Advances required to be made by the Servicer shall not exceed $15,000,000 (the "Servicer Advance Limitation") at any one time. However, on the basis of administrative convenience, the Servicer may make Advances in excess of such Servicer Advance Limitation. To the extent that Advances in excess of the Servicer Advance Limitation are required to be made, or the Servicer fails to make an Advance required to be made, the Trustee or the Fiscal Agent, as applicable, shall make such required Advance pursuant to
        Section 7.06 of this Agreement. The Trustee's and the Fiscal Agent's obligation to make Advances shall not be subject to a dollar limitation.



SECTION 3.04.         Collection of Taxes, Assessments and Similar
                      Items; Escrow Accounts.

               (a) The Servicer shall establish and maintain one or more escrow accounts, including accounts which may be established by a sub-servicer on behalf of the Servicer (each, an "Escrow Account") into which all Escrow Payments shall be deposited and in which all Escrow Payments shall be retained. The Special Servicer shall promptly remit, but in no event later than one Business Day from receipt thereof, any Escrow Payments that it receives to the Servicer for deposit into the applicable Escrow Account. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check, without recourse, to the order of the Servicer and shall promptly remit any such check

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to the  Servicer,  but in no event  later  than one  Business  Day from  receipt thereof. Escrow Accounts shall be Eligible Accounts, and funds in the Escrow Accounts may only be invested in Eligible Investments, except, in each case, as otherwise required under applicable law or the related Mortgage Documents. The Servicer shall notify the Trustee in writing of the location and account number of each Escrow Account it establishes or which is established on its behalf and shall notify the Trustee in writing prior to any subsequent change thereof. Withdrawals of amounts from an Escrow Account may be made only to: (i) effect
the  timely  payment  of  taxes,  hazard  insurance   premiums,   ground  rents,
assessments, tenant improvement or leasing commission expenses and comparable items; (ii) refund to Borrowers any sums that are determined to be overages;
(iii) remove amounts deposited therein in error; (iv) repair or otherwise protect the Mortgaged Properties in accordance with the terms of the related Mortgage Loan; (v) pay interest, if required and as described below, to Borrowers on balances in the Escrow Account; (vi) withdraw interest or other income which is payable to the Servicer; (vii) pay amounts due the lender under the related Mortgage Loan or (viii) clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. Unless otherwise required by applicable law or the terms of the applicable Mortgage Documents to be paid to Borrower, the Servicer shall be entitled to retain all investment income on funds in Escrow Accounts.

               (b) With respect to each Mortgage Loan, the Servicer shall prepare and maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents, water rates, sewer rates and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. With respect to each REO Mortgage Loan, the Special Servicer shall prepare and maintain accurate records reflecting the status of taxes, assessments, ground rents, water rates, sewer rates and other similar items that are or may become a lien on the related REO Property and the status of insurance premiums payable with respect thereto and the Special Servicer shall furnish copies of all such records to the Servicer. If requested, the Servicer shall furnish the Trustee with an annual certification that sufficient insurance is kept in force for each Mortgaged Property.

               To the extent that a Mortgage Loan requires a Borrower to escrow payments for taxes, assessments, ground rents, water rates, sewer rates, insurance premiums, tenant improvement or leasing commission expenses and other similar items, the Servicer (with respect to Mortgaged Properties other than REO Properties) or the Special Servicer (with respect to REO Properties) shall (i) obtain all bills for the payment of such items (including renewal premiums) and
(ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date or as required by any insurance policies, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan obligates a Borrower to pay taxes, assessments, ground rents, water rates, sewer rates, insurance premiums, tenant improvement or leasing commission expenses and other similar items but does not require the Borrower to escrow such payments, the Servicer shall use its best efforts to require that any such payments be made by the Borrower at the time they first become due. With respect to any Specially Serviced Mortgage Loans, the Servicer shall notify the Special Servicer within 5

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Business  Days after the  Servicer  becomes  aware of any failure by the related
Borrower to make such payments as they first become due and the Special Servicer shall use its best efforts to cause such Borrower to make such payments and provide proof of such payment to the Special Servicer and the Servicer.

               In the case of an REO Mortgage Loan, if collections from the REO Property are sufficient to pay any such item mentioned above, when due, the amount of any shortfall relating to such item shall be payable if deemed recoverable from amounts on deposit in the REO Account pursuant to Section 3.17(c). To the extent that the amounts on deposit in the REO Account are insufficient to make such payment, the Special Servicer shall advise the Servicer, by delivery of a certificate of a Special Servicer Officer, of the amount of funds required to cover such shortfall, and the Servicer shall promptly make a Servicing Advance with respect thereto, subject to subparagraph
(iv) of Section 3.03(c). In the case of any Specially Serviced Mortgage Loans other than REO Mortgage Loans, if a Borrower fails to make on a timely basis any such payment and collections from the Borrower are insufficient to pay any such item on or before the applicable penalty or termination date, the Servicer shall promptly make a Servicing Advance with respect thereto, subject to subparagraph
(iv) of Section 3.03(c), unless, with respect to the payment of taxes and assessments, the Servicer reasonably anticipates that such bill will be paid by the Borrower by the close of business on or before the penalty date, but in any event the Servicer shall make such Advance within 90 days after such date or within five Business Days after the Servicer has received confirmation that such item has not been paid, whichever is earlier, provided that during such 90-day period the Servicer and the Special Servicer shall use their reasonable best efforts to confirm whether such bill has been paid. In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan or an REO Mortgage Loan, if a Borrower fails to make on a timely basis any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item when due, the Servicer shall promptly make a Servicing Advance with respect to any shortfall, subject to subparagraph (iv) of Section 3.03(c), unless, with respect to the payment of taxes and assessments, the Servicer reasonably anticipates that such bill will be paid by the Borrower by the close of business on or before the penalty date, but in any event the Servicer shall make such Advance within 90 days after such date or within five Business Days after the Servicer has received confirmation that such item has not been paid, whichever is earlier, provided that during such 90-day period the Servicer shall use its reasonable best efforts to confirm whether such bill has been paid. No costs incurred by the Servicer or the Special Servicer, as applicable, in effecting the payment of taxes, insurance premiums, ground rents, assessments, tenant improvements, leasing commissions, capital improvement, operating reserves, other reserves required pursuant to the Mortgage Documents or similar items on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, whether or not the terms of such Mortgage Loans so permit.


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SECTION 3.05.         Collection Account and Distribution Accounts.

               (a) The Servicer shall establish and maintain the Collection Account for the benefit of the Certificateholders, in the name of "LaSalle National Bank, as Trustee for the Holders of the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, Collection Account." The Collection Account shall be established and maintained as an Eligible Account. The Servicer shall deposit or cause to be deposited on a daily basis (unless the Servicer determines, consistent with the servicing standards set forth in Section 3.01(a), that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason) in the Collection Account, or as otherwise required hereunder, within one Business Day of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans, other than payments in respect of principal and interest on the Mortgage Loans (other than Retained Interest Payments) that are not assigned to the Trustee pursuant to the second sentence of Section 2.01 (which payments, if received by the Servicer or the Special Servicer, as the case may be, shall promptly be remitted by the Special Servicer to the Servicer, and the Servicer shall promptly remit such funds to the Depositor):

          (i)  all  payments  on  account  of  principal,   including  Principal
     Prepayments and Prepayment Charges, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans;

          (iii) all Insurance Proceeds, and Liquidation Proceeds;

          (iv) any amounts required to be deposited pursuant to Section 3.07 in connection with net losses realized on Eligible Investments with respect to funds held in the Collection Account;

          (v) any amounts required to be deposited pursuant to Section 3.17(f) in connection with any REO Property or other Mortgaged Property;

          (vi) any amounts received from Borrowers which represent recoveries of Property Protection Expenses;

          (vii) any amounts in the nature of Default Interest with respect to any Mortgage Loans;

          (viii) any amounts paid by the Borrower in the nature of late payment charges or assumption, extension, modification or substitution fees or similar items to the extent not otherwise permitted to be retained by the Servicer pursuant to Section 3.12;

          (ix) the proceeds of all P&I Advances  required to be made pursuant to
     Section 3.03(c);

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          (x) amounts paid as  Repurchase  Price in respect of any Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or the terms hereof; and

          (xi) all other amounts required to be deposited in the Collection Account pursuant to this Agreement.

               In the event that the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

               Upon receipt of any of the foregoing amounts set forth in clauses
(i) through (iii), (vi) through (viii), (x) and (xi) above with respect to any Specially Serviced Mortgage Loans other than REO Mortgage Loans, the Special Servicer shall immediately (but in no event later than one Business Day following receipt of any of the foregoing amounts) remit such amounts to the Servicer for deposit in accordance with the second preceding paragraph. Such amounts received with respect to any REO Mortgage Loans will be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Collection Account pursuant to Sections 3.17(f) and 3.18(e). With respect to any such amounts required to be remitted to the Servicer that are paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier or comply with other reasonable instructions of the Servicer with respect thereto.

               All funds deposited by the Servicer in the Collection Account shall be held for the account of the Trustee in respect of the Lower-Tier Regular Interests and for the benefit of Certificateholders until withdrawn in accordance with Section 3.06.

               (b)    The Trustee, or the Paying Agent on behalf of the Trustee, shall establish and maintain the Lower-Tier Distribution Account as a separate account for the benefit of the Certificateholders in the name of "LaSalle
National Bank, as Trustee in trust for the Holders of the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, Lower-Tier Distribution Account." In addition, the Trustee, or the Paying Agent on behalf of the Trustee, shall establish and maintain the Upper-Tier Distribution Account as a separate account for the benefit of the Certificateholders in the name of "LaSalle National Bank, as Trustee in trust for the Holders of the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL, Upper-Tier Distribution Account." Each of the Distribution Accounts shall be established and maintained as an Eligible Account. With respect to each Distribution Date, (i) the Servicer shall deliver to the Trustee, or the Paying Agent acting on the Trustee's behalf, for deposit in the Lower-Tier Distribution Account from the Collection Account on or before the related Servicer Remittance Date an aggregate amount of immediately available funds equal to the Lower-Tier Available Transfer Amount for such Distribution Date, (ii) the Servicer shall deliver to the Trustee, or the Paying Agent acting on the Trustee's behalf, for deposit in the Lower-Tier Distribution Account on or before the related Servicer Remittance Date an aggregate amount of immediately available funds equal to the Class LR Distribution Amount, if any, for such


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Distribution  Date, and (iii) on such  Distribution  Date,  the Trustee,  or the
Paying Agent acting on the Trustee's behalf, shall withdraw from the Lower-Tier Distribution Account the Lower-Tier Available Transfer Amount and shall deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Upper-Tier Available Transfer Amount for such Distribution Date. In addition, on or prior to the related Servicer Remittance Date, the Servicer shall deliver to the Trustee, or the Paying Agent acting on the Trustee's behalf, for deposit in the Collection Account and the Distribution Accounts any amounts required pursuant to Section 3.07 to be deposited on or prior to the related Distribution Date in connection with losses realized on Eligible Investments with respect to funds held in the Collection Account and the Distribution Accounts.

               (c) Funds in the Collection Account or Distribution Accounts may be invested in Eligible Investments in accordance with the provisions of
Section 3.07. The Servicer shall give written notice to the Trustee (and any Paying Agent) and the Special Servicer of the location and account number of the Collection Account and shall notify the Trustee (and any Paying Agent) in writing prior to any subsequent change thereof.




SECTION 3.06.         Permitted Withdrawals from the Collection Account.

               The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit on or before each Servicer Remittance Date to the Trustee, or the Paying Agent acting on the Trustee's behalf, for deposit in the Lower-Tier Distribution Account, the Lower-Tier Available Transfer Amount for the Distribution Date related to such Servicer Remittance Date (the amount of which the Trustee will advise the Servicer not later than the Servicer Remittance Date) and to remit on or before each Servicer Remittance Date to the Trustee, or the Paying Agent acting on the Trustee's behalf, for deposit in the Lower-Tier Distribution Account, the Class LR Distribution Amount for the Distribution Date related to such Servicer Remittance Date (the amount of which the Trustee will advise the Servicer not later than the Servicer Remittance Date);

          (ii) to reimburse the Servicer, the Trustee and the Fiscal Agent for any unreimbursed Advances (including Advance Interest) to the extent permitted under subparagraph (vi) of Section 3.03(c);

          (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer, as applicable, as servicing compensation, the aggregate unpaid Servicing Fees in respect of the most recently ended Due Period in the case of the Servicer and the aggregate unpaid Special Servicing Fees and Workout Fees in respect of the related Mortgage Loan Due Period (but only out of collections on and proceeds of the related Mortgage Loans and REO Properties, in the case of each


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     Workout  Fee),  to pay on or before each  Servicer  Remittance  Date to the
     Trustee, the aggregate unpaid Trustee Fee in respect of the related Mortgage Loan Due Period, and to pay from time to time to the Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

          (iv) to the extent not reimbursed pursuant to any other clause of this
     Section 3.06, to reimburse on or before each Determination Date, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for unreimbursed expenses by such Person to the extent expressly reimbursable under this Agreement from the Trust Fund, including those incurred pursuant to Sections 2.03(b), 3.10(b), 3.10(h)(ii), 3.11(e), 3.17(a), 3.17(d), 3.18(b), 3.18(c), 3.20, 3.22(a), 4.08, 6.03, 7.03, 8.05,
     8.07 or 10.07;

          (v) to pay the expenses of the Trust Fund to the extent such expenses are "unanticipated" within the meaning of Treasury Regulation Section
     1.860G-1(b)(iii)  herein and not  otherwise  provided  for in this  Section
     3.06;

          (vi) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein;

          (vii) to clear  and  terminate  the  Collection  Account  pursuant  to
     Section 9.01;

          (viii) to fund from payments received from Borrowers such Escrow Accounts as may be required under the Mortgage Documents;

          (ix) to remit any Retained Interest Payments to the Seller on each Servicer Remittance Date; and

          (x) to pay any federal, state or local income taxes imposed on the Lower-Tier REMIC or Upper-Tier REMIC as provided in Section 4.06 and, in the case of any such taxes imposed on "net income from foreclosure property," to the extent any reserve for payment of such taxes is insufficient therefor.

               The Servicer shall keep and maintain separate accounting for each Mortgage Loan, for the purpose of determining and supporting any withdrawals from the Collection Account pursuant to subclauses (ii) through (x) above to the extent allocable to particular Mortgage Loans.

               The Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent from the Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent therefrom promptly upon receipt of a certificate of a Special Servicer Officer or a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled. The Servicer may, in the absence of manifest error, rely conclusively on any such certificate and shall have no duty to re-calculate the amounts
stated  therein.   The  Special

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Servicer  shall keep and maintain  separate  accounting,  on a Mortgage  Loan by
Mortgage Loan basis, for the purpose of justifying any request made by it for any withdrawal from the Collection Account.

               The Trustee, the Fiscal Agent, the Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the payment of, in the case of the Servicer, the Servicing Fee payable hereunder (except as otherwise provided in Section 3.12(a), in the case of the Servicer, the Trustee and the Fiscal Agent, to the extent expressly permitted herein to be paid from funds on deposit in the Collection Account, any Advances and Advance Interest, in the case of the Special Servicer, the aggregate Special Servicing Fees and Workout Fees payable hereunder, in the case of the Trustee, the aggregate Trustee Fee payable hereunder, and for the reimbursement of their respective expenses hereunder to the extent such expenses are expressly to be reimbursed from amounts on deposit in the Collection Account pursuant to this Agreement.



SECTION 3.07. Investment of Funds in the Collection Account and the Distribution Accounts.

               (a) The Servicer may direct any depository institution maintaining the Collection Account, or the Distribution Accounts or the Escrow Accounts to the extent permitted under applicable law and the related Mortgage Documents (each of the Collection Account, each Escrow Account and the Distribution Accounts, for purposes of this Section 3.07, an "Investment Account") to invest the funds in such Investment Account in one or more Eligible Investments that bear interest or are sold at a discount, and that mature no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any request by the Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby. All such Eligible Investments shall be held to maturity. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee (or the Paying Agent acting on its behalf) shall have sole control (except with respect to investment direction) over each such investment and, subject to Section 3.07(b), the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee, or to the Paying Agent acting on the Trustee's behalf, together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are, at any time, invested in an Eligible Investment that is payable on demand, the Trustee (in the case of the Distribution Accounts) or the Servicer (in the case of the Collection Account or the Escrow Accounts) shall, or shall cause (in the case of the Trustee only) the Paying Agent acting on its behalf to:

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                      (i)  consistent  with  any  notice  required  to be  given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                      (ii) demand payment of all amounts due thereunder promptly upon determination by the Trustee or the Paying Agent acting on the Trustee's behalf (in the case of the Distribution Accounts), or the Servicer (in the case of the Collection Account) that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the related Investment Account.

               (b) All interest and other income and gain realized from Eligible Investments of funds deposited in an Investment Account shall be for the benefit of the Servicer and, if held in the Collection Account, shall be subject to its withdrawal in accordance with Section 3.06 and, if held in the Distribution Accounts, shall be distributed by the Trustee (or the Paying Agent acting on the Trustee's behalf) to the Servicer no later than the first day of the month following the month in which such income or gain is received. The Servicer shall, from its own funds, deposit in the Collection Account or the Distribution Accounts, as the case may be, the amount of any loss incurred in respect of any such Eligible Investment immediately upon realization of such loss; provided however, that the Servicer may reduce the amount of such payment to the extent it forgoes an equal amount of investment income in such Investment Account otherwise payable to it. The Servicer shall also immediately deposit, from its own funds, into each Escrow Account any amounts representing losses on Eligible Investments in which amounts on deposit in such Escrow Accounts have been invested, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Escrow Account shall be paid from time to time by the Servicer to the related Borrower to the extent required under the Mortgage Loan or applicable law.

               (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may (and, subject to Sections 8.01 and 8.02(a)(v), upon the request of Holders of Certificates entitled to more than 50% of the Voting Rights of all Classes, shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the party directing such investment; provided, however, that if such default occurs in respect of an Eligible Investment under which the Trustee, in its corporate capacity, is the obligor, the Trustee shall take no such action and the Servicer shall be entitled to take such action as the Trustee would otherwise be entitled to take pursuant to this subsection (c) of Section 3.07.

               The Trustee is hereby authorized to execute purchases and, to the extent permitted herein, sales of Eligible Investments directed by the Servicer through the facilities of its own trading or capital markets operations. The Trustee shall send statements to the


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Servicer monthly reflecting  activity for each account created hereunder for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written statements containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provisions hereof with respect to any such account if no activity occurred in such account for such month.



SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

               (a) (i) The Servicer, on behalf of the Trustee as mortgagee, shall use its reasonable best efforts to cause the related Borrower (in accordance with applicable law and the related Note or Mortgage) to maintain, and if the related Borrower shall default in its obligation to so maintain, shall itself maintain, for each Mortgage Loan (other than REO Mortgage Loans) to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Accepted Servicing Practices), fire and hazard insurance with extended coverage in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the full replacement cost of the improvements on the related Mortgage Property; but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the cost of any such insurance is not paid by the Borrower, the Servicer shall obtain such insurance and shall promptly make a Servicing Advance for such costs, subject to subparagraph (iv) of Section 3.03(c). In addition, the Servicer, on behalf of the Trustee as mortgagee, shall use its reasonable best efforts to cause the related Borrower (in accordance with applicable law and the related Mortgage Documents) to maintain, and if the related Borrower shall default in its obligation to so maintain, shall itself maintain, to the extent available at
        commercially   reasonable  rates  (as  determined  by  the  Servicer  in
        accordance with Accepted Servicing Practices) and to the extent the Trustee as mortgagee has an insurable interest, other forms of insurance on behalf of the Trustee including but not limited to, loss of rents endorsements, business interruption insurance, replacement costs and comprehensive public liability insurance; provided, however, that the Servicer shall not require any Borrower to maintain insurance not specifically provided for under the related Mortgage. Any insurance maintained by the Servicer with respect to fire, hazard, flood or public liability shall be maintained with a Qualified Insurer. In each event that the Servicer itself maintains any such required insurance, the Special Servicer shall be so notified on a monthly basis. The Servicer will notify the Borrower that it has obtained the insurance and will request that the Borrower either provide proof of alternative insurance or reimburse to the Servicer the cost of the insurance premiums. In the case of any insurance otherwise required to be maintained pursuant to this Section 3.08 that is not being so maintained because the Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Depositor, the Trustee, the Operating Adviser


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


        (with respect to the Special Servicer only) and each Rating Agency detailing the steps that the Servicer or the Special Servicer, as applicable, took in seeking such insurance and the factors which led to its determination that such insurance is not so available.

                      (ii) The Special Servicer, on behalf of the Trustee, shall maintain or cause to be maintained fire and hazard insurance with a Qualified Insurer on each REO Property in an amount which is at least equal to the lesser of (x) an amount not less than is necessary to avoid the application of any "co-insurance" clause contained in the related fire and hazard insurance policy and (y) the replacement cost of the improvements which are a part of such REO Property. The Special Servicer, on behalf of the Trustee, shall also maintain or cause to be maintained with respect to each REO Property public liability insurance with a Qualified Insurer providing such coverage against such risks as the Special Servicer determines, consistent with the servicing standard set forth in Section 3.01(a), to be in the best interests of the Trust Fund. The cost of any such insurance with respect to an REO Property shall be an expense of the Trust (as determined by the Special Servicer in accordance with Accepted Servicing Practices) payable out of amounts on deposit in the related REO Account pursuant to Section 3.17(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

                      (iii) Any Insurance Proceeds with respect to an REO Property received by the Special Servicer shall be deposited into the related REO Account, and any Insurance Proceeds received by the Servicer shall be deposited in the Collection Account pursuant to Section 3.05. Any cost incurred by the Servicer or the Special Servicer, as applicable, in maintaining any insurance pursuant to this Section 3.08 will be added to the amount owing by the Borrower under the Mortgage Loan where the terms of the Mortgage Loan so permit; however, the addition of any such cost will not be taken into account for purposes of calculating the distributions to be made to Certificateholders.

                      (iv) It is understood and agreed that no earthquake or other additional insurance other than flood insurance (as required below) is to be required of any Borrower or to be maintained on behalf of the Trustee by the Servicer or the Special Servicer, as applicable, pursuant to clauses (i) or (ii) above other than pursuant to the terms of the related Mortgage Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                      (v) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts to cause the related Borrower (in accordance with applicable law and the Mortgage Documents) to maintain, and, if the related Borrower shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Accepted Servicing Practices), flood insurance in respect thereof.

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        Such flood  insurance  shall be in an amount  equal to the lesser of (i)
        the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the Flood Disaster Act of 1973, as amended, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with Accepted Servicing Practices. If the cost of any insurance described above is not borne by the Borrower, the Servicer, shall promptly make a Servicing Advance for such costs, subject to subparagraph (iv) of Section 3.03(c).

                      (vi) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with Accepted Servicing Practices), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.17(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

                      (vii) If any loss occurs which is of a type which is or which would have been covered under any fire or hazard insurance required to be maintained by the Servicer or the Special Servicer under clause (i) or (ii) of Section 3.08(a), but was not covered because the Servicer or the Special Servicer failed to maintain such insurance, the Servicer or the Special Servicer, as the case may be, will be obligated to fund such loss from its own funds, without right of reimbursement therefor, by depositing in the Collection Account from its own funds an amount equal to the lesser of: (1) such loss and (2) if any recovery has been obtained under such insurance, the amount equal to any reduction in recovery under such fire or hazard insurance policy (regardless of when the reduction in recovery occurred); provided (x) such reduction in recovery results from the application of a co-insurance clause in such insurance policy, and (y) if the proceeds of such insurance policy were applied to the restoration and repair of the related Mortgaged Property, such property was not restored to its condition as of the Cut-Off Date, reasonable wear and tear excepted, because of such reduction in recovery. In addition, if a recovery under a flood insurance policy in respect of a Mortgaged Property would have been available if such flood insurance had been maintained thereon by the Servicer or the Special Servicer as required by clauses (v) and (vi) of this Section 3.08(a), the Servicer or Special Servicer, as the case may be, shall either (x) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (y) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with Accepted Servicing Practices.

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                      (viii) The Special  Servicer  agrees,  with respect to the
        Specially Serviced Mortgage Loans, the REO Mortgage Loans and REO Properties, and the Servicer agrees, with respect to all other Mortgage Loans, to prepare and present, on behalf of itself, the Trustee and the
        Certificateholders,   claims   under  each  related   insurance   policy
        maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such steps as are necessary to receive payment or to permit recovery thereunder.

                      (ix) All insurance policies required to be maintained hereunder shall name the mortgagee as loss payee and, to the extent applicable and available, shall contain negative amortization endorsements.

               (b) (i) If the Servicer or Special Servicer, as applicable, causes the mortgagee's (or, in case of an REO Property, the Trustee's) interest in any Mortgaged Property or REO Property to be covered by a master single interest blanket insurance policy naming the Trustee as loss payee or an additional insured, which policy is (x) issued by a Qualified Insurer and provides no less coverage, in scope and amount, for such Mortgaged Property or REO Property than the insurance coverage required to be maintained with respect to such Mortgaged Property pursuant to Section 3.08(a) and (y) provides for separate and distinct premiums and deductibles with respect to each Mortgaged Property or REO Property, it shall conclusively be deemed to have satisfied its obligations to maintain insurance with respect to the related Mortgage Loan pursuant to Section 3.08(a). In the event that the Servicer or the Special Servicer, as applicable, shall cause any Mortgaged Property or REO Property to be covered by such a master single interest blanket insurance policy after receipt of notice that a Borrower has failed to maintain a fire, hazard or other insurance policy complying with the provisions of Section 3.08(a) when required to do so by the terms of any Mortgage Loan, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the Borrower, shall be an expense of the Trust, with respect to an REO Property, payable out of the related REO Account pursuant to Section 3.17(c), or if the amount therein is insufficient, and with respect to any other Mortgaged Property, paid by the Servicer as a Servicing Advance. In connection with their respective activities as Servicer and Special Servicer hereunder, each of the Servicer and the Special Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such master single interest blanket insurance policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

                      (ii) If the Servicer or the Special Servicer obtains and maintains a blanket policy (other than a policy described in clause (i) above) with a Qualified Insurer insuring against fire and hazard losses on all or a significant portion of the Mortgage Loans or REO Properties which the Servicer or the Special Servicer, as applicable, services, the cost of such blanket policy shall be paid by the Servicer as a


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        Servicing Advance, and the Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a) with respect to the Mortgage Loans covered by such blanket policy, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been
        maintained  on  the  related  Mortgaged   Property  a  policy  otherwise
        complying with the provisions of Section 3.08(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account (or, with respect to any REO Property, the related REO Account) from its own funds the amount not otherwise payable under the blanket policy to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is otherwise consistent with Accepted Servicing Practices. In connection with their respective activities as Servicer and Special Servicer hereunder, each of the Servicer and the Special Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

               (c) (i) The Servicer and the Special Servicer, at their respective expense, shall maintain in effect with a Qualified Insurer a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy or a Special Servicer Fidelity Bond and a Special Servicer Errors and Omissions Insurance Policy, as the case may be, affording coverage for all directors, officers, employees and [contract employees] acting on the Servicer's or Special Servicer's behalf. The Servicer Errors and Omissions Insurance Policy, the Servicer Fidelity Bond, the Special Servicer Errors and Omissions Insurance Policy and the Special Servicer Fidelity Bond shall be in such form and amount that would meet the requirements of FNMA or FHLMC if FNMA or FHLMC were the purchaser of the Mortgage Loans that are multifamily Mortgage Loans and in such form as is customary for servicers of commercial loans in the case of the Mortgage Loans that are commercial Mortgage Loans. Any such Fidelity
        Bond shall not be canceled by the Servicer or the Special Servicer without ten days' prior written notice to the Trustee.

                      (ii) In the event that there shall not have been maintained an errors and omissions policy and there shall have been a loss which would have been covered by such policy, the Servicer or the Special Servicer, as applicable, shall deposit in the Collection Account (or, with respect to an REO Property, the related REO Account) the amount that otherwise would have been payable under the policy.

                      (iii) The Special Servicer and the Servicer, as the case may be, will promptly report in writing to the Trustee any material changes that may occur in the Servicer Fidelity Bonds and/or the Servicer Errors and Omissions Insurance Policies or


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        the Special  Servicer  Fidelity Bond or the Special  Servicer Errors and
        Omissions  Insurance  Policies,  as the case may be, and will furnish to
        the  Trustee  copies  of  all  binders  and  policies  or   certificates
        evidencing that such bonds and insurance policies are in full force and effect. The Special Servicer and the Servicer shall each, as to itself, promptly report in writing to the Trustee all cases of embezzlement or fraud relating to the servicing of the Mortgage Loans by the Servicer or the Specially Serviced Mortgage Loans by the Special Servicer or management of any REO Properties by the Special Servicer, or their respective employees, officers, directors, agents and representatives if such events involve funds relating to the Mortgage Loans or REO Properties. The Special Servicer and the Servicer shall each also
        promptly   report  in  writing  to  the   Trustee  all  other  cases  of
        embezzlement or fraud involving the Special Servicer or the Servicer, as applicable, or their respective executive officers or directors that the Special Servicer or the Servicer, as applicable, has reason to believe might exceed $100,000. The total of such losses, regardless of whether claims are filed with the Servicer's or Special Servicer's insurer or surety, will be disclosed in such report together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of the Special Servicer's or Servicer's bonding companies or insurers relating to the Mortgage Loans or the servicing thereof, or management of any REO Properties, a copy of such report will be promptly furnished to the Trustee. Notwithstanding the foregoing, any such notices or reports may omit any specific reference (by name) to individuals suspected of such embezzlement or fraud. Copies of any notices or reports furnished to the Trustee pursuant to this Section 3.08(c)(iii) shall be furnished to the Rating Agencies by the Servicer and Special Servicer.

                      (iv) Each sub-servicing agreement entered into by the Servicer will require that the subservicer engaged pursuant to such sub-servicing agreement maintain at all times a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth in paragraph (i) of this Section 3.08(c), and the Servicer will not agree or consent to any modification or waiver of any such sub-servicing agreement which is inconsistent with the terms of this paragraph (iv).



SECTION 3.09. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Rate Resets and Call Options67.

               (a) The following provisions of this Section 3.09(a) shall apply with respect to all Mortgage Loans except Specially Serviced Mortgage
Loans:

               If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                      (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

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                      (ii)  provides  that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, on behalf of the Trust Fund, shall either (x) withhold its consent to such assumption and enforce any due-on-sale clause contained in the related Note or Mortgage, or (y) if it believes such action would be in the best economic interest of the Trust Fund and consistent with Accepted Servicing Practices, waive such provision, but only if it has obtained the consent of the Special Servicer to such waiver. The Servicer shall promptly seek such consent from the Special Servicer. The Special Servicer shall use its best efforts to provide or withhold such consent within ten Business Days after the Special Servicer is notified of such request for waiver. The Special Servicer shall be entitled to rely, absent manifest error, on the information provided by the Servicer, without any independent investigation.

               If a Mortgage Loan permits the Borrower to transfer the Mortgaged Property without the consent of the lender or if the Servicer waives compliance with the due on sale clause as provided above, the Servicer is also authorized to take or enter into an assumption agreement in connection with the sale of the Mortgaged Property whereby the Person to whom such Mortgaged Property has been or is about to be conveyed either acquires such Mortgaged Property subject to the Mortgage Documents without assuming any personal liability therefor, becomes personally liable for the Mortgage Loan and related Note in addition to the original Borrower, or replaces the original Borrower as obligor thereon; provided, however, that except as otherwise permitted by Section 3.20, any such assumption or substitution agreement shall contain no terms that are materially different from those in the original Note or the related Mortgage. To the extent permitted by applicable law and the preceding sentence, the Servicer shall enter into an assumption or substitution agreement with respect to any Mortgage Loan only if the credit status of the prospective new borrower is in compliance with the Servicer's regular commercial mortgage servicing standards and criteria consistent with Accepted Servicing Practices. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee, the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Unless otherwise provided herein, any fee collected by the Servicer for entering into an assumption or substitution agreement may be retained by the Servicer.

               If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,


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then,  for so long as such  Mortgage  Loan is included  in the Trust  Fund,  the
Servicer, on behalf of the Trust Fund, shall with respect to such Mortgage Loan either (x) withhold its consent to the creation of any such lien or other encumbrance and enforce any due-on-encumbrance clause contained in the related Note or Mortgage, or (y) if the Servicer believes it to be in the best economic interest of the Trust Fund, and consistent with Accepted Servicing Practices, waive such right or consent to the creation of such lien, but only if it has obtained the consent of the Special Servicer. The Servicer shall promptly seek the consent of the Special Servicer. The Special Servicer shall use its best efforts to provide or withhold such consent within ten Business Days after the Special Servicer is notified of such request for waiver. The Special Servicer shall be entitled to rely, absent manifest error, on the information provided by the Servicer, without any independent investigation.

               (b) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                      (i) provides that such Specially Serviced Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                      (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Specially Serviced Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trust Fund, shall take such actions as it deems to be in the best economic interest of the Trust Fund in accordance with Accepted Servicing Practices, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

               The Special  Servicer is also authorized to take or enter into an assumption agreement in connection with the sale of the Mortgaged Property whereby the Person to whom such Mortgaged Property has been or is about to be conveyed either acquires such Mortgaged Property subject to the Mortgage and related Note without assuming any personal liability therefor, becomes personally liable for the Mortgage Loan and related Note in addition to the original Borrower, or replaces the original Borrower as obligor thereon; provided, however, that except as otherwise permitted by Section 3.20, any such assumption or substitution agreement shall contain no terms that are materially different from those in the original Note or the related Mortgage. To the extent permitted by applicable law and the preceding sentence, the Special Servicer shall enter into an assumption or substitution agreement with respect to any Mortgage Loan only if the credit status of the prospective new borrower is in compliance with the Special Servicer's regular asset management standards and criteria and consistent with Accepted Servicing Practices. The Special Servicer shall notify the Trustee and the Servicer that any such assumption or substitution agreement has been completed by forwarding to the Trustee, the original of such agreement, which original shall, be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a

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part  thereof.  Any fee  collected  by the  Special  Servicer  from the  related
Borrower for entering into an assumption or substitution agreement shall be remitted by the Special Servicer to the Servicer.

               If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                (i) provides that such Specially Serviced Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Specially Serviced Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trust Fund, shall with respect to such Specially Serviced Mortgage Loan (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with Accepted Servicing Practices. In no event, however, shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage.

               (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

               (d) If any Mortgage Loan contains any provision in the nature of an interest rate reset option, maturity extension option, a call option or similar option exercisable by the Trust Fund, none of the Trustee, the Servicer or the Special Servicer, on behalf of the Trust Fund, shall exercise or take any action with respect to any such option relating to such Mortgage Loan. Without limiting the generality of the foregoing, none of the Trustee, the Servicer or the Special Servicer, on behalf of the Trust Fund, may exercise or take any action with respect to the Seller's option to extend the maturity date of the Mortgage Loan relating to Loan Number 941414.




SECTION 3.10.         Realization Upon Specially Serviced Mortgage
                      Loans.

               (a) Subject to the requirements of this Section 3.10 and Sections 3.17(a) and 3.22, the Special Servicer, in accordance with Accepted Servicing Practices, shall use its best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan. In connection with such foreclosure or other

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conversion of ownership,  the Special  Servicer shall follow Accepted  Servicing
Practices. The Special Servicer shall not expend funds for Liquidation Expenses with respect to a Specially Serviced Mortgage Loan unless it shall, in its sole discretion, determine (i) that such foreclosure or restoration will increase on a net present value basis the Net Liquidation Proceeds of such Specially Serviced Mortgage Loan to the Trust and (ii) that such Liquidation Expenses will be recoverable from Liquidation Proceeds. The Special Servicer shall advise the Servicer, by delivery of a certificate of any Special Servicer Officer, of the reimbursable costs and expenses incurred or (against presentation of a specific invoice) to be incurred by the Special Servicer in any such foreclosure or other proceedings or action, and the Servicer shall promptly make a Servicing Advance with respect thereto, subject to subparagraph (iv) of Section 3.03(c).

               In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the Special Servicer, as agent of the Trust, shall direct the appropriate party to deliver title to the REO Property to the Trustee, not personally but solely as Trustee of the Trust Fund created hereunder, or to the Trustee's nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses; provided, however, that for all purposes hereunder, the Scheduled Principal Balance and the unpaid principal balance of any Mortgage Loan and interest due thereon shall be zero after a Final Recovery Determination has been made with respect to such Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

                      (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged in whole or in part, for purposes of determining the Scheduled Principal Balance and the unpaid principal balance thereof, the unpaid principal balance of such Note immediately after any such discharge is equal to the unpaid principal balance of such Note immediately prior to such discharge; and

                      (ii) Net REO Proceeds received in any month shall be applied to principal and interest on the related Mortgage Loan as specified in Section 1.02(ii). If the principal portion of such Net REO Proceeds exceeds the principal portion of the Scheduled Payment or Assumed Scheduled Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

               (b) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not cause the Trust Fund to obtain title to any direct or indirect partnership, stock or other ownership interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust) to the effect that the holding of such ownership interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier


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REMIC or Upper-Tier  REMIC under the REMIC  Provisions  or cause the  Lower-Tier
REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

               (c) Notwithstanding anything to the contrary contained in this Agreement, neither the Special Servicer nor the Trustee shall, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trust or the Trustee would be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with Accepted Servicing Practices, based on a report prepared within the 120 days preceding the first of such actions by a Person (who may be an employee or Affiliate of the Servicer or the Special Servicer) who regularly conducts Environmental Assessments, that:

                      (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than not taking such actions; and

                      (ii) there are no circumstances or conditions, present or threatened, with respect to such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such circumstances or conditions are present for which such actions could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than not taking such actions;

provided, however, that such compliance pursuant to clause (i) above, or the taking of such action pursuant to clause (ii) above, shall only be required to the extent that the cost thereof is a Servicing Advance pursuant to Section 3.03(c) and is not determined to be a Nonrecoverable Advance.

               (d) If the environmental audit report contemplated by Section 3.10(c) is prepared by a Person other than an employee of the Special Servicer, the cost thereof shall be paid by the Servicer, as a Servicing Advance and shall be treated as a Liquidation Expense; provided that, in the latter event, the Special Servicer shall use its reasonable efforts to recover such cost from the Borrower in connection with the curing of the default under the Specially Serviced Mortgage Loan.


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               (e)    If the Special  Servicer  determines,  pursuant to Section
3.10(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting such Mortgaged Property, is not reasonably likely to produce a greater recovery of Net Collections on a present value basis than not taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to a Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the unpaid principal balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to take such action.

               (f) Subject to any required approval or deemed approval of the Operating Adviser pursuant to Section 3.22(a), the Special Servicer may maintain any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan, if it determines that such action is likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than not taking such action.

               (g) The Servicer shall report to the Internal Revenue Service and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Servicer shall concurrently deliver a copy of any such report to the Trustee. The Special Servicer shall, on a timely basis, provide the Servicer with such information as to any Specially Serviced Mortgage Loan as is necessary to enable the Servicer to comply with this Section 3.10(g).

               (h) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant to this
Section 3.10 unless either:

                      (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                      (ii) the Special Servicer shall have received an Opinion of Counsel (the cost of which shall be a reimbursable expense of the Trust) to the effect that the holding of such personal property by the REMIC Pool will not cause the imposition of a tax on either the Lower-Tier REMIC or the Upper-Tier REMIC under the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.



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SECTION 3.11.         Trustee to Cooperate; Release of Mortgage Files.

               (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer or Special Servicer (with respect to Specially Serviced Mortgage Loans) of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer or Special Servicer shall immediately notify the Trustee or the Custodian, as applicable, by a certification of a Servicing Officer or Special Servicing Officer, as applicable, substantially in the form attached hereto as Exhibit M (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) and shall request delivery of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release or cause to be released the related Mortgage File to the Servicer or Special Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon receipt of such payment in full, the Servicer or Special Servicer is authorized to give, as agent for the Trust, as the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. If the Mortgage Loan with respect to which an instrument of satisfaction is to be given is a Specially Serviced Mortgage Loan, the Servicer shall not deliver such instrument of satisfaction unless and until the Servicer has obtained the written approval of the Special Servicer.

               (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan or the management of any REO Property, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Servicing Officer or Special Servicing Officer, as applicable, (in form reasonably acceptable to the Trustee) as are necessary for such purposes and are in accordance with Accepted Servicing Practices. The Trustee shall, upon request of the Servicer or the Special Servicer and the delivery to the Trustee or the Custodian of a certification of a Servicing Officer or Special Servicing Officer, as applicable, substantially in the form of Exhibit M, release the related Mortgage File to the Servicer or the Special Servicer, as applicable; provided, that at no time may the Servicer or Special Servicer have in its possession, pursuant to this Section 3.11(b), more than 5% of the total number of Mortgage Files, unless a Servicing Officer or Special Servicing Officer, as applicable, certifies that a larger number is necessary to properly service the Mortgage Loans. Such certification and receipt shall obligate the Servicer or Special Servicer, as applicable, to return the Mortgage File to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer or the Special Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, the certification and receipt shall be released, or cause to be released, by the Trustee to the Servicer or Special Servicer, as applicable.

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

               (c) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Servicer in accordance with Accepted Servicing Practices, the Special Servicer shall notify, in writing (the form and substance which shall be reasonably satisfactory to the Servicer) the Borrower under such Rehabilitated Mortgage Loan of such transfer.

               (d) Upon written request of either the Servicer or the Special Servicer, the Trustee shall cause to be furnished to the requesting Person (within ten Business Days after receipt of such written request) copies of any documents in any Mortgage File in the Trustee's or Custodian's possession, at the expense of the Trustee.

               (e) Upon written certification of a Special Servicing Officer, the Trustee shall, at the expense of the Trust, execute and deliver to the Special Servicer, or the Special Servicer may, pursuant to its powers and obligations hereunder, execute and file, any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.




SECTION 3.12.         Servicing Compensation.

               (a) As compensation for its activities hereunder, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iii); provided, however, that as of any Distribution Date, the amount of the Servicing Fee shall be reduced by the amount of all Net Prepayment Interest Shortfalls for such Distribution Date. As of any Distribution Date, the Servicer shall also be entitled to receive, as additional servicing compensation, any Net Excess Prepayment Interest with respect to the Mortgage Loans for such Distribution Date. The Servicer's rights to the Servicing Fees may not be transferred in whole or in part except in connection with the permitted transfer of all of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional compensation: (i) any Advance Interest, (ii) late fees (other than any Default Interest) received from Borrowers to the extent collected by the Servicer with respect to Mortgage Loans serviced by the Servicer, less any Advance Interest with respect to the Mortgage Loans then due and payable to the Servicer, Trustee or Fiscal Agent, (iii) any Assumption Fees, (iv) any Servicer Modification Fees, (v) any interest or investment income

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

on funds on deposit in Escrow Accounts relating to the Mortgage Loans and not otherwise payable to the related Borrower pursuant to Section 3.04(a), provided that the Servicer shall reimburse the Trust pursuant to Section 3.07(b), out of its own funds without any right to reimbursement thereof, for any losses in any Escrow Account; and (vi) any interest or other income earned on any investment of the funds in the Collection Account or the Distribution Accounts pursuant to Sections 3.06(iii) and 3.07(b). Reimbursement of all expenses permitted by the terms of this Agreement to be reimbursed with respect to the related Mortgage Loan (including the reimbursement of Advances and Advance Interest) shall be governed by Section 3.06. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly permitted by this Agreement.


               (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to the following fees:

                      (i) a monthly administrative fee (the "Special Servicing Fee"), payable out of collections and advances of interest on or in respect of the Specially Serviced Mortgage Loans and the REO Mortgage Loans, equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Special Servicing Fee Rate on the aggregate Scheduled Principal Balance of such Mortgage Loans as of the first day of each Mortgage Loan Due Period, such Special Servicing Fee for any Due Period to be allocated among all the Specially Serviced Mortgage Loans and the REO Mortgage Loans, pro rata in accordance with their respective Scheduled Principal Balances outstanding as of the commencement of such Mortgage Loan Due Period;

                      (ii)   the Workout Fee; and

                      (iii)  a Special Servicer Extension Fee.

               (c) The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

               (d) The Special Servicer shall not be entitled to receive any penalty interest, late payment charges, substitution or modification fees (except as provided in subparagraph (b) above), or similar items with respect to any Mortgage Loans, and such amounts, if any, collected by the Special Servicer shall be transferred by the Special Servicer to the Servicer within one Business Day of receipt thereof, and allocated by the Servicer.

               (e) The Servicer and the Special Servicer shall each be entitled to be reimbursed from the Collection Account for certain fees and expenses of third parties incurred by it in connection with performance of its obligations hereunder as Liquidation Expenses from Liquidation Proceeds, as Servicing Advances pursuant to Section 3.03(c)(iii), and from the Collection Account pursuant to Section 3.06(iii) and (iv), subject to Section 6.03 and not otherwise prohibited herein.

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



SECTION 3.13.         Reports to the Trustee; Collection Account
                      Statements.

               (a) No later than ten Business Days after each Distribution Date, the Servicer shall forward to the Trustee, each Rating Agency and to the Special Servicer a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the Determination Date immediately preceding such Distribution Date and showing, for the Related Prepayment Period, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05, and each category of withdrawal specified in Section 3.06. The Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans). The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer with respect to the Mortgage Loans and the performance of its duties hereunder; provided, however, that the Servicer may deny the Trustee and its agents and attorneys access to confidential information of the Servicer and any intellectual property or information which the Servicer is restricted by license or contract from disclosing to the Trustee (other than any such information relating to the Mortgage Loans). Notwithstanding the foregoing, the Servicer shall maintain non-confidential and non-proprietary books, records, and accounts with respect to the Mortgage Loans and the performance of the Servicer's duties under this Agreement which are adequate to permit the Trustee and its agents and attorneys to evaluate the performance and condition of the Mortgage Loans and any REO Properties and the compliance of the Servicer with the terms of this Agreement. Information provided by the Servicer to the Trustee respecting operations of any Mortgaged Property, including information provided under this Section 3.13, shall be provided in electronic form reasonably acceptable to the Trustee.

               (b) On or prior to the third Business Day after each Determination Date, but in no event later than three Business Days prior to the succeeding Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Determination Date: (i) a Comparative Financial Status Report, (ii) a Top 100 Comparative Financial Status Report; (iii) a Delinquent Loan Status Report; (iv) an Historical Loss Estimate Report; (v) an Historical Loan Modification Report; and (vi) an REO Status Report. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer on or prior to the related Determination Date in the form required by Section 3.13(f) or shall be provided by means of

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

such reports so delivered by the Special Servicer to the Servicer in the form so required. In the absence of manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special
Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

               (c) The Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

                      (i) At least annually, with respect to each Mortgage Loan and REO Mortgage Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Mortgage Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls, only to the extent requested by the Trustee) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include a letter sent to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law. Without limiting the generality of the foregoing, with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, within 60 days after the Closing Date, the Servicer shall send a letter to each Borrower requesting that such Borrower deliver annual operating statements and rent rolls for the related Mortgaged Property for the fiscal year 1995.

                      (ii) Within thirty days after receipt by the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

The Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or

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


constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Servicer and such updated report delivered to the Trustee within thirty days after receipt by the Servicer of updated operating statements for such Mortgaged Property. The Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

               The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Servicer the information required pursuant to this Section 3.13(c) with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans on or before June 20 of each year, commencing on June 20, 1996, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

               (d) No later than the third Business Day after each Determination Date, but in no event later than three Business Days prior to the succeeding Distribution Date, beginning in April 1996, the Servicer shall prepare and deliver to the Trustee, the Special Servicer and the Operating Adviser, a Watch List of all Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the Debt Service Coverage Ratio as of the Cut-Off Date or having a Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or (B) has declared bankruptcy, (iv) Mortgage Loans that are at least 30 days delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity.

               (e) The Servicer or the Special Servicer, as the case may be, may in its reasonable discretion provide copies of the reports and information which the Servicer is to deliver to the Trustee hereunder to any of the Depositor, the Special Servicer, the Operating Adviser or either Rating Agency upon any such party's request. In addition, the Servicer will make available to the Trustee, the Depositor, the Operating Adviser, the Special Servicer or the Servicer, as the case may be, and either Rating Agency upon reasonable request therefor, any additional information regarding the Mortgage Loans, including, without limitation, any financial or occupancy information (including rent rolls or lease summaries) provided to the Servicer or the Special Servicer by the Borrowers and shall provide to the Trustee, the Depositor, the Operating Adviser, the Special Servicer, the Servicer and each Rating Agency viewing access, to the extent available and subject to such reasonable operating rules and


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procedures  as such  parties  may  adopt  from time to time,  to its  electronic records relating to the Mortgage Loans. Upon the request of any of the Operating Adviser, the Depositor, the Special Servicer, the Servicer, the Trustee or either Rating Agency, the Servicer or the Special Servicer, as the case may be, shall conduct a meeting at its respective office or a telephone conference call with such Persons for the purpose of discussing any issues relating to the Mortgage Loans.

               (f) On or prior to each Determination Date, the Special Servicer will deliver, or cause to be delivered, to the Servicer and, upon the request of any of the Trustee, the Depositor, the Operating Adviser or either Rating Agency, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Special Servicer Determination Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; and (iv) an REO Status Report. Such reports shall be presented in writing and on a computer readable magnetic medium.

               (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of any of the Trustee, the Depositor, the Operating Adviser or either Rating Agency, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special
Servicer:

                      (i) Annually, on or before June 20 of each year, commencing with June 20, 1996, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received. Without limiting the generality of the foregoing, with respect to each of the Specially Serviced Mortgage Loans, if any, within 60 days after the Closing Date, the Special Servicer shall send a letter to each Borrower requesting that such Borrower deliver annual operating statements and rent rolls for the related Mortgaged Property for the calendar year 1995.

                      (ii) Within 10 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

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The Special Servicer shall maintain one Operating  Statement Analysis report for each Mortgaged Property and REO Property securing a Specially Serviced Mortgage Loan or an REO Mortgage Loan. The Operating Statement Analysis report for each Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Mortgage Loan is to be updated by the Special Servicer and such updated report delivered to the Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Servicer within ten days after receipt of the necessary information.

               (h) The reporting requirements set forth in this Section 3.13 and in Section 4.03 may be changed, but not lessened, at any future time upon the reasonable request of the Depositor and the Trustee and the reasonable agreement by the Servicer or Special Servicer, as applicable, to such change.




SECTION 3.14.         Annual Statement as to Compliance.

               Each of the Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Operating Adviser, the Rating Agencies and each other on or before March 31 of each year, beginning with March 31, 1997, an Officers' Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) in the case of the Servicer only, that, to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement, or, if there has been a default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.




SECTION 3.15. Annual Independent Public Accountants' Servicing Report; Financial Statements.

               On or before March 31 of each year, beginning with March 31, 1997, each of the Servicer and the Special Servicer, at its own expense, shall cause a firm of Independent public accountants (who may also render other services to the Servicer or the Special Servicer,

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as the case may be) which is a member of the  American  Institute  of  Certified
Public Accountants to furnish a statement to the Trustee, the Depositor, the Operating Adviser, the Rating Agencies and to each other, to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement for the prior year and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for FHLMC, such servicing has been conducted in compliance with this Agreement in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC does not require it to report, in which case such exceptions and errors shall be so reported. The Trustee shall furnish a copy of any such statement upon request to any Certificateholder.

               The Servicer and the Special Servicer shall, at their own expense, each deliver to the Trustee, the Depositor, the Operating Adviser (only with respect to the Special Servicer), and each Rating Agency within 90 days (or 150 days with respect to the Special Servicer) after the end of their respective fiscal years, a copy of their respective annual financial statements or the combined group of affiliated companies' annual financial statements, including the related notes and schedules thereto, such financial statements to be prepared and audited in accordance with GAAP. These statements shall be certified by the Servicer's or Special Servicer's, as the case may be, chief financial officer and should present fairly the financial condition of the Servicer or Special Servicer at the end of such fiscal year. The Servicer and the Special Servicer shall notify the Trustee, as of the Closing Date, of the Servicer's or the Special Servicer's, as applicable, fiscal year and shall notify the Trustee promptly after any change thereof.




SECTION 3.16.         Access to Certain Documentation.

               Each of the Servicer and the Special  Servicer  shall  provide to any Certificateholders or Beneficial Owners that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any governmental or regulatory body to the jurisdiction of which any Certificateholder or Beneficial Owner is subject, access to the records, files and documentation regarding the Mortgage Loans that are maintained by the Servicer or the Special Servicer, as the case may be, required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body. Such access shall be afforded without charge upon reasonable request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be. Nothing in this Section 3.16 shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16. Notwithstanding the foregoing, the Special Servicer shall be entitled to be


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reimbursed  for its actual  costs  incurred  in copying  any  records,  files or documentation  by the Person  requesting  such  copies in  connection  with this
Section 3.16. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information of the Servicer or the Special Servicer, as the case may be, and any intellectual property or information which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property or information, all documentation regarding the Mortgage Loans that is not confidential.




SECTION 3.17.         Title and Management of REO Properties.

               (a) In the event that title to any Mortgaged Property is acquired by the Special Servicer or its nominee pursuant to Section 3.10, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust Fund. The Special Servicer on behalf of the Trustee, shall administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Special Servicer, after consultation with the Operating Adviser as provided in Section 3.22(a), on behalf of the Trust Fund, shall dispose of any REO Property as expeditiously as possible but in all events prior to the last day taking into account extensions (the "Purchase Date") by which such REO Property is required to be disposed of pursuant to the provisions of Section 3.18 in the manner provided therein. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code
Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)).

               (b) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the benefit of the Certificateholders in the name of "LaSalle National Bank, as Trustee in trust for the Holders of the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL" (each, an "REO Account"), which shall be an Eligible Account, and will account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may only be invested in Eligible Investments that mature, unless payable on demand, no later than the Business Day before the date on which such funds are required to be withdrawn from such REO Account pursuant to Section 3.17(f). Any such investment shall be made in the name of the Trustee and otherwise in the manner provided in Section 3.07(a), to the extent applicable. The Special Servicer shall notify the Trustee and the Servicer in writing of the location and account number of each REO Account and shall notify the Trustee and the Servicer prior to any subsequent change thereof.

               (c) The Special Servicer shall have full power and authority, in consultation with the Operating Adviser (to the extent provided in Section 3.22) and subject only to the

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specific  requirements  and  prohibitions  of this Agreement,  to do any and all things in connection with any REO Property on such terms and for such period as are consistent with the servicing standards set forth in Section 3.01(a) subject to REMIC provisions. Except as otherwise provided in Section 3.18, in connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis in the applicable REO Account all funds received by it with respect to each REO Property and the related REO Mortgage Loan, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses, including:

                (i) all insurance premiums due and payable in respect of such REO Property;

                (ii) all real estate taxes and assessments in respect of such REO Property that could or have resulted in the imposition of a lien thereon; and

                (iii) all costs and expenses necessary to maintain, manage, operate, lease and sell such REO Property (other than expenditures relating to Capital Improvements).

To the extent that amounts on deposit in the applicable REO Account are insufficient for the purposes set forth in clauses (i) through (iii) above, the Special Servicer shall advise the Servicer, the Trustee or the Fiscal Agent, as the case may be, by delivery of a certificate of any Special Servicer Officer, of the amount of funds required to cover the shortfall, and the Servicer, Trustee or Fiscal Agent, as the case may be, shall promptly make a Servicing Advance with respect thereto, subject to subparagraph (iv) of Section 3.03(c).

               (d) Notwithstanding any other provision of this Agreement to the contrary, except as permitted in this Section 3.17(d), the Special Servicer shall not rent, lease or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to any REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the applicable REMIC Pool of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or, except as provided in the last sentence of this
Section 3.17(d), any "net income from foreclosure property" which is subject to tax under the REMIC Provisions, in any case unless the Trustee and the Special Servicer have received an Opinion of Counsel (at the sole expense of the Trust) to the effect that, under the REMIC Provisions, any income generated for the REMIC Pool by the REO Property would not result in the imposition of a tax upon the REMIC Pool. Subject to, and without limiting the generality of the foregoing, the Special Servicer shall not:

                      (i) permit the Trust to enter into, renew or extend any New Lease with respect to an REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                      (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

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                      (iii) authorize or permit any Capital  Improvements to any
        REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                      (iv) Directly Operate or perform any construction work on, or allow any other Person to Directly Operate or perform any construction work on any REO Property on any date more than 90 days after its date of acquisition by the Trust, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel (at the expense of the Trust) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) at any time that it is held by the REMIC Pool or result in the imposition of tax upon any REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Notwithstanding the foregoing, if the Special
Servicer determines that to Directly Operate a Mortgaged Property as REO Property could result in the REO Property failing to qualify as "foreclosure property" or could result in the imposition of a 100 percent "prohibited transaction" tax, then, if the Special Servicer determines in its good faith and reasonable judgment that it is commercially feasible to acquire such Mortgaged Property as REO Property and lease or operate such REO Property, the Special Servicer shall so acquire such Mortgaged Property as REO Property and either:
(i) lease such REO Property to another party to operate such property, or (ii) if a lease of such REO Property is not commercially feasible or if the after-tax recovery to the Trust from so operating such property would be greater than leasing such REO Property to another party pursuant to the preceding clause (i), operate such REO Property through an Independent Contractor, or another method of operating such property which would not result in income subject to such 100 percent "prohibited transaction" tax, but which may instead be subject to a tax on "net income from foreclosure property."

               (e)    The  Special  Servicer may, and to the extent necessary to
(i) preserve the status of REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from non-permitted assets" within the meaning of the REMIC Provisions, in the name of and on behalf of the Trustee for the benefit of the Certificateholders, contract with an Independent Contractor for the operation and management of each REO Property, provided that:

                      (A) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

                      (B)  any  such  contract  shall   require,   or  shall  be
        administered to require, that the Independent Contractor pay in a timely manner all costs and expenses


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        incurred in connection  with the  operation  and  management of such REO
        Property, including those listed clauses (i) through (iii) above, and remit all related revenues (net of such reasonably anticipated costs and expenses) to the Special Servicer for deposit in the applicable REO Account on the next Business Day following the receipt thereof by such Independent Contractor;

                      (C) none of the provisions of this Section 3.17(e) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property;

                      (D) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property. The agreement with the Independent Contractor may also provide for the indemnification of the Independent Contractor by the Trust for any losses, claims or expenses incurred by the Independent Contractor other than such losses, claims or expenses incurred as a result of the willful misfeasance, bad faith or negligence of the Independent Contractor. None of the Special Servicer, Servicer, Fiscal Agent, or Trustee shall be liable for the acts or omissions of the Independent Contractor, provided, in the case of the Special Servicer, such Independent Contractor is selected with reasonable care;

                      (E) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations
        Section 1.856-4(b)(5); and

                      (F) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser shall have been obtained prior to contracting with such Independent Contractor.

               The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Special Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Special Servicer's compensation is sufficient to pay such fees, provided that reasonable and customary fees of a property manager engaged to manage any REO Property which are not paid from Operating Income generated by such REO Property shall be paid as a Servicing Advance recoverable by the Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to
Section 3.06(ii).

               (f) On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw the full balance from each REO Account and remit such funds to the Servicer, including the proceeds and collections received or collected during the period since the day immediately succeeding the second preceding Special Servicer Determination Date to the Special Servicer Determination Date immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Mortgage Loans together with any


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reinvestment income thereon, net of expenses;  provided,  however,  that (1) the
Special Servicer may retain in such REO Account such portion of such balance as may be necessary to (i) maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements and necessary Capital Improvements and other related expenses and
(ii) maintain a reserve or otherwise provide for payment of federal, state or local taxes on any net income from such foreclosure property as provided in
Section 4.06 and (2) the Special Servicer will remit amounts representing insurance proceeds, repayments of the related Mortgage Loan in full, and proceeds from the sale of any related REO Property not later than one Business Day following receipt (in each case net of amounts retained as described in (1) above). The Servicer shall immediately deposit such funds into the Collection Account. The Special Servicer shall notify the Servicer by telephone or telecopy on each Business Day of all amounts to be remitted by the Special Servicer for deposit into the Collection Account on such Business Day (and the REO Mortgage Loans to which such deposits relate).

               (g) With respect to any REO Property for which EMG has provided recommendations for the remediation of an Environmental Condition in the Environmental Report, the Special Servicer shall implement such recommendations and monitor the progress thereof, provided, however, that if the Special Servicer determines that implementing such recommendations is not reasonably likely to produce a greater recovery of Net Collections on a present value basis than not implementing such recommendations, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust. To the extent that amounts on deposit in the applicable REO Account are insufficient to pay for the remediation recommended by EMG, the Special Servicer shall inform the Servicer and the Servicer shall make a Servicing Advance with respect thereto, provided that the Servicer has made a determination that such Servicing Advance would not be a Nonrecoverable Advance.




SECTION 3.18.         Sale of Defaulted Mortgage Loans and REO
                      Properties.

               (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, as trustee of the Trust, or to its nominee. Subject to Section 3.17(a), the Special Servicer may, with the approval or deemed approval of the Operating Adviser, and shall at the direction of the Operating Adviser (pursuant to and subject to the limitations set forth in Section 3.22(a)), sell any defaulted Mortgage Loan without recourse, or any REO Property as expeditiously as possible, but in all events shall offer to sell any REO Property within two years of its acquisition by the Trust for federal income tax purposes (within the meaning of Treasury Regulations Section 1.856-6(b)(1). The Special Servicer shall give the Operating Adviser and the Trustee not less than ten days' prior written notice of its intention to sell any defaulted Mortgage Loan or any REO Property, and, unless the Operating Adviser shall object in writing to such sale within said ten-day period, the Special Servicer shall offer such defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner

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consistent  with  Accepted  Servicing  Practices  and shall  (subject to Section
3.18(b)) accept the highest cash bid received from any Person for such defaulted Mortgage Loan or REO Property in an amount at least equal to the Repurchase Price therefor; provided, that in the absence of any such bid, the Special Servicer shall (subject to Section 3.18(b) and the approval or deemed approval of the Operating Adviser) accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such defaulted Mortgage Loan or REO Property. Notwithstanding anything to the contrary contained herein: (i) neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto, (ii) in connection with the sale of any defaulted Mortgage Loan, unless such bid is a price equal to or greater than the Repurchase Price, neither the Servicer, the Special Servicer, the Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class, any holder of any subordinate debt secured by the related Mortgage Property, nor any Affiliate of any thereof or any other Interested Person may purchase such defaulted Mortgage Loan pursuant hereto,
(iii) in connection with the sale of any REO Property (A) unless such bid is a price equal to or greater than the Repurchase Price, neither the Servicer, the Special Servicer, any holder of any subordinate debt secured by such REO Property nor any Affiliate of any thereof or any other Interested Person may purchase any REO Property pursuant hereto, and (B) unless such bid is a price equal to or greater than the Minimum Bid Price, neither the Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class nor any Affiliate thereof may purchase any REO Property pursuant hereto. Any sale of a defaulted Mortgage Loan or REO Property for a price less than the Repurchase Price must be approved by the Operating Adviser to the extent provided in Section 3.22(a).

               (b) Unless otherwise directed by the Operating Adviser pursuant to Sections 3.18(a) and 3.22(a), the Special Servicer shall not be obligated by the foregoing or otherwise to accept the highest bid if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may, unless the Operating Adviser directs otherwise pursuant to Section 3.22(a) within ten days after the Operating Adviser's receipt of written notice from the Special Servicer of its intention to do so, accept a lower cash bid of a Person (other than the Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class or any Affiliate thereof or any Interested Person) if it determines, in accordance with Accepted Servicing Practices, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable). The Special Servicer, after consultation with the Operating Adviser, shall determine no later than six months prior to the end of the two-year period referred to above in Section 3.18(a) with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best interests of the Certificateholders. Subject to the approval or deemed approval of the Operating Adviser (to the extent provided for in Section 3.22(a)), if the Special Servicer determines that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek either, (i) an extension of such two-year period (an "Extension") by the Internal Revenue Service to sell such REO property pursuant to Code Sections 856(e)(3) and 860G(a)(8)(A), in


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which  case the  Special  Servicer  shall  continue  to  attempt to sell the REO
Property for the Repurchase Price for such period longer than two years as such Extension permits, or (ii) an Opinion of Counsel (at the expense of the Trust), addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to two years after its
acquisition   will  not  result  in  the  imposition  of  taxes  on  "prohibited transactions" of any REMIC Pool, as defined in Section 860F of the Code, will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause either the Upper-Tier or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within such two-year period, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, before the end of such two-year period or extended period, as the case may be, auction the REO Property to the highest cash bidder (which may be any Interested Person) in accordance with Accepted Servicing Practices; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Repurchase Price and neither the Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class nor any Affiliate thereof shall be permitted to purchase the REO Property at a price less than the Minimum Bid Price. The Special Servicer shall either itself or through an agent selected by the Special Servicer protect and conserve such REO Property in accordance with Accepted Servicing Practices and rent the same, or any part thereof, as the Special Servicer deems to be in the best interests of the Certificateholders for the period prior to the sale of such REO Property.

               (c) In determining whether any bid received represents a fair price for any defaulted Mortgage Loan or any REO Property, the Special Servicer or the Trustee, as applicable, may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Special Servicer or the Trustee, respectively, at the expense of the Trust. In determining whether any bid constitutes a fair price for any defaulted Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, in either case, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the possibility of a Deficient Valuation or other adverse modification of the Mortgage Loan, the relationship between then-current interest rates and the Mortgage Interest Rate, the period and amount of the delinquency on the affected defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the two-year period specified in Section 3.18(a).

               (d) Subject to the provisions of Sections 3.17 and 3.22, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a defaulted Mortgage Loan or any REO Property shall be without recourse to, or representation


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or warranty by, the Trustee, the Depositor,  the Servicer,  the Special Servicer
or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and a warranty as to the authority of the Trustee to sell the defaulted Mortgage Loan or REO Property, so long as the only recourse for breach thereof is to the Trust Fund), and, if consummated in accordance with the terms of this Agreement, none of the Servicer, the Special Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee, it being understood and agreed that any such Person shall only have such liability in the event that it fails to fulfill its obligations under this Agreement in connection with such consummation.

               (e) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Collection Account in accordance with Section 3.05(a)(iii).

               (f) Within 30 days of the sale of any REO Property, the Special Servicer shall provide to the Trust a statement of accounting for such REO Property, including without limitation, (i) the date of acquisition of the REO Property by the Trust, (ii) the date of disposition of the REO Property,
(iii) the gross sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the related REO Mortgage Loan, calculated from the date of acquisition of the REO Property by the Trust to the disposition date of such REO Property, and (v) such other information as the Trustee may reasonably request.

               (g) The Special Servicer shall provide the necessary information to the Servicer to allow the Servicer to prepare, deliver and file reports of foreclosure and abandonment in accordance with Section 6050J of the Code with respect to such REO Property and shall deliver such information with respect thereto as the Servicer or Trustee may request.




SECTION 3.19.         Inspections and Property Valuations.

               (a) The Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than those related to Specially Serviced Mortgage Loans, and the Special Servicer shall inspect or cause to be inspected each Mortgaged Property related to a Specially Serviced Mortgage Loan and each REO Mortgaged Property, at such times and in such manner as are consistent with Accepted Servicing Practices, provided that, in each case, all of the Mortgaged Properties securing Mortgage Loans having outstanding principal balances of $10,000,000 or higher shall be inspected no less frequently than each year. The cost of such inspections incurred by the Special Servicer shall be paid by the Servicer as a Servicing Advance. Upon request, the Servicer shall provide the Trustee and the Rating Agencies copies of written reports relating to such inspection. In addition, the Servicer shall also inspect any Mortgaged Property other than those related to Specially Serviced Mortgage Loans upon receiving notice that such Mortgaged Property has been materially damaged, left vacant, subject to waste, or abandoned.

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               (b)    With  respect to each Mortgage Loan having an  outstanding principal balance of $5,000,000 or more which becomes a Specially Serviced Mortgage Loan, the Special Servicer shall as soon as reasonably practicable, but within two months of the transfer of servicing to the Special Servicer, (i) inspect or cause to be inspected the Mortgaged Property related to such Specially Serviced Mortgaged Loan, and (ii) prepare and deliver to the Trustee, a Property Valuation (as defined below) of the Mortgaged Property related to such Specially Serviced Mortgage Loan. The reasonable costs incurred by the Special Servicer in obtaining such inspections and Property Valuation shall be paid by the Servicer as a Servicing Advance.

               A "Property Valuation" shall mean a valuation of any Mortgaged Property, conducted by a qualified real estate professional, which is based upon the discounted value of the projected net operating income stream from the Mortgaged Property. The net operating income stream should be based upon stabilized income and expense estimates. The stabilized operating income stream amount should be discounted by a rate typical for the specific property type and location and which properly reflects current mortgage rates and investor expectations relative to a return on equity; provided, that such discount rate should be adjusted for significant deferred maintenance items as well as for excessive actual vacancy. In calculating expense estimates in connection with any Property Valuation, the Special Servicer will include reasonable costs of tenant improvements, brokerage commissions or other expenses determined to be necessary in order to bring the vacancy rate of the related Mortgaged Property down to the related market vacancy rate.




SECTION 3.20.         Modifications, Waivers, Amendments and Consents.

               (a) Except as set forth in this Section 3.20, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, provided that, the Servicer may agree to extend the maturity date of a Mortgage Loan that is a Balloon Mortgage Loan for twelve months or less from or after the original maturity date of such Balloon Mortgage Loan, if: (i) the Servicer determines that such extension is in the best interests of the Trust; (ii) a payment default has occurred at maturity of such Balloon Mortgage Loan or, in the judgment of the Servicer, as evidenced by an Officers' Certificate, is imminent at maturity of the Mortgage Loan and will not be cured within 60 days from the maturity date; (iii) the Servicer has received from the related Borrower, operating statements for the related Mortgaged Property for the most recent full calendar year for which operating statements are available and for the current year to date and, based on such operating statements, the Debt Service Coverage Ratio of such Mortgage Loan has been and, in the reasonable judgment of the Servicer, will continue to be during the ensuing twelve months greater than or equal to 1.25x; (iv) except as contemplated in clause (ii) above, no payment (including Escrow Payments) due from the Borrower on such Mortgage Loan has been 30 or more days delinquent within the past twelve months;
(v) the Servicer has performed an inspection of the related Mortgaged Property within the last three months or performs a new inspection of the related Mortgaged Property prior to the contemplated extension; (vi) the Servicer has received from the related


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Borrower,  the last annual rent roll for the related  Mortgaged  Property  and a current rent roll for the related Mortgaged Property, both certified by the related Borrower as being true and correct; (vii) the Servicer expressly notifies the related Borrower in writing that such extension is a one time option and diligently discusses exit strategies with the related Borrower; and
(viii) the Special Servicer consents to such extension. The Special Servicer shall determine whether or not to direct the Servicer to agree to such extension and shall use its best reasonable efforts to provide or withhold its consent within ten days after the Special Servicer is notified in writing by the Servicer of such request for extension and has received sufficient information from the Servicer to make an informed decision. The Special Servicer shall so notify the Servicer of its decision by a certificate of a Special Servicing Officer. The Servicer shall promptly provide the Special Servicer with such information as is reasonably requested by the Special Servicer in order to make such decision. The Special Servicer shall be entitled to rely, absent manifest error, on the information provided by the Servicer, without any independent investigation. No extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the termination of such leasehold estate. No more than one such extension may be granted by the Servicer with respect to any particular Mortgage Loan.

               (b) If the Special Servicer determines, after consultation with the Operating Adviser (to the extent provided in Section 3.22(a)), that a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, with the approval or deemed approval of the Operating Adviser (to the extent provided in Section 3.22(a), and, in the case of an Extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's stated maturity date, the Extension Adviser), agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b).

               The Special Servicer shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

                      (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date occurring ten years prior to the termination of such leasehold; or

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                      (ii)  provide  for the  deferral  of  interest  unless (A)
        interest accrues on such deferred interest, generally, at the related Mortgage Interest Rate and (B) the aggregate amount of such deferred interest does not exceed 5% of the unpaid principal balance of the Specially Serviced Mortgage Loan; or

                      (iii) reduce the Net Mortgage Interest Rate on any such Specially Serviced Mortgage Loan to less than 7.750% per annum (or, with respect to the Discount Mortgage Loans, less than the Net Mortgage Interest Rate as of the Cut-Off Date); or

                      (iv) permit the Borrower to substitute the Mortgaged Property and/or other collateral securing the related Mortgage Loan with a replacement lien unless the property subject to such replacement lien has a value equal to or greater than the Scheduled Principal Balance of the related Mortgage Loan.

               In addition, the Special Servicer shall not, without prior approval or deemed approval of the Operating Adviser to the extent provided in
Section 3.22(a), agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would result in the forgiveness of any portion of the unpaid interest on or principal of such Specially Serviced Mortgage Loan or permit the satisfaction of the indebtedness under such Specially Serviced Mortgage loan at a discount.

               Notwithstanding anything to the contrary contained in this Agreement, the Special Servicer shall not agree to or approve any modification, waiver or amendment of any term of any Mortgage Loan (other than a modification, waiver or amendment permitted by this Section 3.20(b) or a modification by the Servicer pursuant to Section 3.20(a)) unless it has first obtained and delivered to the Trustee an Opinion of Counsel to the effect that the proposed modification, waiver or amendment (or the charging of a fee therefor) will not cause (A) either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for purposes of the Code, (B) a gain on the disposition of a Qualified Mortgage or a contribution to the REMIC which would be subject to the 100% tax on prohibited transactions or prohibited contributions imposed by Sections 860F(a) or 860G, respectively, of the Code, or (C) either the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to any tax under the REMIC Provisions. Any Opinion of Counsel required by this paragraph may relate to more than one transaction if the Opinion of Counsel by its terms defines a class of similar or identical transactions to which such Opinion of Counsel applies. Expenses relating to any Opinion of Counsel delivered pursuant to this paragraph, if not paid by the related Borrower, shall be an expense of the Trust. With respect to all modifications or waivers submitted by the Servicer to the Special Servicer pursuant to Section 3.09(a), the Servicer shall provide the Special Servicer with such Opinion of Counsel.

               (c) Any provision of this Section 3.20(c) to the contrary notwithstanding, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Borrower (or on behalf of the Borrower) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related


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Note) if the  collection  of such fee would  cause such  consent,  modification, waiver or amendment to be a "significant modification" of the Note within the meaning of Treasury Regulations Section 1.860G-2(b).

               Subject to the foregoing, the Servicer and the Special Servicer, as applicable, shall use their reasonable efforts, in accordance with Accepted Servicing Practices, to collect any modification fees and other expenses (including fees payable to the Servicer or Special Servicer) connected with a permitted modification of a Mortgage Loan from the Borrower. In addition, the Special Servicer and Servicer, as applicable, shall use their reasonable efforts, in accordance with Accepted Servicing Practices, to collect customary modification fees from the related Borrower upon modification of any Mortgage Loan that is modified in accordance with the provisions for this Agreement, which modification fee shall be remitted to the Servicer as additional servicing compensation to the extent provided herein. Each of the Servicer and the Special Servicer shall charge the Borrower for any costs and expenses incurred by the Servicer or the Special Servicer in connection with any request for a modification unless the Servicer or the Special Servicer, as the case may be, determines the Borrower cannot reasonably afford such costs and expenses, but the failure or inability of the Borrower to pay any such costs and expenses shall not impair the right of the Servicer or the Special Servicer to cause such costs and expenses to be paid or reimbursed by the Trust.

               (d) Except as otherwise provided herein, if the Special Servicer determines, after consultation with the Operating Adviser, that any action (other than a modification of a Specially Serviced Mortgage Loan, sale of REO Property or any other action specifically permitted pursuant to any provision of this Agreement) with respect to a Specially Serviced Mortgage Loan with respect to which a material default has occurred or a payment default is, in the Special Servicer's judgment which shall be evidenced by an Officer's Certificate, reasonably foreseeable will produce a greater recovery of Net Collections on a present value basis than failure to take such action (including, without limitation, the voting by the Special Servicer on behalf of the Trustee as a creditor or otherwise in any bankruptcy or similar proceeding), then the Special Servicer, with the consent of the Operating Adviser (subject to the limitations set forth in Section 3.22(a)), may take such action if the Special Servicer obtains an Opinion of Counsel (which opinion shall not be an expense of the Trustee but shall be an expense of the Trust if not paid by the related Borrower) to the effect that the taking of such action will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC for purposes of the Code.

               (e) The Servicer or the Special Servicer, as applicable, shall notify the Trustee and each other of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or the Custodian, as applicable) (i) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof or upon receipt of such agreement from the applicable recording office, and (ii) for delivery to Certificateholders pursuant to Section 4.02, a summary of the terms of, and (in the case of a modification, waiver or amendment pursuant to
Section 3.20(d)) of the Special Servicer's analysis underlying, such modification, waiver or amendment; provided,


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however,  that the  Servicer's  and Special  Servicer's  respective  obligations pursuant to this subsection (e) to provide such notice and to deliver such original counterpart, summary of terms and (in the case of the Special Servicer only) analysis underlying such modification, waiver or amendment shall not be construed as affording the Trustee or the Servicer or Special Servicer, as applicable, any right to object to such modification to the extent such modification, waiver or amendment is consistent with the terms and conditions of this Section 3.20.

               (f) Notwithstanding anything to the contrary in this Agreement, the Servicer may (i) at any time enter into a modification of any Mortgage Loan for the purpose of correcting any ambiguity, inconsistency or error in the Mortgage or other documentation relating to such Mortgage Loan, or
(ii) agree to any waiver, modification or amendment that arises in the ordinary course of servicing that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), provided that the proposed modification, amendment or waiver will not cause (x) any REMIC Pool to fail to qualify as a REMIC for purposes of the Code, or (y) any REMIC Pool to be subject to any tax under the REMIC Provisions. With respect to all modifications, amendments and waivers entered into by the Servicer pursuant to clause (ii) of this Section 3.20(f), the Servicer shall provide the Trustee with an Opinion of Counsel (at the expense of the related Borrower or such other Person requesting such modification or, if such expense cannot be collected from the related Borrower or such other Person, at the expense of the Trust) to the effect that the contemplated modification will not endanger such status or result in the imposition of such a tax.




SECTION 3.21.         Transfer of Servicing Between Servicer and
                      Special Servicer; Record Keeping.

               (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, and prior to the acceleration of amounts due under the related Note or the commencement of any foreclosure or similar proceedings, the Servicer shall immediately send written notice of such Servicing Transfer Event, together with a copy of the related Mortgage File, to the Special Servicer (with a copy of such written notice to the Trustee) and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan in the possession of the Servicer and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its best efforts to comply with the preceding sentence within three Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence.



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               Upon determining that a Specially  Serviced  Mortgage Loan (other than an REO Mortgage Loan) has become a Rehabilitated Mortgage Loan (giving effect to any modification to the terms of such Mortgage Loan) and upon determining that no other Servicing Transfer Event has occurred and is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate (but the Special Servicer's right to continue to receive the Workout Fee with respect to such Mortgage Loan shall continue unless the Rehabilitated Mortgage Loan becomes a Specially Serviced Mortgage Loan again in which case the Special Servicer's right to the Workout Fee shall terminate as provided in the definition of the "Workout Fee"), and the Special Servicer shall promptly deliver to the Servicer (but in no event more than three Business Days after delivery of such notice to the Servicer) all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan in its possession, and upon receipt of such information, documents and records the obligations of the Servicer to service and administer such Mortgage Loan shall resume.

               Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan, the Servicer shall mark its records for such Mortgage Loan to cause any bills for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Borrower. Upon receipt of any such bill, the Special Servicer shall, within two Business Days, advise the Servicer of any changes to be made, and return the bill to the Servicer. The Servicer shall thereafter promptly send the corrected bill to the Borrower. Notwithstanding the foregoing, if the Special Servicer directs the Servicer otherwise or if a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Servicer shall bill the Borrower as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan or as otherwise appropriate.

               (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents which are in the Special Servicer's possession or were created by the Special Servicer included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower.

               (c) On or before each Determination Date, the Special Servicer shall deliver to the Servicer a written statement describing, on a Mortgage Loan by Mortgage Loan basis, (i) the information described in clauses (vii), (xi)(A),
(xi)(C), (xii)(A) and (xiii) of Section 4.02(a) as to each Specially Serviced Mortgage Loan, and (iii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer reasonably requests to enable it to perform its duties under this Agreement.

               (d)    Notwithstanding  the  provisions of subsection (c) of this
Section 3.21, the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced


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Mortgage  Loans and shall  provide the  Special  Servicer  with any  information reasonably required by the Special Servicer to perform its duties under this Agreement.




SECTION 3.22.         Duties of Operating Adviser and Extension Adviser.

               (a) The Operating Adviser shall advise the Special Servicer with respect to certain matters described in this Agreement. Except as otherwise provided herein, the Special Servicer will not be permitted to take any of the following actions unless the Operating Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such action from the Operating Adviser has not been received by the Special Servicer within said ten day period, then the Operating Adviser's approval will be deemed to have been given):

                (i) any initiation or consummation of foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default, provided that if immediate initiation of foreclosure proceedings is required in order to preserve and protect the Mortgaged Property or the income therefrom, the Special Servicer may initiate such proceedings and notify the Operating Adviser thereof within 72 hours thereafter;

                (ii) any modification, amendment or waiver of, or with respect to, any Mortgage Loan other than a modification consisting of the extension of the original maturity date of a Balloon Mortgage Loan for twelve months or less;

                (iii) any acceptance of a discounted payoff of a Specially Serviced Mortgage Loan; and

                (iv) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon termination of the Trust);

provided, however, that with respect to any Mortgage Loan which has been the subject of an OA Extension, the Operating Adviser will no longer be entitled to approve the actions set forth in clauses (i), (ii) and (iv) above with respect to such Mortgage Loan after the termination of the related OA Extension Period.

               Notwithstanding the foregoing, if the Operating Adviser rejects the recommendations of the Special Servicer with respect to clause (iii) above, the Special Servicer shall immediately notify the Trustee in writing and an Independent third party arbitrator will be selected by the Trustee (at the expense of the Trust) within four Business Days of receipt by the Trustee of such written notice from the Special Servicer. The Trustee shall deliver the present value analysis and other information provided by the Special Servicer in connection with such discounted payoff of the Specially Serviced Mortgage Loan to such arbitrator within


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three  Business  Days of the selection of such  arbitrator  by the Trustee.  The arbitrator will determine whether the proposed action of the Special Servicer is in the best economic interests of the Trust Fund based upon the maximization of net present value to the Trust. The Independent arbitrator will (i) select a course of action based solely upon the recommendations provided by the Operating Adviser and the Special Servicer (rather than on an alternative recommendation provided by itself), and (ii) provide a decision within five Business Days of receipt of the analyses. Pending a decision of the Independent arbitrator, the Special Servicer may not take the proposed action that is the subject of such arbitration. Upon receipt of the arbitrator's decision, the Special Servicer shall follow the arbitrator's recommended course of action. The Trustee shall not be liable to the Certificateholders with respect to any decision by the Independent arbitrator.

               No direction of the Operating Adviser shall (A) require or cause the Special Servicer to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with Accepted Servicing Practices and to maintain the REMIC status of each REMIC Pool, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Servicer, the Special Servicer, the Depositor, the Seller, the Fiscal Agent, the Trust, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement.

               (b) The Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's then stated maturity date, unless the Extension Adviser elected pursuant to Section 3.23 shall have approved such extension in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision. If a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten-day period, then the Extension Adviser's approval shall be deemed to have been given. In addition, the Extension Adviser shall confirm, to its reasonable satisfaction, that all conditions precedent to the granting of any such extension set forth in this Agreement have been satisfied.

               (c) Within ninety days after the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan and the transfer of servicing with respect to such Mortgage Loan to the Special Servicer, or such longer period as the Operating Adviser shall approve, the Special Servicer shall prepare or cause to be prepared and delivered to the Operating Adviser a business plan outlining the strategy which the Special Servicer contemplates using in resolving the event giving rise to such Servicing Transfer Event. In addition, the Special Servicer shall from time to time make reports and recommendations and provide analyses to the Operating Adviser with respect to the following matters:

                      (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interests of the Certificateholders (taken as a whole);

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                      (ii) if the  Operating  Adviser  elects to proceed  with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such a judgment;

                      (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan is in the best economic interests of the Certificateholders (taken as a whole);

                      (iv) in connection with any proposed assumption agreement with a Person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan is to be conveyed, or the release of the original Borrower from liability upon a Specially Serviced Mortgage Loan and the substitution of a new Borrower, whether the credit status of the prospective new or substitute Borrower would meet a prudent lender's underwriting standards for multifamily and commercial mortgage loans originated by it; and

                      (v) in connection with the foreclosure or comparable action on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with all applicable Environmental Laws, including, without limitation, CERCLA, whether it is in the best economic interests of the Certificateholders (taken as a whole) to take the actions and incur the expense that would be required in order to bring the Mortgaged Property into compliance therewith and an estimate of the cost of doing so.

               (d) In addition to providing assistance to the Operating Adviser as provided in Section 3.22(c), the Special Servicer shall, with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Specially Serviced Mortgage Loan, prepare and deliver to the Operating Adviser and, if an approval will be required therefrom in connection with such action, the Extension Adviser, a summary of such proposed action and an analysis of whether such action is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Interest Rate) than liquidation of such Mortgage Loan. Such analysis shall specify the basis on which the Special Servicer has made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

               (e) All correspondence and communications with the Operating Adviser and Extension Adviser may be conducted with the officers or employees of the Operating Adviser and Extension Adviser whose names appear on a list of officers or employees furnished to the Special Servicer by the Operating Adviser and Extension Adviser, as such list may from time to time be amended.


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SECTION 3.23.         Operating Adviser; Extension Adviser; Elections.

               (a) On the Closing Date and as otherwise provided herein, the Holder or Holders of more than 50% of the aggregate Certificate Principal Amount of the Controlling Class will be entitled to elect, and shall be deemed to have elected, the Seller or an Affiliate or designee of the Seller as their representative (the "Operating Adviser") as provided in this Section 3.23. Upon
(i) the receipt by the Trustee of written requests for an election of an Operating Adviser from Certificateholders representing more than 50% of the aggregate Certificate Principal Amount of the Certificates of the then
Controlling Class, (ii) the resignation or removal of the Person acting as Operating Adviser, or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Operating Adviser shall be held, commencing as soon as practicable thereafter. The Operating Adviser shall be elected for the purpose of advising, approving and directing the actions of the Special Servicer specified herein.

               (b) On the Closing Date and as otherwise provided herein, the Holder or Holders of Regular Certificates (other than the Class X Certificates) with an aggregate Certificate Principal Amount greater than 50% of the aggregate Certificate Principal Amount of all of the Regular Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class), will be entitled to elect, and shall be deemed to have elected, the Seller or an Affiliate or designee of the Seller as their representative (the "Extension Adviser") as provided in this Section 3.23. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from Certificateholders representing more than 50% of the aggregate Certificate Principal Amount of all the Regular Certificates (other than Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class), or (ii) the resignation or removal of the Person acting as Extension Adviser, an election of a successor Extension Adviser shall be held commencing as soon as practicable thereafter. The Extension Adviser shall be elected for the purpose of approving certain actions of the Special Servicer specified herein in respect of extending the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its stated maturity date.

               (c) After any such receipt, resignation, removal or determination contemplated by Section 3.23(a), the Trustee shall call a meeting of the Holders of the Controlling Class for the purpose of electing an Operating Adviser. After any such receipt, resignation, removal or determination contemplated by Section 3.23(b), the Trustee shall call a meeting of the Holders of all Regular Certificates (other than the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class), if any, for the purpose of electing an Extension Adviser. Notice of any such meeting of such Holders shall be mailed or delivered to each Holder not less than 10 days nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Certificateholders representing a majority (by Certificate Principal Amount) of the Certificates of the applicable Class or Classes, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser or an Extension Adviser, as the case may be. At the meeting, each such Holder

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shall be  entitled  to  nominate  one  Person  to act as  Operating  Adviser  or
Extension Adviser, as the case may be. The Trustee shall cause the election of the Operating Adviser or the Extension Adviser, as the case may be, to be held as soon thereafter as convenient.


               (d) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. Each Holder of Regular Certificates (other than the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class) shall be entitled to vote in each election of the Extension Adviser. The voting in each election of the Operating Adviser or the Extension Adviser, as the case may be, shall be in writing mailed, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of all the Regular Certificates (other than the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class), which votes are cast for a single Person, such Person shall be, upon such Person's acceptance, the Extension Adviser. In the event that after the Closing Date an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser. In the event that after the Closing Date an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, the Operating Adviser shall act as Extension Adviser (and, if there is no Operating Adviser, there shall be no Extension Adviser). Notwithstanding anything to the contrary contained herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval or direction from an Operating Adviser or an Extension Adviser, and provisions of this Agreement relating thereto shall be of no effect, in any event during any such period that there is no Operating Adviser or Extension Adviser, as applicable.

               (e) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class. The Extension Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of Holders of Certificates representing more than 50% of the aggregate
Certificate Principal Amount of all the Regular Certificates (other than the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class) with an earlier alphabetical Class designation than that of the then Controlling Class, if any.

               (f) The Trustee shall act as judge of each election of an Operating Adviser or an Extension Adviser, and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.23, the Trustee may make such reasonable regulations as it may deem advisable for

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any such election. Upon election of a successor Operating Adviser or a successor
Extension Adviser, the Trustee shall promptly mail notice thereof by first class mail to the Depositor, the Servicer, the Special Servicer, the Seller and each of the Rating Agencies.

               (g) The Holders of the Certificates of the Controlling Class shall indemnify and hold harmless the Operating Adviser and any director, officer, employee or agent of the Operating Adviser from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any pending or threatened legal action relating to this Agreement if such legal action is incidental to or arises out of the performance of its obligations and duties under this Agreement, other than any loss, liability or expense incurred by reason of the Operating Adviser's reckless disregard of obligations and duties under this Agreement. The Operating Adviser shall immediately notify the Controlling Class if a claim is made by a third party with respect to this Agreement entitling the Operating Adviser to indemnification, whereupon the Controlling Class is to assume the defense of any such claim and, to pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it in respect of such claim. By acceptance of a Certificate of the Controlling Class, a Certificateholder agrees to be bound by the indemnification obligations contained in this Section 3.23(g).




SECTION 3.24.         Limitation on Liability of Operating Adviser and
                      Extension Adviser.

               The  Operating  Adviser and the  Extension  Adviser  will each be acting solely as a representative of the interests of the Class of Certificateholders that have elected such adviser, and neither the Operating Adviser nor the Extension Adviser shall have any responsibility or liability to the Trust or any other Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Operating Adviser or the Extension Adviser against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. By its acceptance of a Certificate, each Certificateholder confirms its understanding that each of the Operating Adviser and the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that each of the Operating Adviser and the Extension Adviser may have relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Operating Adviser or the Extension Adviser, agrees to take no action against the Operating Adviser, the Extension Adviser or any of their respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

                              [End of Article III]


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                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01.         Distributions.

               (a)(1).On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to the Interest Distribution Amount for such Distribution Date and shall distribute such amount in respect of the Lower-Tier Regular Interests by depositing such amount in the Upper-Tier Distribution Account. Such amount shall be deemed to be distributed to the Trustee as Holder of the Lower-Tier Regular Interests in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                      (i) with respect to the Class LA-1A Interest, the Class LA-1B Interest, the Class LA-1C Interest, the Class LA-2A Interest, the Class LA-2B Interest, the Class LX-1 Interest, the Class LX-2 Interest, the Class LB Interest, the Class LC Interest and the Class LD Interest, pro rata, in accordance with the respective amounts of Uncertificated Distributable Interest in respect of the Classes of Lower-Tier Regular Interest described in this clause (i), an amount equal to all Uncertificated Distributable Interest in respect of the Class LA-1A Interest, the Class LA-1B Interest, the Class LA-1C Interest, the Component B Fraction of the Class LB Interest, the Component C Fraction of the Class LC Interest, the Component D Fraction of the Class LD Interest, the Class LA-2A Interest, the Class LA-2B Interest, the Class LX-1 Interest and the Class LX-2 Interest for such Distribution Date, and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (ii) with respect to the Class LB Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class B Fraction of the Class LB Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (iii) with respect to the Class LC Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class C Fraction of the Class LC Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (iv) with respect to the Class LD Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class D Fraction of the Class LD Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (v) with respect to the Class LE Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class LE Interest for such


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        Distribution  Date and any Class Unpaid Interest  Shortfall with respect to such Distribution Date;

                      (vi) with respect to the Class LF Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class LF Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (vii) with respect to the Class LG Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class LG Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (viii) with respect to the Class LH Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class LH Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (ix) with respect to the Class LI Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class LI Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date; and

                      (x) with respect to the Class LJ Interest, an amount equal to all Uncertificated Distributable Interest in respect of the Class LJ Interest for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date.

               (2) On each Distribution Date, if the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interest has been reduced to zero on or prior to such date, then the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw the balance of the Interest Distribution Amount, if any, after the distributions pursuant to Section 4.01(a) from the Lower-Tier Distribution Account and distribute such amount to the Holders of the Class LR Certificates.

               (b)(1).Prior to the Principal Aggregation Date, on each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to the Group 1 Principal Distribution Amount with respect to the Group 1 Mortgage Loans for such Distribution Date and shall distribute such amount in respect of the Lower-Tier Regular Interests by depositing such amount in the Upper-Tier Distribution Account. Such amount shall be deemed to be distributed to the Trustee as Holder of the Lower-Tier Regular Interests in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:


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                      (i) with  respect to the Class  LA-1A  Interest  until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                      (ii) with respect to the Class LA-1B Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero; and

                      (iii) with respect to the Class LA-1C Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero.

               (2) Prior to the Principal Aggregation Date, on each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to the Group 2 Principal Distribution Amount with respect to the Group 2 Mortgage Loans for such Distribution Date and shall distribute such amount in respect of the Lower-Tier Regular Interest by depositing such amount in the Upper-Tier Distribution Account. Such amount shall be deemed to be distributed to the Trustee as Holder of the Lower-Tier Regular Interests in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                      (i) with respect to the Class LA-2A Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero; and

                      (ii) with respect to the Class LA-2B Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero.

               (3) On and after the Principal Aggregation Date, the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount (or the remaining portion, if any, of such Principal Distribution Amounts, if the Principal Aggregation Date occurs as a result of distributions of principal on the Certificates on such date and there remains a portion of such Principal Distribution Amounts available for distribution) will be aggregated into a single Aggregated Principal Distribution Amount, and the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to the Aggregated Principal Distribution Amount with respect to the Mortgage Loans for such Distribution Date and shall distribute such amount in respect of the Lower-Tier Regular Interests by depositing such amount in the Upper-Tier Distribution Account. Such amount shall be deemed to be distributed to the Trustee as Holder of the Lower-Tier Regular Interests in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                (i) (x) if the Lower-Tier Principal Amount of the Class LA-1C Interest has been reduced to zero, first, with respect to the Class LA-2A Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero, and second, with respect to the Class LA-2B Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero; or


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                (y) if the  Lower-Tier  Principal  Amount  of  the  Class  LA-2B
        Interest has been reduced to zero, then with respect to the Class LA-1A, Class LA-1B, and Class LA-1C Interests, in that order, until the outstanding Lower-Tier Principal Amount of each such Lower-Tier Interest has been reduced to zero;

                (ii)  with  respect  to  the  Class  LB   Interest,   until  the
        outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (iii)  with  respect  to  the  Class  LC  Interest,   until  the
        outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (iv)  with  respect  to  the  Class  LD   Interest,   until  the
        outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (v) with respect to the Class LE Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (vi)  with  respect  to  the  Class  LF   Interest,   until  the
        outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (vii) with respect to Class LG Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (viii) with respect to the Class LH Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero;

                (ix)  with  respect  to  the  Class  LI   Interest,   until  the
        outstanding Lower-Tier Principal Amount thereof has been reduced to zero; and

                (x) with respect to the Class LJ Interest, until the outstanding Lower-Tier Principal Amount thereof has been reduced to zero.

               (4) On each Distribution Date, if the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interest has been reduced to zero on or prior to such date, then the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw the balance of the Aggregated Principal Distribution Amount, if any, after the distributions in Section 4.01(b)(3) from the Lower-Tier Distribution Account and distribute such amount to the Holders of the Class LR Certificates.

               (5) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to the Class P Distribution Amount with respect to the Discount Mortgage Loans for such Distribution Date and shall distribute such amount in respect of the Class LP Interest by depositing such amount in the Upper-Tier Distribution Account.

               (c) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Lower-Tier Distribution
Account  an  aggregate   amount


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


equal to the Prepayment Charges for such Distribution Date and shall distribute such amount in respect of the Class LA-1A Interest by depositing such amount in the Upper-Tier Distribution Account.

               (d) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Upper-Tier Distribution Account an aggregate amount equal to the Interest Distribution Amount for such Distribution Date and shall distribute such amount in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                      (i) to the Holders of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class X-1 Certificates, the Class X-1A Certificates, the Class X-2 Certificates, and Class X-2A Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest payable in respect of the Classes of Certificates described in this clause (i), an amount equal to all Distributable Certificate Interest in respect of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class X-1A Certificates, the Class X-1 Certificates, the Class X-2 Certificates, and Class X-2A Certificates for such Distribution Date, and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (ii) to the Holders of the Class B Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (iii) to the Holders of the Class C Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (iv) to the Holders of the Class D Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (v) to the Holders of the Class E Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (vi) to the Holders of the Class F Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

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                      (vii)  to the  Holders  of the  Class G  Certificates,  an
        amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (viii) to the Holders of the Class H Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (ix) to the Holders of the Class I Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class I Certificates for such Distribution and any Class Unpaid Interest Shortfall with respect to such Distribution Date;

                      (x) to the Holders of the Class J Certificates, an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution and any Class Unpaid Interest Shortfall with respect to such Distribution Date; and

                      (xi) if the Certificate Principal Amount of each Class of Regular Certificates has been reduced to zero, then the balance, if any, to the Holders of the Class R Certificates.

               (e)(1) Prior to the Principal Aggregation Date, on each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Upper-Tier Distribution Account an aggregate amount equal to the Group 1 Principal Distribution Amount with respect to the Group 1 Mortgage Loans for such Distribution Date and shall distribute such amount in the following order of priority satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                (i) to the Holders of the Class A-1A Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (ii) to the Holders of the Class A-1B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero; and

                (iii) to the Holders of the Class A-1C Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero.

               (2) Prior to the Principal Aggregation Date, on each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Upper-Tier Distribution Account an aggregate amount equal to the Group 2 Principal Distribution Amount with respect to the Group 2 Mortgage Loans for such Distribution Date and shall distribute such amount in the following order of priority satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

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

                (i) to the Holders of the Class A-2A Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero; and

                (ii) to the Holders of the Class A-2B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero.

               (3) On and after the Principal Aggregation Date, the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount (or the remaining portion, if any, of such Principal Distribution Amounts, if the Principal Aggregation Date occurs as a result of distributions of principal on the Certificates on such date and there remains a portion of such Principal Distribution Amounts available for distribution) will be aggregated into a single Aggregated Principal Distribution Amount, and the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Upper-Tier Distribution Account an aggregate amount equal to the Aggregated Principal Distribution Amount with respect to the Mortgage Loans for such Distribution Date and shall distribute such amount in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                (i) (x) if the Certificate Principal Amount of the Class A-1C Certificates has been reduced to zero, first to the Holders of the Class A-2A Certificates until the outstanding Certificate Principal Amount thereof has been reduced to zero, and second, to the Class A-2B Certificates until the outstanding Certificate Principal Amount thereof has been reduced to zero; or

                (y) if the Certificate Principal Amount of the Class A-2B Certificates has been reduced to zero, then to the Holders of the Class A-1A, Class A-1B, and Class A-1C Certificates, in that order, until the outstanding Certificate Principal Balance of each such Class has been reduced to zero;

                (ii) to the Holders of the Class B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (iii) to the Holders of the Class C Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (iv) to the Holders of the Class D Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (v) to the Holders of the Class E Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (vi) to the Holders of the Class F Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (vii) to the Holders of the Class G Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

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                (viii) to the  Holders  of the Class H  Certificates,  until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (ix) to the Holders of the Class I Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

                (x) to the Holders of the Class J Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero; and

                (xi) the balance, if any, to the Holders of the Class R Certificates.

               (4) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Upper-Tier Distribution Account an aggregate amount equal to the Class P Distribution Amount with respect to Discount Mortgage Loans for such Distribution Date and shall distribute such amount to the Holders of the Class P Certificates.

               (f) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Upper-Tier Distribution Account all amounts then on deposit therein that represent Prepayment Charges collected on Mortgage Loans during the Prepayment Period for such Distribution Date, and shall distribute such Prepayment Charges, in addition to the Available Distribution Amount for such Distribution Date, pro rata to the Holders of each Class of Regular Certificates in proportion to the PV Yield Loss Amount for each such Class of Regular Certificates up to the PV Yield Loss Amount for each such Class.

               (g) All amounts distributable to a Class of Certificates pursuant to Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder
(1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing at least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions, and (2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

               (h) In no event shall distributions of principal be made to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J or Class P Certificates after the respective Certificate Principal Amounts thereof have been reduced to zero.

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               (i)    Except as otherwise  provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifth Business Day following the Determination Date in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates and each Rating Agency on such date a notice to the effect that:

                      (i) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                      (ii)  if  such   final   distribution   is  made  on  such
        Distribution Date, no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period immediately preceding such Distribution Date.

               Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R and Class LR
Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(i). Any such amounts held by the Trustee shall be held uninvested and all income and gain realized from such funds shall be for the exclusive benefit of the Trustee.

               (j) On each Servicer Remittance Date, the Servicer shall distribute from the Collection Account to the Retained Interest Holder all amounts representing Retained Interest Payments collected by the Servicer or Special Servicer hereunder with respect to the Related Due Period. Such distribution shall be made by wire transfer of immediately available funds to the account designated by the Retained Interest Holder at a bank or other entity located in the United States and having appropriate facilities therefor. In connection with such distribution, on each Servicer Remittance Date the Servicer shall provide to the Retained Interest Holder a report indicating (i) the amount of such distribution, (ii) if any such


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



distribution relates to any Contingent Interest, the Mortgage Loan to which such Contingent Interest relates, and (iii) the calculation of such Retained Interest payments. The Retained Interest Holder is an intended third party beneficiary of this provision and shall be entitled to enforce this provision as if the Retained Interest Holder were a party to this Agreement.



SECTION 4.02. Statements to Certificateholders; Reports by Trustee; Other Information Available to the
                      Holders and Others.

               (a) On each Distribution Date, based upon the information set forth in the Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Special Servicer and Servicer, the Trustee shall prepare and forward, or shall cause the Paying Agent to prepare and forward, by first class mail to each Holder of a Certificate, with copies to the Depositor, the Servicer, the Special Servicer, the Operating Adviser and each Rating Agency a written report (a "Distribution Date Statement") setting forth the following information:

                (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class R and Class LR Certificates) applied to reduce the respective Certificate Principal Amounts thereof;

                (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) Distributable Certificate Interest, (B) Class Unpaid Interest Shortfall and (C) Prepayment Charges;

                (iii) the aggregate amount, if any, of the distribution to be made to the Holders of the Class R Certificates and the aggregate amount, if any, of the distribution to be made to the Holders of the Class LR Certificates;

                (iv) the aggregate Certificate Principal Amount or aggregate Notional Amount, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Principal Amount (or, if applicable, the aggregate Notional Amount) of each such Class due to Realized Losses and/or Additional Expense Losses and any increase thereto resulting from any Certificate Deferred Interest;

                (v) the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date;

                (vi) the reduction in the aggregate Certificate Principal Amount (or, if applicable, the aggregate Notional Amount) of the Certificates as a result of repurchases of Mortgage Loans from the Trust Fund during the Related Prepayment Period;

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                (vii) the number of outstanding  Mortgage  Loans,  the aggregate
        Scheduled Principal Balance and the aggregate Scheduled Principal Balance as of the related Distribution Date, of (A) the Group 1 Mortgage Loans, (B) the Group 2 Mortgage Loans and (C) all Mortgage Loans as a whole;

                (viii) the number and aggregate Scheduled Principal Balance of Mortgage Loans in each Mortgage Loan Group (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

                (ix) with respect to any REO Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the Scheduled Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                (x) as to any Mortgage Loan repurchased by the Seller or otherwise liquidated or disposed of during the Related Prepayment Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the Related Prepayment Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                (xi) with respect to any REO Property included in the Trust Fund at the close of business on the related Determination Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of Net Income and other revenues collected by the Special Servicer with respect to such REO Property during the Related Prepayment Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                (xii) with respect to any REO Property sold or otherwise disposed of during the Related Prepayment Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the Related Prepayment Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the Final Recovery Determination;

                (xiii) with respect to any Mortgage Loan or REO Property as to which a Final Recovery Determination was made by the Special Servicer during the Related Prepayment Period, (A) the Loan Number of such
        Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, (B) the amount of Liquidation Proceeds


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        and/or other amounts,  if any,  received  thereon during such Prepayment
        Period  and  (C)  the  portion   thereof   included  in  the   Available
        Distribution Amount for such Distribution Date;

                (xiv) the aggregate amount of Principal Prepayments (other than Liquidation Proceeds and Insurance Proceeds) made during the Related Prepayment Period and any Excess Prepayment Interest Shortfall for such Distribution Date for each Mortgage Loan Group;

                (xv) the amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Trustee, or the Fiscal Agent in the aggregate and by Mortgaged Property or Mortgage Loan, as the case may be;

                (xvi) the aggregate amount of servicing compensation retained by or paid to the Servicer and the Special Servicer during the Related Due Period;

                (xvii) the amount of any Appraisal Reductions effected during the Related Due Period on a loan-by-loan basis and the total Appraisal Reduction effected during the Related Due Period and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

                (xviii) the amount by which such distribution in respect of interest to Holders of each Class of Certificates (other than the Class P Certificates) was reduced by any Realized Losses of interest, Additional Expense Losses, Excess Prepayment Interest Shortfalls, Appraisal Reduction Amounts and Certificate Deferred Interest;

                (xix) the amount of Realized Losses and Additional Expense Losses and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the Related Prepayment Period;

                (xx)  the  amount  of  any  remaining   Class  Unpaid   Interest
        Shortfall; and

                (xxi) any action taken by the Servicer or the Special  Servicer,
        as  the   case   may   be,   with   respect   to  a   "due-on-sale"   or
        "due-on-encumbrance" clause with respect to any Mortgage Loan.

In the case of information  furnished  pursuant to subclauses  (i), (ii),  (iv),
(vi), (xviii) and (xx) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Principal Amount or Notional Amount, as the case may be, of a Regular Certificate.

      EACH DISTRIBUTION DATE STATEMENT SHALL CONTAIN THE FOLLOWING NOTICE:

                BY PURCHASING A CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE, EACH PURCHASER SHALL BE DEEMED TO REPRESENT EITHER THAT IT IS NOT USING ASSETS OF A PLAN SUBJECT TO ERISA OR


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                SECTION  4975  OF  THE  INTERNAL  REVENUE  CODE  OR  THAT  IT IS
                PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION
                95-60  IS  AVAILABLE   FOR  THE  PURCHASE  AND  HOLDING  OF  THE
                CERTIFICATE  BY SUCH  PURCHASER.



                NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION BY ANY HOLDER OF A CLASS F, CLASS G, CLASS H, CLASS I, CLASS J, CLASS R, CLASS LR OR CLASS P CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE SUBSTANTIALLY IN THE FORM OF PARAGRAPH 3 OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT, TO THE EFFECT THAT SUCH
                PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATE OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR
                SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

               (b) The Trustee, the Special Servicer or the Servicer shall provide (to the extent in their respective possession or control) access to the following reports, documents and information to any Certificateholder,
Beneficial Owner, the Depositor, any other Person reasonably requested by the Depositor, any Person reasonably determined by such Persons to be a prospective transferee of a Certificate, and any Person to whom the Trustee, the Servicer or the Special Servicer, as the case may be, determines such disclosure is appropriate: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to Certificateholders since the Closing Date, (c) all Officers' Certificates delivered to, or by, the


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Trustee,  the Servicer or the Special  Servicer  since the Closing Date, (d) all accountants' reports delivered to the Trustee, the Servicer or the Special Servicer since the Closing Date, (e) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property and REO Property, (f) the most recent Mortgaged Property annual operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan (including any Specially Serviced Mortgage Loan) entered into by the Servicer and/or the Special Servicer, (h) any and all Officers' Certificates and other evidence to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance was not or, if made, would not be recoverable, and (i) any and all reports, information and analysis (other than any report or analysis produced by the Special Servicer solely for the Operating Adviser) required to be provided pursuant to the terms hereof by the Servicer, the Special Servicer or the Trustee, to each other, any Certificateholder, the Depositor or any Underwriter, provided that (i) the Trustee, the Special Servicer or the Servicer, as the case may be, shall be entitled to be reimbursed by such Certificateholder, Beneficial Owner, Person (other than any party hereto, the Operating Adviser and the Extension Adviser) or prospective transferee for the Trustee's, the Special Servicer's or the Servicer's actual expenses incurred in providing such reports and access; and (ii) notwithstanding any other provision hereof, the Trustee, the Special Servicer or the Servicer shall have no obligation to furnish or provide access to reports and information under this Section 4.02(b) to the extent it determines in its reasonable judgment that performing such obligation is prohibited by applicable law or by the related Mortgage Documents or would cause it to incur any material liability relating thereto, and the Trustee, the Special Servicer or the Servicer shall be entitled at its option to require that recipients of such reports or information agree to such reasonable rules, procedures and conditions which govern the availability, use and disclosure of such reports or information and which may provide indemnification to it for any liability or damage that may arise therefrom.

               (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force

               (d) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Operating Adviser, and each Rating Agency (i) a report containing information regarding the Mortgage Loans as of the end of the Related Due Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information


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


regarding the Mortgage Loans set forth in the Prospectus Supplement under the caption "THE TRUST -- Description of the Mortgage Pool" (calculated where applicable on the basis of the most recent relevant information provided by the Borrowers to the Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to Exhibit Q attached hereto, and (ii) a loan-by-loan listing (in descending balance order) showing loan name, property type, location, Scheduled Principal Balance, Mortgage Interest Rate, paid through date, maturity date, net interest portion of the Scheduled Payment, principal portion of the Scheduled Payment and any Prepayment Charge. Such loan-by-loan listing will be made available electronically; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

               (e) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered by first class mail to each Certificateholder, the Depositor, the Operating Adviser and each Rating Agency a copy of the Top 100 Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Watch List (indicating those Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans) provided by the Servicer to the Trustee pursuant to Section 3.13(b) and 3.13(d) on or after the related Determination Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer prior to the related Distribution Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

               The Trustee shall deliver a copy of each Operating Statement Analysis report NOI Adjustment Worksheet and Comparative Financial Status Report that it receives from the Servicer to the Depositor, the Operating Adviser and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer.

               (f) If any Beneficial Owner does not receive through the Depository or any of its Agent Members any of the statements, reports and/or other written information described above in this Section 4.02 that it would otherwise be entitled to if it were the Holder of a Definitive Registered Certificate evidencing its ownership interest in the related Class of Global Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Beneficial Owner upon the request of such Beneficial Owner made in writing to the Corporate Trust Office (accompanied by verification of such Beneficial Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be available to any Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

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

               (g) The Trustee shall provide to the Certificateholders, the Depositor, the Rating Agencies, the Operating Adviser and Bloomberg, L.P., on a computerized database accessible by modem, current information regarding the items listed on Schedule 1 hereto to the extent such information has been received from the Servicer.

               (h) Subject to the proviso set forth in Section 4.02(b), the Trustee shall provide to any Certificateholder upon request copies of any reports received by the Trustee from the Servicer or the Special Servicer or any other information relating to the Mortgage Loans or the Trust in the possession of the Trustee that the Trustee is not otherwise obligated by the terms of this Agreement to deliver to Certificateholders. The Trustee will be permitted to require payment by the requesting party of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

               (i) Upon the reasonable written request of either Rating Agency, the Trustee shall deliver to such Rating Agency such other reasonable information regarding the Trust Fund, the Lower-Tier Regular Interests, the Certificates or the Mortgage Loans as such Rating Agency shall reasonably require in order to monitor the transactions contemplated hereby.

               (j) Based upon reports, documents and other information provided to the Trustee by the Servicer pursuant to this Agreement, the Trustee shall file with the Commission, in respect of the Trust, the Lower-Tier Regular Interests and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Depositor shall reimburse the Trustee for expenses incurred in connection with the filings required under this Section 4.02(j), including but not limited to, fees payable to the Trustee's counsel. In addition, in the event that the Depositor determines that electronic filing through the EDGAR System is required, the Depositor may either (x) pay a fee to the Trustee that will be determined by the Trustee and the Depositor for each filing by the Trustee as compensation for the processing of such filing, or (y) cause the filing to be processed by the Depositor or its designee upon receipt from the Trustee of the reports, documents and other information described above. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days after the Closing Date, a Current Report on Form 8-K together with this Agreement.

               (k) Subject to the proviso set forth in Section 4.02(b) (except with respect to any Rating Agency), the Trustee shall make available at its offices, during normal business hours, upon not less than two Business Day's prior notice, for review by any Certificateholder, the Depositor, the Operating Adviser, the Extension Adviser, the Servicer, the Special Servicer, either Rating Agency, and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents):
(i) this  Agreement  and any  amendments


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



thereto; (ii) all Distribution Date Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modification, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer; (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (viii) any other materials not otherwise required to be provided hereunder provided to a requesting Certificateholder as provided in this Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this
Section 4.02(k) to make available any document is subject to the Trustee's receipt of such document.

               The Trustee shall provide access to the information in the Distribution Date Statements referred to in Section 4.02(a) telephonically through the Trustee's ASAP System or by such other mechanism as the Trustee may have in place from time to time.

               Until such time as Definitive Registered Certificates are issued in respect of the Global Certificates, the information and access to the information set forth in this Section 4.02 will be available to the Beneficial Owners only to the extent it is forwarded by, or otherwise available through, the Depository and its participating organizations. Any Beneficial Owner who does not receive such information through the Depository or its Agent Members or who believes the Depository will not seek to obtain access to such information may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Beneficial Owner's interest) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by the Depository to its Agent Members and by its Agent Members to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.


                                      151
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SECTION 4.03.         Remittance Reports.

               (a) On or prior to the third Business Day after each Determination Date, but in any event no later than three Business Days prior to the Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee, the Paying Agent, and the Special Servicer a single report, in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, setting forth such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed to Certificateholders pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02 (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Property shall be based upon the report delivered by the Special Servicer to the Servicer on or prior to the related Determination Date pursuant to paragraph (b) below), and which may include, without limitation, the following information:

                (i) the amount of funds contained in the Collection Account as of the related Determination Date;

                (ii) the aggregate amount attributable to Prepayment Charges that is to be transferred from the Collection Account to the Lower-Tier Distribution Account on such Servicer Remittance Date;

                (iii) the aggregate amount of any proposed P&I Advances (stating principal and interest Advances separately) to be made by the Servicer on or prior to the Servicer Remittance Date;

                (iv) [Intentionally Deleted];

                (v) the amount of the Servicing Fees, Special Servicing Fees and Workout Fees (broken down by type) and other servicing compensation with respect to the Mortgage Loans for the Related Due Period, specifying the items and amounts of such other servicing compensation payable to the Servicer and the Special Servicer, and the amount of any adjustment to the Servicing Fee pursuant to Section 3.12(a);

                (vi) the number and aggregate outstanding principal balance (after giving effect to amounts collected during the Related Prepayment Period with respect to Scheduled Payments due in the Related Due Period and other payments made in the Related Prepayment Period) of Mortgage Loans as of the close of the applicable Due Period (A) remaining outstanding, (B) delinquent 30-59 days, (C) delinquent 60-89 days, (D) delinquent 90 days or more but not in foreclosure, (E) in foreclosure but not REO Property, (F) which have become REO Property during such Prepayment Period, (G) which were REO Property as of the close of business at the end of the Related Prepayment Period and (H) the terms of which have been modified during the Prepayment Period pursuant to this Agreement;

                (vii) the number and outstanding principal balance of each Specially Serviced Mortgage Loan;

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                (viii) with respect to any REO Property that was included in the
        Trust Fund as of the close of business on such Determination Date, the Loan Number of the related REO Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation, the amount of Net Income and other amounts, if any, received on such REO Property during the Related Prepayment Period and the portion thereof to be transferred from the Collection Account to the Distribution Account on the related Servicer Remittance Date, and with respect to any such REO Property which became an REO Property during the Prepayment Period ending on such Determination Date, the outstanding principal balance and Scheduled Principal Balance of the related REO Mortgage Loan as of the related date of acquisition of the REO Property by the Trust;

                (ix) upon a Final Recovery Determination, the amount of Realized Losses and Additional Trust Fund Expenses occurring during the Related Prepayment Period, setting forth on a Mortgage Loan-by-Mortgage Loan basis and setting forth separately the interest and principal components thereof;

                (x) upon a Final Recovery Determination, the aggregate amount of Realized Losses on Mortgage Loans for the Related Prepayment Period due to earthquakes and floods;

                (xi) the number and outstanding principal balance of each Mortgage Loan with respect to which a material default has occurred as to which the Servicer has actual knowledge or a Scheduled Payment is more than 30 days past due;

                (xii)  the  aggregate   amount  of   Liquidation   Proceeds  and
        Liquidation Expenses;

                (xiii) such other information on a Mortgage Loan-by-Mortgage Loan basis as the Trustee shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

                (xiv) with respect to any Mortgage Loan, any action taken by the Servicer or Special Servicer with respect to a "due-on-sale" or "due-on-encumbrance" clause.

               The Servicer shall prepare the items provided for in clauses (i),
(ii), (iii) (iv), (vii), (viii), (ix), (x), (xi), and (xiii) on both an aggregate basis and a Mortgage Loan Group-by-Mortgage Loan Group basis. The Servicer shall also deliver or cause to be delivered to the Trustee on the same dates the foregoing reports are delivered a report, in writing and in computer-readable medium, in form reasonably acceptable to the Trustee, the information with respect to the Mortgage Loans necessary for the Trustee to prepare the tables with respect to each Mortgage Loan Group set forth in the Prospectus taking into effect the changes in the Mortgage Loans in the Related Due Period and Prepayment Period.

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               (b)    The  Special Servicer shall provide to the Servicer at the request of the Servicer any information in its possession with respect to the Specially Serviced Mortgage Loans which the Servicer shall reasonably require in order for the Servicer to comply with its obligations under this Agreement, and the Servicer shall provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Special Servicer shall reasonably require in order for the Special Servicer to comply with its obligations under this Agreement.

               (c) On or prior to each Determination Date, the Special Servicer shall forward to the Servicer, the Operating Adviser, and the Rating Agencies a statement, setting forth the status of each REO Account as of the close of business on the immediately preceding Special Servicer Determination Date, stating that all distributions required by this Agreement to be made by the Special Servicer have been made (or, if, any required distribution that has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date, to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 3.17 and each category of withdrawal specified in Section 3.17. The Special Servicer shall also deliver to the Servicer and the Trustee, upon reasonable request of the Servicer or the Trustee, such request to be in writing, any and all additional information relating to the Specially Serviced Mortgage Loans.

               (d) The Servicer shall deliver without charge to the Depositor, the Trustee and the Underwriters, not later than each Distribution Date, an updated Mortgage Loan Schedule revised to reflect current data concerning each Mortgage Loan (including each REO Mortgage Loan) as of the related Determination Date after giving effect to any modifications, and containing notes indicating the status of any REO Property and any significant actions being taken with respect thereto, which updated schedule may be an identifiable component of another report delivered by the Servicer hereunder. Such information to be provided by the Servicer with respect to each Mortgage Loan, other than an REO Mortgage Loan, shall be provided by the Servicer in electromagnetic disk format. To the extent any information respecting any REO Mortgage Loan to be provided by the Servicer under this Section 4.03(d) has been provided to the Servicer by the Special Servicer in electromagnetic disc format, such information shall be provided by the Servicer to the Depositor, the Trustee and the Underwriters in such format (and otherwise in hard copy format). The Servicer shall make such disks available to any Certificateholders on request.

               (e) Notwithstanding any other provision of this Agreement, the Servicer and Special Servicer, as the case may be, shall be entitled to conclusively rely on, and shall not be responsible for, absent manifest error, the content or accuracy of any information provided to it by the Special Servicer, in the case of the Servicer, or the Servicer, in the case of the Special Servicer, pursuant to this Agreement.


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SECTION 4.04.         Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee (or its agent) shall comply with all federal withholding requirements with respect to payments to Certificateholders and others of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Trustee (or its Agent) withholds any amount from payments that would otherwise be made to any Certificateholders pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount so withheld. If the Trustee or its agent reasonably determines that a more accurate determination of the amount required to be withheld from a distribution to a Class R or Class LR Certificateholder can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for such Certificateholder until such determination can be made. Without limiting the foregoing, the Trustee agrees that it (or its agent) will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder (other than the Holder of a Class R or Class LR Certificate) that has furnished or caused to be furnished an effective Form W-8 or Form 4224 (or acceptable substitute forms) or successor forms and who is not a "10-percent shareholder" within the meaning of the Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Sections 881(c)(3)(C) and 957 with respect to the Upper-Tier REMIC, the Lower-Tier REMIC or the Depositor.




SECTION 4.05.         REMIC Compliance.

               The parties intend that the Trust formed hereby shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, two separate "real estate mortgage investment conduits" as defined in, and in accordance with, the REMIC Provisions, namely, the Lower-Tier REMIC and the Upper-Tier REMIC, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Lower-Tier REMIC and the Upper-Tier REMIC and shall on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC: (i) in a timely manner, prepare, sign and file, or cause to be prepared, submitted to the Trustee for signature and filed, all required federal, state and local tax and information returns for each of the Lower-Tier REMIC and the Upper-Tier REMIC, including, but not limited to, Form 1066, for each of the Lower-Tier REMIC and the Upper-Tier REMIC, using the calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC, when and as required by the REMIC Provisions and other applicable federal income tax laws and any applicable state or local income or franchise tax laws; (ii) make an election, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions;
(iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders, the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions or the Code or comparable

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provisions  of state or local  law;  (iv) if the filing or  distribution  of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.05 is then required by the REMIC Provisions in order to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC, prepare, file and sign or distribute, or cause to be prepared and filed and signed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the Holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code; and
(vi) maintain such records relating to each of the Lower-Tier REMIC and the Upper-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information. The Trustee shall be compensated for its services pursuant to Section 8.05 and the services contemplated by this Section
4.05 shall not be separately compensated. The Holder of the largest Percentage Interest of each of the Class R and Class LR Certificates shall be the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the tax matters person. The Holder of any Class R or Class LR Certificate, by purchasing such Certificate, (A) shall be deemed to consent to the appointment of (i) the Holder of the largest Percentage Interest in the Class R or Class LR Certificates as the tax matters person for the Upper-Tier
REMIC  or   Lower-Tier   REMIC,   as   applicable,   and  (ii)  the  Trustee  as
attorney-in-fact and agent for each such tax matters person, and (B) agree to execute any documents required to give effect to (A) above. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC; provided, however, that the Trustee shall not be required to take any action in this regard that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement. In this regard, the Trustee shall (i) exercise reasonable care not to allow the creation of any "interests" in the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates and the Lower-Tier Interests; (ii) except as otherwise expressly permitted herein, not sell any asset of the Trust Fund and exercise reasonable care not to allow the occurrence of any other "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have obtained an Opinion of Counsel that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Upper-Tier REMIC or the Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as two separate REMICs; and (iii) exercise reasonable care not to allow the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services, other than as expressly contemplated by this Agreement, or from assets not permitted under the REMIC Provisions to be held by a

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REMIC. The Depositor, the Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.05.




SECTION 4.06. Imposition of Tax on either the Lower-Tier REMIC or the Upper-Tier REMIC.

               In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 4.06; provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(d) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the Trustee such reserved amounts as the Trustee shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall pay to the Trustee (or the Paying Agent acting on its behalf) upon request from the Collection Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by either the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee (and such Paying Agent) are hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax is paid to the Internal Revenue Service, the Trustee (or such Paying Agent) shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Holders of the Lower-Tier Regular Interests to the extent they are fully reimbursed and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01 and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class P and Class X Certificates, as applicable, in the manner specified in Section 4.01, to the extent they are fully reimbursed and then to the Holders of Class R Certificates. The Trustee, the Servicer or the Special Servicer shall not be responsible for any taxes imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.


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SECTION 4.07.         Allocation of Realized Losses and
                      Additional Expense Losses.

               (a) On each Distribution Date, the Trustee shall allocate to the respective Classes of Lower-Tier Regular Interests the aggregate of all Realized Losses of interest that were incurred at any time following the Cut-Off Date through the end of the Related Prepayment Period and that were not previously allocated pursuant to this Section 4.07(a) on any prior Distribution Date, to reduce Uncertificated Accrued Interest with respect to such Classes of Lower-Tier Regular Interests, in the following order of priority:

                (i) to the Class LJ Interest, until the Uncertificated Accrued Interest for such Class has been reduced to zero;

                (ii) to the Class LI Interest, until the Uncertificated Accrued Interest for such Class has been reduced to zero;

                (iii) to the Class LH Interest, until the Uncertificated Accrued Interest for such Class has been reduced to zero;

                (iv) to the Class LG Interest, until the Uncertificated Accrued Interest for such Class has been reduced to zero;

                (v) to the Class LF Interest, until the Uncertificated Accrued Interest for such Class has been reduced to zero;

                (vi) to the Class LE Interest, until the Uncertificated Accrued Interest for such Class has been reduced to zero;

                (vii) to the Class LD Interest, until the Class D Fraction of the Uncertificated Accrued Interest for such Class has been reduced to zero;

                      (viii) to the Class LC Interest, until the Class C Fraction of the Uncertificated Accrued Interest for such Class has been reduced to zero;

                      (ix) to the Class LB Interest, until the Class B Fraction of the Uncertificated Accrued Interest for such Class has been reduced to zero;

                      (x) to the Class LA-1A, Class LA-1B, Class LA-1C and Class LX-1 Interests and Class LB, Class LC and Class LD Interests, the remaining balance, if any, of any Realized Losses of interest on Group 1 Mortgage Loans, pro rata based on the Uncertificated Accrued Interest on each such Lower-Tier Regular Interest (or the Component B Fraction, Component C Fraction and Component D Fraction of the Uncertificated Accrued Interest with respect to Class LB, Class LC and Class LD Interests, respectively) for such Distribution Date prior to giving effect to such allocation of Realized Losses, until the Uncertificated Accrued Interest for each such


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        Lower-Tier  Regular  Interest (or the Component B Fraction,  Component C
        Fraction and Component D Fraction thereof) has been reduced to zero; and

                      (xi) to the Class LA-2A, Class LA-2B, and the Class LX-2 Interests, the remaining balance, if any, of any Realized Losses of interest on the Group 2 Mortgage Loans, pro rata based on the Uncertificated Accrued Interest on each such Lower-Tier Regular Interest for such Distribution Date prior to giving effect to such allocation of Realized Losses, until the Uncertificated Accrued Interest for each such Lower-Tier Regular Interest has been reduced to zero.

               Solely for purposes of determining the extent to which Realized Losses of interest are allocable from Group 1 or Group 2 Mortgage Loans pursuant to clauses (ix) and (x) above on the first Distribution Date on which Realized Losses of interest are allocated to any of the Class LA-1A, Class LA-1B, Class LA-1C, Class LX-1, Class LA-2A, Class LA-2B or Class LX-2 Interests, such Realized Losses of interest shall be deemed to be allocable from Realized Losses of interest with respect to such Mortgage Loan Groups, pro rata based on the respective amounts of Realized Losses of interest from each such Mortgage Loan Group to be allocated on such Distribution Date.

               (b) On each Distribution Date, the Trustee shall allocate to the respective Classes of Lower-Tier Regular Interests the aggregate of all Realized Losses of principal (other than the PO Percentage of Realized Losses of principal on Discount Mortgage Loans) that were incurred at any time following the Cut-Off Date through the end of the Related Prepayment Period and that were not previously allocated pursuant to this Section 4.07(b) or any prior Distribution Date, to reduce the outstanding Lower-Tier Principal Amounts of such Classes of Lower-Tier Regular Interests, in the following order of priority:

                      (i) to the Class LJ, Class LI, Class LH, Class LG, Class LF, Class LE, Class LD, Class LC and Class LB Interests, in that order, any Realized Losses of principal on the Mortgage Loans (other than the PO Percentage of Realized Losses of principal on Discount Mortgage Loans) until the Lower-Tier Principal Amounts of such Classes have been reduced to zero;

                      (ii) to the Class LA-1A, Class LA-1B and Class LA-1C Interests, any Realized Losses of principal on Group 1 Mortgage Loans (other than the PO Percentage of Realized Losses of principal on Discount Mortgage Loans), pro rata based on the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests following the preceding Distribution Date, until the remaining Lower-Tier Principal Amounts thereof have been reduced to zero; and

                      (iii) to the Class LA-2A and Class LA-2B Interests, any Realized Losses of principal on the Group 2 Mortgage Loans (other than the PO Percentage of Realized Losses of principal on Discount Mortgage Loans), pro rata based on the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests following the preceding Distribution Date, until the remaining Lower-Tier Principal Amounts thereof have been reduced to zero.

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               Solely for purposes of  determining  the extent to which Realized
Losses of principal are allocable from Group 1 or Group 2 Mortgage Loans pursuant to clauses (ii) and (iii) above on the first Distribution Date on which Realized Losses of principal are allocated to any of the Class LA-1A, Class LA-1B, Class LA-1C, Class LA-2A or Class LA-2B Interests, such Realized Losses of principal shall be deemed to be allocable from Realized Losses of principal with respect to such Mortgage Loan Groups, pro rata based on the respective amounts of Realized Losses of principal from each such Mortgage Loan Group to be allocated on such Distribution Date.

               (c) On each Distribution Date, with respect to the Discount Mortgage Loans, the Trustee shall allocate solely to the Class LP Interest, the PO Percentage of all Realized Losses of principal on the Discount Mortgage Loans that were incurred at any time following the Cut-Off Date through the end of the Related Prepayment Period and that were not previously allocated pursuant to this Section 4.07(c) on any prior Distribution Date.

               (d) On each Distribution Date, any Realized Losses of principal will be allocated to reduce the Certificate Principal Amounts of the Corresponding Upper-Tier Classes in the same manner and in the same priority as Realized Losses of principal are allocated to the Corresponding Lower-Tier Classes.

               On each Distribution Date, any Realized Losses of interest will be allocated to the Regular Certificates (other than the Class P Certificates):

                      (i) to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C, Class B Certificates, in that order, to reduce the Accrued Certificate Interest on such Class with respect to such Distribution Date;

                      (ii) with respect to any remaining Realized Losses of interest for such Distribution Date with respect to the Group 1 Mortgage Loans, to the Class A-1A, Class A-1B, Class A-1C, Class X-1 and Class X-1A Certificates, pro rata based upon the Accrued Certificate Interest on each such Class for such Distribution Date; and

                      (iii) with respect to any remaining Realized Losses of interest for such Distribution Date with respect to the Group 2 Mortgage Loans, to the Class A-2A, Class A-2B, Class X-2 and Class X-2A Certificates, pro rata based upon the Accrued Certificate Interest on each such Class for such Distribution Date.

               Solely for purposes of determining the extent to which Realized Losses of interest are allocable from Group 1 or Group 2 Mortgage Loans pursuant to clauses (ii) and (iii) above on the first Distribution Date on which Realized Losses of interest are allocated to any Senior Certificates, such Realized Losses of interest shall be deemed to be allocable from Realized Losses of interest with respect to the respective Mortgage Loan Groups, pro rata based on the respective amounts of Realized Losses of interest from each such Mortgage Loan Group to be allocated on such Distribution Date.

               (e)(1) On each Distribution Date, the Trustee shall allocate to the respective Classes of Lower-Tier Interests the aggregate of all Additional Expense Losses that were


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


incurred at any time following the Cut-Off Date through the end of the Related Prepayment Period and that were not previously allocated pursuant to this
Section 4.07(e) on any prior Distribution Date, to reduce the Lower-Tier Principal Amount or Uncertificated Accrued Interest, as applicable, with respect to such Class of Lower-Tier Regular Interests remaining after making allocations pursuant to subsection (b) above, in the following order of priority:

                      (i) to the Class LJ Interest, to reduce the Uncertificated Accrued Interest with respect to such Class until such Uncertificated Accrued Interest has been reduced to zero;

                      (ii)  to  the   Class   LI   Interest,   to   reduce   the
        Uncertificated Accrued Interest with respect to such Class until such Uncertificated Accrued Interest has been reduced to zero;

                      (iii)  to  the   Class  LH   Interest,   to   reduce   the
        Uncertificated Accrued Interest with respect to such Class until such Uncertificated Accrued Interest has been reduced to zero;

                      (iv)  to  the   Class   LG   Interest,   to   reduce   the
        Uncertificated Accrued Interest with respect to such Class until such Uncertificated Accrued Interest has been reduced to zero;

                      (v) to the Class LF Interest, to reduce the Uncertificated Accrued Interest with respect to such Class until such Uncertificated Accrued Interest has been reduced to zero;

                      (vi) to the Class LJ Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (vii) to the Class LI Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (viii) to the Class LH Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (ix) to the Class LG Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (x) to the Class LF Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (xi) to the Class LE Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (xii) to the Class LD Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (xiii) to the Class LC Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (xiv) to the Class LB Interest, to reduce its Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (xv) to the Class LA-1A, Class LA-1B, Class LA-1C, Class LA-2A and Class LA-2B Interests, pro rata based on the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests, to reduce each such Class' Lower-Tier Principal Amount, until such Lower-Tier Principal Amount has been reduced to zero;

                      (xvi)  to  the   Class  LE   Interest,   to   reduce   the
        Uncertificated Accrued Interest with respect to such Class until such Uncertificated Accrued Interest has been reduced to zero;

                      (xvii) to the Class LD Interest, to reduce the Uncertificated Accrued Interest with respect to such Class until the Class D Fraction of such Uncertificated Accrued Interest has been reduced to zero;

                      (xviii) to the Class LC Interest, to reduce the Uncertificated Accrued Certificate Interest with respect to such Class until the Class C Fraction of such Uncertificated Accrued Interest has been reduced to zero;

                      (xix) to the Class LB Interest, until the Uncertificated Accrued Interest with respect to such Class until the Class B Fraction of such Uncertificated Accrued Interest has been reduced to zero; and

                      (xx) to the Class LA-1A, Class LA-1B, Class LA-1C, Class LA-2A, Class LA-2B, Class LB, Class LC, Class LD, Class LX-1 and Class LX-2 Interests, the remaining balance, if any, of any Additional Expense Losses, pro rata based on the Uncertificated Accrued Interest on each such Lower-Tier Regular Interest (or the Component B Fraction, Component C Fraction and Component D Fraction of the Uncertificated Accrued Interest with respect to the Class LB, Class LC and Class LD Interests, respectively) for such Distribution Date, to reduce such Uncertificated Accrued Interest with respect to such Class (or the Component B Fraction, Component C Fraction or Component D Fraction thereof) until such Uncertificated Accrued Interest has been reduced to zero.

               (2) In the event that any Additional Expense Losses which have previously been allocated to the Lower-Tier Regular Interests pursuant to
Section 4.07(e)(1) are recovered by the Trust, such recoveries (to the extent not previously distributed pursuant to this Section 4.07(e)(2)) shall be allocated among the Classes of Lower-Tier Regular interests pro rata, based upon the amount of Additional Expense Losses that have previously been allocated to each such Class. On each Distribution Date, the Trustee (or the Paying Agent) shall deposit the amount of any such recoveries in the Upper-Tier Distribution Account, and such amount shall be deemed to be distributed to the Trustee as Holder of the Lower-Tier Regular Interests.

               (f)(1) On each Distribution Date, the Trustee shall allocate to the respective Classes of Regular Certificates the aggregate of all Additional Expense Losses that were incurred at any time following the Cut-Off Date through the end of the Related Prepayment Period and that were not previously allocated pursuant to this Section 4.07(f) on any prior Distribution Date, to reduce the
Certificate   Principal  Amount  or  Accrued   Certificate   Interest  for  such
Distribution Date, as applicable, with respect to such Class of Regular Certificates, in the following order of priority and in each case to the extent of amounts remaining after allocations pursuant to subsection (d) above:

                      (i) to the Class J Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (ii) to the Class I Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (iii) to the Class H Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (iv) to the Class G Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (v) to the Class F Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (vi)  to  the  Class  J  Certificates,   to  reduce  their
        Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (vii) to the Class I Certificates, to reduce their Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (viii) to the Class H Certificates, to reduce their Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (ix)  to  the  Class  G  Certificates,   to  reduce  their
        Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (x)  to  the  Class  F   Certificates,   to  reduce  their
        Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (xi)  to  the  Class  E  Certificates,   to  reduce  their
        Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (xii) to the Class D Certificates, to reduce their Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (xiii) to the Class C Certificates, to reduce their Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (xiv) to the Class B Certificates, to reduce their Certificate Principal Amount, until such Certificate Principal Amount has been reduced to zero;

                      (xv) to the Class A-1A, Class A-1B, Class A-1C, Class A-2A and Class A-2B Certificates, pro rata based on the Certificate Principal Amounts of such Class A Certificates until such Certificate Principal Amounts have been reduced to zero;

                      (xvi) to the Class E Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (xvii) to the Class D Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (xviii) to the Class C Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero;

                      (xix) to the Class B Certificates, to reduce the Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero; and

                      (xx) to the Class A-1A, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class X-1 Certificates, the Class X-2 Certificates, the Class X-1A Certificates and the Class X-2A Certificates, the remaining balance, if any, of any Additional Expense Losses, pro rata based on the Accrued Certificate Interest for each such Class for such Distribution Date, to reduce such Accrued Certificate Interest with respect to such Class until such Accrued Certificate Interest has been reduced to zero.

               (2) In the event that any Additional Expense Losses which have previously been allocated to the Regular Certificates pursuant to Section 4.07(f)(1) are recovered by the Trust, such recoveries (to the extent not previously distributed pursuant to this Section 4.07(f)(2)) shall be allocated among the Classes of Regular Certificates pro rata, based upon the amount of Additional Expense Losses that have previously been allocated to each such Class. On each Distribution Date, the Trustee (or the Paying Agent) shall remit the amount of any such recoveries allocated to a Class of Regular Certificates to the Holders of such Class of Certificates in accordance with their respective Percentage Interests.

SECTION 4.08.         Appraisal Reductions.

               (a) On the earliest of (i) 120 days (30 days in the case of a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan which has been modified by the Special Servicer) after the occurrence of any delinquency in Scheduled Payments with respect to any Mortgage Loan if such delinquency remains uncured, (ii) the date twelve months after a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property or (iii) the date on which the related Mortgaged Property becomes an REO Property, the Servicer (pursuant to subsection (b) below) or Special Servicer, as applicable, shall order (A) an MAI appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser, if the Scheduled Principal Balance of such Mortgage Loan exceeds $1,000,000 or (B) at the option of the Servicer or Special Servicer, if such Scheduled Principal Balance is less than or equal to $1,000,000, either an internal Property Valuation prepared by the Servicer or Special Servicer or an appraisal performed by an Independent appraiser. Such appraisal shall be on an "as is" basis. The cost of any such appraisal shall be an expense of the Trust.

               (b) With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Scheduled Payments, and with respect to which no other Servicing Transfer Event has occurred and is continuing, the Servicer shall, within 30 days of the date of such twelfth Scheduled Payment, order (A) an MAI appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser, if the Scheduled Principal Balance of such Mortgage Loan exceeds $1,000,000 (which appraisal may be an update of a prior appraisal) or (B) at the option of the Servicer, if such Scheduled Principal Balance is less than or equal to $1,000,000, either an internal Property Valuation prepared by the Servicer or an appraisal performed by an Independent appraiser. The cost of any such appraisal shall be an expense of the Trust as an Additional Trust Fund Expense. Based upon any such appraisal or internal valuation, as the case may be, the Servicer shall recalculate the related Appraisal Reduction and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan.

               (c) The aggregate Appraisal Reduction will generally be allocated on each Distribution Date, for purposes of determining Distributable Certificate Interest on such Distribution Date, to reduce the Certificate Principal Amount of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Principal Amounts. For so long as any more senior Class of Certificates is outstanding, the amount of Accrued Certificate Interest on such Distribution Date for each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date after allocations of the interest component of any Realized Losses, Additional Expense Losses (to the extent allocated to reduce interest distributions), and Excess Prepayment Interest Shortfalls, will be reduced by the amount of interest accrued at the applicable Pass-Through Rate on the portion of the Certificate Principal Amount of such Class equal to such Appraisal Reduction allocated to such Class or Classes for such Distribution Date. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Distributable Certificate Interest on such Distribution Date for such Class of Certificates is less than the Appraisal Reduction Amount for such Distribution Date. On each Distribution Date the Appraisal Reduction Amount will be added to the Certificate Principal Amounts of the related Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, as the case may be, and, with respect to any affected Mortgage Loan, the related Appraisal Reduction Amount will be included in the Group 1 or Group 2 Principal Distribution Amount, as the case may be, for such Distribution Date. Notwithstanding any of the foregoing, the total amount of Appraisal
Reduction Amount so added to the Certificate Principal Amounts of each such Class of Subordinate Certificates shall not exceed the Distributable Certificate Interest with respect to such Class (without giving effect to any reduction thereto for such Appraisal Reduction Amount).

               (d) On each Distribution Date (i) the Corresponding Lower-Tier Classes shall be allocated any Appraisal Reduction for the purposes of determining Uncertificated Distributable Interest on such Distribution Date in the same manner and in the same priority as such Appraisal Reduction is allocated to the Corresponding Upper-Tier Classes pursuant to Section 4.08(c);
(ii) the Lower-Tier Principal Amounts of the Corresponding Lower-Tier Classes will be increased by the identical Appraisal Reduction Amounts as are added to the Certificate Principal Amounts of the Corresponding Upper-Tier Classes pursuant to Section 4.08(c); and (iii) the Uncertificated Accrued Interest of the Corresponding Lower-Tier Classes will be reduced by the identical Appraisal Reduction Amounts as are allocated to reduce the Distributable Certificate Interest of the Corresponding Upper-Tier Classes pursuant to Section 4.08(c).




SECTION 4.09.         Allocation of Excess Prepayment Interest
                      Shortfalls.

               (a) With respect to any Distribution Date, the Servicing Fee payable to the Servicer shall be reduced by an amount equal to the Net Prepayment Interest Shortfalls, if any. Any Excess Prepayment Interest Shortfall shall be allocated by the Trustee among the outstanding Classes of Lower-Tier Regular Interests (other than the Class LP Interest) by (i) first, calculating Excess Prepayment Interest Shortfalls for the Group 1 Mortgage Loans and Group 2 Mortgage Loans separately, (ii) second, applying any Excess Prepayment Interest and Servicing Fee relating to a Mortgage Loan Group that is not needed to offset Prepayment Interest Shortfalls in such Mortgage Loan Group to offset any
Prepayment Interest Shortfalls in the other Mortgage Loan Group, and (iii) third, allocating Excess Prepayment Interest Shortfalls remaining with respect to a Mortgage Loan Group to the Classes of Lower-Tier Regular Interests (other than the Class LP Interest) which are Corresponding Lower-Tier Interests with respect to the Group 1 Certificates or Group 2 Certificates, as applicable, in the ratio that the Distributable Accrued Interest with respect to each such Class bears to the aggregate Distributable Accrued Interest with respect to all Classes of such Corresponding Lower-Tier Interests to the Group 1 Certificates or Group 2 Certificates, as applicable.

               (b) On each Distribution Date, the Corresponding Upper-Tier Classes shall be allocated any Excess Prepayment Interest Shortfall in the same manner and in the same priority as such Excess Prepayment Interest Shortfall is allocated to the Corresponding Upper-Tier Classes pursuant to Section 4.09(a); provided, however, (i) Accrued Certificate Interest with respect to the Class D Certificates shall be reduced by the Class D Fraction of any reduction made with respect to the Class LD Interest, (ii) Accrued Certificate Interest with respect to the Class C Certificates shall be reduced by the Class C Fraction of any reduction made with respect to the Class LC Interest, (iii) Accrued Certificate Interest with respect to the Class B Certificates shall be reduced by the Class B Fraction of any reduction made with respect to the Class LB Interest, (iv) Accrued Certificate Interest with respect to the Class A-1A Certificates shall be reduced by the Class A-1A Fraction of any reduction made with respect to the Class LA-1A Interest, (v) Accrued Certificate Interest with respect to the Class A-1B Certificates shall be reduced by the Class A-1B Fraction of any reduction made with respect to the Class LA-1B Interest, (vi) Accrued Certificate Interest with respect to the Class A-1C Certificates shall be reduced by the Class A-1C Fraction of any reduction made with respect to the Class LA-1C Interest, (vii) Accrued Certificate Interest with respect to the Class A-2A Certificates shall be reduced by the Class A-2A Fraction of any reduction made with respect to the Class LA-2A Interest, (viii) Accrued Certificate Interest with respect to the Class A-2B Certificates shall be reduced by the Class A-2B Fraction of any reduction made with respect to the Class LA-2B Interest; (ix) the Accrued Certificate Interest with respect to the Class X-1A Certificates shall be reduced by the sum of the Component A-1A Fraction, Component A-1B Fraction, Component A-1C Fraction, Component B Fraction, Component C Fraction and
Component D Fraction of any reduction made with respect to the Class LA-1A Interest, Class LA-1B Interest, Class LA-1C Interest, Class LB Interest, Class LC Interest and Class LD Interest, respectively; and (x) the Accrued Certificate Interest with respect to the Class X-2A Certificates shall be reduced by the Component A-2A Fraction and Component A-2B Fraction of any reduction made with respect to the Class LA-2A Interest and Class LA-2B Interest, respectively.

SECTION 4.10.  Certificate Deferred Interest


               (a) On each Distribution Date, the Uncertificated Accrued Interest for the Lower-Tier Regular Interests (other than the Class LX-1 and Class LX-2 Interests) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the Related Due Period allocated to such Class of Lower-Tier Regular Interests, such Mortgage Deferred Interest to be allocated first to the Class LJ Interest, second to the Class LI Interest, third to the Class LH Interest, fourth to the Class LG Interest, fifth to the Class LF Interest, sixth, to the Class LE Interest, seventh, to the Class LD Interest to the extent of the Class D Fraction thereof, eighth, to the Class LC Interest to the extent of the Class C Fraction thereof, ninth to the Class LB Interest to the extent of the Class B Fraction thereof, and tenth, pro rata (based on the applicable Class Fraction of their respective Uncertificated Accrued Interest), to the Class LA-1A, Class LA-1B, Class LA-1C, Class LA-2A and Class LA-2B Interests, in each case up to the respective Uncertificated Accrued Interest or applicable Class Fraction thereof for each such Class of Lower-Tier Regular Interests for such
Distribution  Date after  allocation of Realized Losses of
interest, Additional Expense Losses (to the extent allocated to reduce interest), and Excess Prepayment Interest Shortfalls.

               (b) On each Distribution Date, the Lower-Tier Principal Amount of the Class LA-1A, Class LA-1B, Class LA-1C, Class LA-2A, Class LA-2B, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI and Class LJ Interests shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Lower-Tier Regular Interests on such Distribution Date pursuant to Section 4.10(a) above.

               (c) On each Distribution Date (i) the Corresponding Upper-Tier Classes shall be allocated any Mortgage Deferred Interest in the same manner and in the same priority as such Mortgage Deferred Interest is allocated to the Corresponding Lower-Tier Classes pursuant to Section 4.10(a); and (ii) the Certificate Principal Amounts of the Corresponding Upper-Tier Classes shall be increased by the identical amount of Certificate Deferred Interest as is added to the Lower-Tier Principal Amounts of the Corresponding Lower-Tier Classes pursuant to Section 4.10(b).
                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES




SECTION 5.01.         The Certificates.

               The Certificates consist of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F
Certificates, the Class G Certificates, the Class H Certificates, the Class I Certificates, the Class J Certificates, the Class P Certificates, the Class X-1 Certificates, the Class X-1A Certificates, the Class X-2 Certificates, the Class X-2A Certificates, the Class R Certificates and the Class LR Certificates.

               The Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class P, Class R, Class LR, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-21 hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized initial Certificate Principal Amount or Notional Amount, as applicable, as described in the table below, and in integral multiples of $1,000 in excess thereof. The Global Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners will hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum denominations and integral multiples of $1,000 in excess thereof as set forth in the table below. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Registered Certificate") substantially in the form of Certificates of each Class, and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class R and Class LR Certificates will each be issuable in one or more Definitive Registered Certificates in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class. One Certificate of each Class may be issued in a different denomination to accommodate the remainder of the initial aggregate Certificate Principal Amount or Notional Amount or Percentage Interest, as the case may be, of the Certificates of such Class. No Beneficial Owner of a Global Certificate of any Class thereof will be entitled to receive a Definitive Registered Certificate representing its interest in such Class, except as provided in
 Section 5.03 herein. Unless and until Definitive Registered Certificates are issued in respect of a Class of Global Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and its Agent Members, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Agent Members in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Agent members in accordance with the Depository's procedures.

                               Minimum                Integral Multiples
          Class             Denomination             in Excess of Minimum
          -----             ------------             --------------------
            A-1A                 $100,000                  $1,000
            A-1B                 $100,000                  $1,000
            A-1C                 $100,000                  $1,000
            A-2A                 $100,000                  $1,000
            A-2B                 $100,000                  $1,000
            B                    $100,000                  $1,000
            C                    $100,000                  $1,000
            D                    $100,000                  $1,000
            E                    $100,000                  $1,000
            F                  $1,000,000                  $1,000
            G                  $1,000,000                  $1,000
            H                  $1,000,000                  $1,000
            I                  $1,000,000                  $1,000
            J                  $1,000,000                  $1,000
            P                  $1,000,000                  $1,000
            X-1                $1,000,000                  $1,000
            X-1A               $1,000,000                  $1,000
            X-2                $1,000,000                  $1,000
            X-2A               $1,000,000                  $1,000
            LR                  None                       N/A
            R                   None                       N/A

               Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed by the Trustee and authenticated by the Certificate Registrar and delivered to or upon the order of the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by an authorized officer of the Trustee, not personally but solely as Trustee hereunder. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-21 (as appropriate) executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly


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authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.




SECTION 5.02.         Certificate Registrar.

               The Trustee is initially appointed as Certificate Registrar. The Depositor shall at all times provide that a Certificate Registrar is appointed hereunder operating with respect hereto from its office in Chicago, Illinois.




SECTION 5.03.         Registration of Transfer and Exchange of
                      Certificates.

               (a) The Certificate Registrar shall keep a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of transfers and exchanges of Certificates as herein provided.

               (b) With respect to the Class F, Class G, Class H, Class I, Class J, Class P, Class R and Class LR Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of paragraph 3 of Exhibit D attached hereto, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to
Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received notification from the Trustee that it has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the


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Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, or
the Trust. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or otherwise violate the provisions of this Section 5.03(b) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

               With respect to the Class B, Class C, Class D and Class E Certificates, each purchaser or transferee shall be deemed to represent that it is not a Plan or a Person acting on behalf of any such Plan or using the assets of a Plan to acquire such Certificate, or that it is purchasing the Certificate with the assets of an insurance company general account and that the exemptive relief afforded under Section III of Prohibited Transaction Class Exemption 95-60 is available for the purchase and holding of the Certificate by such purchaser.

               So long as any of the Class of Certificates remain outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.03(b).

               (c) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

                      (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee; any such Person shall promptly notify the Trustee of any change or impending change in its status (or the status of the beneficial owners of such Ownership Interest) as a Permitted Transferee; and any acquisition of any Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent (including a broker, nominee or other middleman) of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible;

                      (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express prior written consent of the Trustee, and the Trustee shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto; and in connection with any proposed Transfer of any Ownership Interest, the Trustee shall, as a condition to such consent, (x) require delivery to it and the proposed transferor, in form and substance satisfactory to it, of an affidavit in substantially the form attached as Exhibit C-1 hereto (a "Transfer Affidavit") of the proposed transferee certifying (a) that


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        such  proposed  transferee  is a  Permitted  Transferee  and (b) (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class R or Class LR Certificate to any Person who does not provide an affidavit substantially in the form of the Transfer Affidavit, and containing all such other statements and information as are contained in Exhibit C-1 hereto, and (y) require delivery to it, in form and substance satisfactory to it of a letter from the proposed transferor substantially in the form attached as Exhibit C-2 (a "Transferor Letter") certifying that the proposed transferor has no actual knowledge that the information contained in paragraphs 3 and 4 of the Transfer Affidavit is not true or that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied; and

                      (iii) Notwithstanding the delivery of a Transfer Affidavit, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee or is an agent of a Person who is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected, and such proposed Transfer shall not be registered on the Certificate Register.

               Upon notice to a Responsible Officer of the Trustee that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, the Trustee agrees to furnish to the Internal Revenue Service, the transferor of such Ownership Interest or such agent, such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to, the present value of the total anticipated excess inclusions with respect to such Residual Certificate (or portion thereof) for periods after such Transfer. At the election of the Trustee, the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that the Trustee shall in no event be excused from furnishing such information as required by the Code.

               (d) Subject to compliance with Section 5.03(b) and (c) and the provisions regarding the sale, transfer or assignment of any Certificate under
Section 5.10, upon surrender for registration of transfer of any Certificate (and, with respect to any Transfer, upon compliance with any provisions of this Agreement relating to such Transfer) at the office of the Certificate Registrar or at the office of its agent in New York City, at IBJ Schroder Trust Bank, Stock Transfer Department, One State Street Plaza, New York, New York 10015, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of a like aggregate Percentage Interest and dated the date of authentication by the Certificate Registrar.

               (e) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of a like aggregate Percentage Interest,


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upon  surrender  of  the  Certificates  to be  exchanged  at the  office  of the
Certificate Registrar or the office of its agent in New York City, at the address provided in (d) above. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive.

               (f) If the Trustee or the Certificate Registrar so requires, every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or such Person's attorney duly authorized in writing.

               (g) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               (h) The Certificate Registrar shall cancel and retain or destroy, in accordance with the Trustee's retention policy then in effect, all Certificates surrendered for registration of transfer or exchange and shall upon written request certify to the Servicer or the Depositor as to such retention or destruction.

               (i) Notwithstanding any other provisions of this Agreement or the Certificates, a Global Certificate shall not be exchanged in whole or in part for a Certificate of a Class registered in the name of any Person other than the Depository or one or more nominees thereof, provided, that a Global Certificate may be exchanged for Definitive Registered Certificates in accordance with
Section 5.03(m).

               (j) Subject to the provisions of Section 5.03(k), the Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Certificates of a Class.

               (k) Neither any members of, or participants in, the Depository ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Agreement with respect to any Global Certificate registered in the name of the Depository or any nominee thereof, or under any such Global Certificate, and the Depository or such nominee, as the case may be, may be treated by the Trustee and any agent of the Trustee as the absolute owner and Holder of such Global Certificate for all purposes whatsoever, except as otherwise provided in Section 4.02. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Certificate.

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The  Depository  must,  at all times  while it serves as such  Depository,  be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

               (l) Notwithstanding any other provision of this Agreement or the Certificates, transfers of a Global Certificate, in whole or in part, shall be made only in accordance with this subsection (l). Unless and until it is exchanged in whole for the Definitive Registered Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository or a nominee of such successor Depository, and no such transfer to any such other Person may be registered; provided that this Section 5.03(l) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to
Section 5.03(m) below. No transfer of a Certificate to any Person shall be effective under this Agreement or the Certificates unless and until such Certificate has been registered in the name of such Person. Nothing in this Section shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this Section 5.03.

               (m) (i) If at any time the Depository notifies the Depositor and the Trustee that it is unwilling or unable to continue as Depository or such Depository has ceased to be a "clearing agency" registered under the Exchange Act, the Depositor shall use its reasonable best efforts to appoint a successor Depository. If a successor Depository is not appointed by the Depositor within 90 days after the Depositor receives such notice or becomes aware of such ineligibility, the Trustee will execute, and cause the Certificate Registrar to authenticate and deliver Definitive Registered Certificates in an aggregate initial principal amount equal to the initial principal amount of a Global Certificate or Global Certificates representing all the Certificates of such Class in exchange for such Global Certificate or Global Certificates.

                      (ii) The Depository may surrender a Global Certificate in exchange in whole for Definitive Registered Certificates of a Class on such terms as are acceptable to the Trustee and such Depository. Thereupon, the Trustee shall execute, authenticate and deliver, without service charge, to each Person specified by such Depository a new Definitive Registered Certificate of any authorized denomination as requested by such Person in aggregate initial principal amount equal to and in exchange for such Person's Percentage Interest in the Global Certificate of such Class.

                      (iii) Upon the exchange of a Global Certificate for Definitive Registered Certificates, such Global Certificate shall be canceled by the Trustee. Definitive Registered Certificates issued in exchange for a Global Certificate pursuant to this Section shall be registered in such names and in such denomination as the Depository for such Global Certificate, pursuant to instructions from its direct or indirect Agent Members or otherwise, shall instruct the Trustee. The
        Trustee shall not have any liability for the accuracy of the instructions received from the Depository.


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        The Trustee shall deliver such Certificates to the Persons in whose name such Certificates are so registered.

                      (iv) Subject to Sections 4.02(f) and 4.02(k), the Trustee shall not have any responsibility, obligation or liability to any Agent Member, any Person claiming to be a Beneficial Owner of the Certificates of a Class under or through the Depository or any such participant, or any other Person which is not shown on the Certificate Register as being a Holder, with respect to (A) the Certificates of a Class; (B) the accuracy or any aspect of any records maintained by the Depository or any such Agent Member; (C) the payment by the Depository or any such Agent Member of any amount in respect of the principal of or premium or penalty, if any, or interest on the Certificates of a Class; (D) any notice which is permitted or required to be given to Holders of Certificates of a Class under this Agreement properly given hereunder;
        (E) the selection by the Depository or any such Agent Member or any Person to receive payment in the event of a partial redemption of the Certificates of a Class; (F) any consent given or other action taken by the Depository as Holder of Certificates of a Class; or (G) any other matter relating to the actions or practices of the Depository or any of its Agent Members. The Trustee will not be liable for any delay by the registered Holder of any Global Certificate or the Depository or any of its Agent Members in identifying the Beneficial Owners of the Certificates of a Class, and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the registered Holder of any Global Certificate or the Depository for all purposes (including with respect to the registration and delivery, and the respective initial principal amounts, of the Certificates of a Class to be issued).




SECTION 5.04.         Mutilated, Destroyed, Lost or Stolen Certificates.

               If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by a Responsible Officer of the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


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SECTION 5.05.         Persons Deemed Owners.

               Except as otherwise provided in Section 4.02, prior to due presentation of a Certificate for registration of transfer, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

               Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Trustee, or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such Global Certificate or impair, as between such Depository and Beneficial Owners of in such Global Certificate, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such Global Certificate.




SECTION 5.06.         Appointment of Paying Agent.

               The Depositor may appoint or terminate with or without cause, a paying agent (the "Paying Agent") for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Depositor shall cause such Paying Agent, if other than the Trustee, to execute and deliver to the Trustee (with a copy to the Servicer) an instrument in which such Paying Agent shall agree with the Trustee and the Depositor that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. No Paying Agent shall change its then specified officers through which such Paying Agent acts without Depositor's prior written consent. Notice of any termination or appointment of any Paying Agents shall be promptly given by the Trustee to the Certificateholders at their respective addresses appearing in the Certificate Registrar, to the Servicer and to the Rating Agencies.




SECTION 5.07.         Access to Certificateholders' Names and Addresses.

               (a) If any Certificateholder (an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Distribution Date and the Class or Classes of Certificates they hold.

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

               (b) Every Certificateholder and the Applicant, by receiving and holding such list, consents to the disclosure to any Applicant of its identity and status as a Certificateholder and agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.




SECTION 5.08.         Actions of Certificateholders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Servicer and the Special Servicer, if made in the manner provided in this
Section 5.08.

               (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

               (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer of such Certificateholder's Certificate or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Servicer or the Special Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

               (d) The Trustee may require such additional proof of any matter referred to in this Section 5.08 as it shall deem necessary.




SECTION 5.09.         Global Certificate Legend.

               The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

               "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration


                                      178
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


                of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

               The  Global   Certificates  may  be  deposited  with  such  other
Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.




SECTION 5.10. Offer, Sale, Pledge or Other Transfer of ation Restricted Certificates; Rule 144A Information.

               No offer, sale, pledge or other transfer of a Class F, Class G, Class H, Class I, Class J or Class P Certificate or of a Residual Certificate (collectively, the "Restricted Certificates") shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor or an Affiliate thereof) is to be made in reliance upon an exemption from the Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit D attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or a "qualified institutional buyer" as defined in Rule 144A under the Act, and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a qualified institutional buyer within the meaning of Rule 144A under the Act; or
(ii) if the certifications described in the preceding clause (i) cannot be provided (A) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor or the Trustee, and (B) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Certificate of any such Class may be made to a trust if the transferor provides to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.10; and provided, further, that no such Investment


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Representation Letter or Opinion of Counsel shall be required in connection with a transfer by the Seller of any Certificate to any Person as to which the Seller certifies to the Trustee that such Person was formed to liquidate some or all of the assets and liabilities of the Seller and is a successor-in-interest of the Seller. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such certification or Opinion of Counsel. The Holder of such a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar, the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee or the Certificate Registrar is under any obligation to register or qualify any Class F, Class G, Class H, Class I, Class J or Class P Certificate or any Residual Certificate.

               Unless such Certificates have been registered under the Act, each of the Restricted Certificates shall bear a legend substantially to the following effect:

               THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION

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


                FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

               THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

                               [End of Article V]


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                                   ARTICLE VI

                            THE SELLER, THE SERVICER
                            AND THE SPECIAL SERVICER


SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

               The Depositor, the Servicer and the Special Servicer each shall be liable in accordance with this Agreement only to the extent of the obligations specifically imposed by this Agreement.




SECTION 6.02. Merger or Consolidation of the Special Servicer or the Servicer.

               (a) Subject to subsection (b) of this Section 6.02 and Section 6.04, each of the Servicer and the Special Servicer will keep in full effect its existence, rights and good standing as a limited partnership and a corporation, respectively, under the laws of the State of Missouri and the State of Virginia, respectively, and will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent such compliance is necessary to perform its obligations in accordance with the terms of this Agreement.

               (b) Any Person into which the Servicer or Special Servicer, as the case may be, may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Servicer or Special Servicer shall be a party, or any Person succeeding to the business of the Servicer or Special Servicer, as the case may be, shall be the successor of the Servicer or the Special Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that
(i) such successor or resulting Person shall be satisfactory to the Trustee (and the Operating Adviser, in the case of a successor special servicer), all such approvals as evidenced in writing, (ii) such successor or resulting Person shall execute and deliver to the Trustee, and to any other Person the Trustee may designate, an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by such successor or resulting Person under this Agreement from and after the date of such agreement, (iii) each of the Rating Agencies shall be given prior written notice of the identity of the proposed successor or resulting Person and the Rating Agencies shall have confirmed in writing that the then current rating on the Certificates will not be withdrawn, qualified or downgraded by reason thereof, (iv) the Servicer or Special Servicer, as the case may be, shall deliver to the Trustee, and to any other Person the Trustee may designate, an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be an expense of the Servicer or the Special Servicer, as applicable) stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and


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


complies with the terms of this Agreement, and (v) the cost and expenses associated with the transfer of the servicing function pursuant to this Section
6.02 shall be borne by the Servicer or the Special Servicer, as applicable, or such successor or resulting Person. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans or the Specially Serviced Mortgage Loans, as the case may be, pursuant hereto, such termination to be effected in the manner set forth in Section 7.01.




SECTION 6.03. Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

               (a) Neither the Depositor, the Servicer (or its general partner and officers and directors thereof), the Special Servicer nor any of the directors, officers, employees or agents of the Depositor, the Servicer or the Special Servicer shall be under any liability to each other or the Trust Fund, the Certificateholders, the Fiscal Agent or the Trustee, and in the case of the Special Servicer, to the Operating Adviser or the Extension Adviser, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer (and its general partner and officers and directors thereof), or the Special Servicer or any other such Person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer or the Special Servicer pursuant to Section 3.02 or any other Section hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations and duties hereunder or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Servicer, (and its general partner and officers and directors thereof), the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely, absent manifest error, in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer and the Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans or the Specially Serviced Mortgage Loans, as the case may be, in accordance with this Agreement; provided that the Servicer or the Special Servicer, as applicable may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans or the Specially Serviced Mortgage Loans, as the case may be, it is servicing hereunder, or shall undertake any such action if instructed to do so by the Depositor or the Trustee unless it reasonably believes such action would result in a material unreimbursed liability of the Servicer or the Special Servicer. All reasonable legal expenses and costs of such action shall be paid by the Servicer as Servicing Advances.

               (b) The Trust shall indemnify the Servicer (and its general partner and officers and directors thereof) and the Special Servicer and any director, officer, employee or agent of the Servicer and the Special Servicer and hold them harmless against any and all


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


claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any pending or threatened legal action relating to (i) this Agreement, the Mortgage Loans, REO Property, or the Retained Interests, if such legal action is incidental to, or arises from, the Servicer or Special Servicer, as the case may be, serving in such capacity under this Agreement (including without limitation the providing of access or information by any party hereto to any Person pursuant to Section 4.02(b)), (ii) any defect in any Mortgage Loan or related documents as of the Cut-Off Date, (iii) in the case of the Servicer, any action taken based on information provided by the Special Servicer, and (iv) any action taken by the Servicer or the Special Servicer, as the case may be, in accordance with instructions delivered in writing to the Servicer or the Special Servicer, as the case may be, by the Trustee or, in the case of the Special Servicer, by the Servicer, the Operating Adviser or the Extension Adviser, pursuant to any provision of this Agreement, in each case other than any loss, liability or expense incurred by reason of the Servicer's or the Special Servicer's, as the case may be, breach of any representation, warranty or covenant in this Agreement, by reason of the Servicer's or the Special Servicer's, as the case may be, willful misfeasance, bad faith or negligence in the performance of its obligations and duties under this Agreement or by reason of the Servicer's or the Special Servicer's, as the case may be, reckless disregard of its obligations and duties under this Agreement. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans or REO Properties entitling the Servicer, or the Special Servicer, as the case may be, to indemnification hereunder, whereupon the Trustee on behalf of the Trust shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer, as the case may be), and shall, from the Trust, pay all expenses in connection therewith, including reasonable fees of counsel, and shall, at the Trust Fund's expense, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trust is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer or the Special Servicer, as the case may be. The Servicer shall promptly pay from funds on deposit in the Collection Account, any payments certified by the Servicer or the Special Servicer as required to be made to the Servicer or the Special Servicer, as applicable, pursuant to this Section 6.03(b).

               (c) Each of the Servicer and the Special Servicer agrees to indemnify the Trustee, the Fiscal Agent (the Operating Adviser and the Extension Adviser in the case of the Special Servicer), the Servicer (if applicable and in the event the Trust has been terminated pursuant to the terms hereof), the Special Servicer (if applicable and in the event the Trust has been terminated pursuant to the terms hereof), the Retained Interest Holder (solely with respect to the Retained Interest Holder's rights under Section 4.01(j), and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of any representation, warranty or covenant in this Agreement, by the


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



Servicer or the Special Servicer, as the case may be, the willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of reckless disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder. The Trustee, the Fiscal Agent, the Retained Interest Holder, the Servicer, the Special Servicer, or the Operating Adviser or Extension Adviser, in the case of the Special Servicer, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans or Specially Serviced Mortgage Loans, in the case of the Special Servicer entitling it (or, in the case of the Trustee, itself or the Trust) to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Retained Interest Holder, the Servicer or the Special Servicer, or the Operating Adviser or Extension Adviser, in the case of the Special Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Fiscal Agent and the Special Servicer (and the Operating Adviser, in the case of the Special Servicer).

               (d) The Depositor shall indemnify and hold harmless the Servicer (and its general partner and the directors and officers thereof) or the Special Servicer and each director, officer, employee or agent of the Servicer or the Special Servicer and each Person, if any, who controls the Servicer or the Special Servicer within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Servicer or the Special Servicer, or any such director, officer or controlling Person may become subject under the Act, insofar as such loss, claim, damage, liability or action arises out of or is based upon any untrue statement of a material fact contained in the Prospectus, or arises out of or is based upon the omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse the Servicer or the Special Servicer or any such director, officer, employee or agent or controlling Person for any legal and other expenses reasonably incurred by it in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or omission made in the Prospectus in reliance upon and in conformity with written information concerning the Servicer or the Special Servicer, as the case may be, furnished to the Depositor by or on behalf of the Servicer or the Special Servicer, as the case may be, specifically for inclusion therein. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Section 6.03(d) entitling the Servicer or the Special Servicer, as the case may be, to indemnification hereunder, whereupon the Depositor shall assume the


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


defense of any such claim (with counsel reasonably satisfactory to the Servicer and the Special Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Servicer or the Special Servicer may have to indemnification under this Section 6.03(d), unless the Depositor is prejudiced thereby. The Servicer or the Special Servicer or any such director, officer, employee or agent or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Servicer or the Special Servicer, as the case may be, or such director, officer or controlling Person unless the Depositor has failed to assume the defense and employ counsel. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Depositor, the Servicer and the Special Servicer.

               (e) The Servicer and the Special Servicer shall indemnify and hold harmless the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder (solely with respect to the Retained Interest Holder's rights under Section 4.01(j)), the Extension Adviser and the Operating Adviser, in the case of the Special Servicer, each of their respective directors and officer and any Person who controls the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser and the Operating Adviser, in the case of the Special Servicer, within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, in the case of the Special Servicer, or any such director, officer or controlling Person may become subject, under the Act or otherwise, insofar as, and only to the extent that, such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement of a material fact contained in the Prospectus, or arises out of or is based upon the omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, or any such director, officer or controlling Person for any legal and other expenses reasonably incurred by it in investigation or defending or preparing to defend against any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information concerning the Servicer or the Special Servicer, as the case may be, furnished to the Depositor by or on behalf of the Servicer or the Special Servicer, as the case may be, specifically for inclusion therein. The Depositor shall immediately notify the Servicer or the Special Servicer, as the case may be, if a claim is made by a third party with respect to this Section 6.03(e) entitling the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, in the case of the Special Servicer, or any such director, officer or controlling Person, as the case may be, to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Depositor, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, in the case of the Special


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Servicer,  as the case may be) and pay all  expenses  in  connection  therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer shall not affect any rights the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, in the case of the Special Servicer, or any such director, officer or controlling Person may have to indemnification under this Section 6.03(e), unless the Servicer's or the Special Servicer's, defense of such claim is materially prejudiced thereby. The Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, in the case of the Special Servicer, or any such director, officer or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expense of such counsel shall be at the expense of the Depositor, the Trust, the Trustee, the Fiscal Agent, the Retained Interest Holder, the Extension Adviser or the Operating Adviser, in the case of the Special Servicer, or any such director, officer or controlling Person unless the Servicer or the Special Servicer, as the case may be, has failed to assume the defense and employ counsel. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Special Servicer, the Depositor, the Fiscal Agent and the Trustee (and the Extension Adviser and the Operating Adviser, in the case of the Special Servicer).

               (f) The parties hereto expressly agree that the only written information furnished by or on behalf of the Servicer and Special Servicer for inclusion in the Prospectus is the information set forth under the captions "SERVICING OF MORTGAGE LOANS--The Servicer" on pages S-117 and S-118 (in the first three paragraphs under such caption) and "SERVICING OF MORTGAGE LOANS--The Special Servicer" on pages S-119 and S-120 of the Prospectus Supplement, respectively, which information the Servicer and Special Servicer, as applicable, hereby represent and warrant is true and correct in all material respects as of the date of the Prospectus Supplement and as of the Closing Date.




SECTION 6.04. Limitation on Resignation of the Servicer and the Special Servicer.

               (a) The Servicer shall have the right without the prior written consent of the Trustee to delegate or assign to or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Servicer hereunder; provided, however, that in no case shall any such delegation, subcontracting or assignment relieve the Servicer of any responsibility, obligation or liability hereunder; and provided, further that, notice of such permitted assignment shall be given promptly by the Servicer to the Special Servicer and the Trustee and any cost thereof be borne by the Servicer.

               Except as expressly provided herein, the Special Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to

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or subcontract  with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Special Servicer hereunder; provided that the Special Servicer shall have the right without the prior written consent of the Trustee to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Special Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Special Servicer relieve the Special Servicer of any liability hereunder. Notice of such permitted delegation or assignment shall be given promptly by the Special Servicer to the Servicer, the Operating Adviser and the Trustee, and any cost thereof shall be borne by the Special Servicer and in no event shall the Special Servicer engage any sub-servicer.

               (b) Except as otherwise provided in Section 6.04(a), the Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel which opinion shall be at the expense of the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until a successor Servicer shall have (i) satisfied the requirements that would apply pursuant to Section 6.02(b) if a merger had occurred, (ii) assumed the Servicer's responsibilities and obligations under this Agreement, and (iii) the Rating Agencies shall have confirmed in writing that such designation shall not result in a downgrading, qualification, or withdrawal of the then current ratings on the Certificates that are then rated. Notice of such resignation shall be given promptly by the Servicer to each of the Rating Agencies, the Special Servicer, the Trustee and the Depositor.

               Except as otherwise provided in this Section 6.04(b), the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel which opinion shall be at the expense of the Special Servicer to such effect delivered to the Servicer, the Operating Adviser, and the Trustee. No such resignation shall become effective until a successor special servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 6.02(b) if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and
(iii) each Rating Agency shall have confirmed in writing that such designation shall not result in a downgrading, qualification, or withdrawal of the then current ratings on the Certificates that are then rated. Notice of such resignation shall be given promptly by the Special Servicer to the Servicer, the Operating Adviser, each of the Rating Agencies, the Trustee, the Depositor and the Operating Adviser.

               No such resignation under the immediately preceding paragraph above shall become effective unless and until such successor special servicer enters into an agreement with


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the  Trustee  assuming  the  obligations  and  responsibilities  of the  Special
Servicer hereunder in form and substance reasonably satisfactory to the Trustee.




SECTION 6.05. Rights of the Depositor and the Trustee in vicer Respect of the Servicer and the Special Servicer.

               Each of the Servicer and the Special Servicer shall afford the Depositor and the Trustee, upon reasonable notice and (for access after the date three months after the Closing Date subject to reimbursement of its reasonable out-of-pocket expenses) during normal business hours, access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request by the Depositor or the Trustee, each of the Servicer and the Special Servicer shall furnish to the Depositor and the Trustee its most recent publicly available audited financial statements and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer or the Special Servicer, as the case may be; provided, that with respect to requests of the Depositor to the Servicer or Special Servicer for information other than the Servicer's or Special Servicer's financial statements, except as otherwise provided herein, the Servicer or Special Servicer shall not be required to release any information referred to in this sentence unless the Servicer or Special Servicer determines, in the exercise of its reasonable discretion, that such information is relevant to the Depositor's rights and obligations hereunder.

                               [End of Article VI]


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                                   ARTICLE VII

                                     DEFAULT




SECTION 7.01.         Events of Default; Servicer and Special Servicer
                      Termination.

               (a) "Event of Default", wherever used herein, with respect to the Servicer, means any one of the following events:

                (i) any failure by the Servicer to deposit into the Collection Account when required any amount required to be so deposited under the terms of this Agreement; or

                (ii) any failure by the Servicer to remit to the Trustee by 12:00 noon (Central Time) on any Servicer Remittance Date any amount required to be so remitted on such date under the terms of this Agreement, including, without limitation, any P&I Advance, or any failure by the Servicer to make any Servicing Advance when it is required to be made under the terms of this Agreement; or

                (iii) any failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, except that if (A) the Servicer is in good faith attempting to remedy such failure,
        (B) the Certificateholders will not be materially and adversely affected thereby and (C) the Servicer delivers an Officer's Certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Servicer to remedy such failure and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended by the Trustee for an additional period not to exceed 90 days, provided that such extension will not result in a downgrading, qualification or withdrawal of the rating then assigned to any Class of the Certificates by the Rating Agencies, as confirmed in writing by each Rating Agency; or

                (iv) subject to the last paragraph of Section 2.04(b), any breach of the representations and warranties set forth in Section 2.04; or

                (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered


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

        against the Servicer or a substantial portion of its property and such decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

                (vi) the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or relating to the Servicer or a substantial portion of its property; or

                (vii) the Servicer shall (A) admit in writing its inability to pay its debts generally as they become due, (B) file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, (C) make and assignment for the benefit of its creditors, (D) voluntarily suspend payment of its obligations, or (E) take any corporate action in furtherance of the foregoing; or

                (viii) a change in the status of the Servicer that will result, in and of itself, in a downgrading, qualification or withdrawal of the then current rating on any Class of the Certificates that are rated by a Rating Agency if the Servicer is not replaced.

               "Event of Default," whenever used herein with respect to the Special Servicer, means any one of the following events:

                (i) any failure by the Special Servicer to deposit in any REO Account when due any amount required to be so deposited under the terms of this Agreement; or

                (ii) any failure by the Special Servicer to remit to the Trustee or the Servicer or to deposit in the Collection Account when due any amount required to be so remitted or deposited under the terms of this Agreement; or

                (iii) any failure on the part of the Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Operating Adviser, the Trustee, the Depositor or the Servicer, except that if (A) the Special Servicer is in good faith attempting to remedy such failure,
        (B) the Certificateholders will not be materially and adversely affected thereby and (C) the Special Servicer delivers an Officers' Certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Special Servicer to remedy such failure and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended by the Trustee for an additional period not to exceed 90 days, provided that such extension will not result in a downgrading, qualification or withdrawal of the rating then assigned to any Class of the Certificates by the Rating Agencies, as confirmed in writing by each Rating Agency; or

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

                (iv) subject to the last paragraph of Section 2.05(b), any breach of the representations and warranties as set forth in Section 2.05; or

                (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer or a substantial portion of its property and such decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

                (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or relating to the Special Servicer or a substantial portion of its property; or

                (vii) the Special Servicer shall (A) admit in writing its inability to pay its debts generally as they become due, (B) file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, (C) make an assignment for the benefit of its creditors, (D) voluntarily suspend payment of its obligations, or (E) take any corporate action in furtherance of the foregoing; or

                (viii) any change in the status of the Special Servicer that would result, in and of itself, in a downgrading, qualification or withdrawal of the then current rating on any Class of the Certificates that are rated by a Rating Agency if the Special Servicer is not replaced.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction of the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, by notice in writing to the Servicer (if it is the defaulting party) or the Special Servicer (if it is the defaulting party), as the case may be, terminate all of such Servicer's or Special Servicer's rights and obligations (including its obligation to make Advances, in the case of the Servicer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (in the event either the Servicer or Special Servicer is terminated) pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute


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

and deliver, on behalf of and at the expense of the defaulting Servicer or Special Servicer, as the case may be, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Servicer and the Special Servicer agrees in the event it is terminated pursuant to this
Section 7.01 to promptly (and in any event no later than three Business Days subsequent to such notice) provide, at its own expense, the Trustee with all documents and records requested by the Trustee to enable the Trustee to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it, within one Business Day of receipt thereof, of all cash amounts which shall at the time be or should have been credited by the Servicer to the Collection Account and any Escrow Account (if it is then the defaulting party) and by the Special Servicer to any REO Account (if it is then the defaulting party) or thereafter be received with respect to the Mortgage Loans. All reasonable out-of-pocket costs and expenses of the successor Servicer or Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer or Special Servicer, as the case may be, and amending this Agreement to reflect such succession as Servicer or Special Servicer, as the case may be, pursuant to this Section 7.01 shall be paid by the predecessor Servicer or Special Servicer, as the case may be, upon presentation of reasonable documentation of such costs and expenses.

               (b) The Trustee will be required to terminate the services of the Servicer (at any time after the first anniversary date of the Closing Date) without cause, if (i) it receives from the Depositor written notice that the Depositor wishes to appoint a successor servicer, (ii) such successor will, among other things, meet the requirements set forth in Section 6.02(b) and be reasonably acceptable to the Trustee and (iii) such successor servicer will execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, whereby the successor servicer agrees to assume and perform punctually the duties of the Servicer specified in this Agreement; provided that (x) as evidenced in writing by each of the Rating Agencies, the succession of such proposed servicer will not result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of Outstanding Certificates that is rated, and
(y) the predecessor Servicer is paid or reimbursed by the Depositor or such successor servicer on or prior to the date of such termination for any unreimbursed Advances (together with interest thereon at the Advance Rate), any accrued and unpaid Servicing Fees, and the reasonable out-of-pocket expenses of the predecessor Servicer in transferring the servicing to such successor servicer. This Servicer shall not be deemed terminated pursuant to this subsection (b) until the successor servicer shall have been appointed, as evidenced by written notice of such appointment delivered to the Servicer by the Trustee.

               (c) The Trustee will be required to terminate the services of the Special Servicer at any time without cause, if (i) it receives from the Operating Adviser written notice that the Operating Adviser wishes to appoint a successor special servicer, (ii) such successor special servicer will, among other things, meet the requirements set forth in Section 6.02(b)


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and be  reasonably  acceptable  to the Trustee and the  Depositor and (iii) such successor will execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor special servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided, that as evidenced in writing by each of the Rating Agencies, the succession of such proposed special servicer shall not result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of Outstanding Certificates that is rated. This Special Servicer shall not be deemed terminated pursuant to this subsection (c) until the successor special servicer shall have been appointed. In the event that J.E. Robert Company, Inc. (but not any successors or assigns) is terminated as Special Servicer without cause prior to the second anniversary date of the Closing Date pursuant to this
Section 7.01(c), J.E. Robert Company, Inc. shall be entitled to payment by the Holders of the Controlling Class, on or before the date on which termination becomes effective, of the Termination Fee. In addition, in the event that the Special Servicer is terminated at any time without cause pursuant to this
Section 7.01(c), the Special Servicer shall be entitled to payment by the successor special servicer of any accrued but unpaid Special Servicing Fees and other Special Servicer compensation as and when applicable amounts on the Mortgage Loans or REO Properties are collected, which shall include, without limitation, the following: (i) any Workout Fee being paid to the Special Servicer based on Net Collections from a Rehabilitated Mortgage Loan prior to the effective date of termination, which Workout Fee shall continue to be paid by the successor special servicer to the terminated Special Servicer after the effective date of termination until such date, if any, as such Mortgage Loan again becomes a Specially Serviced Mortgage Loan, at the time and in the amounts provided herein as if the terminated Special Servicer had continued in its capacity as Special Servicer hereunder; and (ii) with respect to any Specially Serviced Mortgage Loan or REO Property for which, as of the effective date of termination, a Workout Fee had not yet been earned by or paid to the terminated Special Servicer, the successor special servicer shall pay to the terminated Special Servicer a fraction of any Workout Fee earned or paid on such Specially Serviced Mortgage Loan or REO Property after the effective date of termination, the numerator of which is the number of days such Specially Serviced Mortgage Loan or REO Property was specially serviced by the terminated Special Servicer and the denominator of which is the total number of days such Specially Serviced Mortgage Loan or REO Property was specially serviced prior to becoming a Rehabilitated Mortgage Loan or being liquidated.




SECTION 7.02.         Trustee or Servicer to Act; Appointment of
                      Successor.

               On and after the time the Servicer or the Special Servicer, as the case may be, either resigns or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special


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Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure to provide information or monies required by Section 7.01 shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer, or for any losses incurred by the Servicer pursuant to Section 3.07 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans which the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Eligible Investment pursuant to Section 3.07, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees, Workout Fees, and Special Servicer Extension Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the
case  may  be,  and  not  with  respect  to  its  role  as  Trustee   hereunder.
Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.02(b), as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to the Servicer or the Special Servicer of
all  its   responsibilities,   duties  and  liabilities   hereunder  that  arise
thereafter.  Pending  appointment  of a successor to the Servicer or the Special
Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Special Servicer shall be in excess of that permitted the terminated Special Servicer hereunder. In the event that the Servicer is terminated or resigns and no qualified successor is willing to be compensated as successor servicer at the Servicing Fee Rate of 0.023% per annum, the Trustee shall negotiate such higher Servicing Fee Rate (the "Modified Servicing Fee Rate") as is reasonably necessary to locate a qualified


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successor servicer;  provided, that in no event shall the Modified Servicing Fee
Rate with respect to any Mortgage Loan exceed 0.06% per annum (the sum of (a) the Servicing Fee Rate of 0.023% per annum, and (b) the Retained Servicing Interest Rate). The amount of Retained Servicing Interest distributable to the Seller as provided in Section 4.01(j) shall be reduced by an amount equal to the excess of the Modified Servicing Fee Rate over 0.023%. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

               The Trustee shall be required within 60 days of assuming its duties as successor Servicer or Special Servicer, as the case may be, pursuant to this Section 7.02, to use its best efforts either to satisfy the standards for such successor as are set forth in this Agreement, or to use reasonable efforts to locate a successor Servicer or Special Servicer, as the case may be, who satisfies the criteria stated in Section 6.02(b) and with respect to the Special Servicer, is acceptable to the Operating Adviser in its sole discretion, and who is willing to serve as successor Servicer or Special Servicer hereunder, subject to and upon the terms and conditions stated herein (as they may be amended from time to time pursuant to the provisions hereof), and, after such successor is located and accepts its appointment as such, it shall be and become the successor Servicer or Special Servicer hereunder, and the Trustee shall be relieved from all further obligations as Servicer or Special Servicer. The Trustee shall have no obligation to act as a successor Servicer or successor Special Servicer in the event that the Servicer or Special Servicer, as the case may be, is terminated without cause pursuant to Section 7.01(b) or (c).




SECTION 7.03.         Notification to Certificateholders.

               (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies, at the expense of the Trust.

               (b) Within 10 Business Days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates notice of such Event of Default, unless such Event of Default shall have been cured or waived.




SECTION 7.04.         Other Remedies of Trustee.

               During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except


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as otherwise  expressly  provided in this  Agreement,  no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.




SECTION 7.05.         Waiver of Past Events of Default; Termination.

               The Holders of Certificates evidencing more than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer or the Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account and Escrow Account or in making any required P&I Advances or Servicing Advances in the case of the Servicer or in making any required deposits to or payments from the REO Account in the case of the Special Servicer, or in remitting payments as received to the Servicer by the Special Servicer, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.




SECTION 7.06.         Fiscal Agent or Trustee as Maker of Advances.

               (a) In the event that (i) the Servicer fails to fulfill its obligations hereunder to make any Advances or (ii) a Servicer Advance Limitation is reached, the Trustee shall immediately notify the Fiscal Agent of such circumstances in writing, and the Trustee shall perform such obligations (x) within one Business Day of such failure by the Servicer with respect to Servicing Advances, and, (y) by no later than 5:00 p.m. (Central Time) on the related Servicer Remittance Date with respect to P&I Advances, and, with respect to any such Advance made by the Trustee, subject to the last sentence of Section 3.03(c)(vi), the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and Advance Interest, and rights to give Nonrecoverability Determination Notices (provided, that any notice required to be given pursuant to the definition of such term shall be given by the Trustee to the Depositor) (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any Advance Interest shall be accrued and unpaid, all amounts available to repay such Advances and Advance Interest hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all Advance Interest accrued thereon. The Trustee shall be entitled to conclusively rely on any Nonrecoverability Determination Notice in connection with making any Advances hereunder. In the event the Fiscal Agent is not the initial Fiscal Agent, with respect to any Distribution Date that the Trustee is required to make any P&I Advances, immediately upon making such P&I Advances the Trustee shall notify the Fiscal Agent by facsimile that such P&I Advances have been made.

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               (b)  In  the  event  that  the  Trustee   fails  to  fulfill  its
obligations hereunder to make any Advances following the failure of the Servicer to make an Advance, the Fiscal Agent shall perform such obligations (x) within one Business Day of such failure by the Trustee with respect to Servicing Advances, and (y) by no later than 12:00 noon (Central Time) on the related Distribution Date with respect to P&I Advances, and, with respect to any such Advance made by the Fiscal Agent, the Fiscal Agent shall succeed to all of the Trustee's rights with respect to any such Advance hereunder, including, without limitation, the Trustee's rights of reimbursement and Advance Interest and rights to give Nonrecoverability Determination Notices (without regard to any impairment of any such rights of reimbursement caused by such Trustee's default in its obligations hereunder); provided, however, that if Advances made by the Servicer, the Trustee and the Fiscal Agent shall at any time be outstanding, or any Advance Interest shall be accrued and unpaid, all amounts available to repay such Advances and Advance Interest hereunder shall be applied entirely to the Advances outstanding to the Fiscal Agent, until such Advances shall have been repaid in full, together with all Advance Interest accrued thereon. The Fiscal
Agent  shall  be  entitled  to  conclusively   rely  on  any   Nonrecoverability
Determination Notice in connection with making any Advances hereunder.

               (c) The Trustee's and the Fiscal Agent's obligation to make Advances hereunder shall not be subject to a dollar limitation.

                              [End of Article VII]


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                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT


SECTION 8.01.         Duties of Trustee.

               Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all such Events of Default which may have occurred, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall report such finding to the presenting party and request the correction of such instrument.

               Subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct; provided, however, that:

                      (i) prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the conclusions expressed therein, upon any resolutions, certificates, statements, instruments, opinions, reports, notices, requests, consents, orders, approvals, bonds or other paper or documents furnished to the Trustee that conform to the requirements of this Agreement without responsibility for investigating the contents thereof;

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                      (ii) the  Trustee  shall not be  personally  liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                      (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to more than 50% of the Voting Rights (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, as applicable, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                      (iv) the Trustee shall not be charged with knowledge of any default or Event of Default, including, but not limited to, a failure by the Servicer or the Special Servicer to comply with the obligations of the Servicer or the Special Servicer referred to in
        Section 7.01, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or breach.

               The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the acting or successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement (in which case, the Trustee shall be obligated to make Advances as required hereunder).




SECTION 8.02.         Certain Matters Affecting the Trustee.

               (a)    Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

               (ii) The Trustee may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

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                      (iii)  (A) The  Trustee  shall be under no  obligation  to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation
        hereto   at   the   request,   order   or   direction   of  any  of  the
        Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act; and (C) subject to clause (A), nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                      (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                      (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to more than 50% (or such other percentage as is specified herein) of the Voting Rights of any affected Class; provided, however, that if an Event of Default hereunder shall have occurred and has not been cured or waived, the Trustee shall make such investigation upon the request in writing to do so by Holders of Certificates entitled to more than 25% of the Voting Rights; and further, provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such costs, expense or liability as a condition to making any such investigation; and the reasonable expense of every such investigation shall be paid by the Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer and by the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Special Servicer, and otherwise by the Certificateholders requesting the investigation; and

                      (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys (individually, an "Agent" or collectively, "Agents"), including a Paying Agent and a custodian for the Mortgage Files; provided, however, that any Agent so appointed by


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        the Trustee shall in no event be the  Depositor,  the Special  Servicer, any sub-servicer, or any person known to a Responsible Officer of the Trustee to be an Affiliate of any of them. Prior to appointing an Agent, the Trustee shall cause a Responsible Officer of the Trustee to make a reasonable inquiry of appropriate officers of the Agent as to whether such prospective Agent is an Affiliate of the Depositor, the Special Servicer or any sub-servicer. Upon appointing an Agent, the Trustee shall send notice to the Servicer, the Special Servicer and the Depositor of the name of the Agent and the Trustee's duties hereunder which have been assigned to such Agent.

                      (vii) The Trustee shall not be liable for any investment of funds directed by the Servicer pursuant to Section 3.07 that is an Eligible Investment when purchased unless it is the obligor thereon in its individual capacity.

               (b) Following the Startup Day, the Trustee shall not, except as expressly contemplated by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel, at the expense of the Person seeking to contribute such assets, to the effect that the inclusion of such assets in the Trust Fund will not (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) subject either the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances (other than a tax at the highest marginal corporate rate on any "net income from foreclosure property").

               (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

               The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement. The Trustee shall be authorized to and shall prepare, execute and file such tax returns as shall be necessary and proper in connection with the Trust as set forth in Section 4.05.




SECTION 8.03.         Trustee and Fiscal Agent Not Liable for
                      Certificates or Mortgage Loans.

               The recitals contained herein and in the Certificates (other than, in the case of the Trustee, the signature and authentication of the Trustee on the Certificates) shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor the Fiscal Agent makes any representations or warranties as to the validity or sufficiency of this


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Agreement or of the  Certificates  (other than, in the case of the Trustee,  the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or the ability of the Trust Fund to generate the payments to be distributed to Certificateholders under this Agreement, and the Trustee shall not be responsible or liable for: (i) the existence, condition and ownership of any Mortgaged Property; (ii) the existence of any hazard or other insurance thereon (other than if the Trustee shall become the successor to the Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; (iii) the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than its review procedures set forth in Sections 2.01 and 2.02 or if the Trustee shall become the successor to the Servicer or the Special Servicer pursuant to Section 7.02); (iv) the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; (v) the completeness of any Mortgage File (other than as set forth in Sections 2.01 and 2.02); (vi) the performance or enforcement of any Mortgage Loan (other than if the Trustee shall become the successor to the Servicer or the Special Servicer pursuant to Section 7.02); (vii) the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; (viii) any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; (ix) the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall become the successor to the Servicer or the Special Servicer pursuant to Section 7.02), the Special Servicer, any subservicer, the Extension Adviser, the Operating Adviser or any Borrower except to the extent such action or omission is at the express written direction of the Trustee; (x) the failure of the Servicer, the Special Servicer any subservicer, the Extension Adviser or the Operating Adviser to act or perform any duties required of it hereunder; (xi) or any action by or omission of the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) or the Special Servicer unless the taking of such action is not permitted by the express terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Servicer or the Special Servicer, other than, in the case of the Trustee, any funds held by or on behalf of the Trustee in accordance with Section 3.05(b). Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless, in the case of the Trustee, the Trustee shall have become the successor Servicer or Special Servicer hereunder) or to record this Agreement.


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               The Trustee may request, and conclusively rely upon, an Officers'
Certificate of the Servicer or the Special Servicer, as to whether any breach of a representation and warranty of the Servicer or the Special Servicer in Section
2.04 or 2.05, as the case may be, is susceptible to cure in all material respects. The Person making any such filing shall indemnify the Trustee and the Fiscal Agent (and their respective Affiliates, officers, directors, agents and employees) and hold them harmless against any and all claims, losses, damages, costs and expenses (including reasonably attorneys' fees) paid by any of the foregoing indemnified Persons arising out of any such filing.

               It is the intent of the parties hereto that the interest in the Mortgage Loans vested in the Trustee hereunder is for the express and exclusive purpose of giving effect to the conveyance of the Mortgage Loans to the Trust Fund created hereunder and providing security for the payment of principal and interest due on the Certificates, and not for the purpose of advancing any personal interest of the Trustee therein.




SECTION 8.04.         Trustee and Fiscal Agent May Own Certificates.

               Each of the Trustee and the Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, any Interested Person and the Underwriter in banking transactions, with the same rights it would have if it were not Trustee.




SECTION 8.05.         Payment of Trustee's Fees and Expenses.

               (a) As compensation for its activities hereunder, the Trustee shall be entitled to the Trustee Fee, which shall be payable monthly from amounts on deposit in the Collection Account as set forth in Section 3.06. Except as otherwise specifically provided in this Agreement, the Trustee shall be responsible, at its own expense, for the fees and expenses of the Fiscal Agent. None of the expenses of the Trustee or any successor trustee (including, without limitation, the Trustee Fee) shall be an obligation or expense of the Trust (except as provided in Section 8.05(b) below), the Depositor, the Servicer, the Special Servicer or any other Person. Beginning one year after the Closing Date, the Trustee shall pay annually, when due, the monitoring fees of the Rating Agencies.

               (b) The Trust shall pay or reimburse the Trustee and reimburse the Fiscal Agent from amounts on deposit in the Collection Account, upon its request, for all reasonable expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee or the Fiscal Agent, or any co-trustee appointed in accordance with Section 8.10, in each case in accordance with any of the provisions of this Agreement, but only to the extent such expenses, disbursements and advances are expressly reimbursable under this Agreement or are otherwise "unanticipated" expenses within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), and except any such expense, disbursement


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or advance as may arise from its negligence,  bad faith or willful misconduct or which is the specific responsibility of the Certificateholders or any other party under this Agreement.

               (c) The Trustee and the Fiscal Agent (and their respective Affiliates, officers, directors, agents and employees) shall be indemnified by the Trust and held harmless against any losses, liabilities, damages, claims or related expenses (including reasonable attorneys' fees) arising in respect of, or relating in any manner to, this Agreement or the Certificates, including in connection with any legal action, other than those resulting from the negligence, bad faith or willful misconduct of the Trustee, the Fiscal Agent or such other Person, as the case may be, or as to which such indemnified Person is entitled to indemnification pursuant to subsection (d) of this Section 8.05, including the reasonable compensation and disbursements and expenses of its counsel and of all persons not in its regular employ, which right shall be senior to the rights of all Certificateholders.

               (d) The Depositor shall indemnify and hold harmless each of the Trustee and the Fiscal Agent and each of its directors, officers, employees and agents and each Person, if any, who controls the Trustee or the Fiscal Agent, as the case may be, within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which each of the Trustee and the Fiscal Agent and each of its directors, officers, employees or agents or controlling Person may become subject under the Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of material fact contained in the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse each of the Trustee and the Fiscal Agent and each of its directors, officers, employees or agents or controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent or any such director, officer, employee, agent or controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in the Prospectus in reliance upon and in conformity with written information concerning the Trustee or the Fiscal Agent, as the case may be, furnished to the Depositor by or on behalf of the Trustee or the Fiscal Agent, as the case may be, specifically for inclusion therein. The Trustee or the Fiscal Agent, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Section 8.05(d) entitling the Trustee, the Fiscal Agent or their directors, officers, employees, agents or controlling Person thereof to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee or the Fiscal Agent, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent or any such director, officer, employee, agent or controlling Person may have to indemnification under this
Section 8.05(d), unless the Depositor is prejudiced thereby. The Trustee, the Fiscal Agent or any such director, officer, employee, agent or


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controlling  Person thereof shall have the right to employ  separate  counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee, the Fiscal Agent or such director, officer, employee, agent or controlling Person thereof unless the Depositor has failed assume the defense and employ counsel. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Trustee or the Fiscal Agent, as the case may be.

               (e) The parties hereto expressly agree that the only written information furnished by or on behalf of the Trustee or the Fiscal Agent for inclusion in the Prospectus is the information set forth in the third, fifth and sixth sentences of the first paragraph under the caption "Description of the Certificates -- The Trustee" on page S-74 of the Prospectus Supplement, and the information set forth in the first line and the first word of the second line, in each case, of the first sentence of the first paragraph under the caption "Description of the Certificates -- The Fiscal Agent" on page S-75 of the Prospectus Supplement, respectively, which information the Trustee and the Fiscal Agent hereby represent and warrant is true and correct in all material respects as of the date of the Prospectus Supplement and as of the Closing Date.

               (f) Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement, the resignation or removal of the Trustee and the Fiscal Agent (as regards rights accrued prior to such resignation or removal) and (with respect to acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer or the Special Servicer.

               (g) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any Environmental Law or Environmental Matter.




SECTION 8.06.         Eligibility Requirements for Trustee and Fiscal
                      Agent.

               The Trustee hereunder shall at all times be, and will be required to resign if its fails to be (i) a corporation, national bank or national banking association, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation, and (iii) an institution whose long-term senior unsecured debt is rated either (A) if a Fiscal Agent is then currently in place, not less than (1) "BBB" by S&P and (2) "BBB" by Fitch (provided that the Fiscal Agent is not an entity that in and of itself would result in the downgrading, withdrawal or qualification of Fitch's rating of any of the then-rated Certificates) or (B) if a Fiscal Agent is


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not then in place,  "AA" by each Rating  Agency (or such entity as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).

               If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.




SECTION 8.07. Resignation and Removal of the Trustee and the Fiscal Agent.

               The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Special Servicer. Upon receiving such notice of resignation, the Depositor (or, if the Depositor declines or is not legally able to do so, the Servicer) shall, at the expense of the Trust, promptly remove the Fiscal Agent and appoint a successor Trustee and Fiscal Agent (which may be the same Person) by written instrument, in five copies, which instrument shall be delivered to the resigning Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee and Fiscal Agent.

               If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly remove the Fiscal Agent and appoint a successor Trustee and Fiscal Agent (which may be the same Person) by written instrument, in quadruplicate, which instrument shall be delivered to the Trustee so removed, to the Fiscal Agent, to the Servicer, to the Special Servicer and to the successor Trustee.


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               The Holders of  Certificates  entitled to at least 66-2/3% of the
Voting  Rights may at any time  remove  the  Trustee,  for cause,  upon 30 days'
written notice to the Trustee and the Depositor and, in such event, shall promptly remove the Fiscal Agent, and appoint a successor Trustee and Fiscal Agent (which may be the same Person) by written instrument or instruments, in
five  originals,   signed  by  such  Holders  or  their  attorneys-in-fact  duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Special Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent, and one complete set to the successor Trustee so appointed.

               Subject  to the  last  sentence  of the  last  paragraph  of this
Section 8.07, the Fiscal Agent shall not be entitled to resign, except under a determination that it may no longer perform its obligations and duties under applicable law or such obligations and duties are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination is required to be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee. The Fiscal Agent may also resign from its obligations and duties under this Agreement at any time upon reasonable notice to the Trustee, provided that (i) a successor fiscal agent is willing to assume the obligations, responsibilities, and covenants to be performed by the Fiscal Agent on substantially the same terms and conditions, and for not more than equivalent compensation, (ii) the Fiscal Agent bears all costs associated with such resignation, (iii) the successor fiscal agent has a long-term debt rating of at least "AA" from each Rating Agency or, as confirmed in writing by each Rating Agency, is an entity that in and of itself would not result in a downgrading, withdrawal or qualification of any rating of any then-rated Certificate, (iv) the successor fiscal agent is approved by the Depositor and the Trustee, and (v) the Rating Agencies shall have confirmed in writing that the appointment of such successor fiscal agent will not adversely affect or result in a withdrawal, downgrading, or qualification of the ratings on the Certificates that are then rated.

               Upon any resignation or removal of the Fiscal Agent, the Trustee will be required to designate a successor Fiscal Agent whose appointment will not adversely affect the ratings on the Certificates then rated, unless (i) there is a successor Fiscal Agent already provided for in accordance with the proviso to the last sentence of the preceding paragraph in this Section 8.07, or
(ii) the long-term senior unsecured debt of the Trustee is rated "AA" by each Rating Agency (or such other rating by either Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).

               Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor Trustee and Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and Fiscal Agent as provided in Section 8.08, except that the resignation or removal of the Fiscal Agent shall become effective immediately if, at the time of such resignation or removal, the long-term senior unsecured debt of the Trustee is rated "AA" by each Rating Agency (or such other rating by either Rating Agency as would not, as evidenced in writing by

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such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).

               Upon any succession of the Trustee and the Fiscal Agent under this Agreement, the predecessor Trustee and the predecessor Fiscal Agent shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee or Fiscal Agent shall be personally liable for any action or omission of any successor Trustee or successor Fiscal Agent. Notwithstanding anything to the contrary herein, resignation or removal of the initial Trustee shall automatically result in the simultaneous resignation or removal of the initial Fiscal Agent.




SECTION 8.08.         Successor Trustee and Fiscal Agent.

               Any  successor  Trustee or Fiscal Agent  appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Fiscal Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of such predecessor shall become effective and such successor Trustee or Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided, that in the case of a successor Fiscal Agent, such successor Fiscal Agent is acceptable to each Rating Agency as evidence in writing by such Rating Agencies. The predecessor Trustee and Fiscal Agent shall deliver or cause to be delivered to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee and Fiscal Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee and Fiscal Agent all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06. No successor Trustee or Fiscal Agent hereunder shall have any liability or responsibility for the acts of any predecessor Trustee or Fiscal Agent hereunder.

               Upon acceptance of appointment by a successor Trustee or Fiscal Agent as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such Trustee or Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.




SECTION 8.09.         Merger or Consolidation of Trustee or Fiscal
                      Agent.

               Any Person into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the


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Fiscal  Agent,  shall be the  successor  of the  Trustee  or the  Fiscal  Agent, respectively, hereunder, provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Fiscal Agent, as the case may be, will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.




SECTION 8.10.         Appointment of Co-Trustee or Separate Trustee.

               Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable (or the Trustee is advised by the Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable). Any such co-trustee shall be selected with due care. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

               In the  case  of any  appointment  of a  co-trustee  or  separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

               No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts


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conferred,  shall be  vested  with the  estates  or  property  specified  in its instrument of appointment, either jointly with the Trustee or separately, as may
be  provided  therein,   subject  to  all  the  provisions  of  this  Agreement,
specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.

               Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.




SECTION 8.11.         Fiscal Agent Appointed; Concerning the Fiscal
                      Agent.

               (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Section 7.06.

               (b) The Fiscal Agent undertakes to perform such duties (and only such duties) as are specifically set forth in Section 7.06 of this Agreement.

               (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent action, its own negligent failure to act or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Section 7.06 of this Agreement, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, orders, instruments or other documents furnished to the Fiscal Agent by the Depositor, the Servicer or the Special Servicer without responsibility for investigating the contents thereof, and (ii) the Fiscal Agent shall have the benefit of the provisions of clauses (ii) and (iii) of Section 8.01.

               (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent shall have the benefit of the provisions of clauses (i), (ii) and (iii) (but clause (C) shall not be deemed to be applicable to the Fiscal Agent), (iv), and (v) (but the provisos thereto shall not be deemed applicable to the Fiscal Agent) of Section 8.02(a).


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SECTION 8.12.         Appointment of Custodians.

               The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian (i) shall be a depository institution subject to supervision by federal or state authority,
(ii) shall have a combined capital and surplus of at least $10,000,000, (iii) shall have a long-term debt rating of at least "BBB" from each Rating Agency, unless each Rating Agency has confirmed in writing that the appointment of a Custodian with a lower rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current rating of the Certificates, and (iv) shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any reasonable compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian.




SECTION 8.13. Representations and Warranties of the Trustee and the Fiscal Agent.

               (a) The Trustee hereby represents and warrants as of the Closing Date that:

        (i) The Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

        (ii) The execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary corporate action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

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        (iii)   The execution,  delivery and  performance by the Trustee of this
                Agreement and the consummation of the transactions  contemplated
                by  this  Agreement  do  not  require  the  consent,   approval,
                authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

        (iv) This Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (v) There are no actions, suits or proceeding pending or, to the best of the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement; and

        (vi) No more than five percent of the outstanding voting stock of the Trustee is owned by any of the Depositor, the Seller, the Servicer or the Special Servicer.

               (b) The Fiscal Agent hereby represents and warrants as of the Closing Date that:

        (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

        (ii) The execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of


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                the Fiscal Agent,  or (iii) the terms of any material  agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

        (iii) The execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

        (iv) This Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

        (v) There are no actions, suits or proceedings pending or, to the best of the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

                              [End of Article VIII]


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                                   ARTICLE IX

                                   TERMINATION




SECTION 9.01.         Termination.

               (a) Except as provided in Sections 2.04(b), 2.05(b), 6.03, 8.05(c) and 8.05(d), the respective obligations and responsibilities of the Servicer, the Depositor, the Fiscal Agent, the Special Servicer and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments, to file certain tax returns and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

               (b) The Trust Fund shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" of each of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Code Section 860F(a)(4)(A) requiring that the Trust Fund shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of such plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation of each of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date such notice is given, which date shall be specified by the Trustee in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC constituted by the Trust Fund.

               (c) Each of the Depositor, the Servicer and any Holder of a Class LR Certificate (individually, a "Possible Purchaser" and, collectively, "Possible Purchasers") may at its option, upon not less than 30 days' prior notice ("Purchase Notice") given to the Trustee and each of the other Possible Purchasers on or after the Early Termination Notice Date specifying the Anticipated Termination Date, purchase on the Early Termination Determination Date all, but not less than all, of the Mortgage Loans and REO Properties then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price (the "Minimum Termination Price"), payable in cash or credited against cash distributions to be made on Certificates held by the Depositor, the Servicer or the Holder of the Class LR Certificates, as the case may be, as a result of such early termination of the Trust Fund, equal to not less than the greater of:

                (i) the Certificate-Based Minimum (as defined below); and

                (ii) the aggregate fair market value (determined by an Independent appraiser acceptable to the Trustee) of the Mortgage Loans and all other property in the Trust Fund (including REO Properties) as of the Early Termination Determination


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


                Date; provided, however, that if within the 30-day period following receipt of a Purchase Notice, any Possible Purchaser gives notice to the other Possible Purchasers that it will pay in excess of the purchase price set forth in the Purchase Notice (which purchase price shall be in excess of the Minimum Termination Price) or any other notice delivered to the other Possible Purchasers during such 30-day period, the Possible Purchaser which shall purchase on the Early Termination Determination Date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, shall be the Possible Purchaser who offered to pay the highest price during such 30-day period and such purchase shall be consummated at such highest price.

               The "Certificate-Based Minimum" shall be the sum of (a) 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than REO Mortgage Loans) plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Interest Rate to the Due Date for such Mortgage Loan in the Prepayment Period of purchase, (b) all related unreimbursed Servicing Advances (plus Advance Interest thereon and on any other unreimbursed Advances), plus (c) the fair market value (as determined by the Trustee) of any REO Property remaining in the Trust Fund.

               All costs and expenses incurred by any party (including the Trustee) to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this
Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder.

               (d) Notice of any  termination of the Trust Fund pursuant to this
Section 9.01 shall be mailed by the Trustee to affected Certificateholders at their addresses shown in the Certificate Register as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

                (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

                (ii) specify the amount of any such final distribution, if known; and

                (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Trustee therein specified.

               If  the  Trust  Fund  is  not   terminated  on  any   Anticipated
Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

               (e) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the


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


account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Such funds held by the Trustee will remain uninvested.

                               [End of Article IX]



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                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS




SECTION 10.01.        Counterparts.

               This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.




SECTION 10.02.        Limitation on Rights of Certificateholders.

               The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein before provided, and unless also the Holders of Certificates entitled to more than 50% of the Voting Rights allocated to each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every


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


Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.




SECTION 10.03.        Governing Law.

               This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.




SECTION 10.04.        Notices.

               All demands, notices and communications hereunder shall be in writing, may be given by telecopy transmission, shall be deemed to have been given upon receipt (except that notices to any Holder of any Class of Certificates (solely in its capacity as such) shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

               If to the Trustee, to its Corporate Trust Office.


               If to the Fiscal Agent, to:

                      ABN AMRO Bank N.V.
                      135 South LaSalle Street
                      Suite 200
                      Chicago, Illinois  60603-4107
                      Attention:  Asset-Backed Securities
                      Trust Services SASCO 1996-CFL


               With a copy to:

                      Milbank, Tweed, Hadley & McCloy
                      1 Chase Manhattan Plaza
                      New York, New York  10005-1413
                      Attention:  Kevin C. Blauch


               If to the Depositor, to:

                      Structured Asset Securities Corporation
                      200 Vesey Street
                      New York, New York 10285
                      Attention:  Manager of Commercial Contract Finance


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

               If to the Servicer, to:



                      Midland Loan Services, L.P.
                      2001 Shawnee Mission Parkway
                      Shawnee Mission, Kansas  66205
                      Attention:  Alan L. Atterbury
                      Telecopy No.:  (913) 384-0413


               With a copy to:
                      Morrison & Hecker L.L.P.
                      2600 Grand Avenue
                      Kansas City, Missouri  64108-4606
                      Attention:  William A. Hirsch, Esq.
                      Telecopy No.:  (816) 474-4208


               If to the Special Servicer, to:

                      J.E. Robert Company, Inc.
                      15660 North Dallas Parkway, Suite 1100
                      Dallas, Texas  75248

                      Attention:  Keith W. Belcher


               If to the Underwriter, to:

                      Lehman Brothers Inc.
                      200 Vesey Street, 20th Floor
                      New York, NY  10285-2000
                      Attention:  Head of Real Estate and
                            Mortgage Industries Group


               If to the Seller, to:

                      Julian Burke, Second Special Deputy Rehabilitator Confederation Life Insurance Company
                      (U.S.) in Rehabilitation
                      260 Interstate North, Atlanta, Georgia 30339
                      Attention: Julian Burke

                                      220
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


               With a copy to:

                      Confederation Life Insurance Company
                      (U.S.) in Rehabilitation
                      260 Interstate North, Atlanta, Georgia 30339
                      Attention: Michael Buquoi


               and to

                      Cadwalader, Wickersham & Taft
                      100 Maiden Lane
                      New York, New York 10038
                      Attention: Michael S. Gambro, Esq.


               If to any Certificateholder, to the address set forth in the Certificate Register, or to such other address as any of the parties to this Agreement shall specify by written notice to the other parties hereto.




SECTION 10.05.        Severability of Provisions.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.




SECTION 10.06.        Notice to Rating Agencies.

               (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                (i) any material change or amendment to this Agreement;

                (ii) the occurrence of any Event of Default that has not been cured;

                (iii) the resignation or termination of the Servicer, the Trustee, the Fiscal Agent or the Special Servicer, and the appointment of any successor Trustee or co-trustee;

                (iv)  the  occurrence  of  a  breach  of   representations   and
        warranties contained in Sections 2.04 or 2.05;

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                (v) the repurchase of Mortgage Loans pursuant to Section 2.03(b)
        or 3.18(a);

                (vi) the final payment to any Class of Certificateholders;

                (vii) any change in the location of the Collection Account or the Distribution Account; and

                (viii)  any  event  that  would  result  in  the   voluntary  or
        involuntary termination of any insurance of the accounts of the Servicer or the Special Servicer, if applicable.

               In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02.

               (b) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                (i) each of its annual statements as to compliance  described in
        Section 3.14;

                (ii)  each  of  its  annual  independent   public   accountants'
        servicing reports described in Section 3.15;

                (iii) each inspection report produced pursuant to Section 3.19; and

                (iv) each modification, waiver, amendment, and consent and any substitution of collateral entered into in accordance with Section 3.20.

               (c) The Servicer or the Special Servicer, as the case may be, shall furnish each Rating Agency with such information with respect to the Mortgage Loans, and such other information, as such Rating Agency shall reasonably request and which the Servicer or the Special Servicer, as the case may be, can reasonably obtain. At least once per year, the Trustee will request, at its own expense, in writing that each Rating Agency maintain in effect a current rating of the Certificates initially rated by such Rating Agency for so long as such Certificates are outstanding. Nothing in this Section 10.06(c) shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 10.06(c) as a result of such obligation shall not constitute a breach of this Section 10.06(c).

               (d) Notices to the Rating Agencies shall be addressed as follows:

               Notices to Fitch shall be addressed to:

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

                      Fitch Investors Service, L.P.
                      One State Street Plaza
                      New York, New York  10004
                      Attention:  Commercial Mortgage Surveillance


               Notices to S&P shall be addressed to:

                      Standard & Poor's
                      26 Broadway
                      New York, New York  10004
                      Attention:  Commercial Mortgage Surveillance Group


or in each case to such other address as such Rating Agency shall specify by written notice to the parties hereto.

               (e) No act or omission shall in any event be deemed or determined under this Agreement not to cause or result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency unless and until such Rating Agency has notified the Trustee in writing that such act or omission will not cause or result in such downgrading, qualification or withdrawal of such rating by such Rating Agency.




SECTION 10.07.        Amendment.

               This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X Certificates by any Rating Agency, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee (which shall be at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee in order to clarify any ambiguity or resolve any inconsistency, then the related Opinion of Counsel shall be an expense of the Trust)), adversely affect in any material respect the interests of any Certificateholder. This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

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


Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

                (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

                (iii) alter the servicing standards set forth in Section 3.01.

               Further, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement or any Custodial Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent or reduce the imposition of any material federal, state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel acceptable to the Trustee (obtained at the expense of the Trust), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

               It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee in order to clarify any ambiguity or resolve any inconsistency, then at the expense of the Trust), to the effect that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, Depositor, Fiscal Agent, Special Servicer and the Servicer shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee in order to clarify any ambiguity or resolve any inconsistency, then at the expense of the Trust) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

               IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                  STRUCTURED ASSET SECURITIES CORPORATION, as Depositor


                                  By:__________________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                  MIDLAND LOAN SERVICES, L.P.,
                                  as Servicer


                                  By:  MIDLAND DATA SYSTEMS, INC.,
                                       its general partner


                                  By:__________________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                  J. E. ROBERT COMPANY, INC.,
                                  as Special Servicer


                                  By:__________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                  LASALLE NATIONAL BANK,
                                  as Trustee


                                  By: _________________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                  ABN AMRO BANK N.V.,
                                  as Fiscal Agent


                                  By:__________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                   EXHIBIT A-1
                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                           SERIES 1996-CFL, CLASS A-1A

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



PASS-THROUGH RATE: 5.711%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $______________                   PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                 BEFORE CUT-OFF DATE: $1,926,540,223.25
DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  863572HP1
MARCH 25, 1996
                                                 CERTIFICATE NO.:  A-1A-__
APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE:  $149,769,093.00


                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class A-1A Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class A-1A Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenant in common                 UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                           (Cust)
JT TEN  - as joint tenants with rights of     Under Uniform Gifts to Minors
          survivorship and not as tenants
          in common                           Act _________________________
                                                            (State)


     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:_______________________     NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-2

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                           SERIES 1996-CFL, CLASS A-1B

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



PASS-THROUGH RATE: 5.751%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $______________                   PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                 BEFORE CUT-OFF DATE: $1,926,540,223.25
DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  863572HQ9
MARCH 25, 1996
                                                 CERTIFICATE NO.:  A-1B-__
APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS A-1B CERTIFICATES
AS OF THE CLOSING DATE:  $196,000,000.00


                             CLASS A-1B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class A-1B Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1B Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class A-1B Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER







Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS A-1B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT__________Custodian
TEN ENT - as tenants by the entireties                         (Cust)
JT TEN  - as joint tenants with rights      Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                 Act __________________________
                                                        (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                           SERIES 1996-CFL, CLASS A-1C

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



PASS-THROUGH RATE: 5.944%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $______________                   PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                 BEFORE CUT-OFF DATE: $1,926,540,223.25
DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  863572HR7
MARCH 25, 1996
                                                 CERTIFICATE NO.:  A-1C-__
APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS A-1C CERTIFICATES
AS OF THE CLOSING DATE:  $441,000,000.00



                             CLASS A-1C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class A-1C Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1C Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class A-1C Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS A-1C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the  entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:_________________________   NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                           SERIES 1996-CFL, CLASS A-2A

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



PASS-THROUGH RATE: 7.750%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $______________                   PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                 BEFORE CUT-OFF DATE: $1,926,540,223.25
DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  863572HS5
MARCH 25, 1996
                                                 CERTIFICATE NO.:  A-2A -__
APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS A-2A CERTIFICATES
AS OF THE CLOSING DATE:  $171,097,717.00


                             CLASS A-2A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class A-2A Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2A Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class A-2A Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS A-2A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of urvivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:__________________________  NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                           SERIES 1996-CFL, CLASS A-2B

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



PASS-THROUGH RATE: 6.759%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $______________                   PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                 BEFORE CUT-OFF DATE: $1,926,540,223.25
DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  863572HT3
MARCH 25, 1996
                                                 CERTIFICATE NO.:  A-2B-__
APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS A-2B CERTIFICATES
AS OF THE CLOSING DATE:  $175,000,000.00

                             CLASS A-2B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class A-2B Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2B Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class A-2B Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS A-2B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                            SERIES 1996-CFL, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL
ACCOUNT AND THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER. EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH CERTIFICATE, OR THAT IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE EXEMPTIVE RELIEF AFFORDED UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER.

PASS-THROUGH RATE: 6.303%                  APPROXIMATE AGGREGATE SCHEDULED
                                           PRINCIPAL BALANCE OF THE MORTGAGE
                                           LOANS AFTER DEDUCTING PAYMENTS DUE
                                           AND PREPAYMENTS RECEIVED ON OR BEFORE
                                           CUT-OFF DATE: $1,926,540,223.25

DENOMINATION:  $______________


DATE OF POOLING AND SERVICING
AGREEMENT: AS OF FEBRUARY 1, 1996            SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS    SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT

                                             TRUSTEE:  LASALLE NATIONAL BANK
CLOSING DATE:  FEBRUARY 15, 1996

                                             FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MARCH 25, 1996                               CUSIP NO.  863572HY2

APPROXIMATE AGGREGATE                        CERTIFICATE NO.:  B-__
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $96,005,662.00


                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class B Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class B Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Each purchaser or transferee of this Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any such Plan or using the assets of a Plan to acquire such Certificate, or that it is purchasing the Certificate with the assets of an insurance company general account and that the exemptive relief afforded under Section III of Prohibited Transaction Class Exemption 95-60 is available for the purchase and holding of the Certificate by such purchaser.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  B   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-7

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL
ACCOUNT AND THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER. EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH CERTIFICATE, OR THAT IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE EXEMPTIVE RELIEF AFFORDED UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER.


PASS-THROUGH RATE: 6.525%          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                   BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $___________        PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                   BEFORE CUT-OFF DATE: $1,926,540,223.25



DATE OF POOLING AND SERVICING
AGREEMENT: AS OF FEBRUARY 1, 1996                SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT
                                                 TRUSTEE:  LASALLE NATIONAL BANK
CLOSING DATE:  FEBRUARY 15, 1996
                                                 FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                   CUSIP NO.  863572HZ9

APPROXIMATE AGGREGATE                            CERTIFICATE NO.:  C-__

CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $134,407,927.00

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class C Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class C Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Each purchaser or transferee of this Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any such Plan or using the assets of a Plan to acquire such Certificate, or that it is purchasing the Certificate with the assets of an insurance company general account and that the exemptive relief afforded under Section III of Prohibited Transaction Class Exemption 95-60 is available for the purchase and holding of the Certificate by such purchaser.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  C   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act _________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated: _______________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL
ACCOUNT AND THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER. EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH CERTIFICATE, OR THAT IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE EXEMPTIVE RELIEF AFFORDED UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER.


PASS-THROUGH RATE: 7.034%          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                   BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $__________         PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                   BEFORE CUT-OFF DATE: $1,926,540,223.25



DATE OF POOLING AND SERVICING
AGREEMENT: AS OF FEBRUARY 1, 1996                SERVICER: MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT

CLOSING DATE:  FEBRUARY 15, 1996                 TRUSTEE:  LASALLE NATIONAL BANK

                                                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  863572JA2
MARCH 25, 1996

APPROXIMATE AGGREGATE                            CERTIFICATE NO.:  D-__
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $134,407,927.00


                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class D Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class D Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Each purchaser or transferee of this Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any such Plan or using the assets of a Plan to acquire such Certificate, or that it is purchasing the Certificate with the assets of an insurance company general account and that the exemptive relief afforded under Section III of Prohibited Transaction Class Exemption 95-60 is available for the purchase and holding of the Certificate by such purchaser.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  D   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                  (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
    (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE UNLESS IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL
ACCOUNT AND THE EXEMPTIVE RELIEF AFFORDED UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER. EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH CERTIFICATE, OR THAT IT IS PURCHASING THE CERTIFICATE WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE EXEMPTIVE RELIEF AFFORDED UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE FOR THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PURCHASER.


PASS-THROUGH RATE: 7.750%         APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                  BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
DENOMINATION:  $______________    PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                  BEFORE CUT-OFF DATE: $1,926,540,223.25

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.
FEBRUARY 1, 1996

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT
                                                 TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996
                                                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                   CUSIP NO.  863572JB0

APPROXIMATE AGGREGATE                            CERTIFICATE NO.:  E-__
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $96,005,662.00

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class E Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class E Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Each purchaser or transferee of this Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any such Plan or using the assets of a Plan to acquire such Certificate, or that it is purchasing the Certificate with the assets of an insurance company general account and that the exemptive relief afforded under Section III of Prohibited Transaction Class Exemption 95-60 is available for the purchase and holding of the Certificate by such purchaser.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  E   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the  entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                 -----------------------------------------------
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-10

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED

PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AND BASED ON ITS ISSUE PRICE OF 81.42139%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E
CERTIFICATES), AN EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE, AND THAT EACH GROUP 2 MORTGAGE LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 18.57861111%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.91%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.




CERTIFICATE NO. ___               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                  BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
PASS-THROUGH RATE: 7.750%         PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                  BEFORE CUT-OFF DATE: $1,926,540,223.25
DENOMINATION:  $____________



DATE OF POOLING AND SERVICING                    SERVICER:  MIDLAND LOAN SERVICES, L.P.
AGREEMENT: AS OF FEBRUARY 1, 1996

                                                 SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK


CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:                         CUSIP NO.  ____________
MARCH 25, 1996

APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $57,603,397.00


                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class F Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class F Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate in form and substance satisfactory to the Trustee and the Depositor, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in
Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  F   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants n common              Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                 -----------------------------------------------
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS G


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED

PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AND BASED ON ITS ISSUE PRICE OF 67.43239%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E
CERTIFICATES), AN EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE, AND THAT EACH GROUP 2 MORTGAGE LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 32.56761111%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 13.28%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.



CERTIFICATE NO. ___               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                  BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
PASS-THROUGH RATE: 7.750          PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                  BEFORE CUT-OFF DATE: $1,926,540,223.25
DENOMINATION:  $___________________

DATE OF POOLING AND SERVICING     SERVICER:  MIDLAND LOAN SERVICES, L.P.
AGREEMENT: AS OF FEBRUARY 1, 1996



CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS         SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT
                                                  TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996
                                                  FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                    CUSIP NO.  ____________


APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $96,005,662.00


                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class G Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class G Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of paragraph 3 of Exhibit D to the Pooling and Servicing Agreement, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  G   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act _________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
    (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED

PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AND BASED ON ITS ISSUE PRICE OF 56.79939%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E
CERTIFICATES), AN EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE, AND THAT EACH GROUP 2 MORTGAGE LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 43.20061111%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 15.22%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.



CERTIFICATE NO. ___              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
PASS-THROUGH RATE: 7.750         PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                 BEFORE CUT-OFF DATE: $1,926,540,223.25
DENOMINATION:  $______________

DATE OF POOLING AND SERVICING    SERVICER:  MIDLAND LOAN SERVICES, L.P.
AGREEMENT: AS OF FEBRUARY 1, 1996


CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT
                                                 TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996
                                                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                   CUSIP NO.  ____________

APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $48,002,831.00


                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class H Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class H Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate in form and substance satisfactory to the Trustee and the Depositor, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in
Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  H   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:_________________________   NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-13

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS I


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED

PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AND BASED ON ITS ISSUE PRICE OF 38.04839%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E
CERTIFICATES), AN EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE, AND THAT EACH GROUP 2 MORTGAGE LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 61.95161111%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 21.51%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.



CERTIFICATE NO. ___               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                  BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
PASS-THROUGH RATE: 7.750          PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                  BEFORE CUT-OFF DATE: $1,926,540,223.25
DENOMINATION:  $_______________

DATE OF POOLING AND SERVICING     SERVICER:  MIDLAND LOAN SERVICES, L.P.
AGREEMENT: AS OF FEBRUARY 1, 1996


CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT

                                                 TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                   CUSIP NO.  ____________

APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS I CERTIFICATES
AS OF THE CLOSING DATE:  $67,203,963.00


                               CLASS I CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class I Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class I Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class I Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate in form and substance satisfactory to the Trustee and the Depositor, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in
Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  I   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-14

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                            SERIES 1996-CFL, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED

PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AND BASED ON ITS ISSUE PRICE OF 23.65239%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E
CERTIFICATES), AN EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE, AND THAT EACH GROUP 2 MORTGAGE LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 76.34761111%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 32.69%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


CERTIFICATE NO. ___               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                  BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
PASS-THROUGH RATE: 7.750          PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                  BEFORE CUT-OFF DATE: $1,926,540,223.25
DENOMINATION:  $_________________

DATE OF POOLING AND SERVICING     SERVICER:  MIDLAND LOAN SERVICES, L.P.
AGREEMENT: AS OF FEBRUARY 1, 1996


CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT

                                                 TRUSTEE:  LASALLE NATIONAL BANK

CLOSING DATE:  FEBRUARY 15, 1996
                                                 FISCAL AGENT:  ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                   CUSIP NO.  ____________


APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $57,603,397.00


                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class J Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal of and interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Principal Distribution Amount and Interest Distribution Amount, respectively, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Principal Amount of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class J Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of paragraph 3 of Exhibit D to the Pooling and Servicing Agreement, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  J   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                 -----------------------------------------------
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-15

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                           SERIES 1996-CFL, CLASS X-1

THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-1 CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF REALIZED LOSSES OF
INTEREST, ADDITIONAL EXPENSE LOSSES AND EXCESS PREPAYMENT INTEREST SHORTFALLS ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AT AN ISSUE PRICE OF 4.95794% OF THE INITIAL CLASS X-1 NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING (A) THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING (I) THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES), (II) EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE AND (III) PAYMENT IN FULL OF EACH MORTGAGE LOAN IN GROUP 2 ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS CERTIFICATE; AND (B) THAT THE INTEREST RATE AT WHICH DISTRIBUTIONS OF INTEREST ON THIS CERTIFICATE ACTUALLY WILL BE MADE WILL BE DETERMINED AS THOUGH THE PASS-THROUGH RATE ON THIS CERTIFICATE APPLICABLE TO THE FIRST DISTRIBUTION DATE WILL CHANGE AS THE RELATED MORTGAGE LOANS MATURE IN ACCORDANCE WITH THE PREPAYMENT ASSUMPTION: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X-1 NOTIONAL AMOUNT IS APPROXIMATELY 4.23664405%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.68%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.



CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
CLASS X-1 PASS-THROUGH RATE:  With respect to    PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
any Distribution Date, a rate per annum equal    BEFORE CUT-OFF DATE: $1,926,540,223.25
to the excess, if any, of the weighted average
of the Net Mortgage Interest Rates of the        CLOSING DATE:  FEBRUARY 15, 1996
Group 1 Mortgage Loans (or in the case of any
Discount Mortgage Loan, the then current Net     FIRST DISTRIBUTION DATE:
Mortgage Interest Rate multiplied by a           MARCH 25, 1996
fraction,  the numerator of which is 7.750%
and the denominator of which is the Net          SERVICER:  MIDLAND LOAN SERVICES, L.P.
Mortgage Interest Rate of such Discount
Mortgage Loan as of the Cut-Off Date) as of      SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
the first day of the Mortgage Loan Due Period
(after giving effect to principal payments due
on such day) related to such Distribution Date
over 7.750%.




DENOMINATION:  $________________                        TRUSTEE:  LASALLE NATIONAL BANK

DATE OF POOLING AND SERVICING AGREEMENT: AS OF          FISCAL AGENT:  ABN AMRO BANK N.V.
FEBRUARY 1, 1996

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS               CUSIP NO.  863572HU0
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE
CLASS X-1 CERTIFICATES
AS OF THE CLOSING DATE:  $1,574,015,521.85


                              CLASS X-1 CERTIFICATE

evidencing an interest in certain monthly distributions with respect to a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Interest Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Interest Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class X-1 Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  X-1  CERTIFICATES   REFERRED  TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                 -----------------------------------------------
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-16

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                           SERIES 1996-CFL, CLASS X-1A

THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-1A CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF REALIZED LOSSES OF
INTEREST, ADDITIONAL EXPENSE LOSSES AND EXCESS PREPAYMENT INTEREST SHORTFALLS ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AT AN ISSUE PRICE OF 3.65694% OF THE INITIAL CLASS X-1A NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING (A) THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING (I) THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES), (II) EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE AND (III) PAYMENT IN FULL OF EACH MORTGAGE LOAN IN GROUP 2 ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS CERTIFICATE AND (B) THAT THE INTEREST RATE AT WHICH DISTRIBUTIONS OF INTEREST ON THIS CERTIFICATE ACTUALLY WILL BE MADE WILL BE DETERMINED AS THOUGH THE PASS-THROUGH RATE ON THIS CERTIFICATE APPLICABLE TO THE FIRST DISTRIBUTION DATE WILL CHANGE AS THE RELATED CLASSES OF CERTIFICATES COMPRISING THE CLASS X-1A NOTIONAL AMOUNT RECEIVE DISTRIBUTIONS OF PRINCIPAL IN ACCORDANCE WITH THE PREPAYMENT ASSUMPTION: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X-1A NOTIONAL AMOUNT IS APPROXIMATELY 2.28631311%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 24.92%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.



CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
CLASS X-1A PASS-THROUGH RATE:  With respect to   PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
any Distribution Date, a rate per annum equal    BEFORE CUT-OFF DATE: $1,926,540,223.25
to the excess, if any, of 7.750% over the
weighted average of the Pass-Through Rates for   CLOSING DATE:  FEBRUARY 15, 1996
the Class A-1A, Class A-1B, Class A-1C, Class
B, Class C and Class D Certificates, weighted    FIRST DISTRIBUTION DATE:
by their respective aggregate Certificate        MARCH 25, 1996
Principal Amounts immediately prior to such
Distribution Date.                               SERVICER:  MIDLAND LOAN SERVICES, L.P.

DENOMINATION:  $________________

DATE OF POOLING AND SERVICING                    SPECIAL SERVICER: J.E. ROBERT COMPANY,



AGREEMENT: AS OF FEBRUARY 1, 1996               INC.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        TRUSTEE: LASALLE NATIONAL BANK
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        FISCAL AGENT:  ABN AMRO BANK N.V.

APPROXIMATE AGGREGATE NOTIONAL                   CUSIP NO.  863572HV8
AMOUNT OF THE CLASS X-1A CERTIFICATES
AS OF THE CLOSING DATE:  $1,151,590,609.00


                             CLASS X-1A CERTIFICATE

evidencing an interest in certain monthly distributions with respect to a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class X-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Notional Amount of the Class X-1A Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Interest Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1A Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Interest Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class X-1A Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS X-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:_________________________   NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-17

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES

                           SERIES 1996-CFL, CLASS X-2

THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2 CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF REALIZED LOSSES OF
INTEREST, ADDITIONAL EXPENSE LOSSES AND EXCESS PREPAYMENT INTEREST SHORTFALLS ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AT AN ISSUE PRICE OF 2.76755% OF THE INITIAL CLASS X-2 NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING (A) THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS (I) REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES), (II) EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE AND (III) PAYMENT IN FULL OF EACH MORTGAGE LOAN IN GROUP 2 LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS CERTIFICATE AND (B) THAT THE INTEREST RATE AT WHICH DISTRIBUTIONS OF INTEREST ON THIS CERTIFICATE ACTUALLY WILL BE MADE WILL BE DETERMINED AS THOUGH THE PASS-THROUGH RATE ON THIS CERTIFICATE APPLICABLE TO THE FIRST DISTRIBUTION DATE WILL CHANGE AS THE RELATED MORTGAGE LOANS MATURE IN ACCORDANCE WITH THE PREPAYMENT
ASSUMPTION: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X-2 NOTIONAL AMOUNT IS APPROXIMATELY 0.61005779%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.07%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.


CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                                 BALANCE OF THE MORTGAGE LOANS AFTER DEDUCTING
CLASS X-2 PASS-THROUGH RATE:  With respect to    PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
any Distribution Date, a rate per annum equal    BEFORE CUT-OFF DATE: $1,926,540,223.25
to the excess, if any, of the weighted average
of the Net Mortgage Interest Rates of the        CLOSING DATE:  FEBRUARY 15, 1996
Group 2 Mortgage Loans (or 7.750%, in the case
of Discount Mortgage Loans) as of the first      FIRST DISTRIBUTION DATE:
day of the Mortgage Loan Due Period (after       MARCH 25, 1996
giving effect to principal payments due on
such day) related to such Distribution Date      SERVICER:  MIDLAND LOAN SERVICES, L.P.
over 7.750%.
                                                 SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DENOMINATION:  $________________

DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996


CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        TRUSTEE:  LASALLE NATIONAL BANK
DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        FISCAL AGENT:  ABN AMRO BANK N.V.


APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE     CUSIP NO.  863572HW6
CLASS X-2 CERTIFICATES
AS OF THE CLOSING DATE:  $346,097,717.57

                              CLASS X-2 CERTIFICATE

evidencing an interest in certain monthly distributions with respect to a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Interest Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Interest Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class X-2 Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  X-2  CERTIFICATES   REFERRED  TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                      (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:________________________    NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18


                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                           SERIES 1996-CFL, CLASS X-2A

THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2A CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF REALIZED LOSSES OF
INTEREST, ADDITIONAL EXPENSE LOSSES AND EXCESS PREPAYMENT INTEREST SHORTFALLS ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AT AN ISSUE PRICE OF 1.55049% OF THE INITIAL CLASS X-2A NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING (A) THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING (I) THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES), (II) EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE AND (III) PAYMENT IN FULL OF EACH MORTGAGE LOAN IN GROUP 2 ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS CERTIFICATE AND (B) THAT THE INTEREST RATE AT WHICH DISTRIBUTIONS OF INTEREST ON THIS CERTIFICATE ACTUALLY WILL BE MADE WILL BE DETERMINED AS THOUGH THE PASS-THROUGH RATE ON THIS CERTIFICATE APPLICABLE TO THE FIRST DISTRIBUTION DATE WILL CHANGE AS THE RELATED CLASSES OF CERTIFICATES COMPRISING THE CLASS X-2A NOTIONAL AMOUNT RECEIVE DISTRIBUTIONS OF PRINCIPAL IN ACCORDANCE WITH THE PREPAYMENT ASSUMPTION: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X-2A NOTIONAL AMOUNT IS APPROXIMATELY 0.37511857%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.10%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE OF THE MORTGAGE
CLASS X-2A PASS-THROUGH RATE:  With respect to   LOANS AFTER DEDUCTING PAYMENTS DUE
any Distribution Date, a rate per annum equal    AND PREPAYMENTS RECEIVED ON OR BEFORE
to the excess, if any, of 7.750% over the        CUT-OFF DATE: $1,926,540,223.25
weighted average of the Pass-Through Rates for   CLOSING DATE:  FEBRUARY 15, 1996
the Class A-2A and Class A-2B Certificates,
weighted by their respective aggregate
Certificate Principal Amounts immediately
prior to such Distribution Date.                 FIRST DISTRIBUTION DATE:
                                                 MARCH 25, 1996

                                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.
DENOMINATION:  $________________
                                                 SPECIAL SERVICER:  J.E. ROBERT COMPANY, INC.
DATE OF POOLING AND SERVICING AGREEMENT: AS OF
FEBRUARY 1, 1996

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS




DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT                                        TRUSTEE:  LASALLE NATIONAL BANK


APPROXIMATE AGGREGATE NOTIONAL                   FISCAL AGENT:  ABN AMRO BANK N.V.
AMOUNT OF THE CLASS X-2A CERTIFICATES
AS OF THE CLOSING DATE:  $346,097,717.00         CUSIP NO.  863572HX4




                             CLASS X-2A CERTIFICATE

evidencing an interest in certain monthly distributions with respect to a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class X-2A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Notional Amount of the Class X-2A Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of interest on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Interest Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2A Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Interest Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. In addition, on each Distribution Date, the Certificateholder will be entitled to its pro rata share of the aggregate Class Unpaid Interest Shortfall, if any, with respect to such Distribution Date and the Class X-2A Certificates.

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS X-2A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                 _______________________________________________
Dated:_________________________   NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-19

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                            SERIES 1996-CFL, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE, AS AMENDED.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF

ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR
SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT.


CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED
                                                 PRINICPAL BALANCE OF THE MORTGAGE
PERCENTAGE INTEREST EVIDENCED BY THIS            LOANS AFTER DEDUCTING PAYMENTS DUE
CERTIFICATE:  ___%                               AND PREPAYMENTS RECEIVED ON OR BEFORE
                                                 CUT-OFF DATE: $1,926,540,223.25

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF FEBRUARY 1, 1996                SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY,
DESCRIBED IN THE POOLING AND SERVICING           INC.
AGREEMENT

                                                 TRUSTEE:  LASALLE NATIONAL BANK
CLOSING DATE:  FEBRUARY 15, 1996
                                                 FISCAL AGENT:  ABN AMRO BANK N.V.
FIRST DISTRIBUTION DATE:
MARCH 25, 1996                                   CUSIP NO.  ____________


CLASS R PERCENTAGE INTEREST: 100%



                               CLASS R CERTIFICATE

evidencing a residual ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the percentage interest specified on the face. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent Pooling and Servicing Agreement, is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of each Class R Certificate shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations
Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the tax matters person.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of paragraph 3 of Exhibit D to the Pooling and Servicing Agreement, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Each Person who has or acquires a Class R Certificate shall be deemed by the acceptance or acquisition of such Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring such Certificate are expressly subject to the following provisions: (i) Each Person acquiring or holding a Class R Certificate shall be a Permitted Transferee and shall not acquire or hold such Certificate as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee; any such Person shall promptly notify the Trustee of any change or impending change in its status (or the status of the beneficial owners of such Certificate) as a Permitted Transferee; and any acquisition of such Certificate by a Person who is not a Permitted Transferee or by a Person who is acting as an agent (including a broker, nominee or other middleman) of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible and (ii) no Class R Certificate may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express prior written consent of the Trustee, and the Trustee shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto; and in connection with any proposed Transfer of any Ownership Interest, the Trustee shall, as a condition to such consent, (x) require delivery to it and the proposed transferor, in form and substance satisfactory to it, of an affidavit in substantially the form attached as Exhibit C-1 to the Pooling and Servicing Agreement (a "Transfer Affidavit") of the proposed transferee certifying (a) that such proposed transferee is a Permitted Transferee and (b)
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class R Certificate to any Person who does not provide an affidavit substantially in the form of the Transfer Affidavit, and containing all such other statements and information as are contained in Exhibit C-1 to the Pooling and Servicing Agreement, and (y) require delivery to it, in form and substance satisfactory to it of a letter from the proposed transferor substantially in the form attached as Exhibit C-2 to the Pooling and Servicing Agreement (a "Transferor Letter") certifying that the proposed transferor has no actual knowledge that the information contained in paragraphs 3 and 4 of the Transfer Affidavit is not true or that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  R   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:_________________________   NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-20

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                            SERIES 1996-CFL, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE, AS AMENDED.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF

ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR
SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT.


CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE OF THE MORTGAGE
PERCENTAGE INTEREST EVIDENCED BY THIS            LOANS AFTER DEDUCTING PAYMENTS DUE
CERTIFICATE:  ___%                               AND PREPAYMENTS RECEIVED ON OR BEFORE
                                                 CUT-OFF DATE: $1,926,540,223.25

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF FEBRUARY 1, 1996                SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS        SPECIAL SERVICER:  J.E. ROBERT COMPANY,
DESCRIBED IN THE POOLING AND SERVICING           INC.
AGREEMENT

CLOSING DATE:  FEBRUARY 15, 1996                 TRUSTEE:  LASALLE NATIONAL BANK

FIRST DISTRIBUTION DATE:                         FISCAL AGENT:  ABN AMRO BANK N.V.
MARCH 25, 1996
                                                 CUSIP NO.  ____________
CLASS LR PERCENTAGE INTEREST: 100%


                              CLASS LR CERTIFICATE

evidencing a residual ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the percentage interest specified on the face. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent Pooling and Servicing Agreement, is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of each Class LR Certificate shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations
Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the tax matters person.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of paragraph 3 of Exhibit D to the Pooling and Servicing Agreement, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Each Person who has or acquires a Class LR Certificate shall be deemed by the acceptance or acquisition of such Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring such Certificate are expressly subject to the following provisions: (i) Each Person acquiring or holding a Class LR Certificate shall be a Permitted Transferee and shall not acquire or hold such Certificate as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee; any such Person shall promptly notify the Trustee of any change or impending change in its status (or the status of the beneficial owners of such Certificate) as a Permitted Transferee; and any acquisition of such Certificate by a Person who is not a Permitted Transferee or by a Person who is acting as an agent (including a broker, nominee or other middleman) of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible and (ii) no Class LR Certificate may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express prior written consent of the Trustee, and the Trustee shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto; and in connection with any proposed Transfer of any Ownership Interest, the Trustee shall, as a condition to such consent, (x) require delivery to it and the proposed transferor, in form and substance satisfactory to it, of an affidavit in substantially the form attached as Exhibit C-1 to the Pooling and Servicing Agreement (a "Transfer Affidavit") of the proposed transferee certifying (a) that such proposed transferee is a Permitted Transferee and (b)
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class LR Certificate to any Person who does not provide an affidavit substantially in the form of the Transfer Affidavit, and containing all such other statements and information as are contained in Exhibit C-1 to the Pooling and Servicing Agreement, and (y) require delivery to it, in form and substance satisfactory to it of a letter from the proposed transferor substantially in the form attached as Exhibit C-2 to the Pooling and Servicing Agreement (a "Transferor Letter") certifying that the proposed transferor has no actual knowledge that the information contained in paragraphs 3 and 4 of the Transfer Affidavit is not true or that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  LR   CERTIFICATES   REFERRED  TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants  in common            Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                  ______________________________________________
Dated:_________________________   NOTICE:   The  signature  to  this  assignment
                                  must  correspond with the name as written upon
                                  the   face  of  this   Certificate   in  every
                                  particular without alteration or enlargement or any change whatever.


_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-21

                     STRUCTURED ASSET SECURITIES CORPORATION
                      MULTICLASS PASS-THROUGH CERTIFICATES
                            SERIES 1996-CFL, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN ACCREDITED INSTITUTIONAL INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PORTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE SUCH CERTIFICATE OR (II) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF SUCH A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE (WITHOUT REGARD TO THE IDENTITY OR NATURE OF THE OTHER HOLDERS OF CERTIFICATES OF ANY CLASS) WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY UNDERWRITER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 15, 1996, AT AN ISSUE PRICE OF 41.50000% AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 9, 1996 WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES, CLASS X CERTIFICATES, CLASS B CERTIFICATES, CLASS C CERTIFICATES, CLASS D CERTIFICATES AND CLASS E CERTIFICATES), AN EXTENSION OF THE MATURITY DATE OF EACH BALLOON MORTGAGE LOAN IN GROUP 1 ONE YEAR BEYOND ITS STATED MATURITY DATE, AND THAT EACH GROUP 2 MORTGAGE LOAN MATURES ON ITS FIRST INTEREST RESET DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 58.50000000%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 21.41%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

CERTIFICATE NO. __                               APPROXIMATE AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE OF THE MORTGAGE
DENOMINATION:  $_________________                LOANS AFTER DEDUCTING PAYMENTS DUE
                                                 AND PREPAYMENTS RECEIVED ON OR BEFORE
DATE OF POOLING AND SERVICING                    CUT-OFF DATE: $1,926,540,223.25
AGREEMENT: AS OF FEBRUARY 1, 1996
                                                 SERVICER:  MIDLAND LOAN SERVICES, L.P.

CUT-OFF DATE: FEBRUARY 1, 1996, EXCEPT AS
DESCRIBED IN THE POOLING AND SERVICING           SPECIAL SERVICER:  J.E. ROBERT COMPANY,
AGREEMENT                                        INC.

CLOSING DATE:  FEBRUARY 15, 1996                 TRUSTEE:  LASALLE NATIONAL BANK




FIRST DISTRIBUTION DATE:                         FISCAL AGENT:  ABN AMRO BANK N.V.
MARCH 25, 1996
                                                 CUSIP NO.  ____________

APPROXIMATE AGGREGATE
CERTIFICATE PRINCIPAL AMOUNT
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE:  $6,426,983.83


                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans"), other than the Retained Interests with respect to such Mortgage Loans, all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, all REO Properties and revenues received in respect thereof, the Trustee's rights under the Insurance Policies, any Assignment of Leases, Rents and Profits, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT TRUSSAL & CO., AS NOMINEE FOR CONFEDERATION LIFE INSURANCE COMPANY (U.S.) IN REHABILITATION,

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Fiscal Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Amount of the Class P Certificates. The Certificates are designated as the Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL and are issued in twenty-one Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

               Pursuant to the terms of the Pooling and Servicing Agreement, distributions of principal on this Certificate will be made by the Trustee (or the Paying Agent on behalf of the Trustee) out of the Class P Distribution Amount to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on March 25, 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). Holders of this Certificate may be entitled to Prepayment Charges as provided in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of interest. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Principal allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Class P Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement..

               Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Additional Expense Losses, Mortgage Deferred Interest, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Collection Account) or the Trustee (or Paying Agent), with respect to the Distribution Accounts, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Eligible Investments. Interest or other income earned on funds in the Collection Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

               All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date other than the Termination Date to Certificateholders of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder (1) has provided the Trustee (or the Paying Agent then acting on the Trustee's behalf) with reasonably satisfactory wire instructions in writing as least five Business Days prior to the related Record Date, or in the case of the Global Certificates, has provided the Trustee with reasonably satisfactory standing wire instructions and
(2) is the Holder of Certificates with an original Certificate Principal Amount of at least $5,000,000, or is the Holder of a Class X, the Class R or the Class LR Certificate, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender  of this  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

               Any funds not distributed on the Termination Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall continue to hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Any such amounts held by the Trustee shall not be invested.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or at the office of its agent in New York City, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Any transferee of this Certificate, as set forth in Section 5.03 of the Pooling and Servicing Agreement, shall be required to furnish the Trustee with either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of paragraph 3 of Exhibit D to the Pooling and Servicing Agreement, to the effect that such proposed purchaser or transferee is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate or (ii) if such Certificate is presented for registration in the name of such a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such Plan, or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, or any other Person who is using the assets of any such Plan to effect such acquisition, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that such acquisition and holding of such Certificate (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any Underwriter or the Depositor to any obligation or liability under ERISA or Section 4975 of the Code.

               Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form through the facilities of DTC in denominations of $100,000 initial Certificate Principal
Amount  and in  integral  multiples  of  $1,000  in  excess  thereof,  with  one
Certificate of each such Class evidencing an additional amount equal to the remainder of the Certificate Principal Amount of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof. The Class F, Class G, Class H, Class I, Class J, Class P, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form, in principal or notional amounts, as applicable, in minimum denominations of $1,000,000 initial Certificate Principal Amount or initial Notional Amount, as the case may be, and integral multiples of $1,000 in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

               The Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein, to maintain the rating or ratings assigned to each Class of Regular Certificates (other than the Class I, Class J and Class P Certificates) by each Rating Agency, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interest of any Certificateholder.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the servicing standards set forth in Section 3.01 of the Pooling and Servicing Agreement.

               No amendment shall be made to the Pooling and Servicing Agreement or any Custodial Agreement unless the Depositor, Fiscal Agent, Special Servicer, Servicer and the Trustee each shall have received an Opinion of Counsel, that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions.

               Any of the Servicer, the Depositor or a Holder of a Class LR Certificate will have the option, upon 30 days' prior Notice of Termination given to the Trustee and each of the other Possible Purchasers, which notice the Trustee is required to forward to Certificateholders in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Principal Amount of the outstanding Classes of Certificates is reduced to less than or equal to 10% of the aggregate Certificate Principal Amount of all the Classes of Certificates.

               The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee or the Paying Agent, to make payments to Certificateholders, and the survival of certain indemnifications, all as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Principal Amount of the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                                   LASALLE NATIONAL BANK, not in
                                                   its  individual  capacity but
                                                   solely as  Trustee  under the
                                                   Pooling     and     Servicing
                                                   Agreement.




                                                   By:__________________________
                                                      AUTHORIZED OFFICER






Dated:  February 15, 1996


                          CERTIFICATE OF AUTHENTICATION

        THIS  IS  ONE  OF  THE  CLASS  P   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                                   LASALLE NATIONAL BANK,
                                                   CERTIFICATE REGISTRAR




                                                   By:__________________________
                                                      AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT  __________  Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN  - as joint tenants with rights  Under Uniform Gifts to Minors of survivorship and not as
          tenants in common             Act __________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                 -----------------------------------------------
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions  shall be made, by wire transfer or otherwise,  in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________ statements should be mailed to _______________________________________________________________.  This
information is provided by assignee named above, or ______________________________ , as its agent.

                    Confederation Life Insurance Company


Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
010041            118      Retail             K- MART STORE NO. 7533          157 CRAFT DRIVE
020041            170      Retail             K- MART STORE NO. 4704          701 5TH AVENUE SOUTH
030041            184      Retail             K- MART STORE NO. 4796          205 S GREENVILLE DR.
040041            158      Retail             K- MART STORE NO. 4895          2948 S. STATE ROAD
050041            164      Retail             K- MART STORE NO. 4735          1313 S BURR ST
060041            133      Retail             K- MART STORE NO. 3969          1020 STRATFORD RD.
070041            186      Retail             K- MART STORE NO. 3950          15303 WEST BROADWAY
080049            134      Retail             K- MART STORE NO. 7536          808 25TH AVE
0930143           539      Multifamily        THE ARRANGEMENT APARTMENTS      BURTON DRIVE & OLTORF ROAD
0930210           430      Multifamily        FRONT ROYALE APARTMENTS         10107 WESTVIEW DRIVE
0930267           411      Office             TOWNLAKE OFFICE BUILDING        155 SOUTH FIRST STREET
0930283           534      Multifamily        CYNTHIA SQUARE APARTMENTS       10202 CHALLENGE DRIVE
0930507           516      Warehouse          CHROMALLOY - PARK 10            17015 PARK ROW B
0930568           535      Office             PLAZA 451                       451 S W TENTH STREET
0930578           496      Multifamily        VINEYARD APARTMENTS             7473 CALLAGHAN ROAD
0930581           544      Industrial         EVERSPRING ENTERPRISES          2301 CENTURY CENTER BOULEVARD
0930751           451      Retail             BEST BUY                        11219 NORTH FREEWAY
0930854           494      Retail             THE CORNERS                     701 UNIVERSITY
0930866           555      Office             5465 BLAIR ROAD OFFICE BLDG.    5465 BLAIR ROAD
0931019           203      Other              MC GINNIS CADILLAC INC.         12221 KATY FREEWAY
0931106           284      Multifamily        FLAGS WEST APARTMENTS           490 SIX FLAGS DRIVE
0931160           455      Warehouse          401 E. ACACIA STREET            401 E. ACACIA STREET
0931172           481      Industrial         WILLIAM & EVELYN HARNESS        377 E. ACACIA STREET
0931238           407      Retail             IRA FOREST CENTER               15611-19 VENTURA BLVD.
0931417           557      Warehouse          3308 INDUSTRIAL DRIVE           3308 INDUSTRIAL DRIVE
0931482           560      Retail             LYONS STATION PLAZA             23402-34 Lyons Ave.
0931603           405      Retail             COSTA VILLA SHOPPING CENTER     1155 COAST VILLAGE ROAD
0931615           538      Office             7442 N. FIGUEROA ST.            7442 N. Figueroa St.
0931652            85      Retail             RANDALL'S CTR/ KEEGAN'S MEADOW  11753 WEST BELLFORT
0931664           442      Warehouse          SEGALE BUSINESS WAREHOUSE       18240-18340 SOUTHCENTER PARKWY
0931676           101      Office             LINCOLN BUILDING                WEST 818 RIVERSIDE DRIVE
0931706           255      Retail             WALTON'S CORNER SHOPPING CTR.   3626 WALTON WAY
0931755           459      Warehouse          CENTER AVENUE PROPERTIES        111 Center Avenue
0931780           476      Warehouse          3341 AND 3365 FITZGERALD ROAD   3341 AND 3365 FITZGERALD ROAD
0931834           414      Office             CIGNA HEALTH PLAN CLINIC        24902 Moulton Pkwy.
0931883           353      Retail             1390 VENTURA BOULEVARD          13901 VENTURA BLVD.
0931901           509      Office             DOMINION SQUARE                 5700 DIVISION ST.
0931913           511      Office             THE POMEROY FAMILY TRUST        44 Plaza Square
0932073           231      Office             ROBINSON BUILDING               227 NORTH FIRST STREET
0932097           412      Industrial         J K & R BUILDING                33200 Transit Avenue
0932218           479      Warehouse          PEACHTREE INDUSTRIAL CENTER     2080 PEACHTREE INDUSTRIAL CT
0932267           434      Office             LAKE AVENUE CORPORATE CENTER    660 SOUTH POINTE COURT
0932401           382      Retail             VON'S SUPERMARKET / GROCERY     12565 CARSON STREET
0932449           527      Office             HERITAGE SQUARE                 4028 HOLCOMB BRIDGE ROAD


                                            Prop                                         Closing
Property                         Prop       Zip       Mtg       Monthly    Maturity      Prin
City                             State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
ALAMOSA                          CO         81101      9.000    39,549     01-FEB-2018     4,545,178
DEVILS LAKE                      ND         58301     10.000    33,622     01-JAN-2017     3,532,093
GREENVILLE                       MI         48838     10.250    30,663     01-APR-2017     3,176,001
IONIA                            MI         48846     10.000    35,667     01-OCT-2017     3,785,249
MITCHELL                         SD         57301     10.000    34,531     01-JAN-2017     3,627,555
MOSES LAKE                       WA         98837      9.000    36,845     01-JUN-2017     4,187,257
THREE RIVERS                     MI         49093     10.250    30,107     01-FEB-2017     3,111,459
BROOKINGS                        SD         57006      9.000    36,085     10-AUG-2018     4,176,265
AUSTIN                           TX         78741      8.750     9,990     01-APR-2002       564,895
HOUSTON                          TX         77043      8.750    15,156     01-JUN-2005     1,157,223
AUSTIN                           TX         78704      8.875    15,917     15-SEP-2005     1,233,546
JACINTO CITY                     TX         77029      9.000     9,596     15-SEP-2002       577,257
HOUSTON                          TX         77056      7.750     9,295     01-DEC-2003       653,319
RENTON                           WA         98055      9.625     6,375     01-JUL-2009       575,138
SAN ANTONIO                      TX         78229      9.625     7,820     01-SEP-2008       794,238
IRVING                           TX         75062      9.875     5,384     01-NOV-2009       485,063
HW STON                          TX         77037     10.375    11,776     01-FEB-2010     1,038,056
FORT WORTH                       TX         76114     14.750    11,205     01-JUL-2011       813,275
DALLAS                           TX         75231      8.500     2,346     01-FEB-2011       331,163
HOUSTON                          TX         77079     10.500    35,318     01-AUG-2007     2,819,700
AUSTELL                          GA         30001      7.500    13,044     01-FEB-1999     2,087,115
TRACY                            CA         95376      8.500     9,222     10-MAY-1999     1,026,351
TRACY                            CA         95376      8.500     8,020     10-MAY-1999       892,475
ENCINO                           CA         91436      8.875    11,568     01-AUG-1999     1,259,393
SANTA ROSA                       CA         95401      9.875     3,547     01-SEP-2004       317,711
Newhall                          CA         91381     10.125     2,711     01-MAR-2000       273,813
SANTA BARBARA                    CA         93108      9.625    12,129     15-APR-2000     1,273,134
Los Angeles                      CA         90041      9.875     5,502     01-MAY-2000       567,835
STAFFORD                         TX         77477      9.375    51,632     10-APR-2015     5,513,876
SEATTLE                          WA         98188     12.500    26,808     01-JUL-2000     1,087,408
SPOKANE                          WA         99201      9.000    45,407     01-APR-2010     4,968,525
AUGUSTA                          GA         30909     10.250    23,060     10-JUN-2000     2,333,820
Pacheco                          CA         94553      9.750     9,022     01-MAY-2005     1,004,833
RANCHO CORDOVA                   CA         95670     10.125     8,425     01-MAY-2005       911,885
Laguna Hills                     CA         92653      9.125    11,236     01-MAY-2000     1,220,751
SHERMAN OAKS                     CA         91423      9.500    15,440     01-JUN-2000     1,637,037
RIVERSIDE                        CA         92506      9.500     6,039     15-JUN-1998       687,133
Orange                           CA         92666      9.250     6,318     01-JUN-2000       681,512
SAN JOSE                         CA         95113      9.750    24,673     01-MAY-2000     2,568,278
Union City                       CA         94587      9.875    11,865     01-JUN-2005     1,226,326
CHAMBLEE                         GA         30341     10.000     9,651     01-JUN-1997       906,457
COLORADO SPRINGS                 CO         80906     10.000    10,996     01-JUN-1996     1,145,208
HAWAIIAN GARDENS                 CA         90716     10.250    13,971     01-SEP-2000     1,413,916
ATLANTA                          GA         30342      8.500     4,663     01-APR-1999       604,171

                                       1 of 13

                    Confederation Life Insurance Company



Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0932504           110      Industrial         80, 90 ROSE ORCHD & 3190 N 1ST  80, 90 ROSE ORCHD & 3190 N 1ST
0932632           271      Retail             BARRINGTON GATEWAY              2536 BARRINGTON AVE.
0932679           490      Warehouse          BATAVIA PARK                    982 A & B N. BATAVIA ST.
0932711           258      Warehouse          HUMBOLT BUSINESS PARK           10521-47 HUMBOLT STREET
0932735           482      Office             5 THOMAS MELLON CIRCLE          5 THOMAS MELLON CIRCLE
0932814           251      Office             VENTURA COMMERCENTER            4567 TELEPHONE RD/1711 WOOD PL
0932863           388      Office             BING HONG MAH & JEAN B. MAH     636 - 638 Webster Street
0932954           441      Industrial         CYANTEK BUILDING                3055 OSGOOD COURT
0932978           270      Retail             HARBOR SQUARE                   101/123 S HARBOR BLVD
0932980           218      Office             DAVCO OFFICE BUILDING           1657 CRAIN HIGHWAY
0933004           197      Office             WEST MAIN PLAZA                 25 S. RAYMOND AVE.
0933053           493      Retail             4367 WOODMAN AVENUE             4367 WOODMAN AVENUE
0933119           367      Office             TRIPLEX DIRECT MARKETING        20 LEVERONI COURT
0933120           171      Retail             ORANGE TREE PLAZA               23512 EL TORO RD.
0933168           503      Office             3630 WILSHIRE BLVD              3630 WILSHIRE BLVD.
0933178           338      Retail             1637 P STREET N W               1637 P STREET, N W
0933193           359      Warehouse          DEVCON ASSOCIATES 37            320 S. MILPITAS BOULEVARD
0933207           395      Industrial         12532 BARRINGER ST.             12532 Barringer St.
0933211           436      Office             1725 L 1735 SPRUCE STREET       1725 & 1735 SPRUCE STREET
0933235           281      Office             MONTPELIER PROFESSIONAL CENTER  9811 MALLARD DRIVE
0933272           477      Office             5464 & 5480 BALTIMORE DRIVE     5464 & 5480 BALTIMORE DRIVE
0933284           485      Retail             MC FADDEN - HARBOR PLAZA        3701 W. MC FADDEN AVENUE
0933348           288      Retail             7126-7140 WISCONSIN AVENUE      7126-7140 WISCONSIN AVENUE
0933363           369      Warehouse          ATG INCORPORATED                47375 Fremont Boulevard
0933430           183      Office             5801 PEACHTREE DUNWOODY ROAD    5801 PEACHTREE DUNWOODY ROAD
0933454           322      Multifamily        CASA BALBOA                     6106 Beadnell Way
0933518           391      Multifamily        TAMARA COLONIAL ESTATES         372 S E 194TH AVENUE
0933533           299      Retail             COOPER CENTER                   8723 COOPER ROAD
0933582           502      Office             THE HOUSING CENTER              15555 S W BANGY ROAD
0933624            77      Multifamily        WOODS EDGE APARTMENTS           14001 COVE LANE #201
0933661           201      Retail             NORTH RIVER SHOPPING CENTER     8800 ROSWELL ROAD
0933673           471      Office             22 W. 600 BUTTERFIELD ROAD      22 W. 600 BUTTERFIELD ROAD
0933685           345      Office             THE OLNEY BUILDING              17904 GEORGIA AVENUE
0933703           379      Warehouse          2629-2649 TERMINAL BOULEVARD    2629-2649 TERMINAL BOULEVARD
0933727           297      Multifamily        AZALEA PARK APARTMENTS          2105 BOGARDE STREET
0933739           457      Multifamily        CHALET ROBAIRE                  872 WESTGATE AVE.
0933752           325      Office             THE BILL MILBURN BUILDING       11911 BURNET ROAD
0933776           489      Multifamily        THE MAYETTE APARTMENTS          3725 MAYETTE AVENUE
0933788           376      Warehouse          SOUTHLAWN BUILDINGS             14650 SOUTHLAWN LANE
0933790           468      Office             WILLIAM GAMMON INSURANCE BLDG.  1615 GUADALUPE STREET
0933855           393      Warehouse          848 EAST GISH ROAD              848 EAST GISH ROAD
0933910           550      Office             99202 ARGONNE ROAD              99202 ARGONNE ROAD
0933946           340      Multifamily        ABCO CROWN VILLA LTD.           9909 HAZARD AVE.
0933958           530      Warehouse          6225 E 38TH AVENUE              6225 E 38TH AVENUE


                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
SAN JOSE                         CA         95134      9.950    65,000     01-SEP-1999     4,770,859
LOS ANGELES                      CA         90049      9.000    19,853     10-OCT-2000     2,196,552
ORANGE                           CA         92667     10.250     9,099     01-NOV-2010       828,761
LOS ALAMITOS                     CA         90721      8.625    18,104     12-NOV-1998     2,319,213
SAN FRANCISCO                    CA         94100      8.500    11,850     01-FEB-1998       892,346
VENTURA                          CA         93003      9.125    21,594     01-JAN-2000     2,375,243
Oakland                          CA         94607     10.125    13,408     01-FEB-2001     1,377,556
FREMONT                          CA         94538      9.625    10,566     01-MAR-2001     1,105,745
SANTA ANA                        CA         92704      9.500    20,429     01-APR-1999     2,197,677
CROFTON                          MD         21114      9.500    25,043     01-JAN-1999     2,682,827
ALHAMBRA                         CA         91801     10.000    28,274     01-FEB-2001     2,929,780
SHERMAN OAKS                     CA         91423      9.625     8,514     01-APR-1996       813,483
NOVATO                           CA         94948      9.625    19,431     01-APR-2001     1,508,382
EL TORO                          CA         92630     10.125    33,929     01-MAR-1999     3,490,358
Los Angeles                      CA         90010      9.750     6,853     01-APR-1996       720,360
WASHINGTON                       DC         20005      9.500    16,042     01-APR-1996     1,725,615
MILPITAS                         CA         95035      9.750    14,946     01-APR-2001     1,579,903
So. El Monte                     CA         91733      9.875    12,879     01-MAY-1996     1,351,384
RIVERSIDE                        CA         92507      9.625    10,686     15-APR-1999     1,140,990
LAUREL                           MD         20708      9.625    19,855     01-APR-1999     2,117,131
LA MESA                          CA         92041      9.500     8,465     10-APR-1996       911,742
SANTA ANA                        CA         92704      9.625     8,121     01-JUN-1996       868,285
BETHESDA                         MD         20814      8.500    17,830     01-APR-1999     2,060,965
Fremont                          CA         94538      9.500    13,736     01-DEC-2001     1,502,778
ATLANTA                          GA         30328      9.000    28,099     15-MAY-2001     3,193,316
San Diego                        CA         92117      9.875    17,463     01-MAY-1996     1,832,367
PORTLAND                         OR         97233      9.750    12,888     01-MAY-1996     1,364,003
ALEXANDRIA                       VA         22309      9.750    18,714     01-JUL-2001     1,986,052
LAKE OSWEGO                      OR         97035     10.000     7,021     01-JUL-1996       732,091
ROCKVILLE                        MD         20851      8.500    52,970     05-JUL-1996     5,917,589
ATLANTA                          GA         30350      9.125    25,736     01-JUL-2000     2,855,406
GLEN ELLYN                       IL         60137      9.875     8,921     01-AUG-1996       939,609
OLNEY                            MD         20832      9.500    15,727     01-AUG-1996     1,700,964
MOUNTAIN VIEW                    CA         94043      9.250    14,766     01-AUG-2002     1,456,346
DURHAM                           NC         27705      9.000    17,858     01-AUG-1999     1,996,424
LOS ANGELES                      CA         90049      9.875    10,748     01-AUG-1996     1,021,659
AUSTIN                           TX         78766      9.875    17,290     01-JUL-1996     1,821,134
SANTA ROSA                       CA         95405     10.000     7,965     01-AUG-2001       832,649
ROCKVILLE                        MD         20850      9.500    13,543     15-JUL-1996     1,464,699
AUSTIN                           TX         78701      9.750     9,006     01-SEP-1996       959,310
SAN JOSE                         CA         95112      7.500    10,801     15-JUL-1999     1,354,884
SPOKANE                          WA         99212     10.250     4,909     01-SEP-2006       379,373
GARDEN GROVE                     CA         92644     10.000    18,091     01-OCT-2001     1,714,725
DENVER                           CO         80207     10.125     5,762     05-OCT-1996       596,531

                                        2 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0933995           501      Retail             F & M DISTRIBUTORS              1608 LARKIN AVENUE
0934008           254      Warehouse          WESTINGHOUSE BUILDING           7121 STANDARD DRIVE
0934033           402      Warehouse          LORAL BUILDING                  7235 STANDARD DRIVE
0934045           307      Multifamily        HALLWOOD APARTMENTS             7415-7535 S W HALL BOULEVARD
0934057           364      Warehouse          1201-1223 AVENUE J              1201-1223 AVENUE J
0934069           296      Retail             ROSECROFT SHOPPING CENTER       3201-3297 BRINKLEY ROAD
0934094           274      Multifamily        WESTLAKE VILLAGE APARTMENTS     955 WEST 19TH STREET
0934124           418      Office             T S & H OFFICE BUILDING         209 FAYETTEVILLE STREET MALL
0934136           500      Retail             CARPENTER PLAZA                 2912 LEGACY
0934185           275      Warehouse          OLYMPIC / BUNDY CENTER          12100 W. OLYMPIC BLVD.
0934203            54      Retail             RAMPART VILLAGE CENTER          NORTH UNION AND BRIARGATE BLVD
0934215           126      Multifamily        NUTWOOD EAST APARTMENTS         2436-2458 E. NUTWOOD AVE.
0934227           386      Industrial         WESCOTURF BUILDING              2101 CANTU COURT
0934239           498      Warehouse          2021 OMEGA ROAD                 2021 Omega Road
0934252           447      Office             9410 ANNAPOLIS ROAD             9410 ANNAPOLIS ROAD
0934264           423      Industrial         2320 ORANGETHORPE AVE.          2320 ORANGETHORP AVE.
0934276           242      Retail             HURST FEDERATED SHOPPING CTR.   1301 WEST PIPELINE
0934288           374      Warehouse          SHERWIN WILLIAMS COMPANY        1450 AVENUE R
0934318           249      Warehouse          KISTLER GRAPHICS, INC.          4000 DAHLIA STREET/5000 41ST
0934328           269      Multifamily        3969 ADAMS STREET               3969 ADAMS STREET
0934343           465      Office             AMERICAN RED CROSS              444 SHERMAN STREET
0934355           315      Retail             ASHTON VILLAGE CENTER           1-31 OLNEY - SANDY SPRING ROAD
0934367           537      Industrial         MT HOOD CHEMICAL BUILDING       4456 N W YEON AVENUE
0934379           464      Office             ALAMO MEDICAL CENTER            1505 St. Alphonsus Way
0934392           541      Warehouse          WESCO                           1333 STATE COLLEGE PARKWAY
0934410           244      Retail             STONE HILL CENTER               900-980 ILLINOIS ROUTE 22
0934422           454      Warehouse          FEDERAL EXPRESS BUILDING        2195 S RARITAN STREET
0934434           341      Office             WYNGATE MEDICAL PARK            5602-5654 SHIELDS DRIVE
0934446           443      Office             2880 CLEVELAND AVENUE           Various
0934458           321      Office             PIKE PLACE                      316, 320 & 324 W. PIKE STREET
0934501           151      Multifamily        COLONY APARTMENTS               1750 FIRST STREET
0934513           487      Industrial         ENCINAS BUSINESS PARK           6100 AVENIDA ENCINAS
0934525           147      Golf Course        POPPY HILLS GOLF COURSE         3200 LOPEZ ROAD
0934537           214      Office             12727 NORWALK BOULEVARD         12727 NORWALK BLVD.
0934549           552      Warehouse          TILTON EQUIPMENT BUILDING       1295 OLD ALPHARETTA ROAD
0934550           293      Retail             Mc Henry Center                 2720 Mc Henry Avenue
0934562           524      Retail             SONG PLAZA                      8201 S E POWELL BLVD
0934586           437      Warehouse          MERRI - PARK BUILDING           8305 MERRIFIELD
0934598           241      Retail             CLOVERLY VILLAGE CENTER         15440 NEW HAMPSHIRE
0934604           298      Office             RAMPART MEDICAL CENTER          7606 & 7608 NORTH UNION BLVD.
0934639           389      Multifamily        COUNTRY QUARTERS APTS           2180-2246 COUNTRY QUARTERS WAL
0934641           335      Multifamily        WILLOWGATE APARTMENTS           707-868 WILLOWGATE CIRCLE
0934653           556      Office             HELTZER SALES CORPORATION       5135 GOLF ROAD
0934665           168      Retail             CIPRIANO SQUARE SHOPPING CENTR  8819-27/8831-65 GREENBELT RD.


                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
CREST HILL                       IL         60435     10.250     7,839     01-OCT-1996       732,260
HANOVER                          MD         21076      9.875    22,143     01-NOV-2010     2,341,124
HANOVER                          MD         21076      9.875    12,157     01-OCT-2006     1,285,311
BEAVERTON                        OR         97005      9.750    18,096     01-SEP-1996     1,927,763
GRAND PRAIRIE                    TX         75050      9.875    13,245     31-DEC-1999     1,522,525
TEMPLE HILLS                     MD         20744      6.500    10,833     25-MAY-1999     2,000,000
COSTA MESA                       CA         92627      9.875    21,053     01-NOV-2001     2,153,517
RALEIGH                          NC         27604     10.250    12,970     01-NOV-2003     1,213,992
PLANO                            TX         75086      9.750     6,874     01-DEC-1996       733,924
LOS ANGELES                      CA         90064      9.875    22,446     01-DEC-1996     2,152,670
COLORADO SPRINGS                 CO         80920      8.750    60,947     20-NOV-2001     7,724,432
FULLERTON                        CA         92631      9.500    42,919     01-JAN-1997     4,426,120
SARASOTA                         FL         34232     10.000    13,164     10-DEC-1999     1,382,801
San Ramon                        CA         94583      9.750     7,297     01-DEC-2001       779,209
LANHAM                           MD         20706      9.750    10,948     01-NOV-1996     1,055,493
ANAHEIM                          CA         92807      9.375    14,541     01-FEB-1997     1,194,826
HURST                            TX         76053      9.500    22,451     01-DEC-1996     2,440,919
GRAND PRAIRIE                    TX         75050     10.250    15,749     01-DEC-2003     1,477,318
DENVER                           CO         80216     10.500    25,777     10-NOV-2001     2,382,916
CARLSBAD                         CA         92008      9.500    20,143     01-MAR-1997     2,198,298
DENVER                           CO         80203      9.500     9,460     20-DEC-1996       989,538
ASHTON                           MD         20861      9.750    17,566     01-DEC-1996     1,875,962
PORTLAND                         OR         97210      9.625     7,020     01-FEB-1997       570,294
Alamo                            CA         94507     10.125    12,540     01-JAN-2007       991,782
ANAHEIM                          CA         92806      9.750     4,889     01-JAN-1997       522,696
FOX RIVER GROVE                  IL         60021     10.250    25,939     05-DEC-2011     2,438,437
ENGLEWOOD                        CO         80110      9.875     9,743     10-DEC-1996     1,032,634
BETHESDA                         MD         20814      9.250    17,128     01-FEB-1997     1,713,220
Various                          Vr         Vrs        9.875    11,249     01-JAN-2003     1,081,198
LAWRENCEVILLE                    GA         30245      9.750    17,153     15-DEC-2001     1,834,046
SIMI VALLEY                      CA         93065      8.625    33,309     01-JAN-1998     3,866,307
CARLSBAD                         CA         92009      9.750    18,162     01-JAN-2001       848,589
PEBBLE BEACH                     CA         93953     10.000    71,462     01-APR-2002     3,934,913
NORWALK                          CA         90650      9.625    25,030     01-DEC-2001     2,696,988
FORSYTH COUNTY                   GA         30201     10.000     6,783     15-DEC-2001       362,376
MODESTO                          CA         92807      9.500    18,499     01-FEB-2002     2,016,329
PORTLAND                         OR         97266      9.500     5,377     15-JAN-1999       615,391
FAIRFAX                          VA         22216      9.500    11,359     01-FEB-2002     1,118,878
CLOVERLY                         MD         20904      9.000    24,201     01-FEB-1997     2,458,116
COLORADO SPRINGS                 CO         80920      9.125    17,689     20-APR-1997     1,989,161
SNELLVILLE                       GA         30087      9.125    12,193     01-MAR-1997     1,367,455
LILBURN                          GA         30247      9.125    17,146     01-MAR-1997     1,732,191
SKOKIE                           IL         60077     10.000     5,911     01-MAR-2002       322,139
GREENBELT                        MD         20770      9.250    31,484     01-NOV-2013     3,577,697

                                         3 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0934690           154      Retail             BURKE PLAZA                     6030 BURKE CENTER PARKWAY
0934719           116      Retail             MERCADO FIESTA SHOPPING CENTER  S E C SOUTHERN AV& LONGMORE ST
0934720           128      Multifamily        SAVANNAH OAKS APARTMENTS        1029 FRANKLIN ROAD
0934732           316      Warehouse          DEVCON ASSOCIATES 28            1283-1293 OLD MOUNTAIN VIEW
0934744           143      Office             BOEING AEROSPACE, BLDG 14       800 S W 39TH STREET
0934793           156      Retail             BELLEVUE VILLAGE SHOPPING CENT  10116 N E EIGHTH STREET
0934811           384      Retail             WHALEY'S SHOPPING CENTER        533 SOUTH HOWARD AVENUE
0934823           225      Warehouse          STANLEY DESJARDINS              7414 S HARL AVENUE
0934847           518      Multifamily        BEDFORD TERRACE APARTMENTS      1054 S. BEDFORD ST.
0934859           401      Multifamily        CHATEAU BRENTANA APARTMENTS     11666 MONTANA AVE.
0934860           519      Multifamily        CASA OVERLANDA                  1932 Overland Ave.
0934872           475      Office             CODDINGTON PLAZA                1440-1450 Guerneville Road
0934938           460      Office             WILMETTE EXECUTIVE CENTER       444 SKOKIE BOULEVARD
0934963           512      Warehouse          COLORWEB PROPERTIES             2114 MCDANIEL DRIVE
0934975           536      Retail             495 NORTH G ST.                 495 NORTH G St.
0934999            27      Retail             FOUNTAIN SQUARE SHOPPING CTR.   N W C 7TH STREET & BELL ROAD
0935025           365      Multifamily        TARZANA COURT APARTMENTS        5544 YOLANDA AVENUE
0935037           276      Retail             BEVERLY CENTER                  362-370 N. BEVERLY DRIVE
0935050           291      Industrial         BOXMAKER BUILDING               6412 SOUTH 190TH
0935074           521      Private Sch        COLORADO INSTITUTE OF ART       300 E NINTH AVENUE
0935086           403      Office             WESTLAKE OFFICE PLAZA           2835 Townsgate Rd.
0935098           563      Restaurant         CHILI'S BAR & GRILL             329 W. SPRING VALLEY ROAD
0935104           470      Retail             CHAPMAN CENTER                  1317-1343 E. CHAPMAN
0935116           232      Multifamily        THE COMMONS APARTMENTS          333 ENTERPRISE
0935128           277      Multifamily        SYLMAR GARDEN ASSOCIATES        6310 SYLMAR AVENUE
0935138           220      Multifamily        BURBANK GARDEN ASSOCIATES       14614 BURBANK BLVD.
0935189           239      Multifamily        633 S. BARRINGTON               633 S. BARRINGTON AVE.
0935190           161      Retail             COLMAR MANOR SHOPPING CENTER    3311-3831 BLADENBURG ROAD
0935207            83      Retail             EUSTIS SQUARE SHOPPING CENTER   100-332 ARDICE AVENUE
0935256           187      Office             UNIVERSITY PARK I               985 UNIVERSITY AVENUE
0935268           290      Office             UNIVERSITY PARK ASSOCIATES II   987 University Avenue
0935279           361      Warehouse          707 REMINGTON ROAD              707 REMINGTON ROAD
0935281           452      Multifamily        ENVOY APARTMENTS                2336 S W OSAGE STREET
0935308           528      Office             317 E. CARRILLO STREET          317 E. Carrillo St.
0935347           461      Office             JOHN GRUBB REALTORS             1301 Ygnacio Valley Road
0935359           533      Retail             17240 S E MC LOUGHLIN BLVD.     17240 S E MC LOUGHLIN BLVD.
0935360           141      Warehouse          PARKWAY INDUSTRIAL CTR, LOT 9   7225 STANDARD DRIVE
0935384           222      Multifamily        JAMESTOWN VILLAGE I             1401-1657 N VAN DORN STREET
0935396           305      Multifamily        JAMESTOWN VILLAGE II            1161-1398 NORTH VAN DORN ST
0935402           349      Office             ARACOR BUILDING                 425 LAKESIDE DRIVE
0935426           431      Office             PROFESSIONAL CENTER / HINSDALE  105 EAST FIRST STREET
0935438           149      Office             ALEX BRWN BLDG, ALLEGHENEY PLZ  102 W PENNSYLVANIA AVENUE
0935451           385      Warehouse          GILLESPI BUSINESS CENTER II     2135 DEFOOR HILLS ROAD
0935463           522      Retail             4483 CONNECTICUT AVENUE, NW     4483 CONNECTICUT AVENUE, NW


                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
BURKE                            VA         22015      9.250    33,906     01-NOV-2013     3,852,890
MESA                             AZ         85201      9.000    41,036     01-APR-1997     4,651,353
MARIETTA                         GA         30067      9.250    37,367     15-FEB-2000     4,340,414
SUNNYVALE                        CA         94086      9.250    16,832     01-APR-2002     1,870,728
RENTON                           WA         98055      8.875    35,208     01-APR-1997     4,027,802
BELLEVUE                         WA         98004      8.625    36,711     01-APR-1997     3,834,547
TAMPA                            FL         33679      8.875    13,193     15-APR-1999     1,409,771
TEMPE                            AZ         85280      9.000    23,174     01-MAR-1997     2,623,031
LOS ANGELES                      CA         90035      9.250     6,423     20-MAY-2002       648,226
LOS ANGELES                      CA         90049      9.250    12,846     20-MAY-2002     1,296,458
Los Angeles                      CA         90025      9.250     6,423     20-MAY-2002       648,226
Santa Rosa                       CA         95401      9.000     8,047     20-MAY-2002       913,104
WILMETTE                         IL         60091      8.875     8,753     01-MAY-1997     1,002,482
CARROLTON                        TX         75006      9.125     5,981     09-JUN-1997       674,075
San Bernardino                   CA         92410      9.250     5,142     01-JUN-2002       573,571
PHOENIX                          AZ         85014      8.875    93,574     01-JUN-1997    10,733,808
TARZANA                          CA         91356      7.875    12,282     15-MAY-2001     1,520,755
BEVERLY HILLS                    CA         90210      9.250    21,302     20-MAY-2002     2,149,863
KENT                             WA         98032      9.125    17,928     01-JUN-1997     2,018,528
DENVER                           CO         80209      9.500     7,503     20-JUN-1997       625,980
THOUSAND OAKS                    CA         91361      9.125    11,391     01-JUN-1997     1,282,543
RICHARDSON                       TX         75081      9.750     8,501     01-JUN-1997       126,897
FULLERTON                        CA         92631      9.500     9,551     01-JUL-1997       951,237
ROHNERT PARK                     CA         94929      8.625    24,411     15-MAY-2002     2,561,648
VAN NUYS                         CA         91401      9.125    21,086     10-JUN-1997     2,149,398
VAN NUYS                         CA         91411      9.125    26,147     10-JUN-1997     2,665,244
LOS ANGELES                      CA         90049      9.500    22,550     10-JUN-1997     2,472,909
BLADENBURG                       MD         20710     10.500    36,133     01-OCT-2007     3,700,557
EUSTIS                           FL         32726      9.000    54,754     01-JUL-2002     5,625,257
LOS GATOS                        CA         95030      8.875    26,886     01-JUN-1999     3,084,100
Los Gatos                        CA         95030      8.875    17,925     01-JUN-1999     2,056,115
SCHAUMBURG                       IL         60172      9.250    13,917     01-JUL-2002     1,554,397
PORTLAND                         OR         97205      9.375    10,316     01-JUL-1997     1,035,277
Santa Barbara                    CA         93101      9.125     5,927     01-JUL-2002       604,119
Walnut Creek                     CA         94598      9.500    10,048     01-JUL-2002     1,000,636
PORTLAND                         OR         97277      9.750     7,048     01-JUL-2007       581,169
HANOVER                          MD         21076      9.625    37,315     01-NOV-2007     4,073,880
ALEXANDRIA                       VA         22304      9.500    31,693     01-JUL-2007     2,644,114
ALEXANDRIA                       VA         22314      9.500    23,304     01-JUL-2007     1,944,149
SUNNYVALE                        CA         94086      9.000    14,455     05-AUG-2002     1,648,900
HINSDALE                         IL         60521      9.500    10,511     30-JUL-2007     1,154,025
TOWSON                           MD         21204      9.250    45,794     01-SEP-1997     3,897,512
ATLANTA                          GA         33038      9.250    13,751     01-AUG-2002     1,396,893
WASHINGTON                       DC         20036      6.500     3,390     25-MAY-1999       625,763

                                        4 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0935487           180      Retail             PARK PLAZA CENTER               STATE HWY 5 AT STEWART PKWY.
0935505           517      Multifamily        HAMPTON PLACE APARTMENTS        1915 WEST WATERS AVENUE
0935529           174      Industrial         PATAPSCO CENTRAL LTD. PTSHP.    815 CENTRAL AVENUE
0935554           478      Retail             BIG 5 SPORTING GOODS            235 N. AZUSA AVE.
0935566           120      Retail             HARBOR - EDINGER PLAZA          11940 EDINGER AVE.
0935580           480      Warehouse          11260 OLD ROSWELL ROAD          11260 OLD ROSWELL ROAD
0935591           546      Multifamily        VICTORIA APARTMENTS             3518 ROSWELL ROAD N
0935633           248      Multifamily        BEARDSLEE COVE APARTMENTS       18804-18632 BEARDSLEE
0935657           167      Retail             CAPITAL CORNER SHOPPING CTR.    6507-39 ANNAPOLIS ROAD
0935670            57      Multifamily        TIFFANY OAKS APARTMENTS         351 S NORTHLAKE BOULEVARD
0935682            81      Multifamily        TIMBERLAKE APARTMENTS I I       780 JAMESTOWN BOULEVARD
0935700           320      Retail             FLINT HILL BUILDING             11601-11631 NEBEL STREET
0935724           207      Office             200 WEBSTER STREET              200 WEBSTER STREET
0935736           330      Retail             5420 BUTLER ROAD                Various
0935761            91      Retail             SPRING CENTER                   8603-8653 16TH STREET
0935815           420      Retail             G. I. JOE'S                     700 N W EASTMAN PARKWAY
0935839           223      Office             THE ALBERT BUILDING             1010 B STREET
0935840            25      Warehouse          PARK 90-5 OFFICE PARK           2203 AIPORT WAY
0935852           439      Retail             DARTMOOR SHOPPING CENTER        1024 MC HENRY AVENUE
0935876           383      Retail             WINN DIXIE PLAZA                2134-2200 S. ATLANTIC AVENUE
0935906           139      Retail             SHERMAN SQUARE                  12643 SHERMAN WAY
0935920           185      Warehouse          CHARLES COUNTY ASSOCIATES       10700-11099 DE MARR ROAD
0935967           424      Retail             CASCADES AT LAKE ST. GEORGE     3382-3392 TAMPA ROAD.
0935979           417      Warehouse          COOK ASSOCIATES                 7608 FULLERTON ROAD
0935980           179      Retail             TOWER PLAZA                     505 BANKHEAD HIGHWAY
0937010           230      Office             Gregory Professional Centre     140 GREGORY LANE
0937022           178      Office             1500 HAMBURG PIKE               1501 HAMBURG PIKE
0937095           483      Warehouse          PARKWAY CENTER I                7267 PARK CIRCLE DRIVE
0937101             7      Multifamily        OAKTON GABLE                    3200-3252 ARROWHEAD CIRCLE
0937125           138      Retail             BRIGGS CHANEY CENTER            13820 OLD COLUMBIA PIKE
0937162            40      Multifamily        PARK RIDGE APARTMENTS           810 PARK RIDGE ROAD
0937198           213      Office             136 SUMMIT AVENUE               136 SUMMIT AVENUE
0937204           215      Warehouse          AIRPORT BUSINESS CENTER V I     245 QUIGLEY
0937216           506      Retail             WILSON PLAZA                    S W C WILSON AND PRAIRIE STS
0937228           419      Retail             BARRY PLAZA                     11651 Santa Monica Blvd.
0937320            65      Warehouse          44348,68,88 OLD WARM SPRINGS B  44348,68,88 OLD WARM SPRINGS B
0937368           229      Warehouse          1716 FOURTH STREET              1716 FOURTH STREET
0937370            95      Retail             CHEROKEE SHOPPING CENTER        320 - 580 CHEROKEE LANE
0937381           266      Industrial         PROSPECT INDUSTRIAL PARK        2619-43 MIDPOINT DRIVE
0937423           404      Office             105 SOUTH MAPLE AVENUE          105 MORRIS AVENUE
0937460           446      Retail             PEOPLE'S PLAZA                  100 RYDERS LANE
0937484           398      Office             1409 KINGS HIGHWAY, NORTH       1409 KINGS HIGHWAY, NORTH
0937502            75      Industrial         CENTENNIAL VALLEY BUSINESS PK.  1315 CENTURY DRIVE
0937514           429      Warehouse          WIN COMMUNICATIONS              6755 JIMMY CARTER BOULEVARD


                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
DOUGLASVILLE                     GA         30135      8.250    23,001     10-SEP-2001     3,345,557
TAMPA                            FL         33604      8.500     5,242     31-DEC-2002       650,308
LINTHICUM                        MD         21090      9.250    30,907     01-SEP-1997     3,460,734
WEST COVINA                      CA         91791     10.250    11,191     01-SEP-2007       908,425
FOUNTAIN VALLEY                  CA         92728      9.000    39,575     30-SEP-1997     4,520,422
ROSWELL                          GA         30201      9.500     8,228     01-SEP-1997       904,396
ATLANTA                          GA         30305     10.250     7,903     01-OCT-2002       460,483
BOTHELL                          WA         98012      9.250    21,347     05-SEP-1997     2,393,074
LANDOVER                         MD         20815      6.500    19,429     25-MAY-1999     3,586,875
ALTAMONTE SPRINGS                FL         32701      8.750    65,772     01-NOV-1997     7,665,840
ALTAMONTE SPRINGS                FL         32714      8.750    49,329     01-NOV-1997     5,749,380
ROCKVILLE                        MD         20852      8.875    15,989     01-NOV-1997     1,845,804
OAKLAND                          CA         94607      9.250    24,791     15-OCT-2002     2,782,559
Various                          Vr         Vrs        8.875    15,589     01-NOV-1997     1,799,727
SILVER SPRINGS                   MD         20910      9.000    45,438     15-NOV-1997     5,203,029
GRESHAM                          OR         97030      9.750    11,169     01-NOV-1997     1,208,331
SAN RAFAEL                       CA         94901      9.500    26,211     15-OCT-2002     2,632,277
SOUTH SEATTLE                    WA         98134      8.875    104,910    01-NOV-1997    12,112,003
CRYSTAL LAKE                     IL         60014      9.500    10,086     01-NOV-2002     1,109,754
DAYTONA BEACH SHORES             FL         32116     10.375    17,325     10-NOV-2007     1,413,683
NORTH HOLLYWOOD                  CA         91605      9.750    37,867     01-NOV-2017     4,096,561
WHITE PLAINS                     MD         20695     10.750    31,272     01-JUL-2008     3,173,759
PALM HARBOR                      FL         34618     10.000    11,285     15-DEC-1997     1,193,667
SPRINGFIELD                      VA         22153      9.125    10,693     01-FEB-1998     1,215,841
CARROLLTON                       GA         30117      9.875    31,287     10-APR-2003     3,375,610
PLEASANT HILL                    CA         94523      9.250    22,726     10-APR-2003     2,568,677
WAYNE TOWNSHIP                   NJ         07470     10.000    31,693     01-FEB-1998     3,377,876
HANOVER                          MD         21076     10.375     9,166     01-MAR-2013       878,544
OAKTON                           VA         22030      8.000    176,035    05-FEB-1998    22,090,506
SILVER SPRING                    MD         20904      9.750    37,803     01-MAR-1998     4,107,632
DURHAM                           NC         27713      9.750    83,767     01-MAR-1998     9,102,132
MONTVALE                         NJ         07645      6.250    14,059     15-FEB-1999     2,699,456
NEW CASTLE                       DE         19720      8.500    20,761     03-MAY-2000     2,693,386
BATAVIA                          IL         60510     10.000     6,653     20-MAR-1998       709,662
LOS ANGELES                      CA         90025      9.000     9,801     01-MAR-2003     1,212,599
FREMONT                          CA         94539      9.750    61,000     15-MAR-2003     6,635,354
BERKELEY                         CA         94710      9.875    26,098     01-MAR-2003     2,580,193
LODI                             CA         95240      9.500    46,368     01-APR-2003     5,137,982
FORT COLLINS                     CO         80525      9.375    21,844     10-APR-2003     2,237,574
SPRINGFIELD                      NJ         07081      8.750    10,893     01-MAY-1998     1,279,061
MILLTOWN                         NJ         08850      7.875     9,354     01-MAY-1998     1,057,209
CHERRY HILL TOWNSHIP             NJ         08034      9.750    12,029     01-MAY-1998     1,309,651
LOUISVILLE                       CO         80027      9.000    52,301     15-APR-1998     6,024,875
NORCROSS                         GA         30071     10.000    11,356     01-JUN-1998     1,163,766

                                        5 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0937526           205      Office             NAPERVILLE OFFICE COURT         1801-1813 MILL STREET
0937540            94      Office             ONE BEACH STREET                ONE BEACH STREET
0937551           399      Warehouse          2101-2144 HELLMAN AVE.          2101-2144 HELLMAN AVE.
0937575           333      Retail             CLOVERLY CENTER                 15507-15537 NEW HAMPSHIRE AVE.
0937587           245      Industrial         HAYVENHURST AIRPORT BUSINESS    7625 HAYVENHURST AVE.
0937599           260      Office             INSERRA PLAZA                   20 RIDGE ROAD
0937654           392      Retail             IRVING - KIMBALL SHOPPING CENT  3401-3417 WEST IRVING PARK ROA
0937666           428      Retail             KIMBALL PLAZA                   3214-3224 NORTH KIMBALL AVENUE
0937678           286      Retail             ARCHER - CENTRAL PLAZA          5889-5915 ARCHER AVENUE
0937681           360      Retail             GROVE PLAZA                     2240 PLAZA BLVD.
0937691           216      Warehouse          GATEWAY PROFESSIONAL CENTER     150-170 PROFESSIONAL CENTER DR
0937710           265      Warehouse          AGOURA OAKS COMMERCE CENTER     29395, 97 & 99 AGOURA ROAD
0937721           159      Retail             LEE JACKSON STATION             14005-14033 LEE JACKSON HWY
0937733           473      Retail             RIVER BEND PLAZA                1926-1992 RIVER ROAD
0937757           243      Retail             VILLA NORTE                     3211 & 3251 Holiday Ct.
0937770           456      Office             7257 LINCOLN AVENUE BUILDING    7257 LINCOLN AVENUE
0937812           348      Multifamily        645 REDONDO AVENUE              645 REDONDO AVENUE
0937836            21      Multifamily        OLD CENTREVILLE GABLE           13801-13849 BRADDOCK SPRING RD
0937848            49      Retail             MUIR STATION SHOPPING CENTER    S W C MUIR STATION RD & CENTER
0937851           177      Office             SUNNYSIDE PLAZA                 10001-10117 S E SUNNYSIDE
0937861           204      Multifamily        CHANDLER APARTMENTS             12512 CHANDLER BLVD.
0937885           193      Warehouse          CARTWRIGHT HOLDING COMPANY      6840 NAVONE ROAD
0937903            37      Office             MOUNTAIN VIEW OFFICE PARK       820,830 BEAR TAVERN ROAD
0937915           396      Retail             LARCHMONT BOULEVARD BUILDING    242-252 N. LARCHMONT BLVD.
0937927           495      Office             PIKE PLACE OFFICE BUILDING IV   318 WEST PIKE STREET
0937939           166      Retail             PROVIDENCE SQUARE CENTER        1903-1949 W. BRANDON BOULEVARD
0937952           123      Warehouse          CENTRAL AVENUE ASSOCIATES       558 CENTRAL AVENUE
0937964           287      Retail             WANTAGE PLAZA .                 1-1450 STATE RT. 23
0937976           491      Warehouse          LIVE OAK BUSINESS CENTER        5957-5975 CATTLEMAN LANE
0937992           462      Office             LA CUMBRE MEDICAL DENTAL GROUP  200 NORTH LA CUMBRE ROAD
0938002           354      Office             GASKIN EYE CLINIC               100 QUEENS ROAD
0938026           323      Retail             WOODLAWN SPECIALTY CENTER       1197 & 1199 JOHNSON FERRY ROAD
0938038           131      Multifamily        AUTUMN RIDGE APARTMENTS         100 AUTUMN RIDGE TRAIL
0938087           415      Retail             FRAZER SHOPPING CENTER          477 LANCASTER AVENUE
0938099           453      Office             Pollard Medical Center          825 Pollard Road
0938105           285      Retail             CREEKSIDE COMMONS               1101-1165 WEILAND ROAD
0938117           210      Multifamily        PLANTATION RIDGE APARTMENTS     1805 ROSWELL ROAD
0938129           336      Retail             PALMS PLAZA                     1155 S DALE MABRY HIGHWAY
0938130            74      Warehouse          ANGELO BROS. HEADQUARTERS BLDG  12401 MCNULTY
0938154           278      Multifamily        PINE VIEW GARDENS               215 L 235 EAST MAIN STREET
0938178           504      Office             1827 JEFFERSON PLACE            1827 JEFFERSON PLACE
0938191           317      Office             ATTORNEY GENERAL BUILDING       4407 WOODVIEW DRIVE N E
0938219           250      Warehouse          THE CONCORD BUILDING            701 ASHLAND AVENUE
0938221           182      Industrial         C H WESTSIDE ASSOCIATES         Various


                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
NAPERVILLE                       IL         60540      8.875    24,025     01-MAY-1998     2,794,260
San Francisco                    CA         94133      9.750    47,254     10-MAY-1998     5,150,847
ONTERIO                          CA         91761      9.500    11,772     10-APR-2003     1,305,877
LOVERLY                          MD         20904      8.500    14,698     01-JUN-1998     1,761,895
VAN NUYS                         CA         91388      9.250    21,429     01-MAY-1998     2,422,096
MAHWAH TOWNSHIP                  NJ         07430     10.250    21,955     15-MAY-2008     2,307,166
CHICAGO                          IL         60618      8.875    11,725     01-MAY-1998     1,363,562
CHICAGO                          IL         60618      8.875    10,108     01-MAY-1998     1,175,483
CHICAGO                          IL         60638      8.875    17,789     01-MAY-1998     2,068,904
NATIONAL CITY                    CA         92050      9.500    14,231     10-APR-1997     1,578,665
ROHNERT PARK                     CA         94928      8.000    21,556     15-JUN-2000     2,688,395
AGOURA HILLS                     CA         91301      8.500    17,273     01-NOV-2001     2,242,298
CHANTILLY                        VA         22021      5.000    15,552     01-MAY-1998     3,732,573
DES PLAINS                       IL         60018      7.875     7,347     31-MAY-2000       925,449
LA JOLLA                         CA         92038      8.625    20,479     01-AUG-1998     2,440,071
LINCOLNWOOD                      IL         60646      9.375     9,150     10-MAY-1998     1,025,515
LONG BEACH                       CA         90814     10.125    15,963     01-JUN-2008     1,692,809
CENTREVILLE                      VA         22050      8.500    115,338    15-AUG-2000    14,856,709
MARTINEZ                         CA         94553      8.875    71,817     10-JUN-2003     8,372,514
CLACKAMAS                        OR         97315      8.750    28,800     01-JUN-1998     3,386,064
NORTH HOLLYWOOD                  CA         91607      9.875    26,051     15-JUN-2008     2,816,397
STOCKTON                         CA         95205      9.625    31,745     01-JUN-2002     3,003,068
EWING TOWNSHIP                   NJ         08648      8.500    78,512     01-AUG-1998     9,435,723
LOS ANGELES                      CA         90004      9.250    12,880     01-JUL-2008     1,332,559
LAWRENCEVILLE                    GA         30243      9.750     7,595     15-DEC-1996       812,107
BRANDON                          FL         33511      8.250    29,710     15-JUN-2003     3,603,685
NEW PROVIDENCE                   NJ         07974     10.250    46,320     01-JUL-2008     4,505,966
WANTAGE TOWNSHIP                 NJ         07461     10.000    24,126     10-AUG-2008     2,063,330
SARASOTA                         FL         34239      8.375     6,826     15-JUL-2003       827,554
SANTA BARBARA                    CA         93110      8.500     9,099     15-AUG-2003       994,848
CHARLOTTE                        NC         28204      8.500    13,586     01-JUL-2008     1,630,656
ATLANTA                          GA         30328      9.000    19,690     01-JUN-2003     1,831,090
ATLANTA                          GA         30357      7.500    32,373     15-JUL-1998     4,216,401
FRAZER E . WHITELA               PA         19355      8.500    10,118     01-JOV-1998     1,220,372
Los Gatos                        CA         95030      8.875     8,824     01-NOV-2003     1,033,457
BUFFALO GROVE                    IL         60090      8.375    17,093     30-JUN-1998     2,071,922
MARIETTA                         GA         30062      8.875    24,718     15-JUL-1996     2,750,540
TAMPA                            FL         33629      8.750    14,664     15-AUG-1998     1,730,196
PHILADELPHIA                     PA         19154      8.000    61,601     01-SEP-1998     6,027,463
SOMERVILLE                       NJ         08876     10.625    25,674     18-SEP-2008     2,140,142
WASHINGTON                       DC         20036      9.250     6,900     01-SEP-1998       717,895
LACEY                            WA         98503      8.875    15,982     01-SEP-1998     1,867,528
FOLCROFT BOROUGH                 PA         19032      8.600    21,814     01-NOV-1998     2,378,664
Various                          Vr         Vrs        8.625    27,433     01-OCT-1998     3,272,515

                                         6 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0938257           380      Office             FLOURNEY CORPORATION HEADQTRS   900 BROOKSTONE CENTER PARKWAY
0938270            13      Office             SECOND STREET OFFICE BUILDING   1800 SECOND STREET
0938282           292      Industrial         TURPANJIAN PROPERTIES           17321 S. VALLEY VIEW AVE.
0938294           542      Warehouse          WHITESELL CONSTRUCTION COMPANY  1816 UNDERWOOD BLVD
0938300           304      Retail             PINELAND PLAZA                  617 STOKES ROAD
0938361           301      Warehouse          THORNDALE BUSINESS CENTER       1230-1300 MARK STREET
0938373           234      Mobile Home        VALENCIA LEA MOBILE HOME PARK   3850 E. ATLANTIC AVE.
0938397           370      Retail             LA MESA CENTER                  8372 Center Dr.
0938403           227      Multifamily        TERRACE ROYALE APARTMENTS       9627 N E 195TH CIRCLE
0938427             6      Office             ONE AND TWO LITTLE FALLS CTR.   2711 & 2752 CENTERVILLE ROAD
0938476            99      Retail             EMPORIUM PLAZA                  3501 CAPITAL BOULEVARD
0938488           413      Industrial         1415 GARDENA PARTNERSHIP        1415 GARDENA AVE.
0938518           312      Office             WEST MAIN PLAZA                 55 S. RAYMOND AVE.
0938520            96      Multifamily        3120 MISSION STREET             3120 MISSION ST./3425-35 ARMY
0938531           252      Warehouse          SUNRISE DISTRIBUTION CENTER     11261-11291 SUNRISE PARK DRIVE
0938543           303      Retail             GARRITY SQUARE                  1855 DEERFIELD ROAD
0938555           127      Multifamily        FOX RUN APARTMENTS              S W C ROUTE 72 & ROUTE 40
0938579           472      Industrial         152 VETERANS DRIVE              152 VETERANS DRIVE
0938592           416      Retail             INTERNATIONAL CORNER PLAZA      2905 INTERNATIONAL DRIVE
0938609            15      Multifamily        MT. PLEASANT VILLAS             E. MAIN & FINDERNE AVE.
0938658           130      Retail             ARNOLD STATION SHOPPING CENTER  1450-1460 RITCHIE HIGHWAY
0938695           331      Industrial         KIRKLAND BUSINESS CENTER        11800 N E, 112TH & 116TH STS
0938713           224      Office             FAIRMOUNT COMMON                466 SOUTHERN BLVD.
0938737           532      Industrial         TAFT - VINELAND BUSINESS CTRE   943 & 955 TAFT - VINELAND ROAD
0938749           106      Office             MURRAY HILL INN & OFFICE PARK   Various
0938750           294      Retail             BRICE SQUARE                    U S 280 AND MCNATT STREET
0938774            12      Retail             CENTER OF BONITA SPRINGS        3300 BONITA BEACH ROAD
0938831           397      Retail             CLINTON SQUARE                  6415 OLD ALEXANDRIA FERRY RD
0938865           157      Retail             HOLLAND - GROVES PLAZA          5225-75 Cochran St.
0938919           132      Multifamily        SOUTHGATE APARTMENTS            10A-20G FAIRVIEW AVENUE
0938944           554      Industrial         3415 EMPIRE BOULEVARD           3415 EMPIRE BOULEVARD
0938956           300      Retail             9400 WHITTIER BLVD.             9400 WHITTIER BLVD.
0938972           137      Office             MOUNTAIN VIEW OFFICE PARK       850 BEAR TAVERN ROAD
0938981            46      Retail             CENTRE AT UNIVERSITY PARKWAY    8324 LOCKWOOD RIDGE ROAD
0939006           368      Retail             15 SOUTH PLAZA                  694 ROUTE 15 SOUTH
0939018           191      Office             HAWTHORN BUSINESS PARK          935 LAKEVIEW PARKWAY
0939029           350      Retail             HERITAGE WALK                   861 HOLCOMB BRIDGE ROAD
0939031           235      Retail             PRINCETON N. SHOPPING CENTER    1225 STATE ROAD, ROUTE 206
0939043            14      Retail             OAK TREE CENTER                 1655 OAKTREE RD.
0939092           279      Multifamily        A M S PROPERTIES                245 SPALDING DR.
0939109           463      Warehouse          MILLTOWN COURT ASSOCIATES       2 MILLTOWN COURT
0939110           226      Office             COMMERCE PLACE BUSINESS PARK    5400 PATTON DRIVE
0939122           152      Retail             SOUTH MACON PLAZA               1410-26 & 1502-60 ROCKY CREEK
0939134           181      Retail             ALPINE CREEK SHOPPING CENTER    1347 TAVERN ROAD

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
COLUMBUS                         GA         31904     10.625    14,093     01-APR-2009     1,454,304
SARASOTA                         FL         34236     10.375    172,028    15-SEP-2018    17,983,392
CERRITOS                         CA         90701      7.500    17,160     01-OCT-2003     2,017,220
DELRAN TOWNSHIP                  NJ         08075     10.500     5,430     01-OCT-2013       522,477
MEDFORD TOWNSHIP                 NJ         08055      9.000    16,713     10-MAR-1999     1,949,197
BENSENVILLE                      IL         60106      8.625    16,488     05-DEC-1998     1,973,833
HIGHLAND                         CA         92346     10.500    29,952     10-NOV-2008     2,528,105
La Mesa                          CA         92042      8.500    12,432     01-DEC-1998     1,501,316
BOTHELL                          WA         98011      8.500    23,739     01-NOV-1998     2,606,121
NEW CASTLE                       DE         19720      8.250    156,426    01-AUG-2002    22,752,831
RALEIGH                          NC         27604      8.875    43,100     10-NOV-1998     5,053,635
GLENDALE                         CA         91204      8.750    10,339     10-NOV-1998     1,224,092
ALHAMBRA                         CA         91801     10.375    18,109     01-DEC-2008     1,896,327
SAN FRANCISCO                    CA         94104     10.625    60,408     15-DEC-2008     5,082,445
RANCHO CORDOVA                   CA         94570      8.250    19,036     10-NOV-2003     2,345,164
HIGHLAND PARK                    IL         60035      9.125    17,174     01-NOV-2003     1,972,839
BEAR                             DE         19701      7.750    34,340     15-DEC-1998     4,411,751
NORTHVALE BORO                   NJ         07647      8.875     8,167     01-NOV-1998       927,935
ORLANDO                          FL         32815      8.750     9,608     05-AUG-2002     1,216,986
BRIDGEWATER                      NJ         08807      8.000    134,386    18-DEC-2003    16,915,266
ARNOLD                           MD         21012      8.500    35,423     01-JAN-1999     4,219,432
KIRKLAND                         WA         98034      8.125    14,349     01-JAN-1999     1,787,876
CHATHAM TWP.                     NJ         07928      8.000    20,853     15-FEB-1999     2,631,434
ORLANDO                          FL         32824      8.625     6,264     15-DEC-1998       582,180
Various                          Vr         Vrs        8.900    47,618     01-FEB-2004     4,866,439
VIDALIA                          GA         30474     10.500    23,712     15-JAN-2008     2,013,655
BONITA SPRINGS                   FL         33923      8.750    143,180    15-DEC-2003    18,091,780
CLINTON                          MD         20815      6.500     7,110     25-MAY-1999     1,312,529
SIMI VALLEY                      CA         93063      8.000    30,237     01-JAN-2004     3,805,974
PERKASIE BOROUGH                 PA         18944      7.625    32,387     20-FEB-1999     4,215,119
ATLANTA                          GA         30354      7.750     3,466     01-FEB-2009       340,003
PICO RIVERA                      CA         90660      8.500    17,920     01-FEB-1999     1,979,092
EWING TOWNSHIP                   NJ         08648      9.875    37,793     01-FEB-2001     4,114,180
SARASOTA                         FL         34206      7.900    63,233     01-FEB-2009     8,545,641
JEFFERSON TWP.                   NJ         07438      8.250    12,163     15-FEB-1999     1,503,854
VERNON HILLS                     IL         60061      7.750    23,626     08-MAR-2009     3,047,119
ROSWELL                          GA         30075      8.000    13,033     15-FEB-1999     1,644,586
MONTGOMERY TWP                   NJ         08558      7.900    21,865     15-MAR-2009     2,526,774
EDISON                           NJ         08820      8.700    150,234    20-MAR-1999    17,940,368
BEVERLY HILLS                    CA         90212     10.375    24,750     10-APR-2009     2,134,327
UNION TOWNSHIP                   NJ         07083      8.000     8,664     01-MAR-1999       992,213
LISLE                            IL         60532     10.250    24,643     01-MAR-2003     2,611,495
MACON                            GA         31298     10.250    44,660     20-MAR-2009     3,864,606
ALPINE                           CA         91901     10.375    33,670     10-MAR-2009     3,298,073

                                         7 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0939146           346      Warehouse          1975 SWARTHMORE AVENUE          1975 SWARTHMORE AVENUE
0939171            53      Office             MEADOWBROOK MEDICAL BUILDING    6490 EXCELSIOR BUILDING
0939183             8      Multifamily        NORTH BRUNSWICK MANOR           615 BISHOP BOULEVARD
0939195           176      Retail             LYON VILLAGE                    2580 FAIR OAKS BOULEVARD
0939213           352      Retail             CLOCKTOWER SQUARE               S W C PLAINFIELD RD & 75TH STR
0939225           377      Warehouse          VOORHEES CORPORATE PARK         701 COOPER ROAD
0939298           311      Retail             NEAR NORTH PLAZA                933-1003 WEST DIVERSEY PARKWAY
0939316            45      Multifamily        GEORGETOWN COURT                3251 PROSPECT STREET, N W
0939328            44      Retail             ATCO PLAZA                      Various
0939353            89      Industrial         1382 BELL AVENUE                1382 BELL AVENUE
0939365           237      Office             THE GEO GROUP                   6960 FLANDERS DRIVE
0939389           357      Warehouse          4800 BUILDING                   4800 BENSON AVENUE
0939390           440      Warehouse          COLLEGE WEST BUSINESS PARK      Various
0939407            11      Office             640 NORTH LA SALLLE STREET      640 NORTH LA SALLLE STREET
0939420           289      Office             CORINTH GARDENS                 2211 CORINTH AVENUE
0939432            79      Industrial         400-438 LITTLEFIELD AVENUE      400-438 LITTLEFIELD AVENUE
0939493           513      Office             WHITEMARSH BUSINESS CTR III     5219 & 5221 MILITIA HILL ROAD
0939523           308      Warehouse          9279 CABOT DRIVE                9279 CABOT DRIVE
0939547           510      Warehouse          320 CERRITOS AVENUE             320 CERRITOS AVENUE
0939560           109      Warehouse          LONGS DRUGS DISTRIBUTION CTR.   900-960 DUPONT AVE.
0939572           108      Retail             PALM COURT                      S W C CALIFORNIA BLVD.
0939584           236      Office             CENTURY ENGINEERING BUILDING    32 WEST ROAD
0939596           449      Industrial         2042 CORTE DEL NOGAL            2042 CORTE DEL NOGAL
0939602           373      Warehouse          AMERICAN INTERNATIONAL          1040 AVENIDA ACASO
0939614           387      Retail             THE MARKET                      430 MARKET STREET
0939641           438      Retail             HOUGHTON PLAZA                  935-967 - 180TH AVENUE N E
0939651           520      Retail             HANDY ANDY HOME IMPROVEMENT     ROUTE 30 AND THEODORE STREET
0939675           309      Warehouse          ENNISMORE OF ALBUQUERQUE        2121 EAST MAGNOLIA STREET
0939687           394      Office             970 DEWING AVENUE               970 DEWING AVENUE
0939699           474      Warehouse          PACIFIC WESTERN HOLDING CO.     2515-2525 PIONEER AVENUE
0939729           427      Office             1321 N. HARBOR BLVD.            1321 N. Harbor Blvd.
0939730           466      Warehouse          8745/8747 MAGNOLIA AVENUE       8745/8747 MAGNOLIA AVENUE
0939742           409      Multifamily        BAYFRONT VILLAS APARTMENTS      3201 58TH STREET SOUTH
0939754            48      Industrial         WILLOW PARK                     1350,1360 WILLOW ROAD
0939766            18      Office             STEVENS BUILDING                17-25 NORTH STATE STREET
0939782           326      Retail             COPELAND'S SPORTS CENTER        11955 S W CANYON ROAD
0939808           342      Industrial         SMURFIT FLEXIBLE PACKAGING      1228 EAST TOWER ROAD
0939811           328      Office             SHEPARD PARK OFFICE CENTER      2177 YOUNGMAN AVE.
0939821           103      Retail             PENROSE PLAZA SHOPPING CENTER   3000 ISLAND AVENUE
0939833           375      Multifamily        TIMBERLAWN APARTMENTS           15850 NORTHEAST 40TH STREET
0939845           257      Office             LAKE FALLS PROFESSIONAL BLDG.   6115 FALLS ROAD
0939857           105      Office             53 CARDINAL DRIVE               53 CARDINAL DRIVE
0939870           444      Industrial         SUN TECHNOLOGY PARK             805-809 Aldo Avenue
0939882            39      Retail             CALHOUN VILLAGE SHOPPING CTR    3220 W LAKE STREET

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
LAKEWOOD                         NJ         08701     10.250    19,633     01-APR-2009     1,698,933
ST. LOUIS PARK                   MN         55426     10.500    80,256     01-MAY-2014     7,810,950
NORTH BRUNSWICK                  NJ         08902      7.640    202,720    15-APR-2009    20,233,222
SACRAMENTO                       CA         95825     10.375    32,595     01-APR-2009     3,425,605
NAPERVILLE                       IL         60565     10.500    15,771     15-APR-2009     1,643,625
VOORHEES TOWNSHIP                NJ         08043      8.000    11,572     01-APR-1999     1,462,078
CHICAGO                          IL         60657      7.875    14,938     01-APR-1999     1,906,843
WASHINGTON                       DC         20007      8.625    71,667     16-MAY-1999     8,628,658
Various                          Vr         Vrs        8.500    79,432     01-JUN-1999     8,840,494
TUSTIN                           CA         92680      8.750    41,302     10-AUG-2002     5,243,936
SAN DIEGO                        CA         92126      7.125    18,377     01-APR-1999     2,498,037
BALTIMORE                        MD         21227      8.500    14,317     01-MAY-1999     1,590,304
Various                          Vr         Vrs        7.750     8,578     01-MAY-1999     1,107,736
CHICAGO                          IL         60610      8.500    155,529    05-JUN-1999    18,935,601
LOS ANGELES                      CA         90064      8.500    16,577     31-DEC-2002     2,056,683
SO. SAN FRANCISCO                CA         94080      8.500    48,420     15-MAY-2006     5,804,741
PLYMOUTH MEETING                 PA         19462      8.875     5,638     10-JUN-1999       666,087
SAN DIEGO                        CA         92126     10.375    20,599     01-JUN-1999     1,926,003
GLENDALE                         CA         91204      7.875     5,326     01-JUN-1999       681,532
ONTARIO                          CA         91761     10.375    45,370     01-JUN-1999     4,776,431
WALNUT CREEK                     CA         94596      9.000    40,894     01-JUN-2004     4,779,466
TOWSON                           MD         21204      9.250    24,079     01-JUL-1999     2,505,657
CARLSBAD                         CA         92008     10.500    10,063     01-JUN-1999     1,048,743
CAMARILLO                        CA         93010     10.375    14,125     15-MAY-1999     1,486,916
ELMWOOD PARK                     NJ         07407     10.500    14,163     16-MAR-2000     1,377,669
KIRKLAND                         WA         98033     10.750    10,829     10-AUG-1999     1,111,804
CREST HILL                       IL         60435      8.125     6,532     01-JUN-1999       636,946
PHOENIX                          AZ         85034     10.375    18,109     01-NOV-1999     1,914,233
LAFAYETTE                        CA         94549      8.750    11,334     01-JUL-2004     1,352,459
VISTA                            CA         92083      9.000     7,811     01-JUL-1999       913,821
Fullerton                        CA         92635      9.875    11,597     01-JAN-2000     1,178,769
SANTEE                           CA         92071      9.250     9,104     01-JUL-1999       964,636
GULFPORT                         FL         33707      9.000    11,626     15-JUN-1999     1,234,497
MENLO PARK                       CA         94025      8.500    72,201     05-AUG-2000     8,410,060
CHICAGO                          IL         60601      7.875    103,230    15-AUG-1999    15,730,274
BEAVERTON                        OR         97005      9.250    15,754     01-SEP-1999     1,811,081
SCHAUMBURG                       IL         60195     11.000    20,046     15-DEC-2009     1,710,226
ST. PAUL                         MN         55116      8.500    14,793     05-JUL-1999     1,802,976
PHILADELPHIA                     PA         19153      8.750    41,164     01-AUG-1999     4,917,609
REDMOND                          WA         98052      8.750    13,427     01-AUG-1999     1,474,358
BALTIMORE                        MD         21209      9.000    19,673     10-JUN-2000     2,324,812
WESTFIELD                        NJ         07090     10.250    45,702     05-AUG-2004     4,868,313
Santa Clara                      CA         95054      8.500     8,858     01-SEP-2004     1,080,808
MINNEAPOLIS                      MN         55408      9.250    79,330     05-AUG-1999     9,119,968

                                         8 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0939894           100      Office             WOOD STREET OFFICE BUILDING     2033 & 2055 WOOD STREET
0939924            68      Retail             MARINER SQUARE SHOPPING CENTER  13050 CORTEZ BLVD.
0939952             4      Office             CHEVY CHASE PLAZA               5301 WISCONSIN AVENUE N U
0939961           425      Office             SHELL RIDGE PROFESSIONAL PARK   108 LA CASA VIA
0940008           148      Office             BERKELEY CENTER BUILDING        2000 CENTER STREET
0940016           113      Retail             NAHATAN PLACE                   111 LENOX STREET
0940045           196      Retail             FAIRWOOD SQUARE                 S E PETROVITSKY / 140TH AVE N
0940057           104      Multifamily        FOX RUN APARTMENTS I I          1200 FOX RUN CIRCLE
0940069           319      Industrial         ALPHA ANALYTICAL BUILDING       8 WALK-UP DRIVE
0940094           155      Multifamily        TUIN OAKS VILLAGE APARTMENTS    149 OAKLAND STREET
0940100            22      Multifamily        GREENVILLE PLACE APARTMENTS     KENNETT PIKE & BARLEY MILL RD
0940136           433      Multifamily        POSSUM PARK APARTMENTS          630 KIRKWOOD HIGHWAY
0940148           233      Office             5665 FLATIRON PARKWAY, LTD.     5665 FLATIRON PARKWAY
0940157           486      Retail             NUNES PLACE                     2687 - 2723 CASTRO VALLEY BLVD
0940185           117      Retail             ADOBE SHOPPING CENTER           2960 - 3096 CASTRO VALLEY BLVD
0940197           421      Retail             MIAMI CIRCLE SHOWROOM           727-737 MIAMI CIRCLE
0940203           150      Warehouse          AMBASSADOR I BUILDING           TINICUM ISLAND ROAD & 4TH AVE
0940239             5      Multifamily        BRIDGEWATER APARTMENTS          4375 SATELLITE BLVD
0940240           263      Retail             HILLTOP PLAZA                   813 ROOSEVELT BOULEVARD
0940252           273      Office             WILDWOOD MEDICAL CENTER         10401 OLD GEORGETOWN ROAD
0940276            59      Retail             SUNSET RIDGE                    6400 N NEW BRAUNFELS DRIVE
0940306           324      Multifamily        PARKSIDE COURT APARTMENTS       1470-1480 PARKSIDE AVE.
0940318           209      Multifamily        ROBBINS LANDING                 4300 ROBBINS LANDING LANE
0940331           199      Retail             BARRY PLAZA                     3019-3059 NORTH PULASKI ROAD
0940355            24      Office             WOLCOTT BUSINESS CENTER         5000,5010,5016 CALABASAS PKWAY
0940367            33      Office             YOUNG QUINLAN BUILDING          81 SOUTH 9th ST.
0940380            78      Retail             SHOPS AT COMMERCE PLACE         2201-2241 ROUTE 1 SOUTH
0940392           261      Industrial         J M F INVESTMENT & LOAN CO      12323 SHERMAN WAY
0940409           343      Retail             EAST ON ARAPAHOE                5340-5380 ARAPAHOE ROAD
0940410           192      Retail             GARFIELD CENTER PARTNERSHIP     320-330 Garfield Ave.
0940422           112      Office             MAIN STREET CENTER              Various
0940434           410      Retail             BERWYN PLAZA                    6901 WEST OGDEN AVENUE
0940471           114      Retail             FAIRYLAND 1 SHOPPING CENTER     Various
0940483           175      Retail             CANYON TOWN CENTER              11909 CANYON ROAD
0940501            43      Office             PAPAGO MEDICAL PARK             1331 N. 7TH STREET
0940525            90      Office             CAROL STREAM TECH CENTER        191 SOUTH GARY AVENUE
0940537           219      Industrial         JAYCRAFT BUILDING               2780 VIA ORANGE WAY
0940598            62      Multifamily        CHARLES AVE CTR / CEZANNE APTS  440 - 470 E. EL CAMINO REAL
0940604           426      Retail             OAKES VILLAGE RETAIL CENTER     4704 S. OAKES STREET
0940616           228      Retail             SOUTH BEACH PLACE               670 S GULFVIEW BOULEVARD
0940638            70      Retail             HOME DEPOT PLAZA                1725-1977 34TH STREET NORTH
0940641           400      Retail             NORTH BEACH VILLAGE SHPG CTR    1505 3RD STREET NORTH
0940653           272      Retail             FRIENDSHIP MALL                 2210 ROUTE 9
0940665           190      Retail             LINCOLN HEIGHTS PLAZA           EAST 2502 - 30 29TH AVENUE

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
SARASOTA                         FL         34230     10.000    46,512     15-AUG-2019     5,048,224
SPRINGHILL                       FL         33579      9.750    56,705     01-SEP-2019     6,272,214
WASHINGTON                       DC         20201      8.350    203,227    01-SEP-2001    26,498,948
WALNUT CREEK                     CA         94598     10.250    11,202     01-SEP-1996     1,193,160
BERKEKEY                         CA         94704     10.125    38,987     15-SEP-2004     3,917,003
NORWOOD                          MA         02062      8.375    38,469     20-SEP-1999     4,731,047
RENTON                           WA         98058      9.750    26,634     01-OCT-2004     2,948,733
BEAR                             DE         19720      8.375    39,921     15-DEC-1998     4,875,198
WESTBOROUGH                      MA         01581      7.125    12,666     01-OCT-1999     1,854,817
MANSFIELD                        MA         02048      9.750    37,385     01-OCT-1999     3,850,111
GREENVILLE                       DE         19807      9.375    151,534    10-NOV-2009    14,066,764
NEWARK                           DE         19711      9.500    10,922     10-NOV-1999     1,147,298
BOULDER                          CO         80301      8.875    21,558     15-OCT-2009     2,557,918
CASTRO VALLEY                    CA         94546      9.875     9,568     15-NOV-2009       861,870
CASTRO VALLEY                    CA         94546      9.400    40,429     01-NOV-2009     4,602,517
ATLANTA                          GA         30324      9.625    13,165     15-OCT-2009     1,201,946
TINICUM TOWNSHIP                 PA         19153      9.250    33,730     10-DEC-1999     3,892,708
DULUTH                           GA         30136      7.670    178,434    15-NOV-2004    24,837,212
MONROE                           NC         28110      9.250    19,479     01-NOV-1999     2,268,567
BETHESDA                         MD         20814      9.250    20,211     01-MAR-2000     2,170,084
SAN ANTONIO                      TX         78201      9.000    64,432     01-NOV-2009     7,569,518
EWING TOWNSHIP                   NJ         08638      9.250    17,128     10-NOV-1999     1,830,126
ROBBINSDALE                      MN         55425      9.500    24,385     10-OCT-2014     2,754,653
CHICAGO                          IL         60641      9.250    25,298     01-NOV-1999     2,913,868
CALABASAS                        CA         91302      9.125    107,270    15-OCT-2004    12,153,338
MINNEAPOLIS                      MN         55402      8.500    80,523     31-DEC-2005     9,980,553
N. BRUNSWICK                     NJ         08902      9.125    50,224     15-NOV-1999     5,848,034
NORTH HOLLYWOOD                  CA         91605      8.250    20,090     01-DEC-2004     2,300,980
BOULDER                          CO         80306      9.375    14,947     01-DEC-2009     1,708,196
Al hambra                        CA         91801      8.500    24,201     31-DEC-2002     3,002,533
Various                          Vr         Vrs        9.125    40,682     12-NOV-1999     4,736,943
BERWYN                           IL         60402      9.250    10,695     01-JAN-2000     1,234,259
Various                          Vr         Vrs        9.750    51,600     25-DEC-2009     4,706,555
BEAVERTON                        OR         97005      9.750    30,930     01-NOV-1999     3,427,398
PHOENIX                          AZ         85016      9.375    77,781     01-NOV-1999     8,872,349
CAROL STREAM                     IL         60188      9.625    46,750     01-DEC-1999     5,235,130
SPRING VALLEY                    CA         92078      9.625    23,800     01-JAN-2010     2,667,564
SUNNYVALE                        CA         94086      9.375    63,221     01-JAN-2005     7,046,957
TACOMA                           WA         98409      9.625    10,625     10-FEB-2000     1,192,995
CLEARWATER                       FL         34630      9.625    28,210     15-JAN-2010     2,597,972
ST. PETERSBURG                   FL         33714      8.250    57,602     10-FEB-2005     6,114,657
JACKSONVILLE BEACH               FL         32250      9.875    14,352     20-DEC-2009     1,300,141
HOWELL TWP.                      NJ         07731      9.625    19,550     01-JAN-2000     2,191,213
SPOKANE                          WA         99200      9.750    27,493     01-JAN-2000     3,052,022

                                         9 of 13

                    Confederation Life Insurance Company




Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0940689           283      Office             TOWNSQUARE PROFESSIONAL         BLDG 600 MT. PLEASANT AVE.
0940732            76      Retail             SUNNYSIDE PLAZA 205             9895 SE SUNNYSIDE ROAD
0940744            10      Office             5 NESHAMINY INTERPLEX           Various
0940781            80      Industrial         A G F A / COMPUGRAPHICS         80 INDUSTRIAL WAY
0940793           162      Office             MONROE MEDICAL CENTER           14755 179TH AVENUE S E
0940808           195      Multifamily        THE CLOISTERS APARTMENTS        125-161 SO. MAPLE AVENUE
0940823           371      Warehouse          CROW - SOUTHPORT BUSINESS PARK  5921-5937 LOOP 610 SOUTH
0940859           163      Industrial         2225 SOUTH 43RD AVENUE          2225 SOUTH 43RD AVENUE
0940860           111      Multifamily        ENCINO PALMS APARTMENTS         17600 BURBANK BOULEVARD
0940872            61      Warehouse          1717 WEST AIRFIELD DRIVE        1717 WEST AIRFIELD DRIVE
0940914            51      Multifamily        BRIARBROOK VILLAGE              1001-1295 BRIARBROOK DRIVE, ET
0940926           363      Industrial         CENTRAL SPUR PROPERTIES         2700 RYDIN ROAD
0940938            35      Retail             WAIPAHU SHOPPING PLAZA          94-300 FARRINGTON HIGHWAY
0940949           351      Warehouse          BLOOMINGTON BUSINESS PARK       900 AND 1000 WEST 80TH STREET
0940999           102      Warehouse          A. W. MENDENHALL                2301 LUNT AVENUE
0941013            50      Office             HOLGATE CENTER                  1737 L 1751 AIRPORT WAY SOUTH
0941025            34      Multifamily        KINGS VILLAGE APARTMENTS        1-360 KINGS ARROW ROAD
0941049           194      Warehouse          AMERICAN INDUSTRIAL CENTER      150,155,205,250 & 285 NATIONAL
0941116            28      Retail             AHWATUKEE PALMS RETAIL CENTER   S E C SOUTH WARNER RD/ 48TH ST
0941128           208      Office             ALLSTATE INSURANCE BUILDING     215 BIRCHWOOD AVENUE
0941141           153      Warehouse          MARFRED INDUSTRIES              12450 FOOTHILL BLVD.
0941153            69      Office             THE AMES BUILDING               ONE COURT STREET
0941165           458      Warehouse          5936-5940 PEACHTREE ROAD        5936-5940 PEACHTREE ROAD
0941219            60      Office             AQUATIC PARK CENTER - PHASE I   Various
0941220           295      Industrial         111 URANIUM ROAD                111 URANIUM ROAD
0941244           172      Warehouse          115 MAIN ROAD                   115 MAIN ROAD
0941278            42      Multifamily        RIVER EDGE APARTMENTS           1603 COUNTY LANE
0941281           169      Multifamily        THE AVALON APARTMENTS           300 MURCHISON DRIVE
0941307            31      Multifamily        NETCONG HEIGHTS                 P.O. BOX 476 / BASENESE DRIVE
0941335             3      Warehouse          KMART DISTRIBUTION CENTER       736 S W 52ND AVENUE
0941347           262      Retail             WALNUT GARDENS SHOPPING CENTER  3003-3193 WALNUT STREET
0941414            58      Office             GATEWAY EAST & WEST             6188 & 6192 OXON HILL ROAD
0941463           135      Multifamily        COOPERS POND APTS PHASE I       6225 N DALE MABRY HIGHWAY
0941487           547      Retail             BONITA CENTRE EAST              4500-4538 BONITA ROAD
0941499           505      Warehouse          TURF CARE PRODUCTS BUILDING     7730 THE BLUFFS NORTHWEST
0941505           206      Warehouse          M D G REALTY TRUST              35 INDUSTRIAL PARKWAY
0941517            63      Multifamily        KELSEY RIDGE APARTMENTS         1680 134TH AVENUE, S E
0941529           372      Warehouse          JOHN CRANE WAREHOUSE FACILITY   17080 MILL FOREST ROAD
0941530           492      Bank               BANK OF AMERICA BUILDING        7700 EL CAMINO REAL
0941542           358      Industrial         STREET ROAD INDUSTRIAL PARK     340 & 355 PATRICIA/744 NINA
0941566           247      Warehouse          HANMAR ASSOCIATES               2910,2920,2930 TURNPIKE DRIVE
0941578           256      Industrial         HANMAR ASSOCIATES               300,375 CONSTANCE DRIVE
0941589           129      Industrial         HUNTINGTON VALLEY IND. CENTER   3971 MANN RD./1448 COUNTY LINE
0941591           189      Warehouse          75 EAST UNION AVENUE ASSOCIATE  75 EAST UNION AVE.

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
DOVER                            NJ         07801      9.625    18,700     01-FEB-2010     2,097,812
CLACKAMAS                        OR         97015      9.375    52,401     15-JAN-2000     5,994,006
Various                          Vr         Vrs        7.750    138,465    01-JAN-2000    18,974,628
WILMINGTON                       MA         01887      9.500    54,977     01-JAN-2000     5,784,978
MONROE                           WA         98272      9.500    32,373     15-FEB-2000     3,670,480
RIDGEWOOD                        NJ         07450      9.750    28,517     20-FEB-2000     2,959,508
HOUSTON                          TX         77033      8.500    12,051     31-DEC-2002     1,495,097
PHOENIX                          AZ         85009      9.500    32,189     01-JAN-2010     3,642,972
ENCINO                           CA         91316      9.375    41,588     01-FEB-2000     4,761,545
GRAPEVINE                        TX         76051      9.750    77,779     01-JAN-2010     7,094,480
WHEATON                          IL         60187      9.375    77,853     10-MAR-2000     8,301,036
RICHMOND                         CA         94804      9.500    13,454     01-APR-2005     1,526,737
WAIPAHU                          HI         96797      9.375    86,402     15-JUN-2005     9,696,017
BLOOMINGTON                      MN         55420      9.375    14,348     05-MAR-2010     1,644,222
ELK GROVE VILLAGE                IL         60007      9.250    42,852     01-MAR-2005     4,954,820
SEATTLE                          WA         98134      9.310    71,952     01-JUN-2000     8,303,051
MT. OLIVE                        NJ         07828      9.250    90,777     18-MAR-2000     9,781,282
LONGWOOD                         FL         32750     10.000    27,205     15-MAY-2020     2,975,192
PHOENIX                          AZ         85025      9.375    92,724     15-MAY-2000    10,645,283
CRANFORD                         NJ         07016      9.500    26,211     01-MAR-2000     2,770,988
PACOIMA                          CA         91331      8.500    31,379     15-APR-2005     3,861,872
BOSTON                           MA         02108      8.375    43,421     01-JUN-2000     6,221,552
ATLANTA                          GA         30343      8.875     7,433     10-JUN-2000     1,005,022
Various                          Vr         Vrs        9.875    67,675     15-JUN-2000     7,316,744
SUNNYVALE                        CA         94086     10.000    21,713     01-OCT-2010     2,000,805
MONTVILLE                        NJ         07005      9.750    31,145     12-JUL-2000     3,478,013
EWING TOWNSHIP                   NJ         08648     10.000    86,327     15-JUL-2015     8,873,346
MILLBRAE                         CA         94030      9.750    47,672     15-JUL-2005     3,534,829
NETCONG                          NJ         07857     10.000    99,958     15-NOV-2015    10,330,542
OCALA                            FL         32670      9.830    257,780    05-FEB-2017    27,473,835
BOULDER                          CO         80301     10.000    20,843     15-MAY-2000     2,279,336
OXON HILL                        MD         20745      9.250    58,389     16-JUL-2000     7,574,691
TAMPA                            FL         33614      8.500    29,280     01-JUL-2005     4,133,695
CHULA VISTA                      CA         92002      9.750    10,559     15-JUN-2000       453,230
ATLANTA                          GA         30001     10.375     9,879     01-AUG-2005       714,376
WOBURN                           MA         01801      9.750    24,999     01-AUG-2000     2,791,698
BELLEVUE                         WA         98006     10.125    64,739     10-JUN-2000     7,018,249
CLEAR LAKE CITY                  TX         77598     10.125    13,746     01-AUG-2000     1,491,335
CARLSBAD                         CA         92003     10.250    18,696     10-AUG-2000       817,710
WARMINSTER                       PA         18974     10.375    15,807     15-SEP-2005     1,588,374
UPPER MORELAND TWNSP             PA         19090     10.375    22,636     15-SEP-2005     2,413,173
WARMINSTER TOWNSHIP              PA         18974     10.375    23,148     15-SEP-2005     2,326,280
LOUER MORELAND TOWNS             PA         19040     10.375    42,088     15-SEP-2005     4,229,545
EAST RUTHERFORD                  NJ         07073     10.375    30,397     10-SEP-2000     3,054,663

                                        10 of 13

                    Confederation Life Insurance Company



Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0941608            38      Office             PENNSYLVANIA MEDICAL SOCIETY    777 EAST PARK DRIVE
0941618             2      Office             THE CPAS BUILDING               777 NORTH CAPITOL STREET, NE
0941633           140      Warehouse          FEDERAL EXPRESS - PACHECO       115 CENTER AVENUE
0941657           432      Multifamily        QUINCY MANOR APARTMENTS         3603 55TH AVENUE
0941669           514      Multifamily        MONROE GARDENS                  3603 55TH AVENUE
0941670            20      Multifamily        THE GRANDVIEW                   3481 LAKESIDE DRIVE, NE
0941694           531      Warehouse          SMSL ASSOCIATES                 6 MEADOW ROAD
0941700            56      Office             WESTFIELD SOUTHVIEW PLAZA       600 SOUTH AVENUE
0941712           221      Office             777 NORTH CAPITOL STREET, NE    777 NORTH CAPITOL STREET, NE
0941785            66      Retail             PERIMETER PLACE SHOP. CENTER    HWY 441 & STATE ROAD 353
0941852           282      Warehouse          VALLEY BUSINESS CENTER          700 W MISSISSIPPI STREET
0941906            26      Warehouse          STADIUM PARK                    Various
0941918             1      Office             FIRST TRUST CENTER              180 EAST FIFTH STREET
0941979           246      Retail             MIDDLESEX SHOPPING CENTER       700-728 UNION AVENUE
0942029            23      Office             HOUSEHOLD FINANCE BUILDING      941-961 WEIGEL DRIVE
0942091            17      Multifamily        DEERWOOD APARTMENTS             2215 EAST LAKESIDE PARK
0942224            32      Multifamily        LOS ALAMOS APARTMENTS           24850 HANCOCK AVE.
0942236            71      Multifamily        HIGHLAND HOUSE APARTMENTS       43-49 HIGHLAND & 9-11 HIGHLAND
0942248           339      Retail             CHULA VISTA CENTER              362-398 F ST.
0942258           160      Garage/Park        SIXTH & PENN GARAGE             526 PENN AVENUE
0942261           259      Multifamily        FULTON GARDEN ASSOCIATES        4610 FULTON AVE.
0942297            29      Retail             OXFORD COMMONS                  3500 ROXBORO ROAD
0942303           145      Industrial         RANCHO SAN DIEGO BUSINESS PARK  2701-50-09 VIA ORANGE WAY
0942315           202      Multifamily        APARTMENTS OF WESTGROVE         4973 FABER DRIVE
0942340           124      Office             ONE NEEDHAM PLACE REALTY TRUST  50 CABOT STREET
0942352            52      Office             300 OXFORD DRIVE                300 OXFORD DRIVE
0942364           146      Multifamily        MEADOWROCK APARTMENTS           1600 BECKY COURT
0942399           119      Warehouse          CENTENNIAL INDUSTRIAL PARK      #21-31 COLONIAL DR.
0942406           267      Warehouse          121 N. ENGLAND AVE.             121 N. ENGLAND AVE.
0942431           313      Retail             PAYLESS DRUG STORE              949 Kendall Dr.
0942455           144      Multifamily        TAREYTON APARTMENTS             FLOWERS MILL ROAD
0942467           115      Office             400 OXFORD DRIVE                400 OXFORD DRIVE
0942479           200      Warehouse          SUNRISE MEDICAL                 4083 EAST AIRPORT DRIVE
0942480           445      Warehouse          DOUEL ASSOCIATES                35-37 NATIONAL ROAD
0942522             9      Multifamily        GATEWAY APARTMENTS              Various
0942534           121      Warehouse          TEAGARDEN STREET                2953,3041,3073 TEAGARDEN ST.
0942558            82      Multifamily        QUAIL HILL APARTMENTS           20800 LAKE CHABOT ROAD
0942571            72      Multifamily        WYNFIELD TRACE APARTMENTS       1700 WYNFIELD TRACE
0942601           264      Office             PEARL EAST OFFICE BUILDING      4875 PEARL EAST CIRCLE
0942613           332      Warehouse          2555 MIDPOINT DRIVE             2555 MIDPOINT DRIVE
0942637           211      Warehouse          WESTGATE BUSINESS CENTER PH 1   2561-2569 TERRITORIAL ROAD
0942686           240      Retail             DEERWOOD STATION PLAZA          8221 SW THSIDE BOULEVARD
0942698           390      Retail             PABLO VILLAGE CENTER            1222 S. 3RD STREET
0942739           268      Industrial         WEST MARINE                     10125 WESTLAKE DRIVE

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
HARRISBURG                       PA         17111     10.250    92,639     01-SEP-2015     9,375,825
WASHINGTON                       DC         20002     10.070    253,349    15-AUG-2000    28,636,401
PACHECO                          CA         94553     10.050    37,234     15-MAY-2005     4,090,582
HYATTSVILLE                      MD         20784      9.930    12,486     01-SEP-2010     1,151,991
HYATTSVILLE                      MD         20784      9.930     7,203     01-SEP-2010       664,649
ATLANTA                          GA         30326      8.500    106,250    15-SEP-2000    15,000,000
LYNDHURST                        NJ         07071     10.375    13,424     06-SEP-2000       593,847
WESTFIELD                        NJ         07091      9.500    67,447     05-SEP-2010     7,694,045
WASHINGTON                       DC         20002      8.800    19,433     15-AUG-2000     2,650,000
DOUGLAS                          GA         31533     10.000    61,792     20-JUL-2016     6,452,260
DENVER                           CO         80210      9.780    17,115     15-AUG-1997     2,100,000
Various                          Vr         Vrs        9.800    99,226     01-NOV-2010    11,064,866
ST. PAUL                         MN         55101      9.550    295,577    10-OCT-2010    33,613,520
MIDDLESEX                        NJ         08846     10.500    26,957     10-OCT-2010     2,421,534
ELMHURST                         IL         60126      9.750    113,952    05-NOV-2000    12,767,027
CORONA                           CA         91719      8.500    123,027    15-AUG-2000    15,950,844
MURRIETA                         CA         92362      8.500    76,891     01-APR-2001     9,975,507
RANDOLPH                         MA         02368      9.000    51,337     31-AUG-2000     6,089,667
CHULA VISTA                      CA         92010     10.375    18,810     15-MAR-2011     1,721,517
PITTSBURGH                       PA         15222     10.125    48,702     15-MAR-2006     3,701,191
SHERMAN OAKS                     CA         91423      9.625    20,400     10-APR-2001     2,317,304
DURHAM                           NC         27705      9.125    80,081     10-JUN-1996    10,531,223
SAN DIEGO                        CA         92078      9.250    33,730     15-APR-2001     3,948,560
RALEIGH                          NC         27606      9.600    26,420     15-APR-1998     2,826,096
NEEDHAM                          MA         02192      8.750    36,997     25-MAR-2001     4,478,770
MONROEVILLE                      PA         15146      8.875    67,092     15-APR-1999     7,952,137
SANTA ROSA                       CA         95403      9.250    35,969     15-APR-1996     3,943,971
PISCATAWAY TWP.                  NJ         08854      9.250    38,666     05-MAY-2001     4,530,151
PISCATAWAY TWP.                  NJ         08854      9.250    19,087     05-APR-2001     2,236,101
San Bernardino                   CA         92407     10.125    17,294     01-MAY-2021     1,888,776
MIDDLETOWN TOWNSHIP              PA         19047      9.375    36,331     20-APR-1996     3,948,569
MONROEVILLE                      PA         15146      8.875    39,346     15-APR-1999     4,656,908
ONTARIO                          CA         91761      9.625    25,500     15-APR-1996     2,896,631
EDISON                           NJ         91068      9.500    10,906     01-JUL-1996     1,057,283
Various                          Vr         Vrs        8.750    168,337    15-APR-2001    19,135,822
SAN LEANDRO                      CA         94577      9.250    41,107     10-JUN-1996     4,520,005
CASTRO VALLEY                    CA         94546      9.250    48,538     05-JUN-1996     5,691,462
NORCROSS                         GA         30092      9.250    51,829     15-APR-1996     6,067,299
BOULDER                          CO         80301      9.750    19,933     15-JUL-2001     2,246,953
FORT COLLINS                     CO         80525      9.625    18,337     15-JUL-2001     1,768,664
ST. PAUL                         MN         55114      9.500    23,671     01-JUL-1996     2,719,974
JACKSONVILLE                     FL         32256      9.875    25,833     20-AUG-2001     2,461,089
JACKSONVILLE BEACH               FL         32250      9.875    14,352     20-AUG-2001     1,367,250
CHARLOTTE                        NC         28273      9.500    19,340     15-AUG-2001     2,225,839

                                        11 of 13

                    Confederation Life Insurance Company



Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0942753            87      Warehouse          TRI - CENTER SOUTH I            2516 OLD CORNWALLIS ROAD
0942765            16      Retail             THE VILLAGE AT BEDMINSTER       EAST HILLS DR. @ RTE. 202/206
0942777           122      Industrial         630-640 DOWD AVENUE             630-640 DOWD AVENUE
0942832           280      Multifamily        AVONDALE APARTMENTS             451 RIVERGATE WAY
0942844            55      Retail             OXBORO SQUARE SHOPPING CENTER   401 WEST 98th STREET
0942856            73      Multifamily        HABITAT APARTMENTS ON THE LAKE  2504 SOUTH CONWAY ROAD
0942868           188      Multifamily        LABOR RETREAT                   Various
0942870           173      Retail             CENTER STAGE AT OAK RIDGE I     3750-3850 S. ILLINOIS AVENUE
0942881            67      Multifamily        WEYMOUTH COMMONS EAST ASSOC.    28-170 AUDUBON ROAD
0942923            47      Multifamily        ST. REGIS APARTMENTS            2201-2301 TREMONT STREET
0942947           344      Industrial         BOYD ENTERPRISES                815-849 W. 18th St.
0942959            97      Office             VOLVO BUILDING (MONTVALE IV)    25 PHILLIPS PARKWAY
0942960           142      Retail             STAR MARKET PLUS                535 TRAPELO ROAD
0942972            41      Multifamily        RIVER OAKS APARTMENTS           4400 PLEASANT HILL ROAD
0942996           310      Office             WASHINGTON MEDICAL CENTER       2557 MOWRY AVENUE
0943071           337      Retail             PILGRIM SHOPPING CENTER         ROUTE 23 & CLARIDGE DR.
0943083            19      Office             DENVER CORP CTR TOWERS I & II   7800 & 7900 E. UNION AVENUE
0943095           165      Industrial         INTERSTATE BUSINESS PARK        251 BENIGNO BOULEVARD
0943101           318      Warehouse          SOUTH PLAINFIELD                FIDELCO 3 AND 5 CENTURY ROAD
0943113           217      Warehouse          BATAVIA GLEN BUSINESS PARK      1030-90 N. BATAVIA ST.
0943149           198      Retail             CENTER STAGE AT OAK RIDGE II    3750-3850 S. ILLINOIS AVENUE
0943174           467      Office             17440 DALLAS PARKWAY            17440 DALLAS PARKWAY
0943228           484      Multifamily        THE PINERY APART. PHASE II      12803 NORTHBOROUGH DRIVE
0943238           526      Retail             ERINDALE PLAZA                  3632-3662 LITHIA PINECREST RD
0943265           543      Warehouse          SHEN LIANG USA, INC.            2110 MC DANIEL DRIVE
0943290           499      Office             221 BUILDING                    221 FIRST AVENUE WEST
0943307           553      Office             RIGHT BANK BUILDING             1401 BLAKE STREET
0943319           561      Industrial         7248 S TUCSON WAY               7248 S TUCSON WAY
0943332           523      Retail             THEOPHILOS CENTER               2521 RUTLAND DRIVE
0943393           488      Office             W Z I BUILDING                  4700 Stockdale Hwy.
0943408            93      Industrial         READ - RITE                     31 SOUTH MILPITAS BLVD
0943411           136      Industrial         NET FRAME BUILDING              1545 BARBER LANE
0943423           525      Retail             MCGEE 407 JOINT VENTURE         1301 W. HIGHWAY 407
0943435           327      Retail             VILLAGE AT VALLEY RANCH         9400 & 9448 MCARTHUR BLVD
0943472            88      Warehouse          OAKCLIFF INDUSTRIAL CENTER      Various
0943484           548      Retail             ASPENGLEN SHOPPING CENTER       4494 STATE HIGHWAY 6 NORTH
0943496           366      Office             PACIFICA UNION PLACE            141 UNION BOULEVARD
0943502           549      Office             SHERWOOD FOREST OFFICE BLDG.    1303-1315 SHERWOOD FOREST
0943549            64      Industrial         MOFFETT BUSINESS PARK           1399 Moffett Park Drive
0943563           529      Office             PERRIN OAKS GARDEN OFFICES      10615 PERRIN BEITEL ROAD
0943575           562      Warehouse          THE WORK CENTER                 5340 RITTIMAN ROAD
0943599           559      Warehouse          3821 AIRPORT DRIVE              1909 E. 38 1/2 STREET
0943617           515      Retail             NORTHGATE SHOPPING CENTER       12311 NACOGDOCHES
0943630           334      Industrial         EAST COLLINS L P                1089 EAST COLLINS BOULEVARD

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
DURHAM                           NC         27705      9.500    46,247     15-NOV-1996     5,334,841
BEDMINSTER                       NJ         07921      9.500    141,229    06-JUL-1996    16,254,479
ELIZABETH                        NJ         07201     10.000    43,255     01-AUG-2011     4,516,543
SACRAMENTO                       CA         95831     10.250    22,578     15-NOV-2011     2,118,064
BLOOMINGTON                      MN         55420      9.750    68,303     15-OCT-2001     7,716,766
ORLANDO                          FL         32812      9.625    48,535     05-NOV-1996     6,051,103
Various                          Vr         Vrs       10.250    32,640     10-DEC-2011     3,068,410
OAK RIDGE                        TN         37830     10.000    32,941     15-APR-2017     3,476,537
WEYMOUTH                         MA         02188      9.500    58,538     01-DEC-1996     6,364,453
PHILADELPHIA                     PA         19401      9.375    85,469     22-NOV-1996     8,446,115
COSTA MESA                       CA         92627      9.750    21,188     01-JAN-2002     1,704,245
MONTVALE                         NJ         07645      9.875    52,622     10-JAN-2012     5,068,828
BELMONT                          MA         02178      9.875    42,098     15-DEC-2011     4,046,315
DULUTH                           GA         30136      9.375    75,357     15-NOV-1996     8,882,593
FREMONT                          CA         94538     10.125    23,810     15-APR-2007     1,914,224
CEDAR GROVE & VERONA             NJ         07009     8.750     19,989     01-JUL-2002     1,728,144
DENVER                           CO         80111      8.875    132,905    10-JUN-1997    15,265,491
BELLMAWR                         NJ         08099      8.875    34,824     01-JUL-1997     3,605,925
SO. PLAINFIELD                   NJ         07080      9.750    18,971     01-AUG-2012     1,864,447
ORANGE                           CA         92667      9.750    24,952     20-JUN-2017     2,687,209
OAK RIDGE                        TN         37832      9.250    27,934     15-OCT-2013     2,917,789
DALLAS                           TX         75287      9.750    10,459     01-MAY-2000       962,111
HOUSTON                          TX         77067      8.500     7,385     05-JUL-1999       873,856
BRANDON                          FL         33594      9.250     7,205     15-JUN-2002       608,177
CARROLLTON                       TX         75212      9.000     5,933     01-JUL-1997       504,764
SEATTLE                          WA         98119      9.375    12,872     01-NOV-2002       770,358
DENVER                           CO         80202      8.500     3,020     05-APR-1997       355,822
ENGLEWOOD                        CO         80112      8.500     2,114     05-APR-1997       249,075
AUSTIN                           TX         78758      8.250     5,204     30-APR-1997       624,095
Bakersfield                      CA         93309      9.000     7,384     31-AUG-2002       842,327
MILPITAS                         CA         95035      7.750    33,422     01-DEC-2002     5,175,000
MILPITAS                         CA         95035      7.750    26,641     01-DEC-2002     4,125,000
LEWISVILLE                       TX         75067      9.500     5,570     01-NOV-2002       613,707
IRVING                           TX         75063      8.750    15,477     01-DEC-2002     1,806,174
Various                          Vr         Vrs        8.250    55,233     10-MAR-2008     5,312,470
HOUSTON                          TX         77084      8.500     3,537     15-MAR-2003       449,329
LAKEWOOD                         CO         80215      9.500    15,009     05-OCT-2012     1,510,314
HOUSTON                          TX         77043      9.250     3,870     10-APR-2003       437,412
SUNNYVALE                        CA         94089      7.000    39,375     01-AUG-2001     6,750,000
SAN ANTONIO                      TX         78217      8.750     5,088     01-DEC-2000       602,318
SAN ANTONIO                      TX         78218      8.500     1,390     01-DEC-2000       167,719
AUSTIN                           TX         78722      8.000     2,202     01-FEB-2004       300,000
SAN ANTONIO                      TX         78232      8.750     5,550     01-FEB-2001       658,591
RICHARDSON                       TX         75210      8.500    14,344     01-MAR-2004     1,761,568

                                        12 of 13

                    Confederation Life Insurance Company



Loan          Prospectus   Property           Property                        Property
ID            ID           Type               Name                            Address
---------------------------------------------------------------------------------------------------------------
0943642           497      Retail             CONTEMPORARY PLAZA              3262 Thousand Oaks Blvd.
0943654           212      Warehouse          NORTH POINT BUSINESS PARK       300-310-320 HARRIS AVE
0943678           507      Retail             FOX LAKE COMMONS                2 WEST GRAND AVENUE
0943680           564      Warehouse          10151 I H 35 NORTH              10151 I H 35 NORTH
0943708           450      Retail             ANCHORAGE SQUARE PLAZA          1747 HOOPER AVENUE
0943719           253      Office             ASHFORD III OFFICE BUILDING     901 THREADNEEDLE
0943733           540      Retail             EL MERCADO SHOPPING CENTER      9055 MARBACH RD.
0943769            86      Retail             ALPHARETTA CROSSING SHPG CTR    175 HAYNES BRIDGE ROAD
0943782           302      Retail             ROUTE 124 PLAZA                 18524-18658 WOODFIELD ROAD
610               422      Warehouse          2500-2520 PARK CENTRAL          2500-2520 PARK CENTRAL
710               545      Warehouse          6160-6190 BOATROCK BLVD.        6160-6190 BOATROCK BLVD.
891               306      Warehouse          BELTLINE CENTER                 2640-2660 YONKERS ROAD
901               448      Retail             BRENTWOOD SQUARE                1231-1233 BRENTWOOD RD. NE
907               314      Retail             PALISADES HIGHLANDS PLAZA       516-544 PALISADES DR
911                30      Retail             NORTHLAKE TOWER FESTIVAL        3983-4043 & 4073 LAVISTA ROAD
918               381      Retail             SENECA PARK PLAZA               13501 CLOPPER RD.
920               347      Retail             CLEVELAND PLAZA SHOPPING CTR.   1213 CLEVELAND STREET
924               238      Office             50 WEST CORPORATE CTR. PHASE I  3998 FAIR RIDGE DRIVE
931               125      Office             THOUSAND OAKS FINANCIAL PLAZA   195-325 EAST HILLCREST DRIVE
935               362      Office             CRAIG CORPORATE CENTER          500 CRAIG ROAD
937               508      Retail             NATCHEZ TRACE                   1115 POWDER SPRINGS ROAD
944               469      Office             MIDDLEBROOK TECH PARK, BLD. I   12401 MIDDLEBROOK RD
950                84      Retail             TERRACE AT WINDY HILL           3000 WINDY HILL ROAD
952               558      Retail             BELMONT SQUARE SHOPPING CENTER  6347-6359 BELMONT AVE.
965               551      Industrial         1985 SWARTHMORE AVE.            1985 SWARTHMORE AVE.
967               355      Retail             SIERRA MADRE                    2361-2393 COLORADO BOULEVARD
968               356      Retail             CENTER SQUARE                   475 HURFFVILLE - CROSS KEYS RD
969               329      Retail             HARBOR PLACE SHOPPING CENTER    415 EGG HARBOR RD
972               378      Warehouse          HUNTINGTON COMMERCE CENTER      15121 GRAHAM ST.
973               435      Retail             BLACK HORSE PIKE PLAZA          835-55 NORTH BLACK HORSE PIKE
Totals:

                                            Prop                                         Closing
                                 Prop       Zip       Mtg       Monthly    Maturity      Prin
Property City                    State      Code      Rate      P&I        Date          Balance
---------------------------------------------------------------------------------------------------------------
Thousand Oaks                    CA         91360      8.750     6,578     01-APR-2001       782,300
SACRAMENTO                       CA         95838      7.500    16,975     15-JAN-2007     2,716,025
FOX LAKE                         IL         60020      8.000     5,529     15-MAY-2004       700,176
SAN ANTONIO                      TX         78233      8.500     1,027     15-JUL-2004       125,131
TOMS RIVER                       NJ         08534      8.500     8,074     01-SEP-2004     1,038,544
HOUSTON                          TX         77079      7.250    14,160     15-SEP-2001     2,343,750
SAN ANTONIO                      TX         78245      8.500     4,882     15-AUG-2004       546,344
ALPHARETTA                       GA         30201      8.750    39,102     01-OCT-2004     5,362,500
GAITHERSBURG                     MD         20879      9.500    16,712     01-DEC-2004     1,973,086
DECATUR                          GA         30035      8.500     9,621     31-DEC-2002     1,193,719
ATLANTA                          GA         30336      8.500     3,898     31-DEC-2002       483,601
RALEIGH                          NC         27604      8.500    15,590     31-DEC-2002     1,934,232
WASHINGTON                       DC         20018      8.500     8,455     31-DEC-2002     1,048,983
PACIFIC PALISADES                CA         90272      8.500    15,166     31-DEC-2002     1,881,676
ATLANTA                          GA         30324      8.500    73,313     01-JUL-20051    10,350,000
GERMANTOWN                       MD         20874      8.500    11,524     31-DEC-2002     1,429,718
CLEARWATER                       FL         34618      8.500    13,640     31-DEC-2002     1,692,291
FAIRFAX                          VA         22033      8.500    20,045     31-DEC-2002     2,486,906
THOUSAND OAKS                    CA         91360      8.500    35,978     31-DEC-2002     4,463,668
MANALAPAN                        NJ         07728      8.500    12,413     31-DEC-2002     1,540,027
MARIETTA                         GA         30064      8.500     5,551     31-DEC-2002       688,665
GERMANTOWN                       MD         20874      8.500     7,719     31-DEC-2002       957,674
ATLANTA                          GA         30339      8.500    44,508     31-DEC-2002     5,522,071
CHICAGO                          IL         60634      8.500     2,519     31-DEC-2002       312,553
LAKEWOOD                         NJ         08701      8.500     2,993     31-DEC-2002       371,361
PASADENA                         CA         91050      8.500    13,062     31-DEC-2002     1,620,630
WASHINGTON TOWNSHIP              NJ         07675      8.500    12,878     31-DEC-2002     1,597,734
WASH TOWNSHIP                    NJ         07675      8.500    14,501     31-DEC-2002     1,799,138
HUNTINGTON BEACH                 CA         92649      8.500    11,753     31-DEC-2002     1,458,216
WASHINGTON TOWNSHIP              NJ         08012      8.500     9,206     31-DEC-2002     1,142,225

                                       13 of 13

                                   EXHIBIT C-1

             FORM OF TRANSFEREE AFFIDAVIT FOR RESIDUAL CERTIFICATES

                                                       AFFIDAVIT   PURSUANT   TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL   REVENUE   CODE
                                                       OF 1986, AS AMENDED

STATE OF              )
                      )  SS:
COUNTY OF             )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

               1. That [he] [she] is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

                2. That  the  Purchaser's   Taxpayer  Identification  Number  is
[           ].

                3. That the Purchaser is a Permitted Transferee (as defined below), and that the Purchaser is not acquiring a Structured Asset Securities Corporation, Multiclass Pass-Through Certificate, Series 1996-CFL, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") for the account of, or as agent (including broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "Permitted Transferee" means any Person or agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Trustee based upon an Opinion of Counsel to the effect that the Transfer of an Ownership Interest in any Residual Certificate to such Person may cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, and (c) a Person that is a Non-U.S. Person (other than (i) a Non-U.S. Person in whose hands the income from such Residual Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or other prescribed form or (ii) a Non-U.S. Person, if in connection with the proposed transfer of such Residual Certificate, the transferor provides an Opinion of Counsel to the Trustee to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulation ss. 1.860G-3). A "Disqualified Organization" means either (a) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Residual Certificates

(except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Trustee based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

                4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

                5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

                6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this Transfer Affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3 or paragraph 4 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

                7. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement dated as of February 1, 1996 among Structured Asset Securities Corporation, as Depositor, Midland Loan Services, L.P., as Servicer, J.E. Robert Company, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization, an agent thereof, or a person that does not satisfy the requirements of paragraph 3 hereof. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 4.05 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

                9. The Purchaser agrees to be bound by and to abide by the provisions of Section 5.10 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates. In addition, the Purchaser agrees not to transfer the Class [R] [LR] Certificate to any Person who does not provide an affidavit substantially in the form of this Transfer Affidavit.

                                     C-1-2

               IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 19__.

                                                 [NAME OF PURCHASER]



                                                 By:
                                                    ----------------------------
                                                          [Name of Officer]
                                                          [Title of Officer]

                                     C-1-3

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

               Subscribed and sworn before me this ___ day of __________, 19__.


_____________________________
NOTARY PUBLIC

COUNTY OF ___________________

STATE OF ____________________

My commission expires the ___ day of __________, 19__.



                                     C-1-4

                                   EXHIBIT C-2



                            FORM OF TRANSFEROR LETTER




                                     [Date]



[CERTIFICATE REGISTRAR]

     Re: Structured Asset Securities Corporation, Multiclass Pass-Through Certificates, Series 1996-CFL
               -----------------------------------------------------

Ladies and Gentlemen:

               [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                       Very truly yours,

                                       [Transferor]


                                       -------------------------




                                     C-2-1

                                    EXHIBIT D

                    FORM OF INVESTMENT REPRESENTATION LETTER


LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Suite 200
Chicago, Illinois  60603
Attention: Corporate Trust Administration




       Re: Transfer of Structured Asset Securities Corporation, Multiclass
           Pass-Through Certificates, Series 1996-CFL
           ---------------------------------------------------------------

Ladies and Gentlemen:

               This letter is delivered pursuant to Sections 5.03(b) and 5.10 of the Pooling and Servicing Agreement dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation, as Depositor, Midland Loan Services, L.P., as Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle National Bank, as Trustee (the "Trustee"), and ABN AMRO Bank N.V., as Fiscal Agent (the "Fiscal Agent") on behalf of the holders of Structured Asset Securities Corporation, Multiclass Pass-Through
Certificates,  Series  1996-CFL  (the  "Certificates")  in  connection  with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Principal Amount of Class _________ Certificates, in certificated fully registered form (such registered interest being the "Certificate"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

               In  connection  with  such  transfer,   the  undersigned   hereby
represents and warrants to you as follows:

               [[For Institutional Accredited Investors] 1. The Purchaser is an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.]

               [[For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.]

               2. The  Purchaser's  intention is to acquire the  Certificate (a)
for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) to "institutional accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws, and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

               3. The Purchaser is not a Person which is an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of any such Plan or using the assets of such Plan to acquire such Certificate.

               4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

               5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

               6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Sections 5.03(b) and 5.10 of the Pooling and Servicing Agreement.

               Please make all payments due on the Certificates:*

_____ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

               Account number _________     Institution __________________

-------------------
* Please select (a) or (b). Wire transfers are only available if such holder's Certificates have an aggregate Certificate Principal Amount of at least U.S.$5,000,000 or are Class X Certificates or Residual Certificates.

_____          (b)    by mailing a check or draft to the following address:

                                    -------------------------

                                    -------------------------

                                    -------------------------



                                    Very truly yours,



                                    -------------------------
                                    [The Purchaser]



                                    By:______________________
                                         Name:
                                         Title



Dated:  ____ __, ____

                                   EXHIBIT E

                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                      COMPARATIVE FINANCIAL STATUS REPORT
                            as of _________________

                                           Original Underwriting Information        Prior Full Year Operating Information
                                                        Base Year                         as of _______           Normalized
                                         --------------------------------------  --------------------------------------------
                 Current                 Last                                      Last
                 Sched.   Paid  Annual   Prop.   Financial                         Prop.    Financial
Loan            Principal Thru   Debt   Inspect. Info as of  %   Total  $   (1)   Inspect. Info as of %    Total   $    (1)
Num. City State  Balance  Date  Service  Date      Date     Occ.  Rev. NOI DSCR x   Date      Date    Occ.  Rev.  NOI  DSCR x
---  ---- ----- --------- ----  ------- -------- ---------- ---- ----- --- ------ -------- ---------- ---- -----  ---  ------

List all loans currently in the Trust (with or without information) in descending loan balance order.





Total:          $               $                           WA   $     $   WA                         WA   $      $    WA


                                                   Received                                   Required
                                        ----------------------------------         ----------------------------------
Financial Information:                        Loans                Balance              Loans                 Balance
                                        -------------------       --------        -----------------         ---------
                                           #          %              $    %           #         %              $     %
Current Full Year:
Current Full Year received with DSC <1:
Prior Full Year:
Prior Full Year received with DSC <1:



(1) DSCR calculated using NOI/Annual Debt Service.
(2) Net change should compare the latest year to the underwriting year.



                                                          "Actual"                    (2)
  Current Annual Operating Information    YTD Financial Information              Net Change
          as of________     Normalized          Month Reported               Current & Base
 --------------------------------------  ----------------------------------  --------------------
 Last
 Prop.   Financial                  (1)   Financial                                   %
Inspect. Info as of  %   Total  $  DSCR   Info as of  %   Total   $    %       %    Total   DSCR
 Date      Date     Occ.  Rev. NOI   x       Date    Occ.  Rev.  NOI  DSC     Occ.   Rev.     x
-------- ---------- ---- ----- --- ------ ---------- ---- -----  ---  ---     ----  -----   ----







                    WA   $     $   WA                WA   $      $    WA       WA   $       WA
















                                   EXHIBIT F

                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                         DELINQUENT LOAN STATUS REPORT
                            as of _________________


                                      (a)         (b)         (c)         (d)        (e)=a+b+c+d
                    Sq. Ft.                        Total
  Loan                or                          Outstand.    Total       Other
 Number,            Units,    Paid     Sched.       P&I       Outstand.   Advances             Current
 City &    Prop.    Occ %,    Thru    Principal   Advances    Expenses    (Taxes &    Total     Monthly
 State     Type      Date     Date     Balance    to Date     to Date      Escrow)   Exposure    P&I
---------  -----   --------   ----    ---------   --------   ---------    --------   --------  --------




















FCL - Foreclosure
LTM - Latest 12 Months
* Status should contain a code indicating the current direction of each loan such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff,
  NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, Curr - Current, TBD - To
  Be Determined, etc.). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**App - Appraisal, BPO - Broker Opinion, Int. - Internal Valve


                                               (f)                       (g)=(.92*f)-e
                                                                                       Date
                                                                               Loss     NOI
                                               Most     Appraisal  Transfer   Using    Filed/
 Current             LTM    LTM              Accurate    BPO or     Date/      92%      FCL
Interest  Maturity   NOI    NOI,  Valuation  Property   Internal   Closing   Appr. or   Sale
  Rate      Date     Date   DSCR    Date      Value      Value**     Date     BPO(f)    Date   Status*
--------  --------   ----   ----  ---------  --------    --------  -------   --------   ----   -------



90 + DAYS DELINQUENT




60 - 89 DAYS DELINQUENT




30 - 59 DAYS DELINQUENT



Specially Serviced Mortgage Loans that are Current






                                   EXHIBIT G


                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

                                        Balance
                                      When Sent to     Balance at the                Num.
 Loan   City/    Mod./     Effective     Special     Effective Date of              Months/
Number  State  Extension     Date       Servicer      Rehabilitation    Old Rate   New Rate  Old P&I   New P&I
------  -----  ---------   ---------  ------------   -----------------  --------   --------  -------   -------
THIS REPORT IS HISTORICAL



Total For All Loans:

Total For Loans in Current Month:

                           # of Loans                    $ Balance
                           ----------                    ---------
Modifications:
Maturity Date Extensions:

Total:




                                                          (2) Est. Future
                          Total Num.                       Interest Loss
                          Months For     (1) Realized        to Trust $
  Old          New        Change of      Loss to Trust         (Rate
Maturity     Maturity        Mod.             $              Reduction)                       COMMENTS
--------     --------     ----------    ---------------    --------------     ------------------------------------------





















                                   EXHIBIT H

                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                            as of _________________


                      (c)=b/a     (a)                  (b)      (d)        (e)        (f)       (g)        (h)      (i)=d-(f+g+h)
                                 Latest
                      % Rec.  Appraisal or  Effect            Net Amt.
Servicer               From     Brokers     Date of   Sales   Received  Scheduled  Total P&I   Total    Servicing
Loan ID   City/State   Sale     Opinion      Sale     Price  from Sale   Balance    Advanced  Expenses     Fees    Net Proceeds
--------  ----------  ------  ------------  -------   -----  ---------  --------   ---------  --------  ---------  ------------
THIS REPORT IS HISTORICAL


Total all Loans:

Current Month Only:










  (k)=i-e                 (m)                (n)=k+m      (o)=n/e
                Date                Minor
                Loss                 Adj.   Total Loss   Loss % of
Actual Losses  Passed  Minor Adj.   Passed     with       Scheduled
 Passed Thru    Thru    to Trust    Thru    Adjustment     Balance
-------------  ------  ----------  -------  ----------   ----------
















                                   EXHIBIT I

                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                                REO STATUS REPORT
                             as of _________________

                                         (a)        (b)         (c)         (d)   (e)=a+b+c+d

                    Sq. Ft.
  Loan                or                           Total       Other
 Num./              Units/    Paid     Sched.       P&I       Advances     Total               Current
 City &    Prop.    Occ %/    Thru    Principal   Advances    (Taxes &    Expenses    Total     Monthly
 State     Type      Date     Date     Balance    to Date      Escrow)    To Date    Exposure    P&I
---------  -----   --------   ----    ---------   --------   ---------    --------   --------  --------




















(1) Use the following codes: App. - Appraisal; BPO - Brokers Opinion; Int. - Internal Value.

                                              (f)                        (g)=(.92*f)-e

                            (YTD)                       ($1)                  Loss
                             Most            Most     Appraisal  Transfer    Using
 Current             NOI    Recent         Accurate    BPO or     Date/       92%        REO
Interest  Maturity  as of    NOI/   Appr.  Property   Internal   Closing    Appr. or  Acquisition   Pending
  Rate      Date     Date    DSCR   Date    Value       Value     Date      BPO(f)       Date       Offers         Comments
--------  --------   ----    ----   -----  --------   --------   -------    --------  ------------  -------  -------------------


Real Estate Owned

















                                     I-1

                                   EXHIBIT J

                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                                   WATCH LIST
                            as of _________________

                                  Sched.    Paid
 Loan   Property                 Principal  Thru   Maturity   Current
Number    Type     City   State   Balance   Date     Date      DSC(%)           COMMENT/REASON ON WATCH LIST
------  --------   ----   -----  ---------  ----   --------   -------  ---------------------------------------------


List all loans on Watch List and the reason for each being on the Watch List.  List should be sorted in descending loan balance order.
















Total:                           $

                                   EXHIBIT K

                     Structured Asset Securities Corporation
              Multiclass Pass-Through Certificates, Series 1996-CFL
                       OPERATING STATEMENT ANALYSIS REPORT
                             as of _________________


   PROPERTY OVERVIEW:
        Servicer Loan Number
        Property Type
        Property Address, City, State
        Net Rentable Square Feet
        Year Built/Year Renovated
        Year of Operations              Underwriting  1993        1994        1995    YTD
        Occupancy Rate *
        Average Rental Rate
                                        * Occupancy rates are year end or the ending date of the financial statement for the period.

   INCOME:                                                                                 No. of Mos.
        Number of Mos. Annualized                                Prior Year  Current Year
        Period Ended                   Underwriting      1993        1994       1995       1996 YTD**    1995-Base   1995-1994
        Statement Classification         Base Year    Normalized  Normalized  Normalized   as of / /96   Variance    Variance
        Rental Income
        Pass Through/Escalations
        Other Income

       Effective Gross Income             $0.00         $0.00        $0.00       $0.00        $0.00          %            %
                                       Normalized - Full year financial statements that have been reviewed by the underwriter or the Servicer.
                                       ** YTD numbers will not be normalized.

   OPERATING EXPENSES:
        Real Estate Taxes
        Property Insurance
        Utilities
        Repairs and Maintenance
        Management Fees
        Payroll & Benefits Expense
        Advertising & Marketing
        Professional Fees
        Other Expenses
        Ground Rent
     Total Operating Expenses             $0.00         $0.00        $0.00       $0.00       $0.00           %            %

     Operating Expense Ratio

     Net Operating Income                 $0.00         $0.00        $0.00       $0.00       $0.00

        Leasing Commissions
        Tenant Improvements
        Replacement Reserve
     Total Capital Items                  $0.00         $0.00        $0.00       $0.00       $0.00                   $0.00

     N.O.I. After Capital Items           $0.00         $0.00        $0.00       $0.00       $0.00

    Debt Service (per Servicer)           $0.00         $0.00        $0.00       $0.00       $0.00
    Cash Flow After Debt Service          $0.00         $0.00        $0.00       $0.00       $0.00

    (1) DSCR: (NOI/Debt Service)

    DSCR: (After Reserves\Cap Items)

     Source of Financial Data:
                                          (i.e., operating statements, financial statements, tax return, other)

    Notes and  Assumptions:

The years shown above will always show a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and due to reporting differences among the financial statements of the borrowers.

    Income: Comment

    Expense: Comment

    Capital Items: Comment

    (1) Used in the Comparative Financial Status Report.

                                   EXHIBIT L

                     Structured Asset Securities Corporation
              Multiclass Pass-Through Certificates, Series 1996-CFL
                       NOI ADJUSTMENT WORKSHEET for "Year"
                             as of _________________



     PROPERTY OVERVIEW:
          LB Control Number
          Servicer Loan Number
          Property Type
          Property Address, City, State
          Net Rentable Square Feet
          Year Built/Year Renovated
          Year of Operations                      Borrower       Adjustment     Normalized
          Occupancy Rate *
          Average Rental Rate
                                                  * Occupancy rates are year end or the ending date of the financial statement for the period.
      INCOME:
          Number of Mos. Annualized                "Year"
          Period Ended                            Borrower
          Statement Classification                 Actual                       Adjustment                       Normalized
          Rental Income
          Pass Throughs/Escalations
          Other Income

       Effective Gross Income                        $0.00                           $0.00                           $0.00
                                                  Normalized - Full year Financial statements that have
                                                  been reviewed by the Underwriter or Servicer.

      OPERATING EXPENSES:
          Real Estate Taxes
          Property Insurance
          Utilities
          Repairs and Maintenance
          Management Fees
          Payroll & Benefits Expense
          Advertising & Marketing
          Professional Fees
          Other Expenses
          Ground Rent
       Total Operating Expenses                      $0.00                           $0.00                           $0.00

       Operating Expense Ratio

       Net Operating Income                          $0.00                           $0.00                           $0.00

          Leasing Commissions
          Tenant Improvements
          Replacement Reserve
       Total Capital Items                           $0.00                           $0.00                           $0.00

       N.O.I. After Capital Items                    $0.00                           $0.00                           $0.00

    Debt Service (per Servicer)                      $0.00                           $0.00                           $0.00
    Cash Flow After Debt Service                     $0.00                           $0.00                           $0.00

    (1)DSCR: (NOI/Debt Service)

    DSCR: (After Reserves\Cap. Items)

       Source of Financial Data:
                                                     (i.e., operating statements, financial statements, tax return, other)


Notes and  Assumptions:

This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.


The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and due to reporting differences among the financial statements of the borrowers.

Income: Comments
Expense: Comments
Capital Items: Comments

(1) Used in the Comparative Financial Status Report.

                                    EXHIBIT M

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPTS

To:     [Trustee/Custodian]

        Re: The Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, Midland Loan Services, L.P., as servicer, J.E. Robert Company, Inc., as special servicer, ABN Amro Bank N.V., as fiscal agent and LaSalle National Bank, as trustee, with respect to the Mortgage Loans.

               In connection with the administration of the Mortgage Loans held by you as the [Trustee/Custodian] on behalf of the Trust Fund, we request the release, and acknowledge receipt, of the (Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated. (All capitalized terms not defined herein shall have the same meaning assigned thereto in the Pooling and Servicing Agreement.)

               Mortgagor's Name Address & Zip Code:






               Mortgage Loan Number:



               Reason for Requesting Documents (check one)

 __1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been, or will be, deposited in the Collection Account as provided in the Pooling and Servicing Agreement.)

[__2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the Repurchase Price has been remitted or credited in its entirety as provided in the Pooling and Servicing Agreement. The Repurchase Price was calculated as follows: [insert identity of Mortgage Loan that was repurchased and the calculation of the Repurchase Price].)]

 __3. Mortgage Loan liquidated by _______________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received pursuant to the Pooling and Servicing Agreement.)

 __4.          Mortgage Loan in Foreclosure.

 __5.          Other (explain) _________________________.

               If box 2 or 4 above is checked, this Request for Release of Documents and Receipt shall obligate the Servicer or the Special Servicer, as applicable, to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor no longer exists.

               If box 2 or 4 above is checked, upon our return of all of the above documents to you as the [Trustee/Custodian], please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                       [SERVICER/SPECIAL SERVICER]


                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________
                                       Date:  __________________________________

Acknowledgment of the Mortgage File returned to the [Trustee/Custodian]:


                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________
                                       Date:  __________________________________

                                    EXHIBIT N

                          LOST NOTE AFFIDAVIT OF SELLER

               I, [Name] as [Title] of Confederation Life Insurance Company (U.S.) in Rehabilitation, the U.S. Branch of Confederation Life Insurance Company, a Canadian mutual life insurance company in liquidation (the "Seller"), am authorized to make this Affidavit on behalf of the Seller, and, on behalf of the Seller, [name], being duly sworn, depose and say that:

               1. The Seller has made or has caused to be made diligent investigation in its records and files and has been unable to locate the Mortgage Note identified in Exhibit A hereto (the "Original Mortgage Note"), which to the best of my knowledge and belief has been lost, misfiled, misplaced or destroyed due to a clerical error:

               2. Attached hereto as Exhibit B are true and correct copies of the Original Mortgage Note.

               3. To the best of my knowledge and belief, the Original Mortgage Note has not been paid, satisfied, assigned, pledged, transferred or hypothecated in any way, and the unpaid balance is still due owing on said Original Mortgage Note.

               4. If said Original Mortgage Note should ever come into the Seller's possession, custody or power, the Seller will immediately and without consideration surrender the Original Mortgage Note to LaSalle National Bank, as trustee (the "Trustee") or its successors in interest or permitted assigns, under the Pooling and Servicing Agreement dated as of February 1, 1996, among Structured Asset Securities Corporation, as Depositor, Midland Loan Services, L.P., as Servicer, J.E. Robert Company, Inc., as Special Servicer, ABN Amro Bank N.V., as Fiscal Agent, and the Trustee.

               5. The Seller shall indemnify and hold harmless, the Trustee and its successors in interest and permitted assigns (each, an "Indemnified Party") of an ownership interest in the Original Mortgage Note, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including attorneys' fees (except credit losses relating to default on the Original Mortgage Note), that may be imposed on, incurred or suffered by, or asserted against any Indemnified Party arising out of or resulting from the unavailability of the Original Mortgage Note, including but not limited to those arising out of or resulting from (i) any false statement contained in this Affidavit, (ii) any claim of any party that it has already purchased a mortgage loan evidenced by the Original Mortgage Note or any interest in the related mortgage loan, (iii) any claim of the borrower with respect to the existence of terms of the mortgage loan evidenced by the Original Mortgage Note, (iv) the issuance of a new instrument in lieu thereof, and (v) any claim whether or not based upon or arising from honoring or refusing to honor the Original Mortgage Note when presented by anyone.

               7. This Affidavit is intended to be relied on by the Trustee and its successors in interest and permitted assigns. I represent and warrant that the Seller has the authority to perform its obligations under this Affidavit.

                                       EXECUTED THIS ____ day of  _______, 199_,
                                       on behalf of the Seller by:


                                       -----------------------------------
                                       Signature



                                       -----------------------------------
                                       Typed Name

               On this _________ day of _______________________, 199_, before me appeared  ____________________________________________,  to me personally known, who being duly sworn did say that she/he is the ______________________________ of ______________________, and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said _____________________________ acknowledged this instrument to be the free act and deed of said corporation.


_____________________________________
Notary Public in and for the
State of ____________________________.

My Commission expires: _______________.

                                   EXHIBIT O

                         Environmental Issues Statement
                              & Resolution Report

                  Confederation Life Insurance Company (U.S.)
                               in Rehabilitation

                         dated as of December 15, 1995

                                 together with

                         Environmental Issues Statement
                          & Resolution Report Addendum

                  Confederation Life Insurance Company (U.S.)
                               in Rehabilitation

                         dated as of February 12, 1996

                                   Schedule 1
                       Computerized Database Information

                                     Field

                           Issue Id
                           Sub Issue Id
                           Period
                           Collateral Id
                           Beginning Principal Balance
                           Scheduled Principal
                           Deferred Interest
                           Prepayment Code
                           Prepayment
                           Prepayment Date
                           Other Principal Adjustment
                           Ending Principal Balance
                           Current Gross Rate
                           Scheduled P & I
                           Next Rate Adjustment Date
                           Next Gross Rate
                           Interest Paid Through Date
                           Remaining Term
                           Maturity Date
                           Property Inspection Date
                           Current Occupancy
                           Revenue (Last Full Year)
                           Expenses (Last Full Year)
                           NOI (Last Full Year)
                           DSCR (Last Full Year)
                           Date of Last Annual Statement
                           Revenue (YTD)
                           Expenses (YTD)
                           NOI (YTD)
                           DSCR (YTD)
                           Year To Date As of Date

                                   SCHEDULE 2

                    MORTGAGE LOANS WITH CONTINGENT INTERESTS

Loan Numbers

934203

935487

937198

937681

941153

939766